INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 1997


PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED OCTOBER 29, 1997)

                          $1,997,052,000 (APPROXIMATE)
            FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C2
                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                                   ----------

The Series 1997-C2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of seventeen classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 430 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by either first liens or first and second liens on commercial and multifamily properties (each, a "Mortgaged Property"). As of November 1, 1997 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $2,243,878,854, after application of all payments of principal due on or before such date, whether or not received.
                                   ----------

                                                    (Continued on next page)


  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF
                                THE PROSPECTUS.

                                   ----------

      PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT
  REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, EITHER UNDERWRITER,
    THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS WILL BE INSURED OR
      GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
 THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                   ----------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

===============================================================================================================================
                            INITIAL                                              ASSUMED FINAL
                          CERTIFICATE         % OF INITIAL       PASS-THROUGH     DISTRIBUTION                     EXPECTED
         CLASS            BALANCE(1)         POOL BALANCE(1)         RATE            DATE(2)         CUSIP NO.     RATING(3)
===============================================================================================================================
Class A-1 .............  $220,000,000               9.8%             %           March 18, 2004                   Aaa/AAA/AAA
Class A-2 .............  $400,000,000              17.8%             %            May 18, 2007                    Aaa/AAA/AAA
Class A-3 .............  $995,592,000              44.4%             %            June 18, 2008                   Aaa/AAA/AAA
Class B ...............  $112,194,000               5.0%             %           March 18, 2012                    Aa2/AA/AA
Class C ...............  $112,194,000               5.0%             %         September 18, 2012                   A2/A/A
Class D ...............  $123,413,000               5.5%             %          November 18, 2012                Baa2/BBB/BBB
Class E ...............  $ 33,659,000               1.5%             %          November 18, 2012               Baa3/BBB-/BBB-
Class IO ..............           (4)               N/A           (4)           November 18, 2027                 Aaa/NR/AAA
===============================================================================================================================

(1)  Subject to a permitted variance of plus or minus 5%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein and a 0% CPR (as defined herein). The "Rated Final Distribution Date" is November 18, 2029, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" and "Ratings" herein.

(3) By each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.

(4) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The aggregate of such notional amounts will initially equal approximately $2,243,878,854. See "Description of the Certificates-- Certificate Balances and Notional Amount" and "--Pass-Through
     Rates" herein.
                                   ----------

     The Offered Certificates will be offered by Lehman Brothers Inc. and First Union Capital Markets Corp. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $_____________, which includes accrued interest. See "Method of Distribution" herein.

     The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about November 25, 1997.

                                   ----------

LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.

                                   ----------

          The date of this Prospectus Supplement is November __, 1997.

(cover continued)

First Union National Bank (in such capacity, the "Master Servicer"), directly or through one or more subservicers, and CRIIMI MAE Services Limited Partnership (the "Special Servicer"), will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table above. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

     The Depositor will acquire certain of the Mortgage Loans from First Union National Bank and certain of the Mortgage Loans from an affiliate of Lehman Brothers Inc. (each, in such capacity, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to LaSalle National Bank, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing December 18, 1997 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class IO Certificates will be made on each Distribution Date in an amount equal to the aggregate amount of interest which has accrued on the notional amount of each of the Class IO Components (as defined herein). The Class IO Certificates will have thirteen Class IO Components, each with a designation and a notional amount that corresponds with the designation and Certificate Balance of a Class of Sequential Pay Certificates (as defined herein). Interest will accrue on the notional amount of each Class IO Component based on the Pass-Through Rate of such Class IO Component. The Pass-Through Rate applicable to each Class IO Component will be equal to the Weighted Average Net Mortgage Rate (as defined herein) minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Classes of Certificates are retired. The Class IO Certificates will not have a Certificate Balance, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See "Description of the Certificates-- Distributions" herein.

     The yield to maturity on each Class of Offered Certificates (other than the Class IO Certificates) will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Distributions," "Yield and Maturity Considerations" and "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein, and "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. Each of the Underwriters currently intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "Risk Factors--The Certificates--Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT ..........................................  S-5

RISK FACTORS .............................................................. S-26
  The Certificates ........................................................ S-26
    Limited Liquidity                                                       S-26
    Certain Yield and Maturity Considerations ............................. S-26
    Potential Conflicts of Interest ....................................... S-27
  The Mortgage Loans ...................................................... S-28
    Risks of Lending on Income-Producing Properties ....................... S-28
    Credit Lease Mortgaged Properties ..................................... S-29
    Factors Affecting Lease Enhancement Policy Proceeds ................... S-30
    Nonrecourse Mortgage Loans ............................................ S-30
    Environmental Law Considerations ...................................... S-30
    Balloon Payments ...................................................... S-30
    Risk of Subordinated Debt ............................................. S-31

DESCRIPTION OF THE MORTGAGE POOL .......................................... S-31
  General ................................................................. S-31
  Mortgage Loan History ................................................... S-32
  Certain Terms and Conditions of the Mortgage Loans ...................... S-33
    Mortgage Rates; Calculations of Interest .............................. S-33
    Due Dates ............................................................. S-33
    Amortization .......................................................... S-33
    Prepayment Provisions ................................................. S-33
    Secondary Financing ................................................... S-34
    Nonrecourse Obligations ............................................... S-34
    "Due-on-Sale"  and  "Due-on-Encumbrance"  Provisions .................. S-34
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans ... S-34
    Low Income Housing Tax Credits ........................................ S-34
  Assessments of Property Condition ....................................... S-35
    Property Inspections .................................................. S-35
    Appraisals ............................................................ S-35
    Environmental Assessments ............................................. S-35
    Engineering Assessments ............................................... S-35
    Earthquake Analyses ................................................... S-35
  Credit Lease Loans ...................................................... S-36
  Additional Mortgage Loan Information .................................... S-38
    The Mortgage Pool ..................................................... S-38
  The Mortgage Loan Sellers ............................................... S-52
  Assignment of the Mortgage Loans; Repurchases ........................... S-52
  Representations and Warranties; Repurchases ............................. S-52
  Changes in Mortgage Pool Characteristics ................................ S-54

SERVICING OF THE MORTGAGE LOANS ........................................... S-54
  General ................................................................. S-54
  The Master Servicer and Special Servicer ................................ S-55
  The Special Servicer .................................................... S-56
  Servicing and Other Compensation and Payment of Expenses ................ S-57
  Modifications, Waivers and Amendments ................................... S-58
  The Controlling Class Representative .................................... S-59
  REO Properties .......................................................... S-60
  Inspections; Collection of Operating Information ........................ S-61

                                                                            PAGE
                                                                            ----

DESCRIPTION OF THE CERTIFICATES ........................................... S-61
  General ................................................................. S-61
  Registration and Denominations .......................................... S-62
  Certificate Balances and Notional Amount ................................ S-62
  Pass-Through Rates ...................................................... S-63
  Distributions ........................................................... S-63
    General ............................................................... S-63
    The Available Distribution Amount ..................................... S-64
    Application of the Available Distribution Amount ...................... S-64
    Distributable Certificate Interest .................................... S-67
    Principal Distribution Amount ......................................... S-67
    Treatment of REO Properties ........................................... S-68
    Allocation of Prepayment Premiums and Yield Maintenance ............... S-68
  Subordination; Allocation of Losses and Certain Expenses ................ S-69
  P&I Advances ............................................................ S-71
  Appraisal Reductions .................................................... S-72
  Reports to Certificateholders; Available Information .................... S-72
  Assumed Final Distribution Date; Rated Final Distribution Date .......... S-76
  Voting Rights ........................................................... S-77
  Termination ............................................................. S-77
  The Trustee ............................................................. S-78
  Duties of the Fiscal Agent .............................................. S-78

YIELD AND MATURITY CONSIDERATIONS ......................................... S-79
  Yield Considerations .................................................... S-79
    General ............................................................... S-79
    Rate and Timing of Principal Payment .................................. S-79
    Losses and Shortfalls ................................................. S-80
    Pass-Through Rates .................................................... S-80
    Certain Relevant Factors .............................................. S-80
    Delay in Payment of Distributions ..................................... S-81
    Unpaid Distributable Certificate Interest ............................. S-81
    Yield Sensitivity of the Class IO Certificates ........................ S-81
  Price/Yield Tables ...................................................... S-81
  Weighted Average Life ................................................... S-83

USE OF PROCEEDS ........................................................... S-86

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................... S-86

ERISA CONSIDERATIONS ...................................................... S-87

LEGAL INVESTMENT .......................................................... S-89

METHOD OF DISTRIBUTION .................................................... S-90

LEGAL MATTERS ............................................................. S-90

RATINGS ................................................................... S-90

INDEX OF PRINCIPAL DEFINITIONS ............................................ S-92

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ....................  A-1
ANNEX B--TERM SHEET .......................................................  B-1
ANNEX C--FORM OF DISTRIBUTION DATE STATEMENT ..............................  C-1
ANNEX D--FORM OF DELINQUENT LOAN STATUS REPORT ............................  D-1
ANNEX E--FORM OF HISTORICAL LOAN MODIFICATION REPORT ......................  E-1
ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE REPORT ..........................  F-1
ANNEX G--FORM OF REO STATUS REPORT ........................................  G-1
ANNEX H--FORM OF WATCH LIST REPORT ........................................  H-1
ANNEX I--OPERATING STATEMENT ANALYSIS .....................................  I-1
ANNEX J--NOI ADJUSTMENT WORKSHEET .........................................  J-1
ANNEX K--COMPARATIVE FINANCIAL STATUS REPORT ..............................  K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                                                                                    WEIGHTED
                MOODY'S/DCR/     INITIAL       PERCENT OF                                 PASS-      AVERAGE    CASH FLOW OR
                 STANDARD &    CERTIFICATE    INITIAL POOL   CREDIT                      THROUGH      LIFE        PRINCIPAL
  CLASS        POOR'S RATING   BALANCES(1)     BALANCE(1)   SUPPORT     DESCRIPTION       RATE     (YEARS)(2)     WINDOW(2)
  -----        -------------   -----------     ----------   -------     -----------       ----     ----------     ---------
Class A-1 ..    Aaa/AAA/AAA   $220,000,000       9.8%        28.00%     Fixed Coupon         %        3.681      12/97-03/04
Class A-2 ..    Aaa/AAA/AAA   $400,000,000      17.8%        28.00%     Fixed Coupon         %        7.787      03/04-05/07
Class A-3 ..    Aaa/AAA/AAA   $995,592,000      44.4%        28.00%     Fixed Coupon         %        9.768      05/07-06/08
Class B ....     Aa2/AA/AA    $112,194,000       5.0%        23.00%     Fixed Coupon         %       12.501      06/08-03/12
Class C ....      A2/A/A      $112,194,000       5.0%        18.00%     Fixed Coupon         %       14.686      03/12-09/12
Class D ....   Baa2/BBB/BBB   $123,413,000       5.5%        12.50%     Fixed Coupon         %       14.928      09/12-11/12
Class E ....  Baa3/BBB-/BBB-  $ 33,659,000       1.5%        11.00%     Fixed Coupon         %       14.981      11/12-11/12
Class IO ...    Aaa/AAA/NR           (3)          N/A           N/A   Variable IO Strip     (4)        N/A       12/97-11/27
Class F ....        (5)       $117,803,818       5.3%         5.75%          WAC           %(6)      17.322      11/12-06/17
Class G ....        (5)       $ 16,829,091       0.7%         5.00%          WAC           %(6)      19.601      06/17-08/17
Class H ....        (5)       $ 44,877,577       2.0%         3.00%          WAC           %(6)      20.759      08/17-12/19
Class J ....        (5)       $ 22,438,788       1.0%         2.00%          WAC           %(6)      23.141      12/19-02/22
Class K ....        (5)       $ 28,048,485       1.2%         0.75%          WAC           %(6)      24.707      02/22-02/23
Class L ....        (5)       $ 16,829,095       0.8%            0%          WAC           %(6)      28.082      02/23-11/27

----------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) Based on 0% CPR and the other assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein.

(3) The Class IO Certificates will not have a Certificate Balance nor will they entitle the holders thereof to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amount" herein.

(4) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(5) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

(6) With respect to each Distribution Date, the Pass-Through Rate will equal the lesser of the rate set forth above and the applicable Weighted Average Net Mortgage Rate (as defined herein).

Title of Certificates ..........First Union-Lehman Brothers Commercial Mortgage
                                   Trust II, Commercial Mortgage Pass-Through
                                   Certificates, Series 1997-C2 (the
                                   "Certificates"), to be issued in seventeen classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby.

Depositor .......................First Union Commercial Mortgage Securities,
                                   Inc., a North Carolina corporation. The
                                   Depositor is a wholly owned subsidiary of First Union National Bank, which is also one of the Mortgage Loan Sellers and the Master Servicer. The Depositor also is an affiliate of First Union Capital Markets Corp. ("First Union Capital"), one of the Underwriters. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates. See "The Depositor" in the Prospectus.

Master Servicer .................First Union National Bank ("FUNB"), a
                                   national banking association which has its principal office located in Charlotte, North Carolina and which is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Master Servicer is one of the Mortgage Loan Sellers and an affiliate of the Depositor and of First Union Capital, one of the Underwriters. See "Servicing of the Mortgage Loans--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Special Servicer ................CRIIMI MAE Services Limited Partnership, a
                                   Maryland limited partnership. The Special
                                   Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property (as defined herein) and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. The Controlling Class of Sequential Pay Certificates (as defined herein) will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. It is anticipated that the Special

                                   Servicer or an affiliate of the Special
                                   Servicer will purchase all or a significant portion of the Private Certificates on or about the Closing Date (as defined below). See "Servicing of the Mortgage Loans--The Master Servicer and Special Servicer" and "--Servicing and Other Compensation and Payment of Expenses" herein.

Trustee .........................LaSalle National Bank, a nationally chartered bank and a wholly owned subsidiary of the Fiscal Agent.

Fiscal Agent ....................ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee.

Mortgage Loan Sellers ...........An affiliate of Lehman Brothers Inc., which is one of the Underwriters (such affiliate, the "Lehman Seller"), and FUNB. FUNB is also the Master Servicer and an affiliate of the Depositor and First Union Capital, one of the Underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" herein.

Cut-off Date ....................November 1, 1997.

Closing Date ....................On or about November 25, 1997.

Registration of the Offered
  Certificates ..................The Offered Certificates of each Class will initially be represented by one or more
                                   global Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in any Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive such Certificate in fully registered, certificated form (a "Definitive Offered Certificate"), except under the limited circumstances described under "Description of the
                                   Certificates--Registration and Denominations" herein and "Description of the Certificates--Book-Entry Registration and
                                   Definitive Certificates" in the Prospectus.
                                   Instead, DTC will effect payments and
                                   transfers in respect of the Offered
                                   Certificates by means of its electronic
                                   recordkeeping services, acting through
                                   certain participating organizations
                                   ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Certificates. Unless and until Definitive Offered Certificates of any Class are issued to the related Certificate Owners, all references herein to the rights of holders of such Class of Offered Certificates are to the rights of those Certificate Owners as such rights may be exercised through DTC and its Participants, except as otherwise specified herein.

Denominations ...................The Offered Certificates of each Class will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

The Mortgage Pool ...............The Mortgage Pool will consist of 430 conventional, fixed rate Mortgage Loans. The
                                   Mortgage Loans have an aggregate Cut-off Date Balance of $2,243,878,854 (the "Initial Pool Balance"), subject to a variance of plus or minus 5.0%. The "Cut-off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-off Date, after reduction for all payments of principal due on or before such date, whether or not received. For purposes of the numerical information provided herein, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel.

                                 Generally, all of the Mortgage Loans are
                                   non-recourse obligations of the related
                                   borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

                                 Four hundred and twenty-eight (428) of the
                                   Mortgage Loans, or 99.8%, are each secured by a first mortgage lien, and two of the Mortgage Loans, or 0.2%, are each secured by a second mortgage lien (the related first mortgage lien of which is also in the Mortgage Pool), on the borrower's fee simple estate (or, with respect to 14 Mortgage Loans, or 3.7%, on the borrower's leasehold estate) in income producing real property (each, a "Mortgaged Property").

                                 Set forth below are the number of Mortgage
                                   Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                   PERCENTAGE OF
                                                      NUMBER OF     INITIAL POOL
                             PROPERTY TYPE         MORTGAGE LOANS     BALANCE
                             -------------         --------------  -------------
                             Multifamily ..............  137(1)        30.5%
                             Retail ...................  123(2)        30.4%
                             Office ...................   38           10.5%
                             Hospitality ..............   33(3)         8.7%
                             Health Care ..............   16(4)         4.0%
                             Industrial/Retail ........    3            2.7%
                             Industrial/Warehouse .....   10            2.1%
                             Mobile Home Park .........    2            0.2%
                             Self-Storage .............    2            0.2%
                             Mixed Use ................    1            0.1%

                             Credit Lease Loans(5) ....   65            10.6%
                             ----------

                                 (1) Including eight Mortgage Loans, or 0.8%,
                                     secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

                                 (2) Including 72 Mortgage Loans, or 22.5%,
                                     secured by anchored retail properties and 51 Mortgage Loans, or 8.0%, secured by unanchored retail properties.

                                 (3) All but two of such Mortgage Loans are
                                     secured by properties which are affiliated with recognized hotel/motel franchisors.

                                 (4) Including five Mortgage Loans, or 0.7%,
                                     secured by assisted living facilities;
                                     three Mortgage Loans, or 1.1%,
                                     secured by congregate care facilities; and seven Mortgage Loans, or 1.3%, secured by skilled nursing care facilities and one Mortgage Loan, or 1.0%, secured by a skilled nursing care facility and a congregate care facility.

                                 (5) Including 56 Mortgage Loans, or 6.2%,
                                     secured by retail properties; three
                                     Mortgage Loans, or 3.3%, secured by office properties; and six Mortgage Loans, or 1.1%, secured by health and fitness or mixed-use properties or solely by the Mortgagor's interest as lessor with respect to a ground lease on a retail property.

                                 The Mortgaged Properties are located throughout
                                   38 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgage Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                                   PERCENTAGE OF
                                                     NUMBER OF      INITIAL POOL
                                     STATE        MORTGAGE LOANS       BALANCE
                                     -----        --------------       -------
                                   Florida .......     58               14.2%
                                   New York ......     21               11.1%
                                   Texas .........     55               10.6%
                                   California ....     38                9.4%
                                   Georgia .......     34                5.0%

                                   ----------

                                 All of the Mortgage Loans bear interest at
                                   annualized rates ("Mortgage Rates") that will remain fixed for their respective remaining loan terms, except as described herein. Except with respect to one Mortgage Loan, scheduled payments of principal and interest on the Mortgage Loans ("Monthly Payments") are due monthly on the first day of each month. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Due Dates" and "--Mortgage Rates; Calculations of Interest" herein.

                                 Three hundred thirty-seven (337) of the
                                   Mortgage Loans, or 83.2%, provide for Monthly Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans ("Balloon Loans"), will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. Four of the Balloon Loans, or 2.8% (which are Credit Lease Loans) provide for increases in the amount of their respective monthly payments at specified times in the future. Seven of the Mortgage Loans, or 2.5%, are ARD Loans, as described herein. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                                   Loans--Amortization" herein. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                                   Loans--Amortization" herein. The remaining 86 Mortgage Loans, or 14.3%, are self-amortizing. Fourteen (14) of such self-amortizing Mortgage Loans, or 1.4% (which are Credit Lease Loans), provide for increases in the amount of their respective monthly payment at specified times in the future. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

                                 As of the Cut-off Date, all but one of the
                                   Mortgage Loans, or 99.6%, restrict or
                                   prohibit voluntary principal prepayments. In general, the Mortgage Loans: (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge and/or Prepayment Premium (each as defined herein) for most of their respective remaining terms to maturity (406 Mortgage Loans, or 92.9%);
                                   (ii) prohibit voluntary prepayments of
                                   principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (10 Mortgage Loans, or 1.7%); or (iii) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or by a Prepayment Premium for most of their respective remaining terms to maturity (13 Mortgage Loans, or 5.0%). With respect to the 399 Mortgage Loans which impose Yield Maintenance Charges, 366 of such Mortgage Loans, or 93.6%, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), 30 of such Mortgage Loans, or 6.0%, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.5%, and three of such Mortgage Loans, or 0.4%, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.0%. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Additional Mortgage Loan Information" herein. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium or Yield Maintenance Charge is limited as described herein. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

                                 One hundred twenty-one (121) of the Mortgage
                                   Loans, or 31.1%, provide that the holder of the Mortgage, following notice from the borrower that the borrower intends to prepay the Mortgage Loan as permitted by the related Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than (with any excess to be returned to the borrower) than the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates.

                                 Sixty-five of the Mortgage Loans, or 10.6%, are
                                   secured by Mortgages on Mortgaged Properties leased, pursuant to leases (each a "Credit Lease") to a tenant (each a "Tenant" and collectively, the "Tenants") which possesses (or whose parent or other affiliate which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table (the "Credit Lease Loans"). See "Description of the Mortgage Pool--Credit Lease Loans" herein. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

                                 The Credit Leases generally provide that the
                                   Tenant is responsible for all costs and
                                   expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property,
                                   (i) the Tenant is obligated to continue
                                   making payments, (ii) the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or
                                   (iii) the Trustee on behalf of the
                                   Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

                                 Except with respect to 21 Mortgage Loans, or
                                   2.4%, all of the Mortgage Loans were
                                   originated in 1997.

                                 Set forth below is certain information
                                   regarding the Mortgage Loans and the
                                   Mortgaged Properties as of the Cut-off Date
                                   (all weighted averages set forth below are based on the Cut-off Date Balances of the respective Mortgage Loans). Such information is more fully described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "Description of The Mortgage Pool--Additional Mortgage Loan Information" herein and in Annex A hereto:

                      Minimum Cut-off Date Balance ......... $   400,000
                      Maximum Cut-off Date Balance ......... $45,416,841
                      Average Cut-off Date Balance ......... $ 5,218,323
                      Minimum Mortgage Rate ................       7.065%
                      Maximum Mortgage Rate ................      10.500%
                      Weighted Average Mortgage Rate .......       8.203%
                      Minimum Remaining Term to Maturity
                        (months) ...........................          45
                      Maximum Remaining Term to Maturity
                        (months) ...........................         360
                      Weighted Average Remaining Term to
                        Maturity (months) ..................         151
                      Minimum Remaining Amortization
                        Term (months) ......................         120
                      Maximum Remaining Amortization
                        Term (months) ......................         360
                      Weighted Average Remaining Amorti-
                        zation Term (months) ...............         323
                      Minimum Cut-off Date DSC Ratio .......        1.15x(1)(2)
                      Maximum Cut-off Date DSC Ratio .......        2.50x(2)
                      Weighted Average Cut-off Date DSC
                        Ratio ..............................        1.36x(2)

                      Minimum Cut-off Date LTV Ratio .......        29.0%(2)
                      Maximum Cut-off Date LTV Ratio .......        83.0%(2)(3)
                      Weighted Average Cut-off Date LTV
                        Ratio ..............................        72.2%(2)
                      Minimum Maturity Date LTV Ratio ......         7.7%(2)(4)
                      Maximum Maturity Date LTV Ratio ......        75.1%(2)(4)
                      Weighted Average Maturity Date LTV
                        Ratio ..............................        59.3%(2)(4)

                      ----------

                              (1)   Except with respect to one Mortgage
                                    Loan, or 0.7%, the only Mortgage Loans
                                    with DSC Ratios below 1.20x are Mortgage
                                    Loans secured by Section 42 Properties.

                              (2) Calculated without regard to the Credit Lease Loans.

                              (3)   The only Mortgage Loans with Cut-off
                                    Date LTV Ratios in excess of 81.5% are
                                    Mortgage Loans secured by Section 42
                                    Properties.

                              (4)   Includes Balloon Loans only.

                                 Two hundred fourteen (214) of the Mortgage
                                   Loans, or 50.3% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. Two hundred sixteen
                                   (216) of the Mortgage Loans, or 49.7% (the
                                   "FUNB Loans"), will be acquired by the
                                   Depositor from FUNB, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. See "Description of the Mortgage Pool" herein.

                                 On or prior to the Closing Date, the Depositor
                                   will cause the Mortgage Loan Sellers to
                                   assign the Mortgage Loans, without recourse
                                   (except as set forth in the next sentence), to the Trustee for the benefit of the holders of the Certificates (the
                                   "Certificateholders"). In connection with such assignment, each Mortgage

                                   Loan Seller will make certain representations and warranties regarding the characteristics of its Mortgage Loans and, as more particularly described herein, will agree to cure any material breach thereof or, in the absence of such a cure, to repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases" herein.

Description of the
Certificates.....................The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement, to be dated as of November 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the Mortgage Pool and certain related assets.

A. Certificate Balances and
Notional Amount .................Upon initial issuance, and in each case subject to a permitted variance of plus or minus
                                   5.0%, the respective Classes of Sequential
                                   Pay Certificates will have the Certificate
                                   Balances set forth in the table at the
                                   beginning of this Summary.

                                 The "Certificate Balance" of any Class of
                                   Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and other assets in the Trust Fund. As more particularly described herein, the Certificate Balance of a Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any losses on the Mortgage Loans (herein referred to as "Realized Losses") and certain Trust Fund expenses (herein referred to as "Additional Trust Fund Expenses") actually allocated to such Class of Certificates on such Distribution Date.

                                 The Class IO Certificates will not have a
                                   Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Class IO Certificates will have thirteen components (each a "Class IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each Class IO Component will have the same letter and/or numerical designation as the corresponding Class of Sequential Pay Certificates. The notional amount of each Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately $2,243,878,854, which amount will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of all the Class IO Components. See "Description of the Certificates--Certificate Balances and
                                   Notional Amount" herein.

                                 The REMIC Residual Certificates will not have
                                   Certificate Balances or notional amounts, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

B. Pass-Through Rates ...........The Pass-Through Rate applicable to each Class of Sequential Pay Certificates for each
                                   Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of this Summary. The Pass-Through Rate applicable to each Class IO Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

                                 The "Weighted Average Net Mortgage Rate" for
                                   each Distribution Date is the weighted
                                   average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period (as defined herein), weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal
                                   (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus
                                   (y) the applicable Administrative Cost Rate
                                   (as defined herein) for such Mortgage Loan;
                                   provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for the purposes of calculating the Weighted Average Net Mortgage Rate, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and will generally equal the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period (as defined herein) and distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. See "Description of the Certificates--Pass-Through Rates" herein.

C. Distributions ................Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing December 18, 1997 (each, a "Distribution Date"). The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (other than Prepayment Premiums and Yield Maintenance Charges, which are separately distributable in respect of the Certificates) that are available for distribution to Certificateholders on any Distribution Date (less certain fees and expenses set forth in the Pooling and Servicing Agreement) is herein referred to as the "Available Distribution Amount" for such date. See

                                   "Description of the Certificates--
                                   Distributions--The Available Distribution
                                   Amount" herein.

                                 On each Distribution Date, the Trustee will
                                   (except as otherwise described under
                                   "Description of the
                                   Certificates--Termination" herein) apply the
                                   Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

                                   (1)  to distributions of interest to the
                                        holders of the Class A-1, Class A-2,
                                        Class A-3 and Class IO Certificates (in
                                        each case, so long as any such Class
                                        remains outstanding), pro rata, in
                                        accordance with the respective amounts
                                        of Distributable Certificate Interest
                                        (as defined herein) on such Classes of
                                        Certificates on such Distribution Date,
                                        in an amount equal to all Distributable
                                        Certificate Interest in respect of each
                                        such Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (2)  to distributions of principal to the
                                        holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

                                   (3)  after the Class A-1 Certificates have
                                        been retired, to distributions of
                                        principal to the holders of the Class
                                        A-2 Certificates in an amount (not to
                                        exceed the then outstanding Certificate
                                        Balance of such Class of Certificates)
                                        equal to the Principal Distribution
                                        Amount for such Distribution Date, less
                                        any portion thereof distributed in
                                        respect of the Class A-1 Certificates;

                                   (4)  after the Class A-1 and Class A-2
                                        Certificates have been retired, to
                                        distributions of principal to the
                                        holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

                                   (5)  to distributions to the holders of the
                                        Class A-1, Class A-2 and Class A-3
                                        Certificates, pro rata, in accordance
                                        with the amount of Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Classes of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received, to reimburse such holders for
                                        such Realized Losses and Additional
                                        Trust Fund Expenses, if any;

                                   (6)  to distributions of interest to the
                                        holders of the Class B Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates;

                                   (8)  to distributions to the holders of the
                                        Class B Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received;

                                   (9)  to distributions of interest to the
                                        holders of the Class C Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (10) after the Class A-1, Class A-2, Class
                                        A-3 and Class B Certificates have been
                                        retired, to distributions of principal
                                        to the holders of the Class C
                                        Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates;

                                   (11) to distributions to the holders of the
                                        Class C Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received;

                                   (12) to distributions of interest to the
                                        holders of the Class D Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (13) after the Class A-1, Class A-2, Class
                                        A-3, Class B and Class C Certificates
                                        have been retired, to distributions of
                                        principal to the holders of the Class D
                                        Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates;

                                   (14) to distributions to the holders of the
                                        Class D Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received;

                                   (15) to distributions of interest to the
                                        holders of the Class E Certificates in
                                        an amount equal to all Distributable
                                        Certificate Interest in respect of such
                                        Class of Certificates for such
                                        Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                   (16) after the Class A-1, Class A-2, Class
                                        A-3, Class B, Class C and Class D
                                        Certificates have been retired, to
                                        distributions of principal to the
                                        holders of the Class E Certificates in
                                        an amount (not to exceed the then
                                        outstanding Certificate Balance of such
                                        Class of Certificates) equal to the
                                        Principal Distribution Amount for such
                                        Distribution Date, less any portion
                                        thereof distributed in respect of the
                                        Class A-1, Class A-2, Class A-3, Class
                                        B, Class C and/or Class D Certificates;

                                   (17) to distributions to the holders of the
                                        Class E Certificates to reimburse such
                                        holders for all Realized Losses and
                                        Additional Trust Fund Expenses, if any,
                                        previously allocated to such Class of
                                        Certificates and for which no
                                        reimbursement has previously been
                                        received; and

                                   (18) to distributions to the holders of the
                                        respective Classes of Private
                                        Certificates (other than the REMIC
                                        Residual Certificates, which are not
                                        expected to receive distributions) as
                                        described herein (provided that no
                                        distributions of principal will be made
                                        in respect of any Class of Private
                                        Certificates until the aggregate
                                        Certificate Balance of the Class A-1,
                                        Class A-2, Class A-3, Class B, Class C,
                                        Class D and Class E Certificates has
                                        been reduced to zero). See "Description
                                        of the Certificates--Distributions--
                                        Application of the Available
                                        Distribution Amount" herein;

                                 provided that, on each Distribution Date, if
                                   any, after the aggregate of the Certificate
                                   Balances of the Subordinate Certificates (as defined herein) has been reduced to zero prior to retirement of the Class A Certificates as a result of the allocation of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the
                                   Certificates--Termination" herein), the
                                   payments of principal to be made as
                                   contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

                                 The "Distributable Certificate Interest" in
                                   respect of any Class of Sequential Pay
                                   Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class' allocable share (in each case, calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as described herein) for such Distribution Date. The "Distributable Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will generally equal the aggregate of one month's interest accrued at the applicable Pass-Through Rate on the notional amount of each Class IO Component outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. Interest payable on the REMIC Regular Certificates will be calculated on a 30/360 basis (as defined herein). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates--Distributions--Distributable
                                   Certificate Interest" herein.

                                 The "Principal Distribution Amount" for any
                                   Distribution Date will generally equal the aggregate of the following (without duplication): (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and the principal portion of any Assumed Scheduled Payments (as defined herein) due or deemed due on or in respect of the Mortgage Loans for their respective Due Dates (as defined herein) occurring during the related Collection Period; (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period; (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; (d) the aggregate of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) for each Distribution Date after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

                                 The "Scheduled Payment" due on any Mortgage
                                   Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled

                                   Payment has been timely made. The "Assumed
                                   Scheduled Payment" is an amount deemed due
                                   (i) in respect of a Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date (as defined herein) after its stated maturity date and (ii) in respect of each REO Mortgage Loan (as defined herein). The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property (as defined herein) remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding). The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day). See "Description of the Certificates-- Distributions--Principal Distribution
                                   Amount" herein.


                                 Reimbursements of previously allocated Realized
                                   Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                 The holders of the Certificates may also
                                   receive portions of any Prepayment Premiums and Yield Maintenance Charges to the extent described under "Description of the Certificates--Distributions--Allocation of
                                   Prepayment Premiums and Yield Maintenance
                                   Charges" herein. Such distributions will be in addition to the distributions of interest, if any, made to such holders from the Available Distribution Amount on each Distribution Date.

P&I Advances ....................Subject to a recoverability determination, as described herein, and further subject to the reduced advancing obligations in respect of certain Required Appraisal Loans (as defined herein) and certain Mortgage Loans as to which the Monthly Payment has been reduced as part of a modification or otherwise, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees (each as defined herein), due or deemed due, as the case may be, on or in respect of the Mortgage

                                   Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the last day of the related Collection Period. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a required P&I Advance, the Trustee shall then be obligated to make such P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will then be obligated to make such P&I Advance, in each case subject to a recoverability determination, as described herein. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement.

                                 As more fully described herein, the Master
                                   Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to interest on any P&I Advance made by it, and each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to interest on certain reimbursable servicing expenses incurred by any of them. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"); and such interest will be compounded annually and will be paid, contemporaneously with the reimbursement of such P&I Advance or servicing expense, out of general collections on the Mortgage Pool then on deposit in the Certificate Account. See "Description of the Certificates--P&I Advances" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

Compensating Interest Payments ..To the extent of its servicing compensation for the related Collection Period, including
                                   Prepayment Interest Excesses (as defined below) received during such Collection Period, the Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest Payment") with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred during such Collection Period. A "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of the related Master Servicing Fee and the Additional Servicing
                                   Fee) and without regard to any Prepayment
                                   Premium or Yield Maintenance Charge actually collected) on any Mortgage Loan by reason of a full or partial principal prepayment made prior to its Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of the related Master Servicing Fee and the Additional Servicing Fee) made in connection with any fullor partial prepayment of a Mortgage Loan after its DueDate in any Collection Period, which payment of interest is intended to cover the period on and after such Due Date (exclusive of any Prepayment Premium or Yield Maintenance Charge actually collected). The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period exceeds
                                   (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates-- Distributions--Distributable Certificate
                                   Interest" herein.

Subordination; Allocation of
Losses and Certain Expenses .....The rights of holders of the Class B, Class C,
                                   Class D, Class E and the Private Certificates (collectively, the "Subordinate
                                   Certificates"), to receive distributions of amounts collected or advanced on the Mortgage Loans will, in each case, be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Offered Certificates by means of the subordination referred to above will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in the order described above in this Summary under "--Description of the Certificates--Distributions" and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

                                 On each Distribution Date, following all
                                   distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been so allocated will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated, subject to the limitations described herein, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in proportion to their outstanding Certifi-cate Balances (in each such case, in reduction of the related Certificate Balance). See "Description of the Certificates--Subordination; Allocation of
                                   Losses and Certain Expenses" herein.

                                 Any Realized Loss or Additional Trust Fund
                                   Expenses allocated in reduction of the
                                   Certificate Balance of any Class of
                                   Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component.

Treatment of REO Properties .....Notwithstanding that a Mortgaged Property may be acquired on behalf of the
                                   Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates and (iii) the amount of fees payable to the Trustee, the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs, including certain reimbursements payable to the Master Servicer or the Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Optional Termination ............Each of the Master Servicer, the Special
                                   Servicer, the Depositor, Lehman Brothers Inc. and the Majority Subordinate
                                   Certificateholder (as defined herein) will have an option to purchase all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance. See "Description of the Certificates--Termination" herein and in the Prospectus.

Certain Investment
Considerations ..................The yield to maturity of a Class A-1, Class
                                   A-2, Class A-3, Class B, Class C, Class D or
                                   Class E Certificate purchased at a discount or premium will be affected by the rate of prepayments and other unscheduled collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. IN ADDITION, THE YIELD TO MATURITY OF THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY

                                   CONSIDER THE ASSOCIATED RISKS, INCLUDING THE
                                   RISK THAT A RAPID RATE OF PREPAYMENTS AND/OR
                                   LIQUIDATIONS IN RESPECT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. See "Yield and Maturity Considerations" herein and in the Prospectus. The allocation to any Class of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully any adverse effects on the anticipated yield to maturity resulting from the corresponding principal prepayment. See "Description of Certificates--Distributions--
                                   Allocation of Prepayment Premiums and Yield
                                   Maintenance Charges" herein.

                                 In addition, insofar as an investor's initial
                                   investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that, as of the Cut-off Date, certain of the Mortgage Loans may be prepaid at any time and the remainder may be prepaid at any time after the expiration of the applicable Lock-Out Period (as defined herein), subject, in most cases, to the payment of a Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. Accordingly, the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

Certain Federal Income Tax
Consequences ....................Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes, with the resulting REMICs being herein referred to as "REMIC I," "REMIC II" and "REMIC III." The assets of REMIC I will consist of the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus). For federal income tax purposes,
                                   (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the Class IO Components) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.


                                 The Class A-1, Class A-2, Class A-3, Class B,
                                   Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                 The Offered Certificates will be treated as
                                   "real estate assets" within the meaning of
                                   Section 856(c)(5)(A) of the Code. In
                                   addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for certain thrift institutions.

                                 For further information regarding the federal
                                   income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations ............A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                 Lehman Brothers Inc. has received from the U.S.
                                   Department of Labor (the "DOL") an
                                   individual Prohibited Transaction Exemption that generally exempts from the application of certain of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Lehman Brothers Inc. provided that certain conditions are satisfied.

                                 The Depositor expects that the Prohibited
                                   Transaction Exemption will generally apply to the Senior Certificates, but it will not apply to the other Classes of Offered Certificates. ACCORDINGLY, EXCEPT AS DESCRIBED HEREIN, THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES SHOULD NOT BE ACQUIRED BY A PLAN OR ANY INVESTOR HOLDING ASSETS OF A PLAN. PURCHASERS USING INSURANCE COMPANY GENERAL ACCOUNT FUNDS TO EFFECT SUCH PURCHASE SHOULD CONSIDER THE AVAILABILITY OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (60 FED. REG. 35925, JULY 12, 1995) ISSUED BY
                                   THE DOL. SEE "ERISA CONSIDERATIONS" HEREIN
                                   AND IN THE PROSPECTUS.

Ratings .........................It is a condition of their issuance that the
                                   Offered Certificates receive the ratings from each of Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") and, except for the Class IO Certificates, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's and Standard & Poor's, the "Rating Agencies") set forth on the cover page of this Prospectus Supplement. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates. See "Ratings" herein and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Legal Investment ................Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency or Fitch (as defined herein) will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates ("Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on the Class IO Certificates and any other Classes of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments applied or otherwise resulting in reduction of the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the notional amount of any Class IO Component), which in turn will be affected by
(i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Sequential Pay Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, in that order (unless the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero), in each such case until the related Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, until the related Certificate Balance of each such Class is, in turn, reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related Class IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any Class IO Component is reduced, the greater will be the negative effect on their yields, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "Description of the Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Furthermore, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, and the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Senior Certificates and will bear such shortfalls and losses prior to the Senior Certificates, in reverse alphabetical order of Class designation. The Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, (i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A-1, Class A-2 and Class A-3 Certificates will have a greater effect on the Class A-3 Certificates than on the Class A-1 and Class A-2 Certificates and, depending on the timing of such shortfalls or losses, a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Class IO Component. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

     The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates related to such Class IO Component. Accordingly, the Pass-Through Rate applicable to each such Class IO Component and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "Description of the Certificates--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "Yield and Maturity Considerations" herein and in the Prospectus.

     Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights (as defined herein) allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. It is contemplated that the initial Special Servicer or an affiliate thereof may purchase some or all of the Certificates of one or more Classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate thereof is not prohibited from purchasing the Certificates of any other Class. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. It is possible that the Controlling Class Representative may direct the Special Servicer to take actions which conflict with the interests of the holders of certain Classes of Offered Certificates.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user (as is the case with Mortgaged Properties related to Credit Lease Loans), a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Low Income Housing Tax Credits" herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

     In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.

     Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

     Credit Lease Mortgaged Properties. Sixty-five (65) of the Mortgage Loans, or 10.6%, are Credit Lease Loans. The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates. In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the Mortgagor may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged

Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor. Other than with respect to three Credit Lease Loans, or 0.3%, each Credit Lease Loan which is a Balloon Loan is insured to the extent of the related Balloon Payment through a residual value insurance policy. If a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled or able to recover in full the amount of the Balloon Payment due under such Credit Lease Loan through the related residual value insurance policy after the maturity date for such Credit Lease Loan. With respect to defaults other than with respect to Balloon Payments (and defaults with respect to Balloon Payments of the Credit Lease Loans which are Balloon Loans but do not benefit from a residual value insurance policy), it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loans. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

     Factors Affecting Lease Enhancement Policy Proceeds. With respect to each Credit Lease Loan which is not secured by a Bond-Type Lease (as defined herein), the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy (as defined herein) obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, the related Mortgaged Property issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The Lease Enhancement Policy is subject to certain limited exclusions and does not insure interest on Credit Lease Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Right (each as defined herein). The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related Mortgagor is obligated to pay thereunder as reimbursement for outstanding Servicing Advances.

     Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer (or the provider of a residual value insurance policy) may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties. See "Description of the Mortgage Pool--Assessments of Property Condition-- Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations" in the Prospectus.

     Balloon Payments. Three hundred thirty-seven (337) of the Mortgage Loans, or 83.2%, do not fully amortize over their terms to maturity. Balloon Loans involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment.

Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

     Risk of Subordinated Debt. The Mortgaged Properties securing ten Mortgage Loans, or 2.8%, are encumbered by subordinated debt. The existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans and Leases--Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 430 conventional, fixed rate Mortgage Loans, with an Initial Pool Balance of $2,243,878,854, which will equal the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $400,000 to $45,416,841, and the Mortgage Loans have an average Cut-off Date Balance of $5,218,323. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. Mortgage Loans secured by multiple Mortgaged Properties located in more than one state, such Mortgaged Properties are, for purposes of calculations herein, deemed to be located only in the state of the Mortgaged Property or Properties having the highest appraised value. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     All of the Mortgage Loans are evidenced by promissory notes (each a "Mortgage Note"). Four hundred and twenty-eight (428) of the Mortgage Loans, or 99.8%, are secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien, and two of the Mortgage Loans, or 0.2%, are each secured by a second mortgage lien (the related first mortgage lien is also in the Mortgage Pool), on a fee simple estate (or with respect to 14 Mortgage Loans, or 3.7%, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                  PERCENTAGE OF
                                              NUMBER OF           INITIAL POOL
 PROPERTY TYPE                             MORTGAGE LOANS            BALANCE
 -------------                             --------------          ---------
Multifamily ............................        137(1)                30.5%
Retail .................................        123(2)                30.4%
Office .................................         38                   10.5%
Hospitality ............................         33(3)                 8.7%
Health Care ............................         16(4)                 4.0%
Industrial/Retail ......................          3                    2.7%
Industrial/Warehouse ...................         10                    2.1%
Mobile Home Park .......................          2                    0.2%
Self-Storage ...........................          2                    0.2%
Mixed Use ..............................          1                    0.1%

Credit Lease Loans .....................         65(5)                10.6%
----------
(1) Including eight Mortgage Loans, or 0.8%, secured by properties which are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the "Code" and such properties, the "Section 42 Properties").

(2) Including 72 Mortgage Loans, or 22.5%, secured by anchored retail properties and 51 Mortgage Loans, or 8.0%, secured by unanchored retail properties.

(3) All but two of such Mortgage Loans are secured by properties which are affiliated with recognized hotel/motel franchisors.

(4) Including five Mortgage Loans, or 0.7%, secured by assisted living facilities; three Mortgage Loans, or 1.1%, secured by congregate care facilities; seven Mortgage Loan, or 1.3%, secured by skilled nursing care facilities and one Mortgage Loan or 1.0%, secured by a skilled nursing care facility and a congregate care facility.

(5) Including 56 Mortgage Loans, or 6.2%, secured by retail properties; three Mortgage Loans, or 3.3%, secured by office properties; and six Mortgage Loans, or 1.1%, secured by health and fitness or mixed-use properties or solely by Mortgagor's interest with respect to a ground lease on a retail property.

     The Mortgaged Properties are located throughout 38 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0%:

                                                               PERCENTAGE OF
                                           NUMBER OF           INITIAL POOL
 STATE                                  MORTGAGE LOANS            BALANCE
 -----                                  --------------          -----------
Florida ...............................       58                   14.2%
New York ..............................       21                   11.1%
Texas .................................       55                   10.6%
California ............................       38                    9.4%
Georgia ...............................       34                    5.0%

     No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 2.7% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

MORTGAGE LOAN HISTORY

     Two hundred fourteen (214) of the Mortgage Loans, or 50.3% (the "Lehman Loans"), will be acquired by the Depositor from the Lehman Seller, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. Two hundred sixteen
(216) of the Mortgage Loans, or 49.7% (the "FUNB Loans"), will be acquired by the Depositor from FUNB, which either originated each such Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. All but 21 of the Mortgage Loans, or 2.4%, were originated in 1997.

     None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except after the Anticipated Repayment Date with respect to seven of the Mortgage Loans. See "--Amortization" below. Two hundred (200) of the Mortgage Loans, or 44.7%, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months, and 230 of the Mortgage Loans, or 55.3%, accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360 day year.

     Due Dates. All but one of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month. For purposes of calculating the Cut-off Date Balance, the November 1997 Due Date of the remaining Mortgage Loan is deemed to be on the Cut-off Date.

     Amortization. Three hundred thirty-seven (337) of the Mortgage Loans, or 83.2%, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. Four of the Balloon Loans, or 2.8% (which are Credit Lease Loans), provide for increases in the amount of their respective monthly payments at specified times in the future. Seven of the Mortgage Loans (the "ARD Loans"), or 2.5%, provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. Fourteen
(14) of such self-amortizing Mortgage Loans, or 1.4%, which are Credit Lease Loans, provide for increases in the amount of their respective monthly payments at specified times in the future.Eighty-six (86) of the Mortgage Loans, or 14.3%, are self-amortizing. See "Risk Factors--Balloon Payments" herein.

     Prepayment Provisions. As of the Cut-off Date, 429 of the Mortgage Loans, or 99.6%, restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid (406 Mortgage Loans, or 92.9%); (ii) prohibit voluntary payments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (10 Mortgage Loans, or 1.7%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Prepayment Premium for most of their respective terms to maturity (13 Mortgage Loans, or 5.0%). With respect to 399 of the Mortgage Loans which impose Yield Maintenance Charges, 366 of such Mortgage Loans, or 93.6% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage Note), 30 of such Mortgage Loans, or 6.0% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 0.5%, and three of such Mortgage Loans, or 0.4% of such Mortgage Loans, provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate plus 1.0%. See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "Description of the Certificates--Distributions-- Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     One hundred twenty-one (121) of the Mortgage Loans, or 31.1%, provide that the holder of the Mortgage, following notice from the borrower that the borrower intends to prepay the Mortgage Loan as permitted by the related Mortgage Note, may require the borrower, in lieu of prepayment, to pledge to such holder "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment and, in the case of the scheduled maturity date, the Balloon Payment, due on such date. The Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge instead Defeasance Collateral, but in each case subject to certain conditions, including (i) that the defeasance would not have an adverse effect on the REMIC status of any of REMIC I, REMIC II or REMIC III (accordingly, no defeasance would be required prior to the second anniversary of the Closing Date) and (ii) receipt of confirmation from each Rating Agency that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the rating then assigned by it to any Class of Certificates.

     Neither the Master Servicer nor the Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

     Secondary Financing. The Mortgaged Properties securing ten Mortgage Loans, or 2.8%, are encumbered by subordinated debt. With limited exception, all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below. Other than as indicated above, the Depositor has not confirmed if any other subordinate financing currently encumbers any Mortgaged Property.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Thirty-one (31) of the Mortgage Loans, or 8.6%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Low Income Housing Tax Credits. Eight of the Mortgaged Properties, or 0.8%, are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax

Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

     Engineering Assessments. In connection with the origination of 395 of the Mortgage Loans, or 96.9%, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 35 Mortgage Loans (including Credit Lease Loans), or 3.1%, which were determined by the related Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 35 of the 38 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than January 1997, concluded that in the event of an earthquake, only two of the Mortgaged Properties are likely to suffer a maximum probable loss in excess of 25% of the amount of the estimated replacement cost of the improvements. Each of those two Mortgaged Properties is covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan. Two of the Mortgage Loans are required to be covered by such insurance through the maturity date thereof. With respect to one Mortgage Loan, or 0.1%, the related Mortgaged Property, a mobile home park, was determined to not be located in an area of material seismic risk, and no such analysis was performed.

CREDIT LEASE LOANS

     Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease and (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Balloon Payments (which Balloon Payments, in the case of Credit Lease Loans which have the benefit of residual value insurance policies, may be repaid from amounts paid by the related insurer pursuant to such policies). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of 14 Mortgage Loans, or 1.0% (control numbers 340, 298, 334, 303, 324, 382, 347, 415, 359, 417, 388, 387, 385, 362), the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Mortgage Loans.

     Set forth in the table below (the "Credit Lease Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-off Date balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                                       NUMBER                      PROPERTY          LEASE          CREDIT
      TENANT/GUARANTOR                OF LOANS       BALANCE         TYPE          TYPE (1)       RATING (2)
      ----------------                --------       -------        ------         --------       ----------
Rite Aid Pharmacy/
 Rite Aid Corporation .................   25        40,648,355      Retail           NN            BBB+/Baa1
Blue Cross Blue Shield ................    1        30,000,000      Office           B               A (3)
Office Depot ..........................    1        24,140,144      Office           NNN           BB+/Baa2
Circuit City ..........................    5        23,263,531      Retail           B               NAIC2
Hartford Fire .........................    1        20,078,226      Office           NN           AA/Aa3 (3)
Garden Ridge ..........................    2        19,223,363      Retail           NNN              (4)
Bally Total Fitness/Bally Total
 Fitness Holding Corp. ................    4        17,224,559      Other            NNN             B+/B3
Revco/Revco D.S. Inc. .................   10        13,368,129      Retail           NN            N.A./Baa1
K-Mart ................................    1        11,673,663      Retail           NNN            B+/Ba3
Walmart ...............................    1         7,341,749      Retail           NNN            AA/Aa2
Eckerd ................................    4         6,332,318      Retail           NNN            A-/Baa1
Eckerd ................................    1         1,513,702      Retail           NN             A-/Baa1
Walgreen ..............................    2         5,277,018      Retail           NN             A+/Aa3
Albertson's, Inc. .....................    1         5,158,010      Retail           NN             A+/Aa3
Barnes & Noble, Inc. ..................    1         4,989,871      Mixed Use        NNN            BB/Ba2
Pep Boys ..............................    1         2,447,077      Ground Lease     NNN           BBB+/Baa2
Thrifty-Payless .......................    1         2,262,166      Retail           NN            N.A./Baa2
Sunbelt Rentals/
 Ashtead Group, PLC ...................    2         1,891,245      Retail           NN               (4)
Orleans CVS, Inc. /
 CVS Corporation ......................    1         1,153,040      Retail           NNN             A-/A3
                                          --       -----------
Total CTLs ............................   65       237,986,165
                                          ==       ===========

----------

(1) "NNN" means Triple Net Lease; "NN" means Double Net Lease; "B" means Bond-Type Lease.

(2) Such ratings were the rating assigned to the related Tenant or Guarantor, as applicable, by Standard & Poor's and Moody's, respectively, or the National Association of Insurance Commissioners, as applicable. The various rating categories of any rating organization, and the ratings presented above, reflect differing analyses depending on the nature of the entity, the obligation being rated and the rating assigned. For a description of the ratings, refer to the respective rating organization's published criteria. Ratings may be changed or withdrawn at any time.

(3)  Claims paying ability rating.

(4)  Private rating; disclosure not available.

     Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable and one Credit Lease permits the related Tenant to demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provided Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates or certificates with respect to the non-existence of landlord default, from the related Tenant with respect to any existing offset rights.

     Credit Leases with respect to six of the Mortgage Loans, or 2.4%, are Bond-Type Leases, Credit Leases with respect to 16 Mortgaged Properties, or 4.2%, are Triple Net Leases and Credit Leases with respect to 43 of the Mortgaged Properties, or 4.0%, are Double Net Leases.

     At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the related Mortgaged Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant of the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments either to the related Mortgagor or directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" that is a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. All of the Lease Enhancement Policies were issued by Chubb Custom Insurance Company which, as of the Cut-off Date, was rated "AAA" by Standard & Poor's and "Aaa" by Moody's. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is also not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans."

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables and Annex A:

          (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, self storage and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily, self storage and mobile home park properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 6.0% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and single tenant properties, where fees as low as 1.5% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial properties, not less than $0.05 and not more than $0.66 per square foot net rentable commercial area, (2) in the case of multifamily properties, not less than $150 or more than $500 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, generally 4.0% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $200 to $445 per bed per year, (5) in the case of the mobile home parks, not less than $22 or more than $50 per pad per year and (6) in the case of self storage facilities, not less than $0.10 or more than $0.19 per square foot per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

          THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwriting Reserves" represent estimated annual capital costs, as used by the applicable Mortgage Loan Seller in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of the Master Servicing Fee Rate for such Mortgage Loan and 0.0125% which percentage represents the sum of the Additional Servicing Fee Rate and trustee fee rate with respect to each Mortgage Loan.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the stated maturity date of such Mortgage Loan.

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

          (xi) References to "L" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited. The number indicated in the parentheses indicates the duration in years of such period. References to "% ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YM1% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and 1.0% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed.

          (xii) References to "DEF" represent, with respect to each applicable Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of prepayment, to pledge to such holder Defeasance Collateral during the period in which a Prepayment Premium or Yield Maintenance Chargeis required.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or remaining number of months to the Anticipated Repayment Date with respect to each ADR Loan).

          (xv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                               MORTGAGE LOANS BY STATE
                                                (ALL MORTGAGE LOANS)

                                                         % BY
                                          AGGREGATE    AGGREGATE     AVERAGE      HIGHEST      WTD. AVG.
                              NUMBER    CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE  CUT-OFF DATE
 STATE                       OF LOANS      BALANCE      BALANCE      BALANCE      BALANCE    LTV RATIO(1)
 -----                       --------   -----------  ------------ ------------ ------------  ------------
 AL ........................     6   $   25,894,192        1.2%  $ 4,315,699  $ 7,230,000       73.9%
 AR ........................     2        5,783,872        0.3     2,891,936    3,795,978       69.8
 AZ ........................    18       83,647,496        3.7     4,647,083   17,360,000       72.1
 CA ........................    38      211,737,245        9.4     5,572,033   22,988,718       72.8
 CO ........................     5       17,485,431        0.8     3,497,086    7,986,834       69.7
 CT ........................     7       41,739,807        1.9     5,962,830   20,078,226       72.5
 FL ........................    58      317,926,524       14.2     5,481,492   24,140,144       69.9
 GA ........................    34      111,791,654        5.0     3,287,990    9,763,390       72.3
 ID ........................     1        2,760,569        0.1     2,760,569    2,760,569       74.6
 IL ........................     5       42,810,559        1.9     8,562,112   28,773,665       73.2
 IN ........................     7       21,162,848        0.9     3,023,264    3,993,109       65.7
 KS ........................     7       21,145,015        0.9     3,020,716    7,155,350       76.8
 LA ........................     1       19,977,150        0.9    19,977,150   19,977,150       79.9
 MA ........................     8       60,521,745        2.7     7,565,218   29,121,268       75.2
 MD ........................    12       54,050,299        2.4     4,504,192    7,408,285       74.0
 MI ........................    11       56,808,969        2.5     5,164,452   28,887,122       77.5
 MN ........................     5       18,390,301        0.8     3,678,060    5,415,475       73.3
 MO ........................     6       64,988,377        2.9    10,831,396   29,000,000       68.7
 MS ........................     2        5,011,416        0.2     2,505,708    2,598,995       74.9
 NC ........................    13       51,766,194        2.3     3,982,015    7,476,817       74.0
 NE ........................     2        1,983,080        0.1       991,540    1,299,431       78.3
 NH ........................     1        2,848,000        0.1     2,848,000    2,848,000       69.1
 NJ ........................    13       77,505,212        3.5     5,961,939   16,491,481       69.6
 NV ........................     2       23,265,259        1.0    11,632,630   18,665,259       76.6
 NY ........................    21      248,888,549       11.1    11,851,836   45,416,841       70.3
 OH ........................    18       58,862,189        2.6     3,270,122   16,276,911       74.1
 OK ........................     2        7,676,604        0.3     3,838,302    5,280,462       69.4
 OR ........................     1        3,997,673        0.2     3,997,673    3,997,673       72.7
 PA ........................    15       77,892,222        3.5     5,192,815   19,958,798       70.7
 RI ........................     1        3,398,622        0.2     3,398,622    3,398,622       71.6
 SC ........................     6       24,102,759        1.1     4,017,127    8,082,804       73.8
 TN ........................    13       70,677,332        3.1     5,436,718   12,269,348       75.9
 TX ........................    55      238,733,516       10.6     4,340,609   28,687,500       72.0
 UT ........................     3       35,399,154        1.6    11.799,718   30,000,000       75.8
 VA ........................    18       85,081,249        3.8     4,726,736   35,250,000       73.5
 WA ........................     7       24,663,643        1.1     3,523,378    7,014,139       74.6
 WI ........................     4       21,327,931        1.0     5,331,983    9,749,977       73.3
 WV ........................     2        2,176,196        0.1     1,088,098    1,156,200        NAP
 Total/Avg./Wtd. Avg./         ---   --------------      -----   -----------  -----------       ----
  Min./Max. ................   430   $2,243,878,854      100.0%  $ 5,218,323  $45,416,841       72.2%
                               ===   ==============      =====   ===========  ===========       ====


                                WTD. AVG.     MINIMUM      MAXIMUM     WTD. AVG.    WTD. AVG.
                              CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   OCCUPANCY    MORTGAGE
 STATE                        DSC RATIO(1) DSC RATIO(1) DSC RATIO(1)    RATE(2)       RATE
 -----                       ------------- ------------ ------------   ---------    --------
 AL ........................     1.31x        1.20x        1.42x        95.7%         8.23%
 AR ........................     1.25         1.23         1.31        100.0          7.96
 AZ ........................     1.38         1.23         1.76         93.6          8.19
 CA ........................     1.33         1.20         1.64         96.3          8.16
 CO ........................     1.32         1.25         1.49         97.6          8.48
 CT ........................     1.36         1.28         1.47         97.7          7.62
 FL ........................     1.38         1.20         2.50         97.4          8.30
 GA ........................     1.35         1.18         2.07         96.9          8.68
 ID ........................     1.27         1.27         1.27        100.0          7.75
 IL ........................     1.27         1.25         1.37         96.3          8.22
 IN ........................     1.45         1.25         1.70         98.1          8.89
 KS ........................     1.34         1.15         1.44         98.3          8.17
 LA ........................     1.27         1.27         1.27         94.6          7.94
 MA ........................     1.33         1.26         1.57         96.8          8.61
 MD ........................     1.40         1.22         1.54         95.7          8.19
 MI ........................     1.26         1.21         1.44         98.0          8.13
 MN ........................     1.37         1.25         1.46         94.7          9.15
 MO ........................     1.46         1.24         2.08         95.1          8.09
 MS ........................     1.30         1.25         1.35         88.3          8.20
 NC ........................     1.35         1.23         1.67         96.5          8.07
 NE ........................     1.25         1.25         1.25         96.2          7.91
 NH ........................     1.42         1.42         1.42          NAP          8.25
 NJ ........................     1.31         1.18         1.45         92.9          8.19
 NV ........................     1.29         1.28         1.29         93.1          8.21
 NY ........................     1.43         1.20         2.02         96.3          8.06
 OH ........................     1.34         1.21         1.41         98.9          8.24
 OK ........................     1.37         1.30         1.40         99.1          8.58
 OR ........................     1.29         1.29         1.29         95.1          8.19
 PA ........................     1.29         1.21         1.39         97.1          8.16
 RI ........................     1.37         1.37         1.37        100.0          8.27
 SC ........................     1.31         1.20         1.50         92.7          8.46
 TN ........................     1.32         1.21         1.55         97.0          7.91
 TX ........................     1.38         1.20         1.71         95.9          8.20
 UT ........................     1.32         1.17         1.46         99.9          7.36
 VA ........................     1.28         1.20         1.43         91.6          7.98
 WA ........................     1.29         1.21         1.39         93.8          8.49
 WI ........................     1.34         1.15         1.46         93.5          8.69
 WV ........................      NAP          NAP          NAP        100.0          8.50
 Total/Avg./Wtd. Avg./           ----         ----         ----         ----          ----
  Min./Max. ................     1.36x        1.15x        2.50x        96.1%         8.20%
                                 ====         ====         ====         ====          ====

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

                                      S-41


                                          MORTGAGE LOANS BY PROPERTY TYPE
                                               (ALL MORTGAGE LOANS)


                                                           % BY
                                           AGGREGATE     AGGREGATE       AVERAGE        HIGHEST      WTD. AVG.
                              NUMBER     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
PROPERTY TYPE                OF LOANS      BALANCE        BALANCE        BALANCE        BALANCE      LTV RATIO
-------------                --------  --------------   ------------   ------------   ------------  ------------
Multifamily ................   137     $  684,244,715      30.5%        $4,994,487    $33,449,419       76.7%
Retail .....................   123        682,166,412      30.4          5,546,068     38,206,000       72.4
Office .....................    38        235,562,040      10.5          6,199,001     22,901,796       69.1
Hospitality ................    33        195,779,045       8.7          5,932,698     29,000,000       63.9
Health Care ................    16         90,158,951       4.0          5,634,934     23,372,304       68.5
Industrial/Retail ..........     3         59,513,700       2.7         19,837,900     45,416,841       66.0
Industrial/Warehouse .......    10         48,026,349       2.1          4,802,635      8,783,677       68.8
Mobile Home Park ...........     2          4,890,822       0.2          2,445,411      2,998,549       71.2
Self Storage ...............     2          3,940,655       0.2          1,970,328      2,692,537       60.7
Mixed Use ..................     1          1,610,000       0.1          1,610,000      1,610,000       70.0
Credit Lease--Retail .......    56        139,106,288       6.2          2,484,041     11,673,663       NAP
Credit Lease--Office .......     3         74,218,370       3.3         24,739,457     30,000,000       NAP
Credit Lease--Other ........     6         24,661,507       1.1          4,110,251      5,415,475       NAP
                               ---     --------------     -----         ----------     ----------       -----
Total/Avg./Wtd. Avg./
  Min./Max. ................   430     $2,243,878,854     100.0%        $5,218,323     $45,416,841      72.2%
                               ===     ==============     =====         ==========     ===========      ====




                                  WTD. AVG.        MINIMUM         MAXIMUM      WTD. AVG.    WTD. AVG.
                                CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
PROPERTY TYPE                   DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
-------------                   ------------    ------------    ------------    ---------    --------
Multifamily ................       1.30x            1.15x           2.02x         95.6%        8.05%
Retail .....................       1.32             1.20            1.66          95.7         8.15
Office .....................       1.47             1.22            2.00          95.4         8.33
Hospitality ................       1.54             1.40            2.50          NAP          8.37
Health Care ................       1.41             1.29            2.07          93.4         8.63
Industrial/Retail ..........       1.34             1.31            1.45         100.0         8.30
Industrial/Warehouse .......       1.36             1.30            1.52          95.9         8.65
Mobile Home Park ...........       1.43             1.30            1.65          90.8         7.97
Self Storage ...............       1.57             1.49            1.62          91.4         8.39
Mixed Use ..................       1.44             1.44            1.44          87.1         7.47
Credit Lease--Retail .......       NAP              NAP             NAP          100.0         8.39
Credit Lease--Office .......       NAP              NAP             NAP          100.0         7.55
Credit Lease--Other ........       NAP              NAP             NAP          100.0         9.49
                                   ----             ----            ----          ----         ----
Total/Avg./Wtd. Avg./
  Min./Max. ................       1.36x            1.15x           2.50x         96.1%        8.20%
                                   ====             ====            ====          ====         ====



(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.
(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                   CUT-OFF DATE DSC RATIOS
                                     (ALL MORTGAGE LOANS)

                                                           % BY
  RANGE OF                               AGGREGATE      AGGREGATE        AVERAGE          HIGHEST
 CUT-OFF DATE                NUMBER    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DSC RATIOS (X)              OF LOANS      BALANCE         BALANCE         BALANCE         BALANCE
--------------              --------  --------------   ------------    ------------    ------------
Credit Lease Loans ........    65     $  237,986,165       10.6%        $3,661,326      $30,000,000
1.15-1.19 .................     5         23,109,724        1.0          4,621,945       16,491,481
1.20-1.24 .................    33        239,387,896       10.7          7,254,179       38,206,000
1.25-1.29 .................    80        482,506,112       21.5          6,031,326       35,250,000
1.30-1.34 .................    88        473,339,244       21.1          5,378,855       45,416,841
1.35-1.39 .................    52        256,317,227       11.4          4,929,177       20,000,000
1.40-1.44 .................    36        149,026,846        6.6          4,139,635       12,250,000
1.45-1.49 .................    28        166,309,861        7.4          5,939,638       29,000,000
1.50-1.54 .................    11         31,325,783        1.4          2,847,798        6,389,097
1.55-1.59 .................     8         25,489,395        1.1          3,186,174        6,234,626
1.60-1.64 .................     7         25,115,492        1.1          3,587,927        6,700,000
1.65-1.69 .................     7         41,893,544        1.9          5,984,792       19,093,718
1.70-1.74 .................     3         28,843,381        1.3          9,614,460       16,965,000
1.75-1.79 .................     2         23,449,752        1.0         11,724,876       16,460,174
2.00-2.04 .................     2         25,098,975        1.1         12,549,487       22,901,796
2.05-2.09 .................     2          9,100,000        0.4          4,550,000        7,000,000
2.50 ......................     1          5,579,458        0.2          5,579,458        5,579,458
                              ---     --------------      -----         ----------      -----------
Total/Avg./Wtd. Avg./
  Min./Max. ...............   430     $2,243,878,854      100.0%        $5,218,323      $45,416,841
                              ===     ==============      =====         ==========      ===========




  RANGE OF                    WTD. AVG.       WTD. AVG.        MINIMUM         MAXIMUM      WTD. AVG.    WTD. AVG.
 CUT-OFF DATE               CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
DSC RATIOS (X)               LTV RATIO     DSC RATIO(1)     DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
--------------              ------------   -------------    ------------    ------------    ---------    ---------
Credit Lease Loans ........     NAP             NAP              NAP             NAP          100.0%       8.24%
1.15-1.19 .................    79.3%           1.18x            1.15x           1.18x          97.5        7.88
1.20-1.24 .................    76.2            1.21             1.20            1.24           95.5        7.84
1.25-1.29 .................    75.1            1.27             1.24            1.29           95.0        8.19
1.30-1.34 .................    73.3            1.31             1.29            1.34           97.1        8.23
1.35-1.39 .................    70.9            1.36             1.34            1.39           95.2        8.34
1.40-1.44 .................    69.5            1.41             1.39            1.44           95.8        8.30
1.45-1.49 .................    70.6            1.45             1.44            1.49           96.9        8.19
1.50-1.54 .................    65.0            1.51             1.49            1.54           96.9        8.67
1.55-1.59 .................    64.3            1.56             1.54            1.58           95.5        8.51
1.60-1.64 .................    57.0            1.61             1.59            1.63           92.5        8.64
1.65-1.69 .................    71.3            1.65             1.64            1.67           93.1        8.07
1.70-1.74 .................    58.0            1.71             1.70            1.71           99.9        8.10
1.75-1.79 .................    61.8            1.78             1.76            1.78           88.0        8.15
2.00-2.04 .................    64.4            2.00             2.00            2.02           88.3        8.46
2.05-2.09 .................    51.2            2.08             2.07            2.08           99.5        8.00
2.50 ......................    34.9            2.50             2.50            2.50           NAP         8.90
                               ----            ----             ----            ----           ----        ----
Total/Avg./Wtd. Avg./
  Min./Max. ...............    72.2%           1.36x            1.15x           2.50x          96.1%       8.20%
                               ====            ====             ====            ====           ====        ====

The weighted average Cut-off Date DSCR is 1.36x.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                                CUT-OFF DATE LTV RATIOS
                                                  (ALL MORTGAGE LOANS)

                                                              % BY
   RANGE OF                                AGGREGATE        AGGREGATE         AVERAGE          HIGHEST
  CUT-OFF DATE               NUMBER      CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
LTV RATIOS (%)              OF LOANS       BALANCE           BALANCE          BALANCE          BALANCE
--------------              --------     ------------     ------------     ------------     ------------
Credit Lease Loans ........    65       $  237,986,165        10.6%         $3,661,326       $30,000,000
25.01-30.00 ...............     1            2,100,000         0.1           2,100,000       $ 2,100,000
30.01-35.00 ...............     1            5,579,458         0.2           5,579,458         5,579,458
35.01-40.00 ...............     1            1,893,030         0.1           1,893,030         1,893,030
40.01-45.00 ...............     2            8,393,198         0.4           4,196,599         6,700,000
45.01-50.00 ...............     5            9,615,853         0.4           1,923,171         3,984,774
50.01-55.00 ...............     9           34,850,439         1.6           3,872,271         9,985,351
55.01-60.00 ...............    19           84,404,331         3.8           4,442,333        19,958,798
60.01-65.00 ...............    30          193,394,987         8.6           6,446,500        45,416,841
65.01-70.00 ...............    46          238,408,314        10.6           5,182,789        29,000,000
70.01-75.00 ...............   148          716,485,651        31.9           4,841,119        35,250,001
75.01-80.00 ...............    97          683,729,327        30.5           7,048,756        38,206,000
80.01-85.00 ...............     6           27,038,101         1.2          $4,506,350         7,014,139
                              ---       --------------       -----          ----------       -----------
Total/Avg./Wtd. Avg./
  Min./Max. ...............   430       $2,243,878,854       100.0%         $5,218,323       $45,416,841
                              ===       ==============       =====          ==========       ===========



   RANGE OF                   WTD. AVG.        WTD. AVG.         MINIMUM         MAXIMUM        WTD. AVG.     WTD. AVG.
  CUT-OFF DATE              CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     OCCUPANCY     MORTGAGE
LTV RATIOS (%)              LTV RATIO(1)     DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)      RATE(2)        RATE
--------------              ------------     ------------     ------------     ------------     ---------     --------
Credit Lease Loans ........     NAP              NAP              NAP              NAP            100.0%        8.24%
25.01-30.00 ...............     29.0             2.07             2.07             2.07            99.5         8.15
30.01-35.00 ...............     34.9             2.50             2.50             2.50            NAP          8.90
35.01-40.00 ...............     37.1             1.70             1.70             1.70            NAP          8.90
40.01-45.00 ...............     42.2             1.59             1.47             1.62            93.3         8.87
45.01-50.00 ...............     47.3             1.41             1.28             1.49            94.6         8.95
50.01-55.00 ...............     54.0             1.59             1.30             1.76            93.1         8.38
55.01-60.00 ...............     58.1             1.46             1.30             2.08            92.4         8.73
60.01-65.00 ...............     63.8             1.52             1.25             2.02            93.7         8.41
65.01-70.00 ...............     68.2             1.35             1.22             1.65            95.1         8.34
70.01-75.00 ...............     73.3             1.35             1.20             1.67            95.9         8.23
75.01-80.00 ...............     78.3             1.28             1.15             1.63            96.3         7.96
80.01-85.00 ...............     80.9             1.26             1.15             1.35            95.7         8.02
                                ----             ----             ----             ----            ----         ----
Total/Avg./Wtd. Avg./
  Min./Max. ...............     72.2%            1.36x            1.15x            2.50x           96.1%        8.20%
                                ====             ====             ====             ====            ====         ====


The weighted average Cut-off Date LTV Ratio is 72.16%.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                          MATURITY DATE LTV RATIOS
                                            (ALL BALLOON LOANS)

                                                         % BY
   RANGE OF                             AGGREGATE      AGGREGATE         AVERAGE          HIGHEST
 MATURITY DATE           NUMBER       CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
LTV RATIOS (%)          OF LOANS        BALANCE         BALANCE          BALANCE           BALANCE
--------------          --------      ------------    ------------     ------------     ------------
 5.01-10.00 ..........      3       $    3,500,000        0.2%         $ 1,166,667       $ 1,950,000
20.01-25.00 ..........      4           41,458,178        2.2           10,364,545        20,078,226
25.01-30.00 ..........      4           46,337,787        2.5           11,584,447        23,372,304
30.01-35.00 ..........      9           23,252,029        1.2            2,583,559         5,579,458
35.01-40.00 ..........     10           54,567,885        2.9            5,456,788        24,140,144
40.01-45.00 ..........     12           41,720,813        2.2            3,476,734        16,965,000
45.01-50.00 ..........     18           89,525,202        4.8            4,973,622        29,000,000
50.01-55.00 ..........     32          151,174,529        8.1            4,724,204        19,958,798
55.01-60.00 ..........     40          325,895,144       17.5            8,147,379        45,416,841
60.01-65.00 ..........     72          358,567,783       19.2            4,980,108        33,449,419
65.01-70.00 ..........     97          465,209,963       24.9            4,795,979        35,250,000
70.01-75.00 ..........     35          257,679,238       13.8            7,362,264        29,121,268
75.01-80.00 ..........      1            7,014,139        0.4            7,014,139         7,014,139
                          ---       --------------      -----          -----------       -----------
Total: ...............    337       $1,865,902,688      100.0%         $ 5,536,803       $45,416,841
                          ===       ==============      =====          ===========       ===========



   RANGE OF               WTD. AVG.       WTD. AVG.       MINIMUM         MAXIMUM        WTD. AVG.    WTD. AVG.
 MATURITY DATE          CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY     MORTGAGE
LTV RATIOS (%)          LTV RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)        RATE
--------------          ------------    ------------    ------------    ------------    ---------     ---------
 5.01-10.00 ..........      62.3%          1.35x           1.30x           1.49x         100.0%         8.08%
20.01-25.00 ..........      75.7           1.23            1.23            1.23           99.7          8.53
25.01-30.00 ..........      66.4           1.32            1.20            1.62           95.2          8.51
30.01-35.00 ..........      43.6           1.95            1.49            2.50           98.2          8.38
35.01-40.00 ..........      65.2           1.60            1.26            2.08           99.3          8.24
40.01-45.00 ..........      60.2           1.54            1.15            2.02           92.4          8.38
45.01-50.00 ..........      62.0           1.47            1.27            1.76           96.2          8.24
50.01-55.00 ..........      67.3           1.41            1.22            1.78           94.2          8.32
55.01-60.00 ..........      70.5           1.33            1.20            1.64           95.9          8.19
60.01-65.00 ..........      73.7           1.33            1.20            1.61           96.9          8.15
65.01-70.00 ..........      74.9           1.34            1.20            1.65           95.6          8.11
70.01-75.00 ..........      78.9           1.28            1.20            1.40           95.2          8.12
75.01-80.00 ..........      80.4           1.29            1.29            1.29           92.5          8.54
                            ----           ----            ----            ----           ----          ----
Total: ...............      72.2%          1.35x           1.15x           2.50x          95.9%         8.19%
                            ====           ====            ====            ====           ====          ====


The weighted average Maturity Date LTV Ratio is 59.29%.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                                 MORTGAGE RATES
                                             (ALL MORTGAGE LOANS)

                                                            % BY
                                          AGGREGATE        AGGREGATE       AVERAGE         HIGHEST
   RANGE OF                  NUMBER      CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE     CUT-OFF DATE
MORTGAGE RATES              OF LOANS        BALANCE         BALANCE        BALANCE          BALANCE
--------------              --------   --------------     ------------   ------------    -------------
 7.000- 7.249 ............     3       $   78,765,726         3.5%       $26,255,242      $30,000,000
 7.250- 7.499 ............    12          150,849,461         6.7         12,570,788       38,206,000
 7.500- 7.749 ............    44          245,565,256        10.9          5,581,029       35,250,000
 7.750- 7.999 ............    68          355,915,517        15.9          5,234,052       29,000,000
 8.000- 8.249 ............    82          366,072,373        16.3          4,464,297       28,773,665
 8.250- 8.499 ............    65          410,827,776        18.3          6,320,427       45,416,841
 8.500- 8.749 ............    65          318,835,595        14.2          4.905,163       29,121,268
 8.750- 8.999 ............    32          123,555,706         5.5          3,861,116       19,958,798
 9.000- 9.249 ............    39          109,334,941         4.9          2,803,460        8,082,804
 9.250- 9.499 ............    10           38,219,747         1.7          3,821,975        9,749,977
 9.500- 9.749 ............     3            4,805,377         0.2          1,601,792        2,736,203
 9.750- 9.999 ............     1            4,344,815         0.2          4,344,815        4,344,815
10.000-10.249 ............     5           32,103,107         1.4          6,420,621        9,763,390
10.500-10.749 ............     1            4,683,455         0.2          4,683,455        4,683,455
                             ---       --------------       -----        -----------      -----------
Total/Avg./Wtd. Avg./
  Min./Max. ..............   430       $2,243,878,854       100.0%       $ 5,218,323      $45,416,841
                             ===       ==============       =====        ===========      ===========




                              WTD. AVG.        WTD. AVG.         MINIMUM         MAXIMUM        WTD. AVG.     WTD. AVG.
   RANGE OF                  CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     OCCUPANCY     MORTGAGE
MORTGAGE RATES               LTV RATIO(1)    DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)      RATE(2)        RATE
--------------               ------------    ------------     ------------     ------------     ---------     --------
 7.000- 7.249 ............      72.1%           1.44x            1.44x            1.44x           100.0%        7.17%
 7.250- 7.499 ............      77.9            1.27             1.20             1.44             98.3         7.44
 7.500- 7.749 ............      74.8            1.30             1.18             1.76             95.0         7.60
 7.750- 7.999 ............      73.0            1.38             1.20             2.08             97.1         7.88
 8.000- 8.249 ............      74.7            1.32             1.17             2.07             95.2         8.10
 8.250- 8.499 ............      70.8            1.40             1.23             2.00             96.3         8.34
 8.500- 8.749 ............      71.7            1.35             1.15             1.67             95.5         8.61
 8.750- 8.999 ............      64.8            1.44             1.20             2.50             94.5         8.87
 9.000- 9.249 ............      66.0            1.37             1.22             1.62             96.8         9.09
 9.250- 9.499 ............      61.2            1.38             1.29             1.49             87.7         9.35
 9.500- 9.749 ............      69.4            1.28             1.15             1.35             96.3         9.52
 9.750- 9.999 ............      NAP             NAP              NAP              NAP             100.0         9.88
10.000-10.249 ............      NAP             NAP              NAP              NAP             100.0        10.13
10.500-10.749 ............      74.0            1.44             1.44             1.44             97.0        10.50
                                ----            ----             ----             ----            -----        -----
Total/Avg./Wtd. Avg./
  Min./Max. ..............      72.2%           1.36x            1.15x            2.50x            96.1%        8.20%
                                ====            ====             ====             ====            =====        =====



The weighted average Mortgage Rate is 8.203%.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                        ORIGINAL TERMS TO MATURITY
                                           (ALL MORTGAGE LOANS)

   RANGE OF                                                  % BY
ORIGINAL TERMS                              AGGREGATE      AGGREGATE          AVERAGE          HIGHEST
 TO MATURITY                NUMBER       CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE
   (MONTHS)                OF LOANS         BALANCE         BALANCE           BALANCE          BALANCE
--------------             --------      -------------    ------------     ------------      ------------
    49- 60 ................     1       $   28,687,500        1.3%          $28,687,500      $28,687,500
    73- 84 ................    42          178,502,678        8.0             4,250,064       17,970,413
    85- 96 ................     1            4,699,778        0.2             4,699,778        4,699,778
    97-108 ................     1            1,798,719        0.1             1,798,719        1,798,719
   109-120 ................   241        1,205,026,180       53.7             5,000,109       45,416,841
   121-132 ................     2           10,297,420        0.5             5,148,710        7,000,000
   133-144 ................     4           17,224,559        0.8             4,306,140        5,415,475
   145-156 ................     1            2,919,341        0.1             2,919,341        2,919,341
   169-180 ................    41          394,149,957       17.6             9,613,414       38,206,000
   205-216 ................     2            4,911,687        0.2             2,455,843        3,019,414
   217-228 ................     2            2,533,698        0.1             1,266,849        1,513,702
   229-240 ................    57          158,400,047        7.1             2,778,948       24,140,144
   241-252 ................     1            1,153,040        0.1             1,153,040        1,153,040
   253-264 ................    11           64,360,557        2.9             5,850,960       11,673,663
   265-276 ................     1            4,978,679        0.2             4,978,679        4,978,679
   289-300 ................    13          120,817,560        5.4             9,293,658       30,000,000
   325-336 ................     1            2,156,589        0.1             2,156,589        2,156,589
   349-360 ................     8           41,260,866        1.8             5,157,608       16,491,481
                              ---       --------------      -----           -----------      -----------
   Total/Avg./Wtd. Avg./
     Min./Max. ............   430       $2,243,878,854      100.0%          $ 5,218,323      $45,416,841
                              ===       ==============      =====           ===========      ===========


   RANGE OF
ORIGINAL TERMS                 WTD. AVG.        WTD. AVG.         MINIMUM          MAXIMUM       WTD.AVG.    WTD. AVG.
 TO MATURITY                 CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE    OCCUPANCY    MORTGAGE
   (MONTHS)                  LTV RATIO(1)     DSC RATIO(1)     DSC RATIO(1)     DSC RATIO(1)      RATE(2)      RATE
--------------               ------------     ------------     ------------     ------------    ---------    ---------
    49- 60 ................     72.1%             1.44x            1.44x            1.44x          100.0%      7.24%
    73- 84 ................     71.1              1.38             1.20             2.50            93.3       8.42
    85- 96 ................     69.1              1.36             1.36             1.36            91.0       9.15
    97-108 ................     75.0              1.34             1.34             1.34            99.0       7.71
   109-120 ................     72.4              1.34             1.20             2.07            95.7       8.25
   121-132 ................     79.3              1.27             1.27             1.27           100.0       7.78
   133-144 ................      NAP               NAP              NAP              NAP           100.0      10.06
   145-156 ................     74.9              1.31             1.31             1.31           100.0       7.88
   169-180 ................     72.2              1.37             1.20             2.08            96.4       7.88
   205-216 ................     65.3              1.65             1.65             1.65            93.1       7.89
   217-228 ................      NAP               NAP              NAP              NAP           100.0       7.90
   229-240 ................     72.1              1.36             1.25             1.67            99.8       8.26
   241-252 ................      NAP               NAP              NAP              NAP           100.0       8.75
   253-264 ................     68.3              1.44             1.40             1.47           100.0       8.89
   265-276 ................     56.9              1.59             1.59             1.59             NAP       9.24
   289-300 ................     68.6              1.46             1.15             2.00            94.5       8.15
   325-336 ................     75.7              1.23             1.23             1.23            94.1       8.00
   349-360 ................     79.1              1.20             1.15             1.35            97.2       7.79
                                ----              ----             ----             ----           -----      -----
   Total/Avg./Wtd. Avg./
     Min./Max. ............     72.2%             1.36x            1.15x            2.50x           96.1%      8.20%
                                ====              ====             ====             ====           =====      =====


The weighted average original term to maturity is 154 months.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2)  Occupancy Rates are calculated without reference to Hospitality properties.



                                     REMAINING TERMS TO MATURITY
                                         (ALL MORTGAGE LOANS)

                                                              % BY
     RANGE OF                              AGGREGATE       AGGREGATE        AVERAGE         HIGHEST
  REMAINING TERMS            NUMBER       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
TO MATURITY (MONTHS)        OF LOANS        BALANCE         BALANCE         BALANCE         BALANCE
--------------------        --------      ------------    ------------    ------------    ------------
 37- 48 ...................     1      $    9,061,380         0.4%        $ 9,061,380     $ 9,061,380
 49- 60 ...................     1          28,687,500         1.3          28,687,500      28,687,500
 73- 84 ...................    43         183,202,456         8.2           4,260,522      17,970,413
 97-108 ...................     1           1,798,719         0.1           1,798,719       1,798,719
109-120 ...................   242       1,212,026,180        54.0           5,008,373      45,416,841
121-132 ...................     1           3,297,420         0.1           3,297,420       3,297,420
133-144 ...................     4          17,224,559         0.8           4,306,140       5,415,475
145-156 ...................     1           2,919,341         0.1           2,919,341       2,919,341
169-180 ...................    40         385,088,577        17.2           9,627,214      38,206,000
205-216 ...................     3           5,931,683         0.3           1,977,228       3,019,414
217-228 ...................    20          34,888,452         1.6           1,744,423       7,341,749
229-240 ...................    38         125,025,297         5.6           3,290,139      24,140,144
241-252 ...................     6          24,416,571         1.1           4,069,429       6,428,181
253-264 ...................     6          41,097,026         1.8           6,849,504      11,673,663
265-276 ...................     1           4,978,679         0.2           4,978,679       4,978,679
289-300 ...................    13         120,817,560         5.4           9,293,658      30,000,000
325-336 ...................     1           2,156,589         0.1           2,156,589       2,156,589
349-360 ...................     8          41,260,866         1.8           5,157,608      16,491,481
                              ---      --------------       -----         -----------     -----------
Total/Avg./Wtd. Avg./
  Min./Max. ...............   430      $2,243,878,854       100.0%        $ 5,218,323     $45,416,841
                              ===      ==============       =====         ===========     ===========




     RANGE OF                   WTD. AVG.       WTD. AVG.        MINIMUM         MAXIMUM      WTD. AVG.    WTD. AVG.
  REMAINING TERMS             CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
TO MATURITY (MONTHS)          LTV RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
--------------------          ------------    ------------    ------------    ------------    ---------    --------
 37- 48 ...................      72.5%            1.22x           1.22x           1.22x        100.0%        7.50%
 49- 60 ...................      72.1             1.44            1.44            1.44         100.0         7.24
 73- 84 ...................      71.1             1.38            1.20            2.50          93.2         8.44
 97-108 ...................      75.0             1.34            1.34            1.34          99.0         7.71
109-120 ...................      72.4             1.34            1.20            2.07          95.7         8.24
121-132 ...................      74.9             1.27            1.27            1.27         100.0         8.38
133-144 ...................       NAP              NAP             NAP             NAP         100.0        10.06
145-156 ...................      74.9             1.31            1.31            1.31         100.0         7.88
169-180 ...................      72.2             1.37            1.20            2.08          96.3         7.89
205-216 ...................      65.3             1.65            1.65            1.65          94.3         7.99
217-228 ...................       NAP              NAP             NAP             NAP         100.0         8.14
229-240 ...................      72.1             1.36            1.25            1.67          99.7         8.29
241-252 ...................       NAP              NAP             NAP             NAP         100.0         8.21
253-264 ...................      68.3             1.44            1.40            1.47         100.0         9.29
265-276 ...................      56.9             1.59            1.59            1.59           NAP         9.24
289-300 ...................      68.6             1.46            1.15            2.00          94.5         8.15
325-336 ...................      75.7             1.23            1.23            1.23          94.1         8.00
349-360 ...................      79.1             1.20            1.15            1.35          97.2         7.79
                                 ----             ----            ----            ----         -----        -----
Total/Avg./Wtd. Avg./
  Min./Max. ...............      72.2%            1.36x           1.15x           2.50x         96.1%        8.20%
                                 ====             ====            ====            ====         =====        =====


The weighted average remaining term to maturity is 151 months.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                         CUT-OFF DATE BALANCES
                                         (ALL MORTGAGE LOANS)


                                                                  % BY
  RANGE OF                                       AGGREGATE       AGGREGATE        AVERAGE         HIGHEST
CUT-OFF DATE                      NUMBER       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
BALANCES ($)                     OF LOANS        BALANCE         BALANCE          BALANCE         BALANCE
------------                     --------    --------------    ------------    ------------    ------------
         0.01- 2,000,000.00 ....   116       $  163,604,094        7.3%        $ 1,410,380     $ 2,000,000
 2,000,000.01- 4,000,000.00 ....   141          403,349,021       18.0           2,860,631       4,000,000
 4,000,000.01- 6,000,000.00 ....    69          334,190,716       14.9           4,843,344       5,912,058
 6,000,000.01- 8,000,000.00 ....    40          272,939,404       12.2           6,823,485       7,991,880
 8,000,000.01-10,000,000.00 ....    20          180,709,890        8.1           9,035,494       9,986,732
10,000,000.01-12,000,000.00 ....     5           56,166,368        2.5          11,233,274      11,954,284
12,000,000.01-14,000,000.00 ....     7           90,080,463        4.0          12,868,638      14,000,000
14,000,000.01-16,000,000.00 ....     2           29,640,099        1.3          14,820,049      14,859,825
16,000,000.01-18,000,000.00 ....     8          135,425,979        6.0          16,928,247      17,970,413
18,000,000.01-20,000,000.00 ....     6          116,184,243        5.2          19,364,040      20,000,000
20,000,000.01-22,000,000.00 ....     2           41,393,801        1.8          20,696,900      21,315,575
22,000,000.01-24,000,000.00 ....     3           69,262,819        3.1          23,087,606      23,372,304
24,000,000.01-26,000,000.00 ....     1           24,140,144        1.1          24,140,144      24,140,144
28,000,000.01-30,000,000.00 ....     6          174,469,555        7.8          29,078,259      30,000,000
32,000,000.01-34,000,000.00 ....     1           33,449,419        1.5          33,449,419      33,449,419
34,000,000.01-36,000,000.00 ....     1           35,250,000        1.6          35,250,000      35,250,000
38,000,000.01-40,000,000.00 ....     1           38,206,000        1.7          38,206,000      38,206,000
44,000,000.01-46,000,000.00 ....     1           45,416,841        2.0          45,416,841      45,416,841
                                   ---       --------------      -----         -----------     -----------
Total/Avg./Wtd. Avg./
  Min./Max. ....................   430       $2,243,878,854      100.0%        $ 5,218,323     $45,416,841
                                   ===       ==============      =====         ===========     ===========





  RANGE OF                        WTD. AVG.       WTD. AVG.       MINIMUM         MAXIMUM        WTD. AVG.     WTD. AVG.
CUT-OFF DATE                    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE     OCCUPANCY     MORTGAGE
BALANCES ($)                    LTV RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)      RATE(2)        RATE
------------                    ------------    ------------    ------------    ------------     ---------    ---------
         0.01- 2,000,000.00 ....    67.9%           1.37x          1.15x           1.70x           97.2%         8.40%
 2,000,000.01- 4,000,000.00 ....    71.5            1.35           1.17            2.07            96.6          8.35
 4,000,000.01- 6,000,000.00 ....    72.3            1.37           1.20            2.50            95.0          8.32
 6,000,000.01- 8,000,000.00 ....    70.4            1.36           1.20            2.08            94.7          8.24
 8,000,000.01-10,000,000.00 ....    71.8            1.36           1.20            1.70            96.8          8.38
10,000,000.01-12,000,000.00 ....    71.7            1.33           1.30            1.35            96.8          8.53
12,000,000.01-14,000,000.00 ....    74.6            1.30           1.21            1.41            97.2          7.95
14,000,000.01-16,000,000.00 ....    78.6            1.25           1.20            1.30            96.7          8.30
16,000,000.01-18,000,000.00 ....    73.4            1.41           1.18            1.78            95.3          8.08
18,000,000.01-20,000,000.00 ....    74.5            1.38           1.27            1.65            95.8          8.12
20,000,000.01-22,000,000.00 ....    69.2            1.22           1.22            1.22            98.5          7.50
22,000,000.01-24,000,000.00 ....    70.3            1.53           1.29            2.00            94.1          8.27
24,000,000.01-26,000,000.00 ....     NAP             NAP            NAP             NAP           100.0          8.41
28,000,000.01-30,000,000.00 ....    74.6            1.34           1.25            1.45            97.9          7.88
32,000,000.01-34,000,000.00 ....    79.6            1.33           1.33            1.33            99.5          7.43
34,000,000.01-36,000,000.00 ....    75.0            1.25           1.25            1.25            86.4          7.63
38,000,000.01-40,000,000.00 ....    76.4            1.20           1.20            1.20            95.4          7.47
44,000,000.01-46,000,000.00 ....    64.9            1.31           1.31            1.31           100.0          8.34
                                    ----            ----           ----            ----           -----          ----
Total/Avg./Wtd. Avg./
  Min./Max. ....................    72.2%           1.36x          1.15x           2.50x           96.1%         8.20%
                                    ====            ====           ====            ====           =====          ====


The average Cut-off Date Balance is $5,218,323.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.



                                       ORIGINAL AMORTIZATION TERMS
                                          (ALL MORTGAGE LOANS)

                                                              % BY
  ORIGINAL                                  AGGREGATE       AGGREGATE       AVERAGE          HIGHEST
 AMORTIZATION                NUMBER       CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
TERM (MONTHS)               OF LOANS         BALANCE         BALANCE        BALANCE          BALANCE
-------------               --------    --------------    ------------    ------------    ------------
109-120 ...................     1       $   2,100,000          0.1%       $ 2,100,000      $ 2,100,000
133-144 ...................     4          17,224,559          0.8          4,306,140        5,415,475
169-180 ...................     6          26,016,733          1.2          4,336,122        9,000,000
181-192 ...................     3           3,500,000          0.2          1,166,667        1,950,000
205-216 ...................     3          24,989,913          1.1          8,329,971       20,078,226
217-228 ...................     2           2,533,698          0.1          1,266,849        1,513,702
229-240 ...................    56         125,922,453          5.6          2,248,615       16,276,911
241-252 ...................     1           1,153,040          0.1          1,153,040        1,153,040
253-264 ...................    10          49,531,660          2.2          4,953,166       11,673,663
265-276 ...................     1           4,978,679          0.2          4,978,679        4,978,679
277-288 ...................     3          43,363,507          1.9         14,454,502       24,140,144
289-300 ...................   105         512,778,193         22.9          4,883,602       30,000,000
301-312 ...................     4          60,699,000          2.7         15,174,750       38,206,000
313-324 ...................     2           3,180,587          0.1          1,590,293        2,234,690
325-336 ...................    20          97,814,305          4.4          4,890,715        9,382,540
349-360 ...................   209       1,268,092,527         56.5          6,067,428       45,416,841
                              ---      --------------        -----        -----------      -----------
Total/Avg./Wtd. Avg./
  Min./Max. ...............   430      $2,243,878,854        100.0%       $ 5,218,323      $45,416,841
                              ===      ==============        =====        ===========      ===========





  ORIGINAL                      WTD. AVG.       WTD. AVG.        MINIMUM         MAXIMUM      WTD. AVG.    WTD. AVG.
 AMORTIZATION                 CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
TERM (MONTHS)                 LTV RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
-------------                 ------------    ------------    ------------    ------------    ---------    --------
109-120 ...................       29.0%           2.07x           2.07x           2.07x          99.5%        8.15%
133-144 ...................        NAP             NAP             NAP             NAP          100.0        10.06
169-180 ...................       61.3            1.46            1.30            1.62           95.9         8.48
181-192 ...................       62.3            1.35            1.30            1.49          100.0         8.08
205-216 ...................       65.3            1.65            1.65            1.65           98.6         7.23
217-228 ...................        NAP             NAP             NAP             NAP          100.0         7.90
229-240 ...................       68.0            1.41            1.25            2.02           99.1         8.43
241-252 ...................        NAP             NAP             NAP             NAP          100.0         8.75
253-264 ...................       71.6            1.38            1.26            1.47          100.0         8.30
265-276 ...................       56.9            1.59            1.59            1.59            NAP         9.24
277-288 ...................        NAP             NAP             NAP             NAP          100.0         9.17
289-300 ...................       67.2            1.46            1.22            2.50           95.3         8.26
301-312 ...................       76.8            1.21            1.20            1.44           96.8         7.47
313-324 ...................       62.8            1.41            1.28            1.47           97.0         8.87
325-336 ...................       71.6            1.32            1.25            1.53           95.9         8.31
349-360 ...................       74.4            1.32            1.15            1.78           95.7         8.13
                                  ----            ----            ----            ----          -----        -----
Total/Avg./Wtd. Avg./
  Min./Max. ...............       72.2%           1.36x           1.15x           2.50x          96.1%        8.20%
                                  ====            ====            ====            ====          =====        =====


The weighted average original amortization term is 327 months.

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.


                                        AMORTIZATION TYPES
                                       (ALL MORTGAGE LOANS)

                                                             % BY
                                           AGGREGATE       AGGREGATE        AVERAGE         HIGHEST
AMORTIZATION                  NUMBER      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
   TYPES                     OF LOANS       BALANCE         BALANCE         BALANCE         BALANCE
------------                 --------    --------------   ------------    ------------    ------------
Balloon(3) .................   337       $1,865,902,688       83.2%        $5,536,803     $45,416,841
Fully Amortizing ...........    86          321,794,166       14.3          3,741,793      30,000,000
ARD Loans(4) ...............     7           56,182,000        2.5          8,026,000      17,360,000
                               ---       --------------      -----         ----------     -----------
Total/Avg./Wtd. Avg./
  Min./Max. ................   430       $2,243,878,854      100.0%        $5,218,323     $45,416,841
                               ===       ==============      =====         ==========     ===========



                               WTD. AVG.        WTD. AVG.        MINIMUM         MAXIMUM      WTD. AVG.    WTD. AVG.
AMORTIZATION                  CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
   TYPES                     LTV RATIO(1)     DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
------------                 ------------     ------------    ------------    ------------    ---------    --------
Balloon(3) .................     72.2%           1.35x            1.15x           2.50x         95.9%        8.19%
Fully Amortizing ...........     69.0            1.44             1.15            2.07          97.6         8.29
ARD Loans(4) ...............     79.2            1.32             1.27            1.45          94.7         8.15
                                 ----            ----             ----            ----          ----         ----
Total/Avg./Wtd. Avg./
  Min./Max. ................     72.2%           1.36x            1.15x           2.50x         96.1%        8.20%
                                 ====            ====             ====            ====          ====         ====

(1) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

(2) Occupancy Rates were calculated without reference to Hospitality properties.

(3) Includes six Mortgage Loans or 3.4%, which require payments of interest only for one to three years prior to beginning to make payments that amortize the Mortgage Loan.

(4) These Mortgage Loans require payments of interest only for a period of 23 months from origination prior to beginning to make payments that amortize the Mortgage Loan.


                                             OCCUPANCY RATES
                                          (ALL MORTGAGE LOANS)

                                                              % BY
 RANGE OF                                 AGGREGATE         AGGREGATE        AVERAGE         HIGHEST
OCCUPANCY                     NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
 RATES (%)                   OF LOANS       BALANCE          BALANCE         BALANCE         BALANCE
----------                   --------   --------------     ------------    ----------      -----------
Not Applicable .............    33      $  195,779,045         8.7%        $5,932,698      $29,000,000
60.01- 65.00 ...............     1           5,788,599         0.3          5,788,599        5,788,599
70.01- 75.00 ...............     2           7,578,015         0.3          3,789,008        5,853,430
75.01- 80.00 ...............     2          12,803,227         0.6          6,401,614        6,528,304
80.01- 85.00 ...............     8          47,067,205         2.1          5,883,401       16,460,174
85.01- 90.00 ...............    31         174,075,215         7.8          5,615,330       35,250,000
90.01- 95.00 ...............    77         415,014,628        18.5          5,389,800       29,121,268
95.01-100.00 ...............   276       1,385,772,920        61.8          5,020,916       45,416,841
                               ---      --------------       -----         ----------      -----------
Total /Avg. /Wtd. Avg. /
  Min. /Max. ...............   430      $2,243,878,854       100.0%        $5,218,323      $45,416,841
                               ===      ==============       =====         ==========      ===========


 RANGE OF                      WTD. AVG.       WTD. AVG.       MINIMUM         MAXIMUM       WTD. AVG.    WTD. AVG.
OCCUPANCY                    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    OCCUPANCY    MORTGAGE
 RATES (%)                   LTV RATIO(1)    DSC RATIO(1)    DSC RATIO(1)    DSC RATIO(1)     RATE(2)       RATE
----------                   ------------    ------------    ------------    ------------    ---------    ---------
Not Applicable .............     63.9%           1.54x           1.40x           2.50x           NAP        8.37%
60.01- 65.00 ...............     68.1            1.35            1.35            1.35           63.0        8.15
70.01- 75.00 ...............     77.5            1.24            1.20            1.40           72.7        8.30
75.01- 80.00 ...............     57.9            1.29            1.28            1.30           78.1        9.07
80.01- 85.00 ...............     70.8            1.54            1.20            1.78           83.7        8.17
85.01- 90.00 ...............     69.4            1.41            1.21            2.00           87.8        8.24
90.01- 95.00 ...............     73.4            1.32            1.15            1.66           93.5        8.34
95.01-100.00 ...............     73.7            1.32            1.15            2.07           98.8        8.13
                                 ----            ----            ----            ----           ----        ----
Total /Avg. /Wtd. Avg. /
  Min. /Max. ...............     72.2%           1.36x           1.15x           2.50x          96.1%       8.20%
                                 ====            ====            ====            ====           ====        ====

(1) The weighted average occupancy rate is 96.13%, excluding Hospitality properties.

(2) The Debt Service Coverage Ratio and Loan to Value Ratio information shown above do not reflect the 65 Credit Lease Loans, representing 10.61% of the Initial Pool Balance, which typically have Debt Service Coverage Ratios below 1.20x and Loan to Value Ratios in excess of 80%.

THE MORTGAGE LOAN SELLERS

     On or about November 25, 1997 (the "Closing Date"), the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements and related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer or the Special Servicer plus any interest thereon and on any P&I Advances; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require the Master Servicer promptly to cause each of the assignments described in clauses (iv), (v) and
(ix) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan

Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) if such Mortgage Loan was originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and, if such Mortgage Loan was not originated by the applicable Mortgage Loan Seller or an affiliate thereof, then, to the best of such Seller's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; (iii) the applicable Mortgage Loan Seller owns the Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (v) to the actual knowledge of the applicable Mortgage Loan Seller, each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and a legal opinion to such effect was obtained by the originator of such Mortgage Loan at the time of origination; and, as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage or other agreements executed in connection with such Mortgage Loan, and, as of the Cut-off Date, to the actual knowledge of the applicable Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements; (vi) the assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee; (vii) the related Mortgage (or, in the case of a cross-collateralized Mortgage Loan, a related Mortgage) is a valid and enforceable first lien on the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for (a) liens for real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property and (d) if such Mortgage secures a cross-collateralized Mortgage Loan, any lien securing a related cross-collateralized Mortgage Loan;
(viii) to the actual knowledge of the applicable Mortgage Loan Seller, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; (ix) as of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof, and such Mortgaged Property was free of material damage; and, as of the Cut-off Date, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) that materially affects the value thereof, and such Mortgaged Property is free of material damage; (x) as of the date of its origination, all insurance required under the Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property); (xi) as of the Cut-off Date, no Mortgage Loan is, or in the prior 12 months, has been, 30 days or more past due in respect of any Scheduled Payment; and (xii) one or more environmental site assessments were performed with respect to the related Mortgaged Property (or, in the case of a cross-collateralized Mortgage Loan, the related primary Mortgaged Property) during the 18-month period preceding the Cut-off Date, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (a) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of the recovery on such Mortgage Loans on a net present value basis, or (b) held in its own portfolio, whichever servicing procedure is of a higher standard, but without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (vi) any obligation of the Master Servicer, as a Mortgage Loan Seller or as an affiliate thereof, to pay any indemnity with respect to or repurchase any Mortgage Loan.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described herein). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning party pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation. See "Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

     Effective June 5, 1997, First Union National Bank of Georgia and First Union National Bank of Florida were merged with and into First Union National Bank of North Carolina, which changed its name to First Union National Bank effective as of such date. Effective July 31, 1997, each of First Union Bank of Connecticut, First Union National Bank of Maryland, First Union National Bank of South Carolina, First Union National Bank of Tennessee, First Union National Bank of Virginia and First Union National Bank of Washington, D.C. were merged with and into First Union National Bank.

     As of September 30, 1997, the Master Servicer and its affiliates serviced approximately 2,062 commercial and multifamily loans, totaling approximately $9.9 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Mortgage Loans, such as conducting property inspections, collecting financial statements, rent-rolls and other financial data on the Mortgaged Properties, and preparing related reports, as set forth in the Pooling and Servicing Agreement. As of September 30, 1997, the Special Servicer was responsible for the servicing of approximately 2,700 commercial and multifamily loans with an aggregate principal balance of approximately $11 billion, the collateral for which is located in 49 states. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of certain Classes of the Private Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "Servicing of the Mortgage Loans--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "Description of Certificates--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a binding commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur);
(c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to transfer certain of its servicing responsibilities with respect thereto to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no other circumstance identified in such clauses (a) through (g) then exists.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to: 0.090% in the case of 325 Mortgage Loans (or 75.5%), 0.115% in the case of six Mortgage Loans (or 3.7%), 0.120% in the case of one Mortgage Loan (or 0.1%), 0.135% in the case of one Mortgage Loan (or 0.1%), 0.140% in the case of 21 Mortgage Loans (or 5.1%), 0.150% in the case of 20 Mortgage Loans (or 4.0%), 0.165% in the case of 41 Mortgage Loans (or 9.1%) and 0.170% in the case of 15 Mortgage Loans (or 2.5%).

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees and Additional Servicing Fees (as defined herein)) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and the Additional Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and the Trustee
Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, Additional Servicing Fees and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee and the Additional Servicing Fee, the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each

Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "Description Of The Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder as described herein under "Description Of The Certificates--Termination" or (iii) in certain other limited circumstances.

     The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property and
(ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses (i) and (ii) above payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, which monthly fee will accrue at a per annum rate of 0.01% (the "Additional Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the related Mortgage Loan is computed. The Special Servicer will be entitled to any loan service charges, statement charges or other charges earned by it.

     As additional servicing compensation, the Master Servicer or the Special Servicer will be entitled to retain all assumption and modification fees, late charges and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, the Master Servicer and the Special Servicer each is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "Description of the Certificates--Distributions" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described herein under "Description of the Certificates--P&I Advances," the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be each entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.


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


     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination" herein);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on

"prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Special Servicer will be required to inspect or cause to be inspected each Mortgaged Property at least once per calendar year if, in a given calendar year, it has not already done so. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer. See "Description of the Certificates--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union-Lehman Brothers Commercial Mortgage Trust II, Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1997, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of seventeen classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and Class L Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and
(iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class


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


L and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $10,000 actual principal amount (or $100,000 notional amount with respect to the Class IO Certificates), and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                       INITIAL       PERCENT OF
                                                     CERTIFICATE    INITIAL POOL
CLASS OF CERTIFICATES                                  BALANCE         BALANCE
---------------------                               ------------    ------------
Class A-1 Certificates ..........................   $220,000,000         9.8%
Class A-2 Certificates ..........................   $400,000,000        17.8%
Class A-3 Certificates ..........................   $995,592,000        44.4%
Class B Certificates ............................   $112,194,000         5.0%
Class C Certificates ............................   $112,194,000         5.0%
Class D Certificates ............................   $123,413,000         5.5%
Class E Certificates ............................   $ 33,659,000         1.5%
Private Certificates ............................   $246,826,854        11.0%
  (other than the REMIC Residual Certificates)

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.


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


     The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the Class IO Components, as described herein. The Class IO Certificates will have thirteen components (each a "Class IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such Class IO Component will have the same letter and/or numerical designation as a Class of Sequential Pay Certificates. The notional amount of each such Class IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the Class IO Components will equal approximately $2,243,878,854, which amount will equal the Initial Pool Balance. References herein to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the Class IO Components.

     The REMIC Residual Certificates will not have Certificate Balances or notional amounts, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to each Class of Sequential Pay Certificates for each Distribution Date is fixed at the respective rate per annum set forth with respect to such Class in the table at the beginning of the Summary. The Pass-Through Rate applicable to each Class IO Component for any Distribution Date will be equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. The REMIC Residual Certificates will not bear interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus (y) the applicable Administrative Cost Rate; provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
(i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing December 18, 1997 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the


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


Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates, exclusive of any portion thereof that represents one or more of the following:

               (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums and Yield Maintenance Charges, and

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

          (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, "--P&I Advances" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

          (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (34) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (36) to distributions to the holders of the Class R-I Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (35) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero prior to retirement of the Class A Certificates as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates--Termination" herein), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each Class IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of

     Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) in respect of an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     On each Distribution Date, any Prepayment Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed as follows: The holders of each Class of Sequential Pay

Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to (a) the amount of such Prepayment Premium or Yield Maintenance Charge, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium or Yield Maintenance Charge remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class IO Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see Annex B hereto. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class


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A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the Class IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and the Fiscal Agent of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus (the Fiscal Agent having the same rights to indemnity and reimbursement described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "Certain Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "Servicing of the Mortgage Loans--REO Properties" herein. Additional Trust Fund Expenses will reduce amounts payable to


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Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, and if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent will then be required to make such P&I Advance, in each case, subject to the recoverability standard described below. No default by the Trustee will be deemed to have occurred if the Fiscal Agent makes such P&I Advance in a timely manner, as set forth in the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

     The Master Servicer (or the Trustee or Fiscal Agent, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise


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payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had previously been obtained within the prior three months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute, and, that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be borne by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements (net of any amount escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward either electronically or by first class mail on each Distribution Date to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C hereto, setting forth, among other things, for each Distribution Date: (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest; (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges; (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount for such Distribution Date; (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances and Nonrecoverable P&I Advances as of the close of business on the related Determination Date; (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date; (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date; (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and (D) as to which foreclosure proceedings have been commenced; (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, (C) whether the delinquency is in respect of its Balloon Payment, (D) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice, (E) if a Phase I Environmental Assessment of the related Mortgaged Property has been performed as contemplated by the Pooling and Servicing Agreement and (F) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related borrower; (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with accepted servicing standards, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such liquidation event; (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination; (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates; (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal); (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xix) the aggregate of all Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date; (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each Class IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date; (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer during the related Collection Period; (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer and the Special Servicer during the related Collection Period; (xxiv) (A) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns and (xv) the information contained in the "Loan Payoff Notification Report" together, for each applicable Mortgage Loan, with the Distribution Date on which such payment is expected to be distributed to Certificateholders.

          2. A report updating the information regarding the Mortgage Loans, which report shall contain substantially all of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in Annex A. Each such report shall be based upon information received as of the related Determination Date and be based upon the most recent information provided by the borrowers.

          The Master Servicer or the Special Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is required to deliver to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following five reports providing the required information as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by each of the Master Servicer and Special Servicer setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached hereto, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (c) An "Historical Loss Estimate Report" containing substantially the content set forth in Annex F attached hereto, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached hereto, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property that was included in the Trust Fund (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to such REO Property net of related expenses, taxes and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Special Servicer setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

          (f) A "Loan Payoff Notification Report" setting forther among other things for each Mortgage Loan where notice of anticipated payoff has been received, the Control No., the Property Name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance or Prepayment Premium due.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports shall be based solely upon the reports delivered by the Special Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Special Servicer or the Master Servicer is also required to deliver to the Trustee the following materials:

          (a) Within 45 days following the end of each calendar quarter commencing with the calendar quarter ending in March 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing substantially the content set forth in Annex I as of the end of such calendar quarter together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such quarterly operating statements and rent rolls.

          (b) Within 45 days after receipt by the Special Servicer of any annual operating statement with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above.

          (c) Prior to each Distribution Date, a "Comparative Financial Status Report" containing substantially the content set forth in Annex K setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

The Trustee is to deliver a copy of each Comparative Financial Status Report that it receives from the Master Servicer or Special Servicer to the Depositor, the Underwriters, the Master Servicer and each Rating Agency promptly after its receipt thereof. Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee is to deliver a copy of each NOI Adjustment Worksheet that it receives from the Master Servicer or Special Servicer to the Depositor, the Master Servicer, the Underwriters and each Rating Agency. The Trustee is to deliver on April 30 of each year to each Rating Agency and the Underwriters, and at any time upon written request, to the Depositor and the Master Servicer, a copy of each annual Operating Statement Analysis that it receives from the Special Servicer. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates held by persons other than Certificateholders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Master Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and (h) any and all officers' certificates and other evidence delivered to the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     Book-Entry Certificates. Until such time as Definitive Certificates are issued in respect of the Book Entry Certificates, the foregoing information and access will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and DTC Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulators requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will be required to make available monthly to, among others, Certificateholders, an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and the Special Servicer, in the "CSSA Loan" periodic update file and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report and Watch List Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board the user must have available their assigned log-on ID. The Master Servicer may make the information that is available via the Trustee's bulletin board, also available via the Internet at www.firstunion.com under the heading "Capital Markets International-Structured Products.

     A Certificate Owner may obtain certain information contained in each Distribution Date Statement by sending a written request, together with any fee that LaSalle National Bank may require, to LaSalle National Bank, Corporate Trust Department, 135 South LaSalle Street, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services Group--First Union-Lehman Brothers 1997-C2 or by calling the Trustee's ASAP System at (312)904-2200 and requesting statement number 295, or through such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. The Trustee may disclaim responsibility for any information therein for which it is not the original source.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective Class IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date and otherwise based on the "Table Assumptions" set forth under "Yield and Maturity Considerations--Weighted Average Life" herein, which Distribution Date shall in each case be as follows:

CLASS DESIGNATION                                ASSUMED FINAL DISTRIBUTION DATE
-----------------                                -------------------------------
  Class A-1 ...................................        March 18, 2004
  Class A-2 ...................................        May 18, 2007
  Class A-3 ...................................        June 18, 2008
  Class IO ....................................        November 18, 2027
  Class B .....................................        March 18, 2012
  Class C .....................................        September 18, 2012
  Class D .....................................        November 18, 2012
  Class E .....................................        November 18, 2012
  Class F .....................................        June 18, 2017
  Class G .....................................        August 18, 2017
  Class H .....................................        December 18, 2019
  Class J .....................................        February 18, 2022
  Class K .....................................        February 18, 2023
  Class L .....................................        November 18, 2027

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined herein) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. See "Yield and Maturity Considerations" and "Description of the Mortgage Pool" herein and "Yield and Prepayment Considerations" in the Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "Ratings" herein.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amount as Realized Losses solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted liquidation proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding, and except that any distributions of principal on the respective Classes of Class A Certificates (if more than one is then outstanding) described thereunder will be made on a pro rata basis in accordance with their respective Certificate Balances.

THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at 135 South LaSalle Street, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services Group--First Union--Lehman Brothers 1997-C2. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated (a) if such Mortgage Loan or REO Loan is an Actual-360 Loan, on the basis of the actual number of days elapsed during such calendar month in a year assumed to consist of 360-days and
(b) otherwise, on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate will be a per annum rate set forth in the Pooling and Servicing Agreement.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

DUTIES OF THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle

Street, Chicago, Illinois 60603. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement (except for the first two sentences of this paragraph) or related documents. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described in "--P&I Advances" above. The Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each P&I Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective Class IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or Class IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any Class IO Component. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of a Class IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Class IO Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of a Class IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Class IO Component. As more fully described herein under "Description of the Certificates--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class IO Component will be variable and will be equal to the Weighted Average Net Mortgage Rate from time to time minus the Pass-Through Rate on the Class of Sequential Pay Certificates relating to such Class IO Component. Accordingly, the Pass-Through Rate on the Class IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool" herein and "Yield and Maturity Considerations--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 18 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

PRICE/YIELD TABLES

     The tables beginning on page B-14 of Annex B hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e.
100.04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective Class IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective Class IO Components of the Class IO Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the Cut-off Date to but excluding November 25, 1997, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the Yield Tables, the columns headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "10% CPR", "20% CPR", "30% CPR" and "50% CPR," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan that is eligible for prepayment under the Table Assumptions (each such scenario, a "Scenario").

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or Required Defeasance Period or during any period when a Prepayment Premium or a Yield Maintenance Charge could be required in connection with a voluntary prepayment of principal; otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received, (ii) the initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described on the front cover hereof and the initial Pass-Through Rates for the respective Classes of the REMIC Regular Certificates are as follows:
Class A-1, 6.57%; Class A-2, 6.65%; Class A-3, 6.75%; Class B, 6.875%; Class C,
7.00%; Class D, 7.12%; Class E, 7.12%; Class F, 7.50%; Class G, 7.50%; Class H,
6.00%; Class J, 6.00%; Class K, 6.00%; Class L, 6.00%; Class IO for the first Distribution Date, 1.3192%, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis), (vii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (viii) there are no breaches of either Seller's representations and warranties regarding its Mortgage Loans, (ix) no Prepayment Premiums or Yield Maintenance Charges are collected, (x) no party entitled thereto exercises its right of optional termination of the Trust Fund described herein, (xi) the Mortgage Loans which have Anticipated Repayment Dates are repaid in full on their respective Anticipated Repayment Dates, and such Anticipated Repayment Date for any such Mortgage Loan is deemed to be its maturity date, (xii) distributions on the Certificates are made on the 18th day (each assumed to be a business day) of each month, commencing in December 1997, and (xiii) the Closing Date for the sale of the Offered Certificates is November 25, 1997.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods and/or Required Defeasance Periods, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS A-1 CERTIFICATES
                                                                    0% CPR DURING LOCKOUT, YM OR
                                                                    PP-OTHERWISE AT INDICATED CPR
                                                              ------------------------------------------
DISTRIBUTION DATE                                             0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                             ------  -------  -------  -------  -------
Closing Date .............................................     100%     100%     100%     100%     100%
November 1998 ............................................      90       89       89       89       88
November 1999 ............................................      79       78       77       77       76
November 2000 ............................................      66       65       65       64       63
November 2001 ............................................      49       49       49       49       49
November 2002 ............................................      22       22       22       22       21
November 2003 ............................................       5        5        4        3        2
November 2004 and thereafter .............................       0        0        0        0        0
Weighted Average Life (in years) .........................     3.7      3.6      3.6      3.6      3.6



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                         CLASS A-2 CERTIFICATES
                                                                    0% CPR DURING LOCKOUT, YM OR
                                                                    PP-OTHERWISE AT INDICATED CPR
                                                              ------------------------------------------
DISTRIBUTION DATE                                             0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                             ------  -------  -------  -------  -------
Closing Date .............................................     100%     100%     100%     100%     100%
November 1998 ............................................     100      100      100      100      100
November 1999 ............................................     100      100      100      100      100
November 2000 ............................................     100      100      100      100      100
November 2001 ............................................     100      100      100      100      100
November 2002 ............................................     100      100      100      100      100
November 2003 ............................................     100      100      100      100      100
November 2004 ............................................      51       51       50       49       47
November 2005 ............................................      42       39       37       36       32
November 2006 ............................................      31       26       23       19       14
November 2007 and thereafter .............................       0        0        0        0        0
Weighted Average Life (in years) .........................     7.8      7.7      7.6      7.6      7.4



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                         CLASS A-3 CERTIFICATES
                                                                    0% CPR DURING LOCKOUT, YM OR
                                                                    PP-OTHERWISE AT INDICATED CPR
                                                              ------------------------------------------
DISTRIBUTION DATE                                             0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                             ------  -------  -------  -------  -------
Closing Date .............................................     100%     100%     100%     100%     100%
November 1998 ............................................     100      100      100      100      100
November 1999 ............................................     100      100      100      100      100
November 2000 ............................................     100      100      100      100      100
November 2001 ............................................     100      100      100      100      100
November 2002 ............................................     100      100      100      100      100
November 2003 ............................................     100      100      100      100      100
November 2004 ............................................     100      100      100      100      100
November 2005 ............................................     100      100      100      100      100
November 2006 ............................................     100      100      100      100      100
November 2007 ............................................       2        2        2        2        2
November 2008 and thereafter .............................       0        0        0        0        0
Weighted Average Life (in years) .........................     9.8      9.8      9.7      9.7      9.7

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                           CLASS B CERTIFICATES
                                                               0% CPR DURING LOCKOUT, YM OR
                                                               PP-OTHERWISE AT INDICATED CPR
                                                         ------------------------------------------
DISTRIBUTION DATE                                        0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                        ------  -------  -------  -------  -------
Closing Date ........................................     100%     100%     100%     100%     100%
November 1998 .......................................     100      100      100      100      100
November 1999 .......................................     100      100      100      100      100
November 2000 .......................................     100      100      100      100      100
November 2001 .......................................     100      100      100      100      100
November 2002 .......................................     100      100      100      100      100
November 2003 .......................................     100      100      100      100      100
November 2004 .......................................     100      100      100      100      100
November 2005 .......................................     100      100      100      100      100
November 2006 .......................................     100      100      100      100      100
November 2007 .......................................     100      100      100      100      100
November 2008 .......................................      88       87       87       86       85
November 2009 .......................................      64       63       62       62       61
November 2010 .......................................      36       36       35       34       34
November 2011 .......................................       9        8        7        7        6
November 2012 and thereafter ........................       0        0        0        0        0
Weighted average life (in years) ....................    12.5     12.5     12.4     12.4     12.4



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS C CERTIFICATES
                                                               0% CPR DURING LOCKOUT, YM OR
                                                               PP-OTHERWISE AT INDICATED CPR
                                                         ------------------------------------------
DISTRIBUTION DATE                                        0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                        ------  -------  -------  -------  -------
Closing Date ........................................     100%     100%     100%     100%     100%
November 1998 .......................................     100      100      100      100      100
November 1999 .......................................     100      100      100      100      100
November 2000 .......................................     100      100      100      100      100
November 2001 .......................................     100      100      100      100      100
November 2002 .......................................     100      100      100      100      100
November 2003 .......................................     100      100      100      100      100
November 2004 .......................................     100      100      100      100      100
November 2005 .......................................     100      100      100      100      100
November 2006 .......................................     100      100      100      100      100
November 2007 .......................................     100      100      100      100      100
November 2008 .......................................     100      100      100      100      100
November 2009 .......................................     100      100      100      100      100
November 2010 .......................................     100      100      100      100      100
November 2011 .......................................     100      100      100      100      100
November 2012 and thereafter ........................       0        0        0        0        0
Weighted average life (in years) ....................    14.7     14.6     14.6     14.6     14.5



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                          CLASS D CERTIFICATES
                                                               0% CPR DURING LOCKOUT, YM OR
                                                               PP-OTHERWISE AT INDICATED CPR
                                                         ------------------------------------------
DISTRIBUTION DATE                                        0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                        ------  -------  -------  -------  -------
Closing Date ........................................     100%     100%     100%     100%     100%
November 1998 .......................................     100      100      100      100      100
November 1999 .......................................     100      100      100      100      100
November 2000 .......................................     100      100      100      100      100
November 2001 .......................................     100      100      100      100      100
November 2002 .......................................     100      100      100      100      100
November 2003 .......................................     100      100      100      100      100
November 2004 .......................................     100      100      100      100      100
November 2005 .......................................     100      100      100      100      100
November 2006 .......................................     100      100      100      100      100
November 2007 .......................................     100      100      100      100      100
November 2008 .......................................     100      100      100      100      100
November 2009 .......................................     100      100      100      100      100
November 2010 .......................................     100      100      100      100      100
November 2011 .......................................     100      100      100      100      100
November 2012 and thereafter ........................       0        0        0        0        0
Weighted average life (in years) ....................    14.9     14.9     14.9     14.9     14.8


                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                                           CLASS E CERTIFICATES
                                                               0% CPR DURING LOCKOUT, YM OR
                                                               PP-OTHERWISE AT INDICATED CPR
                                                         ------------------------------------------
DISTRIBUTION DATE                                        0% CPR  10% CPR  20% CPR  30% CPR  50% CPR
-----------------                                        ------  -------  -------  -------  -------
Closing Date ........................................     100%     100%     100%     100%     100%
November 1998 .......................................     100      100      100      100      100
November 1999 .......................................     100      100      100      100      100
November 2000 .......................................     100      100      100      100      100
November 2001 .......................................     100      100      100      100      100
November 2002 .......................................     100      100      100      100      100
November 2003 .......................................     100      100      100      100      100
November 2004 .......................................     100      100      100      100      100
November 2005 .......................................     100      100      100      100      100
November 2006 .......................................     100      100      100      100      100
November 2007 .......................................     100      100      100      100      100
November 2008 .......................................     100      100      100      100      100
November 2009 .......................................     100      100      100      100      100
November 2010 .......................................     100      100      100      100      100
November 2011 .......................................     100      100      100      100      100
November 2012 and thereafter ........................       0        0        0        0        0
Weighted average life (in years).....................    15.0     15.0     15.0     15.0     15.0


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III," respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the Class IO Components) will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. For federal income tax purposes the Class IO Certificates will consist of thirteen components, each corresponding to one of the Classes of Sequential Pay Certificates constituting "regular interests." See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will not, and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     Lehman Brothers Inc. ("Lehman Brothers") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Lehman Brothers, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and (c) any member of the underwriting syndicate or selling group of which Lehman Brothers or a person described in (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, DCR, Moody's or Fitch Investors Service, L.P. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either Underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class IO Certificates that they be rated not lower than "AAA" (or the equivalent) by each of DCR, Moody's and, except for the Class IO Certificates, Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $_________, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Sidley & Austin, New York, New York.

                                     RATINGS

     It is a condition of their issuance that each of the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "Aaa" by Moody's, "AAA" by DCR and "AAA" by Standard & Poor's, that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR, that the Class B Certificates be rated not lower than "Aa2" by Moody's, "AA" by DCR and "AA" by Standard & Poor's, that the Class C Certificates be rated not lower than "A2" by Moody's, "A" by DCR and "A" by Standard & Poor's, that the Class D Certificates be rated not lower than "Baa2" by Moody's, "BBB" by DCR and "BBB" by Standard & Poor's and that the Class E Certificates be rated not lower than "Baa3" by Moody's, "BBB-" by DCR and "BBB-" by Standard & Poor's.

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). Therefore, such security rating addresses credit risk and not the risk of prepayment. As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the Class IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     A downgrade, qualification or withdrawal of a rating with respect to the Enhancement Insurer, a provider of a residual value insurance policy, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                            ----
30/360 Basis ............................................                   S-33
actual/360 Basis ........................................                   S-33
Additional Rights .......................................                   S-37
Additional Servicing Fee ................................                   S-58
Additional Servicing Fee Rate ...........................                   S-58
Additional Trust Fund Expenses ..........................                   S-13
Administrative Cost Rate ................................                   S-40
Advance .................................................                   S-71
Anticipated Repayment Date ..............................                   S-33
ARD Loans ...............................................                   S-33
Available Distribution Amount ...........................                   S-64
Balloon Loans ...........................................                    S-9
Balloon Payment .........................................                    S-9
Bond-Type Leases ........................................                   S-37
Casualty or Condemnation Rights .........................                   S-37
CBE .....................................................                   S-88
Certificate Balance .....................................                    S-2
Certificate Owner .......................................              S-7, S-62
Certificateholders ......................................             S-12, S-63
Certificates ............................................         S-1, S-6, S-61
Class ...................................................         S-1, S-6, S-61
Class A Certificates ....................................              S-6, S-61
Class IO Component ......................................             S-13, S-63
Closing Date ............................................              S-7, S-52
Code ....................................................              S-8, S-32
Compensating Interest Payment ...........................             S-20, S-64
Controlling Class of Sequential Pay Certificates ........                   S-56
Controlling Class Representative ........................                   S-56
Credit Lease ............................................                   S-11
Credit Lease Assignments ................................                   S-13
Credit Lease Loans ......................................                   S-11
Credit Lease Table ......................................                   S-36
Custodian ...............................................                   S-52
Cut-off Date ............................................                    S-1
DCR .....................................................                   S-25
Definitive Offered Certificate ..........................              S-7, S-62
Depositor ...............................................                    S-1
Discount Rate ...........................................                   S-70
Distributable Certificate Interest ......................                   S-17
Distribution Date .......................................        S-2, S-14, S-63
Distribution Date Statement .............................                   S-72
DOL .....................................................                   S-24
Double Net Leases .......................................                   S-37
DTC .....................................................              S-7, S-62
Enhancement Insurer .....................................                   S-30
ERISA ...................................................             S-24, S-87
Excluded Class ..........................................                   S-70
Exemption ...............................................                   S-87
Final Recovery Determination ............................                   S-73
First Principal Payment Date ............................                   S-81
First Union Capital .....................................                    S-6
Fitch ...................................................                   S-88
Form 8-K ................................................                   S-54
FUNB ....................................................                    S-6
FUNB Loans ..............................................             S-12, S-32

                                                                            PAGE
                                                                            ----
Guarantor ...............................................                   S-29
HUD .....................................................                   S-35
Initial Pool Balance ....................................                    S-1
IRS .....................................................                   S-87
Last Principal Payment Date .............................                   S-81
Lease Enhancement Policies ..............................                   S-11
Lehman Brothers .........................................                   S-87
Lehman Loans ............................................             S-12, S-32
Lehman Seller ...........................................                    S-7
Lockout Period ..........................................             S-10, S-33
Loss of Rents ...........................................                   S-38
Maintenance Rights ......................................                   S-37
Majority Subordinate Certificateholder ..................                   S-78
Master Servicer .........................................              S-2, S-55
Monthly Payments ........................................                    S-9
Monthly Rental Payments .................................                   S-11
Moody's .................................................                   S-25
Mortgage ................................................                   S-31
Mortgage File ...........................................                   S-52
Mortgage Loan Purchase Agreements .......................                   S-52
Mortgage Loan Seller ....................................                    S-2
Mortgage Loans ..........................................                    S-1
Mortgage Note ...........................................                   S-31
Mortgage Pool ...........................................                    S-1
Mortgage Rates ..........................................                    S-9
Mortgaged Property ......................................         S-1, S-8, S-31
Mortgagor ...............................................                   S-30
Net Aggregate Prepayment Interest Shortfall .............                   S-67
Net Cash Flow ...........................................                   S-39
Nonrecoverable P&I Advance ..............................                   S-71
Non-SMMEA Certificates ..................................                   S-25
Offered Certificates ....................................         S-1, S-6, S-68
Office Depot Mortgage Loan ..............................                   S-38
OID Regulations .........................................                   S-94
P&I Advance .............................................             S-19, S-77
Participants ............................................              S-7, S-69
Pass-Through Rate .......................................                    S-2
Plan ....................................................                   S-24
Pooling and Servicing Agreement .........................             S-13, S-67
PP ......................................................                   S-90
Prepayment Interest Excess ..............................                   S-64
Principal Distribution Amount ...........................                   S-18
Private Certificates ....................................              S-6, S-68
PTE 95-60 ...............................................                   S-96
Purchase Price ..........................................                   S-59
Rating Agencies .........................................                   S-25
Realized Losses .........................................                   S-13
Reimbursement Rate ......................................             S-20, S-78
Related Proceeds ........................................                   S-78
REMIC ...................................................              S-2, S-23
REMIC Administrator .....................................                   S-85
"REMIC I" "REMIC II" and "REMIC III" ....................                    S-2
REMIC Regular Certificates ..............................              S-6, S-68

                                                                            PAGE
                                                                            ----
REMIC Residual Certificates .............................              S-6, S-61
Rental Property .........................................                   S-38
REO Extension ...........................................                   S-60
REO Mortgage Loan .......................................                   S-68
REO Property ............................................             S-22, S-63
REO Tax .................................................                   S-60
Required Appraisal Date .................................                   S-72
Required Appraisal Loan .................................                   S-72
Required Defeasance Period ..............................                   S-80
Risk Factors ............................................                   S-26
Scenario ................................................                   S-82
Section 42 Properties ...................................        S-8, S-32, S-34
Securities Act ..........................................                    S-6
Senior Certificates .....................................             S-21, S-69
Sequential Pay Certificates .............................              S-6, S-61
Servicing Fees ..........................................                   S-57
SMMEA ...................................................             S-25, S-89
Special Servicer ........................................                    S-2
Special Servicing Fee Rate ..............................                   S-57
Standard & Poor's .......................................                   S-25
Table Assumptions .......................................                   S-82
Tax Credits .............................................                   S-34
Tenant ..................................................                   S-11
Triple Net Leases .......................................                   S-37
Trust Fund ..............................................        S-1, S-13, S-61
Trustee .................................................                    S-2
Underwriters ............................................                    S-1
Voting Rights ...........................................                   S-77
Yield Tables ............................................                   S-81
YM ......................................................                   S-40


 Control                                                                                                                       Zip
   No.   Property Name                              Address                                    City                     State  Code
====================================================================================================================================
 1   Rentar                                        66-26 Metropolitan Avenue                   Middle Village             NY   11379
 2   Plainview Shopping Center                     South Oyster Bay Road & Woodbury Road       Plainview                  NY   11714
 3   Centreville Square                            5900 Centreville Crest Lane                 Centreville                VA   22020
 4   Soho Court                                    299-307 Elizabeth Street                    New York                   NY   10012
 5   Blue Cross Blue Shield                        2800 East 6500 South                        Salt Lake City             UT   84121
------------------------------------------------------------------------------------------------------------------------------------
 6   Fountainhead Apartments                       293-297 Turnpike Road                       Westborough                MA   01581

 7   Drury Portfolio #1
7a   Drury Inn - Columbia                          1000 Knipp Street                           Columbia                   MO   65203
7b   Drury Inn -Terre Haute                        3040 South U.S. Highway 41                  Terre Haute                IN   47802
------------------------------------------------------------------------------------------------------------------------------------
7c   Drury Inn - Indianapolis                      9320 N. Michigan Road                       Indianapolis               IN   46268
7d   Drury Inn - St. Peters                        80 Mid Rivers Mall Drive                    St. Peters                 MO   63376
7e   Hampton Inn - St. Louis airport               10800 Pear Tree Lane                        St. Louis                  MO   63074

 8   Sutton Place                                  23275 Riverside Drive                       Southfield                 MI   48034
------------------------------------------------------------------------------------------------------------------------------------
 9   Town Square Wheaton                           199 Town Square                             Wheaton                    IL   60187
10   San Pedro Plaza                               N. Side of Loop 410 E. of San Pedro Blvd.   San Antonio                TX   78212
11   Office Depot - Delray Beach                   2300 So. Congress St.                       Delray Beach               FL   33426

12   Cypress Palms & Sabal Palms
------------------------------------------------------------------------------------------------------------------------------------
12a  Cypress Palms Assisted Living Center          400 Lake Avenue                             Largo                      FL   34641
12b  Sabal Palms Health Care Center                499 Alternate Keene Road                    Largo                      FL   34641

13   Pinole Vista Crossing                         IH-80 & Fitzgerald Drive                    Pinole                     CA   94564
14   675 Sixth Avenue                              675 Sixth Ave.                              New York                   NY   10010
------------------------------------------------------------------------------------------------------------------------------------
15   Citrus Center Office Building                 255 S. Orange Avenue                        Orlando                    FL   32801
16   Hartford Fire - Farmington                    8 Farm Springs Road                         Farmington                 CT   06032
17   Campus Club                                   4000 Southwest 37th Boulevard               Gainesville                FL   32608
18   Park Esplanade Apartments                     3443 Esplanade Ave.                         New Orleans                LA   70119

------------------------------------------------------------------------------------------------------------------------------------
19   Glazer Portfolio
19a  Allentown-Glazer                              4701-4797 Tilghman St.                      Allentown                  PA   18104
19b  K-Mart Plaza (Chambersburg-Glazer)            1001-1025 Wayne Ave.                        Chambersburg               PA   17201
19c  Rt. 30 Mall (Glazer)                          341 Cochituate Rd.                          Framingham                 MA   01701
19d  Hills Plaza (Glazer)                          3930-3942 Murdoch Ave.                      Parkersburg                WV   26101
------------------------------------------------------------------------------------------------------------------------------------
19e  Perry Plaza Shopping Center (Glazer)          2202-2264 Broad Street                      Erie                       PA   16503
19f  Ridge Plaza Seneca-Glazer                     277-345 Ridge Road East                     Rochester                  NY   14621
19g  Vineland-Glazer                               3820 South Delsea Dr.                       Vineland                   NJ   08360
19h  Acme Plaza (Reading) Glazer                   600-634 Greenwich St.                       Reading                    PA   19601

------------------------------------------------------------------------------------------------------------------------------------
20   Cross Island Plaza                            133-33 Brookville Boulevard                 Rosedale                   NY   11422
21   The Hamptons                                  3070 South Nellis Boulevard                 Las Vegas                  NV   89121
22   Noland Fashion Square                         US 40 Highway and Nolan Road                Independence               MO   64055
23   Sheraton Orlando North                        600 North Lake Destiny Drive                Maitland                   FL   32751
24   Olive Tree                                    6201 West Olive Avenue                      Glendale                   AZ   85032
------------------------------------------------------------------------------------------------------------------------------------
25   Saddleback Apts.                              4722 East Bell Road                         Phoenix                    AZ   85032

26   Drury Portfolio #2
26a  Drury Inn & Suites Springfield                3180 South Dirksen Parkway                  Springfield                IL   62703
26b  Drury Houston Galleria                        1615 West Loop South                        Houston                    TX   77027
------------------------------------------------------------------------------------------------------------------------------------
26c  Drury Inn - Woodlands                         28099 I-45 North                            The Woodlands              TX   77380

27   Hylan Commons                                 Hylan Boulevard                             Staten Island              NY   10305
28   Eatoncrest                                    3300 Eaton Crest Drive                      Eatontown                  NJ   07724
29   625 Sixth Avenue                              625 Sixth Ave.                              New York                   NY   10011
------------------------------------------------------------------------------------------------------------------------------------
30   375 and 377 Ghent Road                        375 and 377 Ghent Road                      Akron                      OH   44333
31   Chapel Hill Apartments                        1500 Worcester Road                         Framingham                 MA   01701
32   Royal Palms Senior Residence                  200 Lake Ave, N.E.                          Largo                      FL   34641
33   Abrams Run Apartments                         232 Long Road                               King of Prussia            PA   19406
34   Brandon Crossings Shopping Center             SW Corner of SR 60 & I75                    Brandon                    FL   33619
------------------------------------------------------------------------------------------------------------------------------------
35   Trexlertown Shopping Center                   7150 Hamilton Blvd.                         Upper and Lower Macungie   PA   18087
36   Renaissance Parc                              5151 Verde Valley Lane                      Dallas                     TX   75240
37   Berkley Square                                4701 Park Boulevard                         Plano                      TX   75093
38   Oak Ridge Corporate Center                    151 Layfayette Drive                        Oak Ridge                  TN   37830
39   NorthPark Executive Suites Hotel              7685 Northcross Drive                       Austin                     TX   78757
------------------------------------------------------------------------------------------------------------------------------------
40   Serramonte Plaza                              329-391 Gellert Boulevard                   Daly City                  CA   94015
41   Palm Court Apartments                         3995 Overland Avenue                        Culver City                CA   90232
42   KMart - San Antonio                           12300 San Pedro Ave.                        San Antonio                TX   78216
43   Yaohan Plaza Torrance                         21515 Western Avenue                        Torrence                   CA   90503
44   Irondequoit Shopping Plaza                    Hudson & Titus Aves.                        Irondequiot                NY   14617
------------------------------------------------------------------------------------------------------------------------------------


                                                         Cross Collateralized
Control                                                      Loans Control                Original                Cut-off Date
   No.   Property Name                                            Nos.                     Balance                   Balance
====================================================================================================================================
    1    Rentar                                                                        $ 45,500,000              $ 45,416,841
    2    Plainview Shopping Center                                                       38,206,000                38,206,000
    3    Centreville Square                                                              35,250,000                35,250,000
    4    Soho Court                                                                      33,500,000                33,449,419
    5    Blue Cross Blue Shield                                                          30,000,000                30,000,000
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                                                         29,200,000                29,121,268

    7    Drury Portfolio #1                                                              29,000,000                29,000,000
   7a    Drury Inn - Columbia                                  7b,7c,7d,7e
   7b    Drury Inn -Terre Haute                                7a,7c,7d,7e
------------------------------------------------------------------------------------------------------------------------------------
   7c    Drury Inn - Indianapolis                              7a,7b,7d,7e
   7d    Drury Inn - St. Peters                                7a,7b,7c,7e
   7e    Hampton Inn - St. Louis airport                       7a,7b,7c,7d

    8    Sutton Place                                                                    29,000,000                28,887,122
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                                                             28,850,000                28,773,665
   10    San Pedro Plaza                                                                 28,687,500                28,687,500
   11    Office Depot  - Delray Beach                                                    24,146,602                24,140,144

   12    Cypress Palms & Sabal Palms                                                     23,400,000                23,372,304
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center                    12b,32
   12b   Sabal Palms Health Care Center                          12a,32

   13    Pinole Vista Crossing                                                           23,000,000                22,988,718
   14    675 Sixth Avenue                                                                23,000,000                22,901,796
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                                                   21,375,000                21,315,575
   16    Hartford Fire - Farmington                                                      20,142,693                20,078,226
   17    Campus Club                                                                     20,000,000                20,000,000
   18    Park Esplanade Apartments                                                       20,000,000                19,977,150

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                                                20,000,000                19,958,798
   19a   Allentown-Glazer                              19b,19c,19d,19e,19f,19g,19h
   19b   K-Mart Plaza (Chambersburg-Glazer)            19a,19c,19d,19e,19f,19g,19h
   19c   Rt. 30 Mall (Glazer)                          19a,19b,19d,19e,19f,19g,19h
   19d   Hills Plaza (Glazer)                          19a,19b,19c,19e,19f,19g,19h
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)          19a,19b,19c,19d,19f,19g,19h
   19f   Ridge Plaza Seneca-Glazer                     19a,19b,19c,19d,19e,19g,19h
   19g   Vineland-Glazer                               19a,19b,19c,19d,19e,19f,19h
   19h   Acme Plaza (Reading) Glazer                   19a,19b,19c,19d,19e,19f,19g

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                                              19,125,000                19,093,718
   21    The Hamptons                                                                    18,700,000                18,665,259
   22    Noland Fashion Square                                                           18,525,000                18,489,317
   23    Sheraton Orlando North                                                          18,000,000                17,970,413
   24    Olive Tree                                                                      17,360,000                17,360,000
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                                                17,342,000                17,342,000

   26    Drury Portfolio #2                                                              16,965,000                16,965,000
   26a   Drury Inn & Suites Springfield                          26b,26c
   26b   Drury Houston Galleria                                  26a,26c
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands                                   26a,26b

   27    Hylan Commons                                                                   16,560,000                16,560,000
   28    Eatoncrest                                                                      16,500,000                16,491,481
   29    625 Sixth Avenue                                                                16,500,000                16,460,174
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                                                          16,300,000                16,276,911
   31    Chapel Hill Apartments                                                          14,900,000                14,859,825
   32    Royal Palms Senior Residence                            12a,12b                 14,800,000                14,780,274
   33    Abrams Run Apartments                                                           14,000,000                14,000,000
   34    Brandon Crossings Shopping Center                                               13,500,000                13,482,188
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                                                     13,100,000                13,093,282
   36    Renaissance Parc                                                                12,520,000                12,497,380
   37    Berkley Square                                                                  12,500,000                12,488,265
   38    Oak Ridge Corporate Center                        121,144,179,236,274           12,280,000                12,269,348
   39    NorthPark Executive Suites Hotel                                                12,250,000                12,250,000
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                                                12,000,000                11,954,284
   41    Palm Court Apartments                                                           11,790,000                11,773,564
   42    KMart  - San Antonio                                                            11,704,599                11,673,663
   43    Yaohan Plaza Torrance                                                           10,500,000                10,495,288
   44    Irondequoit Shopping Plaza                                                      10,300,000                10,269,569
------------------------------------------------------------------------------------------------------------------------------------



                                                                  Cumulative
                                                % of Aggregate   % of Initial                                             Interest
Control                                            Cut-off Date      Pool         Mortgage        Administrative           Accrual
   No.   Property Name                             Balance          Balance         Rate            Cost Rate               Method
====================================================================================================================================
    1    Rentar                                      2.02%            2.02%        8.3400%            0.1025%              Act/360
    2    Plainview Shopping Center                   1.70             3.73         7.4700             0.1025                30/360
    3    Centreville Square                          1.57             5.30         7.6250             0.1025                30/360
    4    Soho Court                                  1.49             6.79         7.4300             0.1025                30/360
    5    Blue Cross Blue Shield                      1.34             8.13         7.1850             0.1025                30/360
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                     1.30             9.42         8.5500             0.1275               Act/360

    7    Drury Portfolio #1                          1.29            10.72         7.9600             0.1025               Act/360
   7a    Drury Inn - Columbia
   7b    Drury Inn -Terre Haute
------------------------------------------------------------------------------------------------------------------------------------
   7c    Drury Inn - Indianapolis
   7d    Drury Inn - St. Peters
   7e    Hampton Inn - St. Louis airport

    8    Sutton Place                                1.29            12.00         8.2500             0.1025                30/360
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                         1.28            13.29         8.1200             0.1025                30/360
   10    San Pedro Plaza                             1.28            14.56         7.2400             0.1025               Act/360
   11    Office Depot  - Delray Beach                1.08            15.64         8.4100             0.1025                30/360

   12    Cypress Palms & Sabal Palms                 1.04            16.68         8.6310             0.1775                30/360
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center
   12b   Sabal Palms Health Care Center

   13    Pinole Vista Crossing                       1.02            17.71         7.7500             0.1525               Act/360
   14    675 Sixth Avenue                            1.02            18.73         8.4200             0.1025               Act/360
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building               0.95            19.68         7.9100             0.1525               Act/360
   16    Hartford Fire - Farmington                  0.89            20.57         7.0650             0.1025                30/360
   17    Campus Club                                 0.89            21.46         7.4500             0.1025               Act/360
   18    Park Esplanade Apartments                   0.89            22.35         7.9400             0.1825               Act/360
------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                            0.89            23.24         8.9300             0.1025               Act/360
   19a   Allentown-Glazer
   19b   K-Mart Plaza (Chambersburg-Glazer)
   19c   Rt. 30 Mall (Glazer)
   19d   Hills Plaza (Glazer)
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)
   19f   Ridge Plaza Seneca-Glazer
   19g   Vineland-Glazer
   19h   Acme Plaza (Reading) Glazer

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                          0.85            24.09         7.8800             0.1025               Act/360
   21    The Hamptons                                0.83            24.92         8.2900             0.1275               Act/360
   22    Noland Fashion Square                       0.82            25.75         8.2500             0.1775                30/360
   23    Sheraton Orlando North                      0.80            26.55         8.6900             0.1625               Act/360
   24    Olive Tree                                  0.77            27.32         8.1400             0.1025                30/360
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                            0.77            28.10         8.1400             0.1025                30/360

   26    Drury Portfolio #2                          0.76            28.85         7.9200             0.1025               Act/360
   26a   Drury Inn & Suites Springfield
   26b   Drury Houston Galleria
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands

   27    Hylan Commons                               0.74            29.59         7.4700             0.1025                30/360
   28    Eatoncrest                                  0.73            30.33         7.6000             0.1025               Act/360
   29    625 Sixth Avenue                            0.73            31.06         8.4200             0.1025               Act/360
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                      0.73            31.78         8.2500             0.1025               Act/360
   31    Chapel Hill Apartments                      0.66            32.45         8.5500             0.1275               Act/360
   32    Royal Palms Senior Residence                0.66            33.11         8.0500             0.1775                30/360
   33    Abrams Run Apartments                       0.62            33.73         7.5100             0.1025                30/360
   34    Brandon Crossings Shopping Center           0.60            34.33         8.1000             0.1025                30/360
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                 0.58            34.91         7.6200             0.1025               Act/360
   36    Renaissance Parc                            0.56            35.47         8.3750             0.1025               Act/360
   37    Berkley Square                              0.56            36.03         8.6500             0.1525               Act/360
   38    Oak Ridge Corporate Center                  0.55            36.57         7.8100             0.1625               Act/360
   39    NorthPark Executive Suites Hotel            0.55            37.12         7.6700             0.1025               Act/360
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                            0.53            37.65         8.6700             0.1025                30/360
   41    Palm Court Apartments                       0.52            38.18         8.4100             0.1025               Act/360
   42    KMart  - San Antonio                        0.52            38.70         8.8400             0.1025                30/360
   43    Yaohan Plaza Torrance                       0.47            39.17         8.0000             0.1775               Act/360
   44    Irondequoit Shopping Plaza                  0.46            39.62         8.6910             0.1025                30/360
------------------------------------------------------------------------------------------------------------------------------------




         FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST 1997-C2


                                                                                                Original  Remaining
                                                                                                Term to    Term to       Original
 Control                                                         Amortization                   Maturity   Maturity    Amortization
   No.   Property Name                                               Type                        (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
    1    Rentar                                        Amortizing Balloon                         120        116           360
    2    Plainview Shopping Center                     Interest Only then Amortizing Balloon      180        180           312
    3    Centreville Square                            Amortizing Balloon                         120        120           360
    4    Soho Court                                    Amortizing Balloon                         180        178           360
    5    Blue Cross Blue Shield                        Fully Amortizing                           299        299           299
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                       Amortizing Balloon                         120        114           360

    7    Drury Portfolio #1                            Amortizing Balloon                         180        180           300
    7a   Drury Inn - Columbia
    7b   Drury Inn -Terre Haute
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis
    7d   Drury Inn - St. Peters
    7e   Hampton Inn - St. Louis airport

    8    Sutton Place                                  Amortizing Balloon                         120        114           360
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                           Amortizing Balloon                         180        176           360
   10    San Pedro Plaza                               Amortizing Balloon                          60         60           360
   11    Office Depot  - Delray Beach                  Step                                       236        235           283

   12    Cypress Palms & Sabal Palms                   Amortizing Balloon                         300        298           360
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center
   12b   Sabal Palms Health Care Center

   13    Pinole Vista Crossing                         Amortizing Balloon                         180        179           360
   14    675 Sixth Avenue                              Fully Amortizing                           300        295           300
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                 Amortizing Balloon                         120        117           300
   16    Hartford Fire - Farmington                    Step                                       179        177           209
   17    Campus Club                                   Amortizing Balloon                         120        120           360
   18    Park Esplanade Apartments                     Amortizing Balloon                         120        118           360

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                              Amortizing Balloon                         120        115           360
   19a   Allentown-Glazer
   19b   K-Mart Plaza (Chambersburg-Glazer)
   19c   Rt. 30 Mall (Glazer)
   19d   Hills Plaza (Glazer)
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)
   19f   Ridge Plaza Seneca-Glazer
   19g   Vineland-Glazer
   19h   Acme Plaza (Reading) Glazer

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                            Amortizing Balloon                         120        117           360
   21    The Hamptons                                  Amortizing Balloon                         120        116           360
   22    Noland Fashion Square                         Amortizing Balloon                         180        177           360
   23    Sheraton Orlando North                        Amortizing Balloon                          84         82           300
   24    Olive Tree                                    Interest Only then Hyper amortizing        120        116           360
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                              Interest Only then Hyper amortizing        120        116           360

   26    Drury Portfolio #2                            Amortizing Balloon                         180        180           300
   26a   Drury Inn & Suites Springfield
   26b   Drury Houston Galleria
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands

   27    Hylan Commons                                 Interest Only then Amortizing Balloon      180        180           312
   28    Eatoncrest                                    Fully Amortizing                           360        359           360
   29    625 Sixth Avenue                              Amortizing Balloon                         180        175           360
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                        Fully Amortizing                           240        239           240
   31    Chapel Hill Apartments                        Amortizing Balloon                         120        114           360
   32    Royal Palms Senior Residence                  Amortizing Balloon                         300        298           360
   33    Abrams Run Apartments                         Fully Amortizing                           360        360           360
   34    Brandon Crossings Shopping Center             Amortizing Balloon                         120        118           360
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                   Amortizing Balloon                         120        119           360
   36    Renaissance Parc                              Amortizing Balloon                         120        116           360
   37    Berkley Square                                Amortizing Balloon                         120        118           360
   38    Oak Ridge Corporate Center                    Amortizing Balloon                         180        179           300
   39    NorthPark Executive Suites Hotel              Amortizing Balloon                         120        120           300
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                              Amortizing Balloon                          84         80           300
   41    Palm Court Apartments                         Amortizing Balloon                         120        117           360
   42    KMart  - San Antonio                          Fully Amortizing                           257        255           257
   43    Yaohan Plaza Torrance                         Amortizing Balloon                         180        179           360
   44    Irondequoit Shopping Plaza                    Amortizing Balloon                         120        115           360
------------------------------------------------------------------------------------------------------------------------------------





                                                          Remaining
 Control                                                Amortization        Origination       Maturity           Balloon
   No.   Property Name                                   Term (Mos.)            Date            Date             Balance
====================================================================================================================================
    1    Rentar                                              356              07/01/97        07/01/07        $ 41,021,426
    2    Plainview Shopping Center                           312              10/14/97        11/01/12          28,808,275
    3    Centreville Square                                  360              10/15/97        11/01/07          30,678,900
    4    Soho Court                                          358              08/07/97        09/01/12          25,202,968
    5    Blue Cross Blue Shield                              299              10/02/97        10/01/22                 -
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                             354              05/01/97        05/01/07          26,453,458

    7    Drury Portfolio #1                                  300              10/03/97        11/01/12          19,273,479
    7a   Drury Inn - Columbia
    7b   Drury Inn -Terre Haute
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis
    7d   Drury Inn - St. Peters
    7e   Hampton Inn - St. Louis airport

    8    Sutton Place                                        354              05/01/97        05/01/07          25,569,311
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                                 356              06/30/97        07/01/12          22,243,000
   10    San Pedro Plaza                                     360              09/25/97        11/01/02          27,246,613
   11    Office Depot  - Delray Beach                        282              09/16/97        06/01/17           9,335,743

   12    Cypress Palms & Sabal Palms                         358              08/28/97        09/01/22           8,848,645
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center
   12b   Sabal Palms Health Care Center

   13    Pinole Vista Crossing                               359              09/09/97        10/01/12          18,190,012
   14    675 Sixth Avenue                                    295              05/30/97        06/01/22           1,981,294
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                       297              08/01/97        08/01/07          17,571,021
   16    Hartford Fire - Farmington                          207              08/12/97        08/01/12           5,172,877
   17    Campus Club                                         360              10/10/97        11/01/07          17,641,391
   18    Park Esplanade Apartments                           358              08/11/97        09/01/07          17,855,776

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                    355              05/14/97        06/01/07          18,267,491
   19a   Allentown-Glazer
   19b   K-Mart Plaza (Chambersburg-Glazer)
   19c   Rt. 30 Mall (Glazer)
   19d   Hills Plaza (Glazer)
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)
   19f   Ridge Plaza Seneca-Glazer
   19g   Vineland-Glazer
   19h   Acme Plaza (Reading) Glazer

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                  357              07/18/97        08/01/07          17,053,143
   21    The Hamptons                                        356              06/20/97        07/01/07          16,839,887
   22    Noland Fashion Square                               357              07/24/97        08/01/12          14,345,571
   23    Sheraton Orlando North                              298              08/15/97        09/01/04          16,263,945
   24    Olive Tree                                          360              06/16/97        07/01/07          15,813,515
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                    360              06/16/97        07/01/07          15,797,118

   26    Drury Portfolio #2                                  300              10/03/97        11/01/12          11,252,040
   26a   Drury Inn & Suites Springfield
   26b   Drury Houston Galleria
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands

   27    Hylan Commons                                       312              10/14/97        11/01/12          12,486,652
   28    Eatoncrest                                          359              09/04/97        10/01/27           1,764,952
   29    625 Sixth Avenue                                    355              05/30/97        06/01/12          13,424,550
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                              239              09/17/97        10/01/17             757,962
   31    Chapel Hill Apartments                              354              05/01/97        05/01/07          13,498,512
   32    Royal Palms Senior Residence                        358              08/28/97        09/01/22           5,374,960
   33    Abrams Run Apartments                               360              10/09/97        11/01/27                 -
   34    Brandon Crossings Shopping Center                   358              08/21/97        09/01/07          11,867,092
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                         359              09/26/97        10/01/07          11,606,284
   36    Renaissance Parc                                    356              06/11/97        07/01/07          11,296,748
   37    Berkley Square                                      358              08/12/97        09/01/07          11,344,106
   38    Oak Ridge Corporate Center                          299              09/18/97        10/01/12           8,102,957
   39    NorthPark Executive Suites Hotel                    300              10/10/97        11/01/07           9,996,968
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                    296              06/27/97        07/01/04          10,700,045
   41    Palm Court Apartments                               357              06/30/97        08/01/07          10,644,389
   42    KMart  - San Antonio                                255              08/11/97        02/01/19                 -
   43    Yaohan Plaza Torrance                               359              08/29/97        10/01/12           8,393,146
   44    Irondequoit Shopping Plaza                          355              05/06/97        06/01/07           9,159,217
------------------------------------------------------------------------------------------------------------------------------------





 Control
   No.        Property Name                                 Property Type            Prepayment Provisions
====================================================================================================================================
    1         Rentar                                        Industrial/Retail        L(5),5(1),4(1),3(1),2(1.5),O(.5)
    2         Plainview Shopping Center                     Retail - Anchored        L(5),YM1%(5),3(1),2(1),1(2),O(1)
    3         Centreville Square                            Retail - Anchored        L(4),YM1%(5.75),O(.25)
    4         Soho Court                                    Multifamily              L(5),7(1),5(1),3(1),1(6.5),O(.5) or DEF
    5         Blue Cross Blue Shield                        Office - CTL             L(10),YM1%(14.916) or DEF
------------------------------------------------------------------------------------------------------------------------------------
    6         Fountainhead Apartments                       Multifamily              L(2),YM1%(5),O(3)

    7         Drury Portfolio #1                                                     L(4),YM1%(6),4(2),3(1),2(1),O(1)
    7a        Drury Inn - Columbia                          Hospitality
    7b        Drury Inn -Terre Haute                        Hospitality

------------------------------------------------------------------------------------------------------------------------------------
    7c        Drury Inn - Indianapolis                      Hospitality
    7d        Drury Inn - St. Peters                        Hospitality
    7e        Hampton Inn - St. Louis airport               Hospitality

    8         Sutton Place                                  Multifamily              L(0),YM1%(8.5),O(1.5)
------------------------------------------------------------------------------------------------------------------------------------
    9         Town Square Wheaton                           Retail - Unanchored      L(5),YM1%(9.5),O(.5)
   10         San Pedro Plaza                               Retail - Anchored        L(2),YM1%(2.5),O(.5) or DEF
   11         Office Depot  - Delray Beach                  Office - CTL             L(8),YM1%(11.42),O(.25)

   12         Cypress Palms & Sabal Palms                                            L(9),YM1%(10),5(1),4(1),3(1),2(1),1(1.5),O(.5)

------------------------------------------------------------------------------------------------------------------------------------
   12a        Cypress Palms Assisted Living Center          Congregate Care
   12b        Sabal Palms Health Care Center                Skilled Nursing

   13         Pinole Vista Crossing                         Retail - Anchored        L(8),YM1%(6.5),O(.5)
   14         675 Sixth Avenue                              Office                   L(10),YM1%(14.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   15         Citrus Center Office Building                 Office                   L(8),YM1%(1.5),O(.5) or DEF
   16         Hartford Fire - Farmington                    Office - CTL             L(10),YM1%(4.67),O(.25)
   17         Campus Club                                   Multifamily              DEF(9.5),O(.5)
   18         Park Esplanade Apartments                     Multifamily              L(4),YM1%(5.5),O(.5) or DEF

------------------------------------------------------------------------------------------------------------------------------------
   19         Glazer Portfolio                                                       L(3),YM1%(6.5),O(.5) or DEF(Borr)
   19a        Allentown-Glazer                              Retail - Anchored
   19b        K-Mart Plaza (Chambersburg-Glazer)            Retail - Anchored
   19c        Rt. 30 Mall (Glazer)                          Retail - Anchored
   19d        Hills Plaza (Glazer)                          Retail - Anchored
------------------------------------------------------------------------------------------------------------------------------------
   19e        Perry Plaza Shopping Center (Glazer)          Retail - Anchored
   19f        Ridge Plaza Seneca-Glazer                     Retail - Unanchored
   19g        Vineland-Glazer                               Retail - Anchored
   19h        Acme Plaza (Reading) Glazer                   Retail - Anchored

------------------------------------------------------------------------------------------------------------------------------------
   20         Cross Island Plaza                            Office                   L(4),YM1%(5.5),O(.5) or DEF
   21         The Hamptons                                  Multifamily              L(2),YM1%(3),<YM3%(1),<YM2%(1),1(2.5),O(.5)
   22         Noland Fashion Square                         Retail - Anchored        L(7),YM1%(7.5),O(.5) or DEF
   23         Sheraton Orlando North                        Hospitality              L(3),YM1%(3.5),O(.5) or DEF
   24         Olive Tree                                    Multifamily              L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   25         Saddleback Apts.                              Multifamily              L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)

   26         Drury Portfolio #2                                                     L(4),YM1%(6),4(2),3(1),2(1),O(1)
   26a        Drury Inn & Suites Springfield                Hospitality
   26b        Drury Houston Galleria                        Hospitality

------------------------------------------------------------------------------------------------------------------------------------
   26c        Drury Inn - Woodlands                         Hospitality

   27         Hylan Commons                                 Retail - Anchored        L(5),YM1%(5),3(1),2(1),1(2),O(1)
   28         Eatoncrest                                    Multifamily              L(4),YM1%(11),1(14.75),O(.25)
   29         625 Sixth Avenue                              Office                   L(10),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   30         375 and 377 Ghent Road                        Office                   L(5),YM1%(7),3(1),2(1),1(5.75),O(.25)
   31         Chapel Hill Apartments                        Multifamily              L(2),YM1%(5),O(3)
   32         Royal Palms Senior Residence                  Multifamily              L(9),YM1%(10),5(1),4(1),3(1),2(1),1(1.5),O(.5)
   33         Abrams Run Apartments                         Multifamily              L(12),DEF(2),O(16)
   34         Brandon Crossings Shopping Center             Retail - Unanchored      L(9.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   35         Trexlertown Shopping Center                   Retail - Anchored        L(4),YM1%(5.5),O(.5) or DEF
   36         Renaissance Parc                              Multifamily              L(4),YM1%(5.75),O(.25)
   37         Berkley Square                                Retail - Anchored        L(4),YM1%(5.5),O(.5) or DEF
   38         Oak Ridge Corporate Center                    Office                   L(10),YM1%(4.5),O(.5)
   39         NorthPark Executive Suites Hotel              Hospitality              L(5),5(1),4(1),3(1),2(1),1(.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   40         Serramonte Plaza                              Office                   L(4),YM1%(2.5),O(.5) or DEF
   41         Palm Court Apartments                         Congregate Care          L(3),YM1%(6.5),O(.5) or DEF
   42         KMart  - San Antonio                          Retail - CTL             L(10),YM1%(11.17),O(.25)
   43         Yaohan Plaza Torrance                         Retail - Anchored        L(8),YM1%(6.5),O(.5) or DEF
   44         Irondequoit Shopping Plaza                    Retail - Anchored        L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------




 Control                                                     Annual              Net                               Appraised
   No.   Property Name                                    Debt Service        Cash Flow            DSCR              Value
====================================================================================================================================
    1    Rentar                                           $4,136,513          $5,412,592           1.31x       $  70,000,000
    2    Plainview Shopping Center                         3,335,088           4,014,616           1.20           50,000,000
    3    Centreville Square                                2,993,968           3,739,361           1.25           47,000,000
    4    Soho Court                                        2,791,599           3,700,114           1.33           42,000,000
    5    Blue Cross Blue Shield                            2,590,153           2,667,858           1.03           33,000,000
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                           2,706,699           3,518,443           1.30           37,000,000

    7    Drury Portfolio #1                                2,676,706           3,893,681           1.45           42,700,000
                                                                              ----------                       -------------
    7a   Drury Inn - Columbia                                                    911,486                           8,300,000
    7b   Drury Inn -Terre Haute                                                  654,273                           9,100,000
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis                                                584,608                           5,800,000
    7d   Drury Inn - St. Peters                                                  687,052                           9,100,000
    7e   Hampton Inn - St. Louis airport                                       1,056,262                          10,400,000

    8    Sutton Place                                      2,614,408           3,316,078           1.27           36,400,000
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                               2,569,314           3,212,329           1.25           38,500,000
   10    San Pedro Plaza                                   2,346,057           3,389,310           1.44           39,800,000
   11    Office Depot  - Delray Beach                      2,108,229           2,213,640           1.05           25,000,000

   12    Cypress Palms & Sabal Palms                       2,185,232           2,817,422           1.29           34,800,000
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center                                  1,292,228                          16,000,000
   12b   Sabal Palms Health Care Center                                        1,525,194                          18,800,000

   13    Pinole Vista Crossing                             1,977,298           2,576,395           1.30           29,100,000
   14    675 Sixth Avenue                                  2,207,567           4,405,553           2.00           35,400,000
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                     1,964,440           2,389,446           1.22           30,800,000
   16    Hartford Fire - Farmington                        1,808,748           1,814,174           1.00           21,600,000
   17    Campus Club                                       1,669,905           2,267,085           1.36           25,000,000
   18    Park Esplanade Apartments                         1,751,007           2,223,187           1.27           25,000,000

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                  1,919,018           2,582,686           1.35           33,600,000
                                                                              ----------                       -------------
   19a   Allentown-Glazer                                                        548,472                           8,000,000
   19b   K-Mart Plaza (Chambersburg-Glazer)                                      447,810                           5,100,000
   19c   Rt. 30 Mall (Glazer)                                                    669,883                           6,500,000
   19d   Hills Plaza (Glazer)                                                    302,937                           4,400,000
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)                                    130,717                           3,100,000
   19f   Ridge Plaza Seneca-Glazer                                               143,892                           1,700,000
   19g   Vineland-Glazer                                                         160,952                           2,000,000
   19h   Acme Plaza (Reading) Glazer                                             178,023                           2,800,000

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                1,664,831           2,753,960           1.65           25,500,000
   21    The Hamptons                                      1,692,157           2,177,780           1.29           24,000,000
   22    Noland Fashion Square                             1,670,066           2,272,559           1.36           24,600,000
   23    Sheraton Orlando North                            1,767,034           2,572,355           1.46           25,500,000
   24    Olive Tree                                        1,548,958           1,988,941           1.28           21,700,000
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                  1,547,352           1,959,998           1.27           21,900,000

   26    Drury Portfolio #2                                1,560,490           2,668,303           1.71           27,300,000
                                                                              ----------                       -------------
   26a   Drury Inn & Suites Springfield                                          531,147                           6,200,000
   26b   Drury Houston Galleria                                                  941,824                           9,600,000
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands                                                 1,195,332                          11,500,000

   27    Hylan Commons                                     1,445,560           1,734,782           1.20           20,700,000
   28    Eatoncrest                                        1,398,028           1,653,392           1.18           21,000,000
   29    625 Sixth Avenue                                  1,511,237           2,696,242           1.78           25,400,000
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                            1,666,640           2,271,499           1.36           22,625,000
   31    Chapel Hill Apartments                            1,381,158           1,790,317           1.30           18,700,000
   32    Royal Palms Senior Residence                      1,309,362           1,577,464           1.20           19,000,000
   33    Abrams Run Apartments                             1,175,831           1,423,216           1.21           17,500,000
   34    Brandon Crossings Shopping Center                 1,200,011           1,516,651           1.26           18,500,000
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                       1,112,111           1,422,479           1.28           17,300,000
   36    Renaissance Parc                                  1,141,932           1,468,238           1.29           16,200,000
   37    Berkley Square                                    1,169,354           1,603,133           1.37           16,850,000
   38    Oak Ridge Corporate Center                        1,118,863           1,454,478           1.30           15,700,000
   39    NorthPark Executive Suites Hotel                  1,102,624           1,549,196           1.41           19,350,000
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                  1,176,070           1,593,219           1.35           18,500,000
   41    Palm Court Apartments                             1,078,848           1,424,760           1.32           15,725,000
   42    KMart  - San Antonio                              1,219,621           1,329,387           1.09           13,080,000
   43    Yaohan Plaza Torrance                               924,543           1,244,704           1.35           14,300,000
   44    Irondequoit Shopping Plaza                          967,158           1,261,931           1.30           13,800,000
------------------------------------------------------------------------------------------------------------------------------------



         FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST 1997-C2



                                                                                                                      Loan per
                                                                     Cut-off     Scheduled                          Sq Ft, Unit,
 Control                                                Appraisal      Date       Maturity     Year       Year        Bed, Pad
   No.   Property Name                                     Year        LTV        Date LTV     Built   Renovated       or Room
====================================================================================================================================
    1    Rentar                                            1997        64.9%       58.6%      1972-73     1987    1,567,218  Sq Feet
    2    Plainview Shopping Center                         1997        76.4        57.6        1954       1990      201,452  Sq Feet
    3    Centreville Square                                1997        75.0        65.3        1990                 311,054  Sq Feet
    4    Soho Court                                        1997        79.6        60.0       1995-96                   195  Units
    5    Blue Cross Blue Shield                            1997        90.9         -          1997                 222,000  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                           1997        78.7        71.5        1970                     561  Units

    7    Drury Portfolio #1                                            67.9        45.1                                 676  Rooms
                                                                                                                        ----------
    7a   Drury Inn - Columbia                              1997                                1989                     123  Rooms
    7b   Drury Inn -Terre Haute                            1997                                1995                     153  Rooms
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis                          1997                                1986                     110  Rooms
    7d   Drury Inn - St. Peters                            1997                               1995,96                   135  Rooms
    7e   Hampton Inn - St. Louis airport                   1997                                1980       1997          155  Rooms

    8    Sutton Place                                      1997        79.4        70.3        1970                     516  Units
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                               1997        74.7        57.8        1991                 175,536  Sq Feet
   10    San Pedro Plaza                                   1997        72.1        68.5       1996-97               286,388  Sq Feet
   11    Office Depot  - Delray Beach                      1997        96.6        37.3        1997                 215,000  Sq Feet

   12    Cypress Palms & Sabal Palms                                   67.2        25.4                                 353  Beds
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center              1997                                1996                     131  Beds
   12b   Sabal Palms Health Care Center                    1997                               1990-93                   222  Beds

   13    Pinole Vista Crossing                             1997        79.0        62.5        1995                 206,253  Sq Feet
   14    675 Sixth Avenue                                  1997        64.7         5.6        1900       1985      312,500  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                     1997        69.2        57.0        1971       1995      258,321  Sq Feet
   16    Hartford Fire - Farmington                        1997        93.0        24.0        1982       1997      107,654  Sq Feet
   17    Campus Club                                       1997        80.0        70.6        1996                     252  Units
   18    Park Esplanade Apartments                         1997        79.9        71.4        1972                     442  Units

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                              59.4        54.4                             750,694  Sq Feet
                                                                                                                    ----------------
   19a   Allentown-Glazer                                  1997                                1969                 160,819  Sq Feet
   19b   K-Mart Plaza (Chambersburg-Glazer)                1997                                1974                 138,741  Sq Feet
   19c   Rt. 30 Mall (Glazer)                              1997                                1969                  63,557  Sq Feet
   19d   Hills Plaza (Glazer)                              1997                                1972                 112,244  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)              1997                                1952                 108,669  Sq Feet
   19f   Ridge Plaza Seneca-Glazer                         1997                                1969       1977       43,404  Sq Feet
   19g   Vineland-Glazer                                   1997                                1986                  86,820  Sq Feet
   19h   Acme Plaza (Reading) Glazer                       1997                                1974                  36,440  Sq Feet

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                1997        74.9        66.9        1987                 236,682  Sq Feet
   21    The Hamptons                                      1997        77.8        70.2        1988                     492  Units
   22    Noland Fashion Square                             1997        75.2        58.3       1986-88               306,423  Sq Feet
   23    Sheraton Orlando North                            1997        70.5        63.8        1985                     394  Rooms
   24    Olive Tree                                        1997        80.0        72.9        1984                     762  Units
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                  1997        79.2        72.1        1985                     582  Units

   26    Drury Portfolio #2                                            62.1        41.2                                 404  Rooms
                                                                                                                        ----------
   26a   Drury Inn & Suites Springfield                    1997                                1993                     118  Rooms
   26b   Drury Houston Galleria                            1997                                1995                     134  Rooms
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands                             1997                                1996                     152  Rooms

   27    Hylan Commons                                     1997        80.0        60.3        1995                  85,277  Sq Feet
   28    Eatoncrest                                        1997        78.5         8.4        1965       1997          412  Units
   29    625 Sixth Avenue                                  1997        64.8        52.9        1876      1980s      144,861  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                            1997        71.9         3.4        1988       1990      244,894  Sq Feet
   31    Chapel Hill Apartments                            1997        79.5        72.2        1972                     180  Units
   32    Royal Palms Senior Residence                      1997        77.8        28.3        1990                     179  Units
   33    Abrams Run Apartments                             1997        80.0         -          1996                     194  Units
   34    Brandon Crossings Shopping Center                 1997        72.9        64.1        1985       1987      283,609  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                       1997        75.7        67.1        1990                 212,027  Sq Feet
   36    Renaissance Parc                                  1997        77.1        69.7        1971       1995          294  Units
   37    Berkley Square                                    1997        74.1        67.3        1986                 124,490  Sq Feet
   38    Oak Ridge Corporate Center                        1997        78.2        51.6        1991                 158,600  Sq Feet
   39    NorthPark Executive Suites Hotel                  1997        63.3        51.7        1986                     180  Rooms
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                  1996        64.6        57.8       1970-78     1995      236,329  Sq Feet
   41    Palm Court Apartments                             1997        74.9        67.7        1991                     100  Units
   42    KMart  - San Antonio                              1997        89.3         -          1994                 169,563  Sq Feet
   43    Yaohan Plaza Torrance                             1997        73.4        58.7        1991                  56,682  Sq Feet
   44    Irondequoit Shopping Plaza                        1997        74.4        66.4        1956       1991      212,578  Sq Feet
------------------------------------------------------------------------------------------------------------------------------------




                                                        Sq Ft, Unit,
 Control                                                  Bed, Pad        Occupancy     Rent Roll              Underwriting
   No.   Property Name                                    or Room         Percentage      Date                   Reserves
====================================================================================================================================
    1    Rentar                                             $29.03          100.0%       04/30/97                     $0.10 Sq Foot
    2    Plainview Shopping Center                          189.65           95.4        09/01/97                     $0.22 Sq Foot
    3    Centreville Square                                 113.32           86.4        10/15/97                     $0.13 Sq Foot
    4    Soho Court                                     171,794.87           99.5        07/01/97                   $150.00 Unit
    5    Blue Cross Blue Shield                             135.14          100.0        09/30/97                     $0.00 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                         52,049.91           94.7        10/01/97                   $210.00 Unit

    7    Drury Portfolio #1                              42,899.41                                      4% of gross revenue Room
    7a   Drury Inn - Columbia                                                NAP           NAP          4% of gross revenue Room
    7b   Drury Inn -Terre Haute                                              NAP           NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis                                            NAP           NAP          4% of gross revenue Room
    7d   Drury Inn - St. Peters                                              NAP           NAP          4% of gross revenue Room
    7e   Hampton Inn - St. Louis airport                                     NAP           NAP          4% of gross revenue Room

    8    Sutton Place                                    56,201.55           99.0        09/03/97                   $202.67 Unit
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                                164.35           96.0        06/17/97                     $0.11 Sq Foot
   10    San Pedro Plaza                                    100.17          100.0        07/31/97                     $0.15 Sq Foot
   11    Office Depot  - Delray Beach                       112.31          100.0        10/31/97                     $0.00 Sq Foot

   12    Cypress Palms & Sabal Palms                     66,288.95                                                  $349.00 Bed
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center                                95.0        08/21/97                   $347.33 Bed
   12b   Sabal Palms Health Care Center                                      95.0        08/21/97                   $350.00 Bed

   13    Pinole Vista Crossing                              111.51          100.0        06/01/97                     $0.12 Sq Foot
   14    675 Sixth Avenue                                    73.60           87.2        04/01/97                     $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                       82.75           97.0        07/29/97                     $0.13 Sq Foot
   16    Hartford Fire - Farmington                         187.11          100.0        10/31/97                     $0.10 Sq Foot
   17    Campus Club                                     79,365.08           99.4        09/30/97                   $500.00 Unit
   18    Park Esplanade Apartments                       45,248.87           94.6        06/30/97                   $200.00 Unit

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                    26.64                                                    $0.23 Sq Foot
                                                                                                                      -------------
   19a   Allentown-Glazer                                                    95.7        05/13/97                     $0.32 Sq Foot
   19b   K-Mart Plaza (Chambersburg-Glazer)                                  92.1        05/13/97                     $0.15 Sq Foot
   19c   Rt. 30 Mall (Glazer)                                                95.0        05/13/97                     $0.15 Sq Foot
   19d   Hills Plaza (Glazer)                                               100.0        05/13/97                     $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)                                86.6        05/13/97                     $0.23 Sq Foot
   19f   Ridge Plaza Seneca-Glazer                                           86.8        05/13/97                     $0.17 Sq Foot
   19g   Vineland-Glazer                                                    100.0        05/13/97                     $0.29 Sq Foot
   19h   Acme Plaza (Reading) Glazer                                        100.0        05/13/97                     $0.49 Sq Foot

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                  80.80           98.7        06/01/97                     $0.16 Sq Foot
   21    The Hamptons                                    38,008.13           92.7        06/18/97                   $200.00 Unit
   22    Noland Fashion Square                               60.46           94.6        06/30/97                     $0.09 Sq Foot
   23    Sheraton Orlando North                          45,685.28           NAP           NAP          4% of gross revenue Room
   24    Olive Tree                                      22,782.15           98.5        08/31/97                   $175.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                29,797.25           90.6        08/31/97                   $175.00 Unit

   26    Drury Portfolio #2                              41,992.57                                      4% of gross revenue Room
   26a   Drury Inn & Suites Springfield                                      NAP           NAP          4% of gross revenue Room
   26b   Drury Houston Galleria                                              NAP           NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands                                               NAP           NAP          4% of gross revenue Room

   27    Hylan Commons                                      194.19          100.0        09/01/97                     $0.10 Sq Foot
   28    Eatoncrest                                      40,048.54           97.8        08/01/97                   $200.00 Unit
   29    625 Sixth Avenue                                   113.90           85.0        10/30/97                     $0.11 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                              66.56          100.0        08/05/97                     $0.05 Sq Foot
   31    Chapel Hill Apartments                          82,777.78           98.3        10/01/97                   $225.00 Unit
   32    Royal Palms Senior Residence                    82,681.56           95.0        08/20/97                   $384.64 Unit
   33    Abrams Run Apartments                           72,164.95           98.0        09/11/97                   $324.62 Unit
   34    Brandon Crossings Shopping Center                   47.60           96.7        07/10/97                     $0.20 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                         61.78           94.1        09/01/97                     $0.17 Sq Foot
   36    Renaissance Parc                                42,585.03           96.6        07/21/97                   $200.00 Unit
   37    Berkley Square                                     100.41           98.3        08/01/97                     $0.22 Sq Foot
   38    Oak Ridge Corporate Center                          77.43          100.0        06/01/97                     $0.14 Sq Foot
   39    NorthPark Executive Suites Hotel                68,055.56           NAP           NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                    50.78           88.7        03/31/97                     $0.09 Sq Foot
   41    Palm Court Apartments                          117,900.00          100.0        04/30/97                   $202.98 Unit
   42    KMart  - San Antonio                                69.03          100.0        10/31/97                     $0.00 Sq Foot
   43    Yaohan Plaza Torrance                              185.24          100.0        08/11/97                     $0.15 Sq Foot
   44    Irondequoit Shopping Plaza                          48.45           95.7        03/31/97                     $0.09 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------



                                                                           Largest Retail Tenant
                                                       -----------------------------------------------------------------
                                                                                                 Tenant
 Control                                                                                        Area Leased      Lease       Control
   No.   Property Name                                 Tenant Name                              (Sq. Ft.)       Exp Date       No.
====================================================================================================================================
    1    Rentar                                                                                                                 1
    2    Plainview Shopping Center                     Shop-Rite (Food Town)                      42,000        01/01/10        2
    3    Centreville Square                            Shopper's Food Warehouse                   47,002        08/01/08        3
    4    Soho Court                                                                                                             4
    5    Blue Cross Blue Shield                                                                                                 5
------------------------------------------------------------------------------------------------------------------------------------
    6    Fountainhead Apartments                                                                                                6

    7    Drury Portfolio #1                                                                                                     7
    7a   Drury Inn - Columbia                                                                                                   7a
    7b   Drury Inn -Terre Haute                                                                                                 7b
------------------------------------------------------------------------------------------------------------------------------------
    7c   Drury Inn - Indianapolis                                                                                               7c
    7d   Drury Inn - St. Peters                                                                                                 7d
    7e   Hampton Inn - St. Louis airport                                                                                        7e

    8    Sutton Place                                                                                                           8
------------------------------------------------------------------------------------------------------------------------------------
    9    Town Square Wheaton                           Barnes & Noble                             14,678        01/31/07        9
   10    San Pedro Plaza                               Oshman's Sporting                          65,000        09/20/16       10
   11    Office Depot  - Delray Beach                                                                                          11

   12    Cypress Palms & Sabal Palms                                                                                           12
------------------------------------------------------------------------------------------------------------------------------------
   12a   Cypress Palms Assisted Living Center                                                                                  12a
   12b   Sabal Palms Health Care Center                                                                                        12b

   13    Pinole Vista Crossing                         Toys R Us                                  44,983        01/31/07       13
   14    675 Sixth Avenue                                                                                                      14
------------------------------------------------------------------------------------------------------------------------------------
   15    Citrus Center Office Building                                                                                         15
   16    Hartford Fire - Farmington                                                                                            16
   17    Campus Club                                                                                                           17
   18    Park Esplanade Apartments                                                                                             18

------------------------------------------------------------------------------------------------------------------------------------
   19    Glazer Portfolio                                                                                                      19
   19a   Allentown-Glazer                              KMart                                     116,805        06/30/98       19a
   19b   K-Mart Plaza (Chambersburg-Glazer)            KMart                                      84,180        10/31/99       19b
   19c   Rt. 30 Mall (Glazer)                          Tandy Computer City                        41,955        01/01/03       19c
   19d   Hills Plaza (Glazer)                          Hills Department Store                     73,000        09/30/01       19d
------------------------------------------------------------------------------------------------------------------------------------
   19e   Perry Plaza Shopping Center (Glazer)          Erie County Farms Grocery Store            24,920        10/31/09       19e
   19f   Ridge Plaza Seneca-Glazer                     Gannett Rochester                           7,500        09/30/08       19f
   19g   Vineland-Glazer                               KMart                                      84,180        08/31/01       19g
   19h   Acme Plaza (Reading) Glazer                   Greenwich Market                           20,440        05/31/11       19h

------------------------------------------------------------------------------------------------------------------------------------
   20    Cross Island Plaza                                                                                                    20
   21    The Hamptons                                                                                                          21
   22    Noland Fashion Square                         1/2 Price Store                            76,520        09/30/03       22
   23    Sheraton Orlando North                                                                                                23
   24    Olive Tree                                                                                                            24
------------------------------------------------------------------------------------------------------------------------------------
   25    Saddleback Apts.                                                                                                      25

   26    Drury Portfolio #2                                                                                                    26
   26a   Drury Inn & Suites Springfield                                                                                        26a
   26b   Drury Houston Galleria                                                                                                26b
------------------------------------------------------------------------------------------------------------------------------------
   26c   Drury Inn - Woodlands                                                                                                 26c

   27    Hylan Commons                                 TJ Maxx                                    21,000        11/30/05       27
   28    Eatoncrest                                                                                                            28
   29    625 Sixth Avenue                                                                                                      29
------------------------------------------------------------------------------------------------------------------------------------
   30    375 and 377 Ghent Road                                                                                                30
   31    Chapel Hill Apartments                                                                                                31
   32    Royal Palms Senior Residence                                                                                          32
   33    Abrams Run Apartments                                                                                                 33
   34    Brandon Crossings Shopping Center             Waccamaw                                   86,475        10/01/03       34
------------------------------------------------------------------------------------------------------------------------------------
   35    Trexlertown Shopping Center                   Ames                                       61,420        02/28/16       35
   36    Renaissance Parc                                                                                                      36
   37    Berkley Square                                UA Theatre                                 29,200        12/31/01       37
   38    Oak Ridge Corporate Center                                                                                            38
   39    NorthPark Executive Suites Hotel                                                                                      39
------------------------------------------------------------------------------------------------------------------------------------
   40    Serramonte Plaza                                                                                                      40
   41    Palm Court Apartments                                                                                                 41
   42    KMart  - San Antonio                          KMart                                     169,563        02/28/19       42
   43    Yaohan Plaza Torrance                         Yaohan USA                                 56,682        09/03/17       43
   44    Irondequoit Shopping Plaza                    Wegman's                                   90,000        02/28/21       44
------------------------------------------------------------------------------------------------------------------------------------





             First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2


 Control                                                                                                                         Zip
   No.     Property Name                           Address                                  City                          State Code
====================================================================================================================================
   45  The Deauville                               8665 Burton Way                          Los Angeles                    CA  90048
   46  The NorthCorp Center                        3910 RCA Blvd.                           Palm Beach Gardens             FL  33410
   47  Garden Ridge - Kennesaw                     2875 George Busbee Parkway               Marietta City Limits(Kennesaw) GA  30144
   48  Holiday Inn Select (Appleton)               150 Nicolet Road                         Appleton                       WI  54914
   49  Perwinkle Place Shopping Center             2075 Periwinkle Place                    Sanibel Island                 FL  33957
------------------------------------------------------------------------------------------------------------------------------------
   50  Garden Ridge - Norcross                     1887 Willow Trail Parkway                Norcross                       GA  30093
   51  Willow Bend Town Centre                     22928-23048 S. R. 54                     Lutz                           FL  33549
   52  Coachman Manor                              401 Gibbsboro Road                       Lindenwold                     NJ  08021

   53  Avalon Manor Note A
------------------------------------------------------------------------------------------------------------------------------------
   54  Avalon Manor Note B

 53&54 Avalon Manor Note A & B - Property Level    14014 Marsh Pike                         Hagerstown                     MD  21741

   55 (*) Mountain View Apartments                 22700 Lake Forest Drive                  El Toro                        CA  92630
   56  FEL Facility                                Lakewood Farmingdale Road                Farmingdale                    NJ  07727
------------------------------------------------------------------------------------------------------------------------------------
   57  Castle Way                                  5955 Weiss Road                          Saginaw                        MI  48603
   58  Gateway Shopping Center                     855 Interstate10 South                   Beaumont                       TX  77701
   59  2011 North Soto Street                      2011 North Soto St.                      Los Angeles                    CA  90032
   60  Herndon Centre III                          358 - 434 Elden Street                   Herdon                         VA  22070
   61  Yaohan Plaza Costa Mesa                     665 Paularino Avenue                     Costa Mesa                     CA  92628
------------------------------------------------------------------------------------------------------------------------------------
   62  Brainerd Village                            Brainerd Road                            Chattanooga                    TN  37421
   63  Chatsworth Gardens                          20801 Devonshire Street                  Chatsworth                     CA  91311
   64  Sierra Creek                                501 Central Texas Expressway             Killeen                        TX  76541
   65  Shirley Shopping Center                     Montauk Highway & William Floyd Parkway  Shirley                        NY  11967
   66  One Price Distribution Center               1875 East Main Street                    Duncan                         SC  29334
------------------------------------------------------------------------------------------------------------------------------------
   67  Quail Lakes Center                          4700-4755 Quail Lakes Drive              Stockton                       CA  95219
   68  Cedar Run                                   816 South Oneida                         Denver                         CO  80224
   69  Woodmeade South Apartments                  200 Lowwood Drive                        Knoxville                      TN  37920
   70  Park Tower                                  200 W. Santa Ana Boulevard               Santa Ana                      CA  92701
   71  Brampton Moors                              101 Brampton Lane                        Cary                           NC  27513
------------------------------------------------------------------------------------------------------------------------------------
   72  Country Place I                             3900 Blackburn Lane                      Burtonsville                   MD  20866
   73  Wal-Mart - Boone                            1812 Blowing Rock                        Boone                          NC  28607
   74  Premier Place Shopping Center               NWC of Cobb's Ford & McQueen Smith Roads Prattville                     AL  36066
   75  Concordia Shopping Center                   1600 Perrineville Road                   Monroe                         NJ  08512
   76  Ten Quivira Plaza Shopping Center           NWQ Shawnee Mission Pkwy & Quivira Rd.   Shawnee                        KS  66216
------------------------------------------------------------------------------------------------------------------------------------
   77  Grandin Ridge Apartments                    2400 Windsor Woods Lane                  Norcross                       GA  30071
   78  Willowick                                   5120 North 16th Street                   Phoenix                        AZ  85016
   79  Buccaneer Trace Apartments                  55 E. Deerwood Rd.                       Savannah                       GA  31410
   80  Euclid Shopping Center                      1315 Euclid Ave.                         Bristol                        VA  24202
   81  Overlook Rim Apartments                     3202 South Mason Avenue                  Tacoma                         WA  98409
------------------------------------------------------------------------------------------------------------------------------------
   82  Drury Inn - St. Louis Airport               10490 Natural Bridge Road                Edmundson                      MO  63134
   83  Farmington                                  2013 Fry Road                            Katy                           TX  77449
   84  Key Biscayne Galeria                        328 Crandon Blvd.                        Key Biscayne                   FL  33149
   85  The Crossings Shopping Center               2260-2336 Lebanon Pike                   Nashville                      TN  37214
   86  Scottsdale Park Terrace                     1075 North Miller Road                   Scottsdale                     AZ  85257
------------------------------------------------------------------------------------------------------------------------------------
   87  Falls Village                               6200 A Green Meadow Parkway              Baltimore                      MD  21209
   88  Holiday Inn - Catalina Centre               1601 North Congress Avenue               Boynton Beach                  FL  33426
   89  Dam Neck Crossings                          1630 and 1650 General Booth Boulevard    Virginia Beach                 VA  23454
   90  Roger Smith Hotel                           501 Lexington Avenue@47th Street         New York                       NY  10017
   91  Main Street Village Apartments              6400 Main St.                            Columbus                       GA  31904
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   92  DFW Air Cargo Complex                       2963,2967, & 3015 N. Airfield Dr.        Irving                         TX  75261
   93  Bayview Apartments                          4315 W. 182nd Street                     Torrance                       CA  90504
   94  Whiting Shopping Center                     108 Lacey Road                           Whiting                        NJ  08759
   95  Circuit City - Poughkeepsie                 837 South Rd.                            Poughkeepsie                   NY  12602
   96  Reisterstown Business Center                100-322 Business Center Way              Reisterstown                   MD  21136
------------------------------------------------------------------------------------------------------------------------------------
   97  Nob Hill Apartments - Madison               1108 Moorland Road                       Madison                        WI  53713
   98  Atrium Executive Plaza                      499 Northwest 70th Avenue                Plantation                     FL  33317
   99  Gardens Park Plaza                          8940 North Military Trail                Palm Beach Gardens             FL  33403
  100  Plaza Healthcare                            1475 North Granite Reef Road             Scottsdale                     AZ  85257

------------------------------------------------------------------------------------------------------------------------------------
  101  Leisure Living Properties
  101a CumberLand Retirement Village               11535 East Fulton Street                 Lowell                         MI  49331
  101b Fountain View - Portage                     7818 Kenmure Drive                       Portage                        MI  49081
  101c Fountain View - Fremont                     102 Hillcrest Avenue                     Fremont                        MI  49412

------------------------------------------------------------------------------------------------------------------------------------
  102  Victoria Village shopping center            1401 - 1463 Victoria Avenue              Ventura                        CA  93003
  103  Terraces @ Windy Hill                       3000 Windy Hill Road                     Marietta                       GA  30339
  104  Ralphs 67th Street                          Montezuma & 67th Street                  San Diego                      CA  92115
  105  Brywood Shopping Center                     8600-8760 E. 63rd Street                 Kansas City                    MO  64133
  106  Clarington                                  3767 Clarington Avenue                   Los Angeles                    CA  90034
------------------------------------------------------------------------------------------------------------------------------------
  107  Tallahasse Residence Inn                    1880 Raymond Diehl Road                  Tallahasee                     FL  32308
  108  Bradford Place Apartments                   325 Percival Road                        Columbia                       SC  29206
  109  Bellevue Valley Plaza                       7401 - 7091 Highway 70 South             Nashville                      TN  37221
  110  Tri State Plaza                             NE Route 23 and Route 84                 Montague                       NJ  07827
  111  Chimney Sweep Apartments                    775 Camino Del Sur                       Isla Vista                     CA  93117
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


                                                                    Crossed Collateralized
   Control                                                              Loans Control             Original         Cut-off Date
     No.     Property Name                                                   Nos.                 Balance             Balance
====================================================================================================================================
     45      The Deauville                                                                    $ 10,000,000       $   9,986,732
     46      The NorthCorp Center                                                               10,000,000           9,985,351
     47      Garden Ridge - Kennesaw                                                             9,763,565           9,763,390
     48      Holiday Inn Select (Appleton)                                                       9,800,000           9,749,977
     49      Perwinkle Place Shopping Center                                                     9,675,000           9,667,450
------------------------------------------------------------------------------------------------------------------------------------
     50      Garden Ridge - Norcross                                                             9,460,142           9,459,973
     51      Willow Bend Town Centre                                                             9,400,000           9,387,597
     52      Coachman Manor                                                                      9,400,000           9,382,540

     53      Avalon Manor Note A                                                                 4,700,000           4,683,455
------------------------------------------------------------------------------------------------------------------------------------
     54      Avalon Manor Note B                                                                 4,580,000           4,553,995
                                                                                                 ---------           ---------
   53 & 54   Avalon Manor Note A & B - Property Level                                            9,280,000           9,237,450

     55 (*)  Mountain View Apartments                                                           10,000,000           9,061,380
     56      FEL Facility                                                                        9,000,000           9,000,000
------------------------------------------------------------------------------------------------------------------------------------
     57      Castle Way                                                                          8,900,000           8,900,000
     58      Gateway Shopping Center                                                             8,910,000           8,882,624
     59      2011 North Soto Street                                                              8,800,000           8,783,677
     60      Herndon Centre III                                                                  8,500,000           8,500,000
     61      Yaohan Plaza Costa Mesa                                                             8,500,000           8,496,186
------------------------------------------------------------------------------------------------------------------------------------
     62      Brainerd Village                                                                    8,500,000           8,494,274
     63      Chatsworth Gardens                                                                  8,500,000           8,491,163
     64      Sierra Creek                                                                        8,400,000           8,400,000
     65      Shirley Shopping Center                                                             8,250,000           8,234,773
     66      One Price Distribution Center                                                       8,125,000           8,082,804
------------------------------------------------------------------------------------------------------------------------------------
     67      Quail Lakes Center                                                                  8,000,000           7,991,880
     68      Cedar Run                                                                           8,000,000           7,986,834
     69      Woodmeade South Apartments                                                          7,500,000           7,495,930
     70      Park Tower                                                                          7,500,000           7,487,785
     71      Brampton Moors                                                                      7,500,000           7,476,817
------------------------------------------------------------------------------------------------------------------------------------
     72      Country Place I                                                                     7,425,000           7,408,285
     73      Wal-Mart - Boone                                                                    7,458,022           7,341,749
     74      Premier Place Shopping Center                                                       7,230,000           7,230,000
     75      Concordia Shopping Center                                                           7,200,000           7,170,968
     76      Ten Quivira Plaza Shopping Center                           105,280,408             7,160,000           7,155,350
------------------------------------------------------------------------------------------------------------------------------------
     77      Grandin Ridge Apartments                                                            7,140,000           7,127,772
     78      Willowick                                                                           7,100,000           7,088,580
     79      Buccaneer Trace Apartments                                                          7,040,000           7,016,198
     80      Euclid Shopping Center                                                              7,031,000           7,014,233
     81      Overlook Rim Apartments                                                             7,040,000           7,014,139
------------------------------------------------------------------------------------------------------------------------------------
     82      Drury Inn - St. Louis Airport                                                       7,000,000           7,000,000
     83      Farmington                                                                          7,000,000           7,000,000
     84      Key Biscayne Galeria                                                                7,000,000           6,996,673
     85      The Crossings Shopping Center                                                       7,000,000           6,989,789
     86      Scottsdale Park Terrace                                                             7,000,000           6,989,578
------------------------------------------------------------------------------------------------------------------------------------
     87      Falls Village                                                                       6,900,000           6,900,000
     88      Holiday Inn -  Catalina Centre                                                      6,746,000           6,729,457
     89      Dam Neck Crossings                                                                  6,725,000           6,725,000
     90      Roger Smith Hotel                                                                   6,700,000           6,700,000
     91      Main Street Village Apartments                                                      6,600,000           6,592,053
------------------------------------------------------------------------------------------------------------------------------------
     92      DFW Air Cargo Complex                                                               6,551,000           6,528,304
     93      Bayview Apartments                                                                  6,500,000           6,488,356
     94      Whiting Shopping Center                                                             6,500,000           6,473,791
     95      Circuit City - Poughkeepsie                                                         6,589,015           6,428,181
     96      Reisterstown Business Center                                                        6,400,000           6,389,097
------------------------------------------------------------------------------------------------------------------------------------
     97      Nob Hill Apartments - Madison                                                       6,350,000           6,342,551
     98      Atrium Executive Plaza                                                              6,300,000           6,284,126
     99      Gardens Park Plaza                                                                  6,300,000           6,274,923
    100      Plaza Healthcare                                                                    6,250,000           6,234,626

------------------------------------------------------------------------------------------------------------------------------------
    101      Leisure Living Properties                                                           6,250,000           6,217,295
    101a     CumberLand Retirement Village                                101b,101c
    101b     Fountain View - Portage                                      101a,101c
    101c     Fountain View - Fremont                                      101a,101b

------------------------------------------------------------------------------------------------------------------------------------
    102      Victoria Village shopping center                                                    6,200,000           6,179,213
    103      Terraces @ Windy Hill                                                               6,185,000           6,176,283
    104      Ralphs 67th Street                                                                  6,150,000           6,122,436
    105      Brywood Shopping Center                                      76,280,408             6,110,000           6,106,032
    106      Clarington                                                                          6,075,000           6,065,121
------------------------------------------------------------------------------------------------------------------------------------
    107      Tallahasse Residence Inn                                                            5,917,000           5,912,058
    108      Bradford Place Apartments                                                           5,885,771           5,853,430
    109      Bellevue Valley Plaza                                                               5,813,000           5,801,266
    110      Tri State Plaza                                                                     5,800,000           5,788,599
    111      Chimney Sweep Apartments                                                            5,750,000           5,739,700
------------------------------------------------------------------------------------------------------------------------------------


                                                                               Cumulative
                                                           % of Aggregate     % of Initial                                Interest
   Control                                                  Cut-off Date          Pool        Mortgage    Administrative   Accrual
     No.     Property Name                                    Balance           Balance         Rate        Cost Rate       Method
====================================================================================================================================
     45      The Deauville                                        0.45%          40.07%        7.3600%        0.1025%      Act/360
     46      The NorthCorp Center                                 0.45           40.51         8.2500         0.1025       Act/360
     47      Garden Ridge - Kennesaw                              0.44           40.95        10.1250         0.1025        30/360
     48      Holiday Inn Select (Appleton)                        0.43           41.38         9.4000         0.1025        30/360
     49      Perwinkle Place Shopping Center                      0.43           41.81         8.2500         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     50      Garden Ridge - Norcross                              0.42           42.23        10.1250         0.1025        30/360
     51      Willow Bend Town Centre                              0.42           42.65         8.1000         0.1025        30/360
     52      Coachman Manor                                       0.42           43.07         8.4500         0.1275       Act/360

     53      Avalon Manor Note A                                  0.21           43.28        10.5000         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     54      Avalon Manor Note B                                  0.20           43.48         7.6025         0.1025        30/360
   53 & 54   Avalon Manor Note A & B - Property Level

     55 (*)  Mountain View Apartments                             0.40           43.89         7.5000         0.1025        30/360
     56      FEL Facility                                         0.40           44.29         8.3800         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     57      Castle Way                                           0.40           44.68         7.6500         0.1025        30/360
     58      Gateway Shopping Center                              0.40           45.08         8.6100         0.1025       Act/360
     59      2011 North Soto Street                               0.39           45.47         8.0900         0.1775       Act/360
     60      Herndon Centre III                                   0.38           45.85         7.5000         0.1025        30/360
     61      Yaohan Plaza Costa Mesa                              0.38           46.23         8.0000         0.1775       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     62      Brainerd Village                                     0.38           46.61         7.9800         0.1775        30/360
     63      Chatsworth Gardens                                   0.38           46.99         8.0700         0.1025        30/360
     64      Sierra Creek                                         0.37           47.36         8.1400         0.1025        30/360
     65      Shirley Shopping Center                              0.37           47.73         8.3100         0.1025       Act/360
     66      One Price Distribution Center                        0.36           48.09         9.1250         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     67      Quail Lakes Center                                   0.36           48.44         8.3750         0.1025       Act/360
     68      Cedar Run                                            0.36           48.80         8.6500         0.1025       Act/360
     69      Woodmeade South Apartments                           0.33           49.13         7.4500         0.1025       Act/360
     70      Park Tower                                           0.33           49.47         8.6800         0.1775       Act/360
     71      Brampton Moors                                       0.33           49.80         8.4700         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     72      Country Place I                                      0.33           50.13         7.6800         0.1025       Act/360
     73      Wal-Mart - Boone                                     0.33           50.46         7.3125         0.1025        30/360
     74      Premier Place Shopping Center                        0.32           50.78         7.9500         0.1025        30/360
     75      Concordia Shopping Center                            0.32           51.10         8.6900         0.1025       Act/360
     76      Ten Quivira Plaza Shopping Center                    0.32           51.42         8.1600         0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
     77      Grandin Ridge Apartments                             0.32           51.74         7.7200         0.1025       Act/360
     78      Willowick                                            0.32           52.05         7.9375         0.1025       Act/360
     79      Buccaneer Trace Apartments                           0.31           52.37         8.9400         0.1025        30/360
     80      Euclid Shopping Center                               0.31           52.68         8.6300         0.1025        30/360
     81      Overlook Rim Apartments                              0.31           52.99         8.5350         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     82      Drury Inn - St. Louis Airport                        0.31           53.30         7.9600         0.1025       Act/360
     83      Farmington                                           0.31           53.61         7.5000         0.1025        30/360
     84      Key Biscayne Galeria                                 0.31           53.93         7.8400         0.1025       Act/360
     85      The Crossings Shopping Center                        0.31           54.24         8.0000         0.1025       Act/360
     86      Scottsdale Park Terrace                              0.31           54.55         7.5000         0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     87      Falls Village                                        0.31           54.86         7.5000         0.1025        30/360
     88      Holiday Inn -  Catalina Centre                       0.30           55.16         8.5000         0.1025       Act/360
     89      Dam Neck Crossings                                   0.30           55.46         7.7500         0.1025       Act/360
     90      Roger Smith Hotel                                    0.30           55.75         9.0000         0.1025       Act/360
     91      Main Street Village Apartments                       0.29           56.05         7.7400         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     92      DFW Air Cargo Complex                                0.29           56.34         9.3750         0.1025       Act/360
     93      Bayview Apartments                                   0.29           56.63         7.5600         0.1025       Act/360
     94      Whiting Shopping Center                              0.29           56.92         8.6900         0.1025       Act/360
     95      Circuit City - Poughkeepsie                          0.29           57.20         8.1875         0.1025        30/360
     96      Reisterstown Business Center                         0.28           57.49         8.5500         0.1625       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     97      Nob Hill Apartments - Madison                        0.28           57.77         7.8400         0.1525       Act/360
     98      Atrium Executive Plaza                               0.28           58.05         8.3750         0.1025       Act/360
     99      Gardens Park Plaza                                   0.28           58.33         8.7500         0.1025       Act/360
    100      Plaza Healthcare                                     0.28           58.61         8.7500         0.1025       Act/360

------------------------------------------------------------------------------------------------------------------------------------
    101      Leisure Living Properties                            0.28           58.89         9.2500         0.1775        30/360
    101a     CumberLand Retirement Village
    101b     Fountain View - Portage
    101c     Fountain View - Fremont

------------------------------------------------------------------------------------------------------------------------------------
    102      Victoria Village shopping center                     0.28           59.16         8.8750         0.1025       Act/360
    103      Terraces @ Windy Hill                                0.28           59.44         8.3750         0.1025       Act/360
    104      Ralphs 67th Street                                   0.27           59.71         8.7200         0.1775        30/360
    105      Brywood Shopping Center                              0.27           59.98         8.1600         0.1775        30/360
    106      Clarington                                           0.27           60.25         7.9000         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    107      Tallahasse Residence Inn                             0.26           60.52         7.9700         0.1025       Act/360
    108      Bradford Place Apartments                            0.26           60.78         8.0000         0.1025        30/360
    109      Bellevue Valley Plaza                                0.26           61.03         8.1250         0.1025       Act/360
    110      Tri State Plaza                                      0.26           61.29         8.1500         0.1025        30/360
    111      Chimney Sweep Apartments                             0.26           61.55         7.5600         0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                Original  Remaining
                                                                                                Term to    Term to       Original
   Control                                                                 Amortization         Maturity   Maturity    Amortization
     No.     Property Name                                                     Type              (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
     45      The Deauville                               Amortizing Balloon                       120        118           360
     46      The NorthCorp Center                        Amortizing Balloon                       120        117           360
     47      Garden Ridge - Kennesaw                     Step                                     264        260           288
     48      Holiday Inn Select (Appleton)               Amortizing Balloon                       120        114           300
     49      Perwinkle Place Shopping Center             Amortizing Balloon                       120        119           300
------------------------------------------------------------------------------------------------------------------------------------
     50      Garden Ridge - Norcross                     Step                                     264        260           288
     51      Willow Bend Town Centre                     Amortizing Balloon                       120        118           360
     52      Coachman Manor                              Amortizing Balloon                       180        177           330

     53      Avalon Manor Note A                         Amortizing Balloon                       120        115           300
------------------------------------------------------------------------------------------------------------------------------------
     54      Avalon Manor Note B                         Amortizing Balloon                       120        115           300
   53 & 54   Avalon Manor Note A & B - Property Level

     55 (*)  Mountain View Apartments                    Amortizing Balloon                       180         45           360
     56      FEL Facility                                Fully Amortizing                         180        180           180
------------------------------------------------------------------------------------------------------------------------------------
     57      Castle Way                                  Interest Only then Amortizing Balloon     84         82           360
     58      Gateway Shopping Center                     Amortizing Balloon                       120        115           330
     59      2011 North Soto Street                      Amortizing Balloon                        84         82           300
     60      Herndon Centre III                          Amortizing Balloon                       120        120           360
     61      Yaohan Plaza Costa Mesa                     Amortizing Balloon                       180        179           360
------------------------------------------------------------------------------------------------------------------------------------
     62      Brainerd Village                            Amortizing Balloon                       120        119           360
     63      Chatsworth Gardens                          Amortizing Balloon                       120        119           300
     64      Sierra Creek                                Interest Only then Hyperamortizing       120        116           360
     65      Shirley Shopping Center                     Amortizing Balloon                       120        116           360
     66      One Price Distribution Center               Fully Amortizing                         240        236           240
------------------------------------------------------------------------------------------------------------------------------------
     67      Quail Lakes Center                          Amortizing Balloon                       120        118           360
     68      Cedar Run                                   Amortizing Balloon                       120        116           360
     69      Woodmeade South Apartments                  Amortizing Balloon                       120        119           360
     70      Park Tower                                  Amortizing Balloon                        84         80           360
     71      Brampton Moors                              Amortizing Balloon                        84         79           360
------------------------------------------------------------------------------------------------------------------------------------
     72      Country Place I                             Amortizing Balloon                       120        117           330
     73      Wal-Mart - Boone                            Fully Amortizing                         236        228           236
     74      Premier Place Shopping Center               Amortizing Balloon                       120        120           360
     75      Concordia Shopping Center                   Amortizing Balloon                       120        115           300
     76      Ten Quivira Plaza Shopping Center           Amortizing Balloon                       120        119           360
------------------------------------------------------------------------------------------------------------------------------------
     77      Grandin Ridge Apartments                    Amortizing Balloon                       120        117           360
     78      Willowick                                   Amortizing Balloon                       120        117           360
     79      Buccaneer Trace Apartments                  Amortizing Balloon                        84         78           360
     80      Euclid Shopping Center                      Amortizing Balloon                       120        116           360
     81      Overlook Rim Apartments                     Amortizing Balloon                        84         78           360
------------------------------------------------------------------------------------------------------------------------------------
     82      Drury Inn - St. Louis Airport               Amortizing Balloon                       180        180           300
     83      Farmington                                  Interest Only then Amortizing Balloon    123        120           360
     84      Key Biscayne Galeria                        Amortizing Balloon                       120        119           360
     85      The Crossings Shopping Center               Amortizing Balloon                       120        118           330
     86      Scottsdale Park Terrace                     Amortizing Balloon                       120        118           360
------------------------------------------------------------------------------------------------------------------------------------
     87      Falls Village                               Amortizing Balloon                       120        120           360
     88      Holiday Inn -  Catalina Centre              Amortizing Balloon                       120        117           300
     89      Dam Neck Crossings                          Amortizing Balloon                       120        120           360
     90      Roger Smith Hotel                           Amortizing Balloon                       180        180           300
     91      Main Street Village Apartments              Amortizing Balloon                       180        178           360
------------------------------------------------------------------------------------------------------------------------------------
     92      DFW Air Cargo Complex                       Fully Amortizing                         300        295           300
     93      Bayview Apartments                          Amortizing Balloon                       120        117           360
     94      Whiting Shopping Center                     Amortizing Balloon                       120        115           300
     95      Circuit City - Poughkeepsie                 Fully Amortizing                         264        247           264
     96      Reisterstown Business Center                Amortizing Balloon                       120        116           360
------------------------------------------------------------------------------------------------------------------------------------
     97      Nob Hill Apartments - Madison               Amortizing Balloon                       180        178           360
     98      Atrium Executive Plaza                      Amortizing Balloon                       120        117           300
     99      Gardens Park Plaza                          Amortizing Balloon                       180        175           300
    100      Plaza Healthcare                            Fully Amortizing                         180        179           180

------------------------------------------------------------------------------------------------------------------------------------
    101      Leisure Living Properties                   Amortizing Balloon                       120        114           300
    101a     CumberLand Retirement Village
    101b     Fountain View - Portage
    101c     Fountain View - Fremont

------------------------------------------------------------------------------------------------------------------------------------
    102      Victoria Village shopping center            Amortizing Balloon                       120        114           330
    103      Terraces @ Windy Hill                       Amortizing Balloon                       120        117           360
    104      Ralphs 67th Street                          Amortizing Balloon                       240        234           330
    105      Brywood Shopping Center                     Amortizing Balloon                       120        119           360
    106      Clarington                                  Amortizing Balloon                       120        117           360
------------------------------------------------------------------------------------------------------------------------------------
    107      Tallahasse Residence Inn                    Amortizing Balloon                       120        119           300
    108      Bradford Place Apartments                   Amortizing Balloon                        84         76           360
    109      Bellevue Valley Plaza                       Amortizing Balloon                       120        117           330
    110      Tri State Plaza                             Amortizing Balloon                       120        117           360
    111      Chimney Sweep Apartments                    Amortizing Balloon                       120        117           360
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Remaining
   Control                                                         Amortization   Origination   Maturity       Balloon
     No.     Property Name                                         Term (Mos.)        Date        Date         Balance
====================================================================================================================================
     45      The Deauville                                             358          08/22/97    09/01/07     $ 8,800,952
     46      The NorthCorp Center                                      357          07/02/97    08/01/07       8,995,123
     47      Garden Ridge - Kennesaw                                   284          06/30/97    07/01/19       2,588,138
     48      Holiday Inn Select (Appleton)                             294          04/18/97    05/01/07       8,181,671
     49      Perwinkle Place Shopping Center                           299          09/19/97    10/01/07       8,030,493
------------------------------------------------------------------------------------------------------------------------------------
     50      Garden Ridge - Norcross                                   284          06/30/97    07/01/19       2,507,706
     51      Willow Bend Town Centre                                   358          08/21/97    09/01/07       8,263,012
     52      Coachman Manor                                            327          07/10/97    08/01/12       7,111,902

     53      Avalon Manor Note A                                       295          03/28/97    06/01/07       4,014,527
------------------------------------------------------------------------------------------------------------------------------------
     54      Avalon Manor Note B                                       295          05/08/97    06/01/07       3,661,024
   53 & 54   Avalon Manor Note A & B - Property Level

     55 (*)  Mountain View Apartments                                  225          08/08/86    08/01/01       8,111,501
     56      FEL Facility                                              180          10/07/97    11/01/12             -
------------------------------------------------------------------------------------------------------------------------------------
     57      Castle Way                                                360          08/27/97    09/01/04       8,316,694
     58      Gateway Shopping Center                                   325          05/05/97    06/01/07       7,815,335
     59      2011 North Soto Street                                    298          08/13/97    09/01/04       7,866,791
     60      Herndon Centre III                                        360          10/10/97    11/01/07       7,377,574
     61      Yaohan Plaza Costa Mesa                                   359          08/29/97    10/01/12       6,794,451
------------------------------------------------------------------------------------------------------------------------------------
     62      Brainerd Village                                          359          09/23/97    10/01/07       7,453,524
     63      Chatsworth Gardens                                        299          10/01/97    10/01/07       6,877,064
     64      Sierra Creek                                              360          06/16/97    07/01/07       7,651,701
     65      Shirley Shopping Center                                   356          06/13/97    07/01/07       7,432,801
     66      One Price Distribution Center                             236          06/17/97    07/01/17         489,757
------------------------------------------------------------------------------------------------------------------------------------
     67      Quail Lakes Center                                        358          08/12/97    09/01/07       7,215,371
     68      Cedar Run                                                 356          06/30/97    07/01/07       7,263,453
     69      Woodmeade South Apartments                                359          09/30/97    10/01/07       6,616,613
     70      Park Tower                                                356          06/30/97    07/01/04       7,086,702
     71      Brampton Moors                                            355          05/07/97    06/01/04       6,978,308
------------------------------------------------------------------------------------------------------------------------------------
     72      Country Place I                                           327          08/01/97    08/01/07       6,357,579
     73      Wal-Mart - Boone                                          228          02/21/97    11/01/16             -
     74      Premier Place Shopping Center                             360          10/02/97    11/01/07       6,335,945
     75      Concordia Shopping Center                                 295          05/23/97    06/01/07       6,050,244
     76      Ten Quivira Plaza Shopping Center                         359          09/26/97    10/01/07       6,301,602
------------------------------------------------------------------------------------------------------------------------------------
     77      Grandin Ridge Apartments                                  357          07/23/97    08/01/07       6,341,759
     78      Willowick                                                 357          07/29/97    08/01/07       6,339,606
     79      Buccaneer Trace Apartments                                354          04/22/97    05/01/04       6,587,689
     80      Euclid Shopping Center                                    356          06/20/97    07/01/07       6,245,105
     81      Overlook Rim Apartments                                   354          04/29/97    05/01/04       6,555,622
------------------------------------------------------------------------------------------------------------------------------------
     82      Drury Inn - St. Louis Airport                             300          10/03/97    11/01/12       4,652,220
     83      Farmington                                                360          07/23/97    11/01/07       6,290,956
     84      Key Biscayne Galeria                                      359          09/13/97    10/01/07       6,235,366
     85      The Crossings Shopping Center                             328          08/29/97    09/01/07       6,043,715
     86      Scottsdale Park Terrace                                   358          08/27/97    09/01/07       6,075,650
------------------------------------------------------------------------------------------------------------------------------------
     87      Falls Village                                             360          10/21/97    11/01/07       5,988,854
     88      Holiday Inn -  Catalina Centre                            297          08/01/97    08/01/07       5,638,917
     89      Dam Neck Crossings                                        360          10/02/97    11/01/07       5,976,229
     90      Roger Smith Hotel                                         300          10/09/97    11/01/12       4,688,635
     91      Main Street Village Apartments                            358          08/19/97    09/01/12       5,215,988
------------------------------------------------------------------------------------------------------------------------------------
     92      DFW Air Cargo Complex                                     295          05/02/97    06/01/22         760,973
     93      Bayview Apartments                                        357          07/25/97    08/01/07       5,750,487
     94      Whiting Shopping Center                                   295          05/23/97    06/01/07       5,462,027
     95      Circuit City - Poughkeepsie                               247          05/03/96    06/01/18             -
     96      Reisterstown Business Center                              356          06/13/97    07/01/07       5,797,740
------------------------------------------------------------------------------------------------------------------------------------
     97      Nob Hill Apartments - Madison                             358          08/27/97    09/01/12       5,039,954
     98      Atrium Executive Plaza                                    297          07/03/97    08/01/07       5,247,835
     99      Gardens Park Plaza                                        295          05/22/97    06/01/12       4,359,196
    100      Plaza Healthcare                                          179          09/05/97    10/01/12         175,731
------------------------------------------------------------------------------------------------------------------------------------

    101      Leisure Living Properties                                 294          04/10/97    05/01/07       5,200,570
    101a     CumberLand Retirement Village
    101b     Fountain View - Portage
    101c     Fountain View - Fremont
------------------------------------------------------------------------------------------------------------------------------------
    102      Victoria Village shopping center                          324          04/11/97    05/01/07       5,475,052
    103      Terraces @ Windy Hill                                     357          07/16/97    08/01/07       5,579,546
    104      Ralphs 67th Street                                        324          04/09/97    05/01/17       3,241,920
    105      Brywood Shopping Center                                   359          09/26/97    10/01/07       5,377,485
    106      Clarington                                                357          07/30/97    08/01/07       5,419,493
------------------------------------------------------------------------------------------------------------------------------------
    107      Tallahasse Residence Inn                                  299          09/22/97    10/01/07       4,872,186
    108      Bradford Place Apartments                                 352          02/24/97    03/01/04       5,443,011
    109      Bellevue Valley Plaza                                     327          07/24/97    08/01/07       5,036,265
    110      Tri State Plaza                                           357          07/02/97    08/01/07       5,103,620
    111      Chimney Sweep Apartments                                  357          07/25/97    08/01/07       5,086,968
------------------------------------------------------------------------------------------------------------------------------------


Control
  No.     Property Name                           Property Type       Prepayment Provisions
====================================================================================================================================
  45    The Deauville                             Multifamily         L(4),YM1%(5.5),O(.5) or DEF
  46    The NorthCorp Center                      Office              L(4),YM1%(5.5),O(.5)
  47    Garden Ridge - Kennesaw                   Retail - CTL        L(8),YM1%(13.75),O(.25)
  48    Holiday Inn Select (Appleton)             Hospitality         L(0),YM1%(9.5),O(.5) or DEF
  49    Perwinkle Place Shopping Center           Retail - Unanchored 3(3),2(3),1(3),O(1)
------------------------------------------------------------------------------------------------------------------------------------
  50    Garden Ridge - Norcross                   Retail - CTL        L(8),YM1%(13.75),O(.25)
  51    Willow Bend Town Centre                   Retail - Anchored   L(9.5),O(.5)
  52    Coachman Manor                            Multifamily         L(5),YM1%(6),1(3.75)O(.25)

  53    Avalon Manor Note A                                           L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  54    Avalon Manor Note B                                           L(4),YM1%(5.5),O(.5)
53 & 54 Avalon Manor Note A & B - Property Level  Skilled Nursing

  55(*) Mountain View Apartments                  Multifamily         None
  56    FEL Facility                              Industrial/Retail   L(7.5),YM1%(7),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
  57    Castle Way                                Multifamily         L(1),YM1%(3),2(1),1(1),O(1)
  58    Gateway Shopping Center                   Retail - Anchored   L(4),YM1%(5.75),O(.25)
  59    2011 North Soto Street                    Industrial          L(4),YM1%(2.5),O(.5) or DEF
  60    Herndon Centre III                        Retail - Anchored   L(4),YM1%(5.75),O(.25)
  61    Yaohan Plaza Costa Mesa                   Retail - Anchored   L(8),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
  62    Brainerd Village                          Retail - Anchored   L(4),YM1%(5.5),O(.5) or DEF(Borrower's Option)
  63    Chatsworth Gardens                        Congregate Care     L(4),YM1%(5.5),O(.5)
  64    Sierra Creek                              Multifamily         L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
  65    Shirley Shopping Center                   Retail - Anchored   L(5),YM1%(4.5),O(.5) or DEF
  66    One Price Distribution Center             Industrial          L(7),YM1%(10),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  67    Quail Lakes Center                        Retail - Anchored   L(4),YM1%(5.5),O(.5)
  68    Cedar Run                                 Multifamily         YM1%(9.75),O(.25)
  69    Woodmeade South Apartments                Multifamily         L(4),YM1%(5.5),O(.5) or DEF
  70    Park Tower                                Office              L(4),YM1%(2.5),O(.5)
  71    Brampton Moors                            Multifamily         L(4),YM1%(2.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
  72    Country Place I                           Multifamily         L(4),YM1%(5.5),O(.5)
  73    Wal-Mart - Boone                          Retail - CTL        L(8),YM1%(6),YM5%(1),YM4%(1),YM3%(1),YM2%(1),YM1%(1.42),O(.25)
  74    Premier Place Shopping Center             Retail - Anchored   L(4),YM1%(5.5),O(.5)
  75    Concordia Shopping Center                 Retail - Anchored   L(4),YM1%(5.75),O(.25)
  76    Ten Quivira Plaza Shopping Center         Retail - Anchored   L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  77    Grandin Ridge Apartments                  Multifamily         L(4),YM1%(5.5),O(.5) or DEF
  78    Willowick                                 Multifamily         L(2),3(1),2(1),1(5.75),O(.25)
  79    Buccaneer Trace Apartments                Multifamily         L(3),YM1%(3.5),O(.5) or DEF
  80    Euclid Shopping Center                    Retail - Anchored   L(4),YM1%(5.5),O(.5) or DEF
  81    Overlook Rim Apartments                   Multifamily         L(4),YM1%(2.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  82    Drury Inn - St. Louis Airport             Hospitality         L(4),YM1%(6),4(2),3(1),2(1),O(1)
  83    Farmington                                Multifamily         L(0),YM1%(8.75),O(1.5)
  84    Key Biscayne Galeria                      Retail - Anchored   L(4),YM1%(5.5),O(.5) or DEF
  85    The Crossings Shopping Center             Retail - Anchored   L(3),YM1%(6.75),O(.25)
  86    Scottsdale Park Terrace                   Multifamily         L(2),3(1),2(1),1(1),O(5)
------------------------------------------------------------------------------------------------------------------------------------
  87    Falls Village                             Multifamily         L(4),YM1%(3),O(3)
  88    Holiday Inn -  Catalina Centre            Hospitality         L(4),YM1%(5.75),O(.25)
  89    Dam Neck Crossings                        Retail - Anchored   L(4),YM1%(5.75),O(.25)
  90    Roger Smith Hotel                         Hospitality         L(3),YM5%(1),YM3%(1),YM1%(9.5),O(.5)
  91    Main Street Village Apartments            Multifamily         L(9),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
  92    DFW Air Cargo Complex                     Industrial          L(5),YM1%(5),5(1),4(1),3(1),2(1),1(10.75),O(.5)
  93    Bayview Apartments                        Multifamily         L(3),YM1%(6.5),O(.5)
  94    Whiting Shopping Center                   Retail - Anchored   L(4),YM1%(5.75),O(.25)
  95    Circuit City - Poughkeepsie               Retail - CTL        L(8),YM1%(13.5),O(.5)
  96    Reisterstown Business Center              Industrial          L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
  97    Nob Hill Apartments - Madison             Multifamily         L(10),YM1%(4.5),O(.5)
  98    Atrium Executive Plaza                    Office              L(4),YM1%(5.75),O(.25)
  99    Gardens Park Plaza                        Retail - Anchored   L(5),5(2),4(2),3(2),2(2),1(1.75),O(.25)
 100    Plaza Healthcare                          Skilled Nursing     L(4),YM1%(5.75),O(5.25)

------------------------------------------------------------------------------------------------------------------------------------
 101    Leisure Living Properties                                     L(4),YM1%(5.75),O(.25)
 101a   CumberLand Retirement Village             Assisted Living
 101b   Fountain View - Portage                   Assisted Living
 101c   Fountain View - Fremont                   Assisted Living

------------------------------------------------------------------------------------------------------------------------------------
 102    Victoria Village shopping center          Retail - Anchored   L(4),5(1),4(1),3(1),2(1),1(1.75),O(.25)
 103    Terraces @ Windy Hill                     Retail - Unanchored L(4),YM1%(5.5),O(.5)
 104    Ralphs 67th Street                        Retail - Anchored   L(7),YM1%(12.5),O(.5)
 105    Brywood Shopping Center                   Retail - Anchored   L(4),YM1%(5.5),O(.5)
 106    Clarington                                Multifamily         L(3),YM1%(1),1(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
 107    Tallahasse Residence Inn                  Hospitality         L(4),YM1%(5.75),O(.25)
 108    Bradford Place Apartments                 Multifamily         L(2),YM1%(4.5),O(.5) or DEF
 109    Bellevue Valley Plaza                     Retail - Anchored   L(4),YM1%(5.75),O(.25)
 110    Tri State Plaza                           Retail - Anchored   L(3),YM1%(6.333),O(.667)
 111    Chimney Sweep Apartments                  Multifamily         L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------


   Control                                                             Annual           Net                   Appraised
     No.     Property Name                                          Debt Service     Cash Flow     DSCR         Value
====================================================================================================================================
     45      The Deauville                                          $  827,584     $  989,866      1.20x    $13,650,000
     46      The NorthCorp Center                                      901,520      1,536,992      1.70      18,200,000
     47      Garden Ridge - Kennesaw                                   989,079      1,078,096      1.09      10,900,000
     48      Holiday Inn Select (Appleton)                           1,019,304      1,489,822      1.46      13,900,000
     49      Perwinkle Place Shopping Center                           915,391      1,190,159      1.30      12,500,000
------------------------------------------------------------------------------------------------------------------------------------
     50      Garden Ridge - Norcross                                   958,341      1,044,592      1.09      10,500,000
     51      Willow Bend Town Centre                                   835,563      1,114,399      1.33      12,550,000
     52      Coachman Manor                                            881,289      1,147,795      1.30      13,100,000

     53      Avalon Manor Note A                                       532,518
------------------------------------------------------------------------------------------------------------------------------------
     54      Avalon Manor Note B                                       409,821
   53 & 54   Avalon Manor Note A & B - Property Level                               1,359,490      1.44      12,500,000

     55 (*)  Mountain View Apartments                                  899,737      1,097,337      1.22      12,500,000
     56      FEL Facility                                            1,055,936      1,525,930      1.45      13,500,000
------------------------------------------------------------------------------------------------------------------------------------
     57      Castle Way                                                757,761        916,044      1.21      11,500,000
     58      Gateway Shopping Center                                   847,200      1,061,117      1.25      13,000,000
     59      2011 North Soto Street                                    821,344      1,090,558      1.33      12,000,000
     60      Herndon Centre III                                        713,199        932,400      1.31      12,500,000
     61      Yaohan Plaza Costa Mesa                                   748,440        997,670      1.33      11,600,000
------------------------------------------------------------------------------------------------------------------------------------
     62      Brainerd Village                                          747,018      1,078,222      1.44      11,300,000
     63      Chatsworth Gardens                                        791,988      1,301,313      1.64      11,525,000
     64      Sierra Creek                                              749,496      1,046,927      1.40      10,500,000
     65      Shirley Shopping Center                                   747,934        980,324      1.31      11,000,000
     66      One Price Distribution Center                             885,086      1,167,134      1.32      11,475,000
------------------------------------------------------------------------------------------------------------------------------------
     67      Quail Lakes Center                                        729,669        980,786      1.34      11,300,000
     68      Cedar Run                                                 748,386        962,946      1.29      11,100,000
     69      Woodmeade South Apartments                                626,215        754,840      1.21       9,400,000
     70      Park Tower                                                703,536        965,121      1.37      10,000,000
     71      Brampton Moors                                            690,110        963,577      1.40      11,100,000
------------------------------------------------------------------------------------------------------------------------------------
     72      Country Place I                                           649,338        902,856      1.39       9,900,000
     73      Wal-Mart - Boone                                          716,092        859,310      1.20       9,515,000
     74      Premier Place Shopping Center                             633,593        760,883      1.20       9,650,000
     75      Concordia Shopping Center                                 706,813        929,353      1.31      12,500,000
     76      Ten Quivira Plaza Shopping Center                         640,060        869,239      1.36       9,300,000
------------------------------------------------------------------------------------------------------------------------------------
     77      Grandin Ridge Apartments                                  612,047        795,030      1.30       8,930,000
     78      Willowick                                                 621,459        884,181      1.42       9,200,000
     79      Buccaneer Trace Apartments                                676,101        809,791      1.20       8,800,000
     80      Euclid Shopping Center                                    656,537        816,844      1.24       9,400,000
     81      Overlook Rim Apartments                                   651,675        838,876      1.29       8,725,000
------------------------------------------------------------------------------------------------------------------------------------
     82      Drury Inn - St. Louis Airport                             646,101      1,346,309      2.08      12,100,000
     83      Farmington                                                587,340        744,845      1.27       8,600,000
     84      Key Biscayne Galeria                                      607,019        831,040      1.37      10,200,000
     85      The Crossings Shopping Center                             630,357        788,172      1.25       9,450,000
     86      Scottsdale Park Terrace                                   587,340      1,030,962      1.76      12,800,000
------------------------------------------------------------------------------------------------------------------------------------
     87      Falls Village                                             578,950        725,230      1.25       8,800,000
     88      Holiday Inn -  Catalina Centre                            651,847        932,400      1.43      11,400,000
     89      Dam Neck Crossings                                        578,145        762,021      1.32       8,800,000
     90      Roger Smith Hotel                                         674,714      1,093,169      1.62      16,100,000
     91      Main Street Village Apartments                            566,851        681,781      1.20       8,334,000
------------------------------------------------------------------------------------------------------------------------------------
     92      DFW Air Cargo Complex                                     680,012        885,170      1.30      12,000,000
     93      Bayview Apartments                                        548,595        681,391      1.24       8,065,000
     94      Whiting Shopping Center                                   638,095        879,829      1.38      10,800,000
     95      Circuit City - Poughkeepsie                               646,935        646,935      1.00       7,000,000
     96      Reisterstown Business Center                              593,249        899,974      1.52       9,100,000
------------------------------------------------------------------------------------------------------------------------------------
     97      Nob Hill Apartments - Madison                             550,653        679,358      1.23       8,600,000
     98      Atrium Executive Plaza                                    602,397        792,966      1.32       8,700,000
     99      Gardens Park Plaza                                        621,541        795,163      1.28      10,200,000
    100      Plaza Healthcare                                          749,586      1,172,735      1.56      11,100,000

------------------------------------------------------------------------------------------------------------------------------------
    101      Leisure Living Properties                                 642,286        832,360      1.30       8,990,000
                                                                                    ---------               -----------
    101a     CumberLand Retirement Village                                            333,835                 4,500,000
    101b     Fountain View - Portage                                                  332,250                 2,930,000
    101c     Fountain View - Fremont                                                  166,275                 1,560,000

------------------------------------------------------------------------------------------------------------------------------------
    102      Victoria Village shopping center                          603,273        763,597      1.27       8,675,000
    103      Terraces @ Windy Hill                                     564,126        753,782      1.34       8,200,000
    104      Ralphs 67th Street                                        590,416        774,452      1.31       8,270,000
    105      Brywood Shopping Center                                   546,197        677,295      1.24       8,800,000
    106      Clarington                                                529,841        704,242      1.33       8,300,000
------------------------------------------------------------------------------------------------------------------------------------
    107      Tallahasse Residence Inn                                  546,610        782,338      1.43       8,150,000
    108      Bradford Place Apartments                                 518,253        621,312      1.20       7,400,000
    109      Bellevue Valley Plaza                                     529,413        692,131      1.31       7,750,000
    110      Tri State Plaza                                           517,997        700,693      1.35       8,500,000
    111      Chimney Sweep Apartments                                  485,296        621,939      1.28       7,600,000
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                                   Loan per
                                                                  Cut-off   Scheduled                             Sq Ft, Unit,
 Control                                            Appraisal      Date     Maturity    Year       Year             Bed, Pad
   No.   Property Name                                 Year         LTV     Date LTV    Built   Renovated           or Room
====================================================================================================================================
   45    The Deauville                                 1997         73.2%     64.5%     1989                          78 Units
   46    The NorthCorp Center                          1997         54.9      49.4     1961-70                   348,612 Sq Feet
   47    Garden Ridge - Kennesaw                       1997         89.6      23.7      1997                     141,000 Sq Feet
   48    Holiday Inn Select (Appleton)                 1996         70.1      58.9      1986       1996              228 Rooms
   49    Perwinkle Place Shopping Center               1997         77.3      64.2     1973-85                    41,092 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   50    Garden Ridge - Norcross                       1997         90.1      23.9      1997                     141,000 Sq Feet
   51    Willow Bend Town Centre                       1997         74.8      65.8      1991                     184,435 Sq Feet
   52    Coachman Manor                                1997         71.6      54.3      1967                         558 Units

   53    Avalon Manor Note A                                        74.0      63.4
------------------------------------------------------------------------------------------------------------------------------------
   54    Avalon Manor Note B                                        73.8      59.3
 53 & 54 Avalon Manor Note A & B - Property Level      1997                             1953       1994              221 Beds

  55(*)  Mountain View Apartments                      1996         72.5      64.9      1975                         225 Units
   56    FEL Facility                                  1997         66.7       -        1978                     459,000 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   57    Castle Way                                    1997         77.4      72.3      1985       1996              224 Units
   58    Gateway Shopping Center                       1997         68.3      60.1      1957       1996          289,551 Sq Feet
   59    2011 North Soto Street                        1997         73.2      65.6      1956       1995          289,854 Sq Feet
   60    Herndon Centre III                            1997         68.0      59.0      1985       1997           85,485 Sq Feet
   61    Yaohan Plaza Costa Mesa                       1997         73.2      58.6      1991                      44,419 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   62    Brainerd Village                              1997         75.2      66.0      1960       1989          221,825 Sq Feet
   63    Chatsworth Gardens                            1997         73.7      59.7     1981,89                       224 Units
   64    Sierra Creek                                  1997         80.0      72.9      1982                         344 Units
   65    Shirley Shopping Center                       1997         74.9      67.6      1981       1996          110,287 Sq Feet
   66    One Price Distribution Center                 1997         70.4       4.3      1986       1995          405,091 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   67    Quail Lakes Center                            1997         70.7      63.9      1979       1991          147,591 Sq Feet
   68    Cedar Run                                     1997         72.0      65.4      1971                         383 Units
   69    Woodmeade South Apartments                    1997         79.7      70.4      1983                         242 Units
   70    Park Tower                                    1997         74.9      70.9      1986                     146,029 Sq Feet
   71    Brampton Moors                                1996         67.4      62.9      1986                         224 Units
------------------------------------------------------------------------------------------------------------------------------------
   72    Country Place I                               1997         74.8      64.2      1979                         192 Units
   73    Wal-Mart - Boone                              1996         77.2       -        1997                     122,367 Sq Feet
   74    Premier Place Shopping Center                 1997         74.9      65.7      1997                      76,494 Sq Feet
   75    Concordia Shopping Center                     1997         57.4      48.4      1985                     114,735 Sq Feet
   76    Ten Quivira Plaza Shopping Center             1997         76.9      67.8      1981                     164,361 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   77    Grandin Ridge Apartments                      1997         79.8      71.0      1973       1996              215 Units
   78    Willowick                                     1997         77.1      68.9      1973                         395 Units
   79    Buccaneer Trace Apartments                    1997         79.7      74.9      1987                         208 Units
   80    Euclid Shopping Center                        1997         74.6      66.4      1983     1995-96         129,572 Sq Feet
   81    Overlook Rim Apartments                       1997         80.4      75.1      1986                         297 Units
------------------------------------------------------------------------------------------------------------------------------------
   82    Drury Inn - St. Louis Airport                 1997         57.9      38.5      1993                         172 Rooms
   83    Farmington                                    1997         81.4      73.2      1984                         168 Units
   84    Key Biscayne Galeria                          1997         68.6      61.1      1990                      50,889 Sq Feet
   85    The Crossings Shopping Center                 1997         74.0      64.0      1990                     110,059 Sq Feet
   86    Scottsdale Park Terrace                       1997         54.6      47.5      1988                         188 Units
------------------------------------------------------------------------------------------------------------------------------------
   87    Falls Village                                 1997         78.4      68.1      1962       1996              320 Units
   88    Holiday Inn -  Catalina Centre                1997         59.0      49.5      1988       1997              170 Rooms
   89    Dam Neck Crossings                            1997         76.4      67.9      1991       1994          138,571 Sq Feet
   90    Roger Smith Hotel                             1997         41.6      29.1      1929       1988              135 Rooms
   91    Main Street Village Apartments                1997         79.1      62.6      1996                         154 Units
------------------------------------------------------------------------------------------------------------------------------------
   92    DFW Air Cargo Complex                         1996         54.4       6.3     1978,90     1990          172,603 Sq Feet
   93    Bayview Apartments                            1997         80.5      71.3      1965                         130 Units
   94    Whiting Shopping Center                       1997         59.9      50.6     1980,82                   114,381 Sq Feet
   95    Circuit City - Poughkeepsie                   1996         91.8       -        1996                      42,031 Sq Feet
   96    Reisterstown Business Center                  1997         70.2      63.7     1992-95                   132,600 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   97    Nob Hill Apartments - Madison                 1997         73.8      58.6      1972       1996              272 Units
   98    Atrium Executive Plaza                        1997         72.2      60.3      1985                      86,977 Sq Feet
   99    Gardens Park Plaza                            1996         61.5      42.7      1979       1996          120,241 Sq Feet
  100    Plaza Healthcare                              1997         56.2       1.6      1961     1982,85             221 Beds

------------------------------------------------------------------------------------------------------------------------------------
  101    Leisure Living Properties                                  69.2      57.9                                   209 Beds
                                                                                                                 ---------------
  101a   CumberLand Retirement Village                 1997                             1978       1987              149 Beds
  101b   Fountain View - Portage                       1997                             1989       1992               40 Beds
  101c   Fountain View - Fremont                       1997                             1988                          20 Beds

------------------------------------------------------------------------------------------------------------------------------------
  102    Victoria Village shopping center              1997         71.2      63.1      1982                      89,637 Sq Feet
  103    Terraces @ Windy Hill                         1997         75.3      68.0      1985                      75,028 Sq Feet
  104    Ralphs 67th Street                            1997         74.0      39.2      1997                      46,218 Sq Feet
  105    Brywood Shopping Center                       1997         69.4      61.1      1972                     171,256 Sq Feet
  106    Clarington                                    1997         73.1      65.3      1982                         157 Units
------------------------------------------------------------------------------------------------------------------------------------
  107    Tallahasse Residence Inn                      1997         72.5      59.8      1995                          78 Rooms
  108    Bradford Place Apartments                     1997         79.1      73.6      1968                         312 Units
  109    Bellevue Valley Plaza                         1997         74.9      65.0     1985,86                    82,304 Sq Feet
  110    Tri State Plaza                               1997         68.1      60.0      1997       1968          114,500 Sq Feet
  111    Chimney Sweep Apartments                      1997         75.5      66.9      1960                          90 Units
------------------------------------------------------------------------------------------------------------------------------------



                                                        Sq Ft, Unit,
 Control                                                 Bed, Pad         Occupancy     Rent Roll              Underwriting
   No.   Property Name                                    or Room         Percentage       Date                  Reserves
 ===================================================================================================================================
   45    The Deauville                                $ 128,205.13          100.0%       08/12/97                   $192.00 Unit
   46    The NorthCorp Center                                28.69           99.9        06/25/97                     $0.20 Sq Foot
   47    Garden Ridge - Kennesaw                             69.25          100.0        10/31/97                     $0.00 Sq Foot
   48    Holiday Inn Select (Appleton)                   42,982.46           NAP           NAP          4% of gross revenue Room
   49    Perwinkle Place Shopping Center                    235.45          100.0        08/29/97                     $0.24 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   50    Garden Ridge - Norcross                             67.09          100.0        10/31/97                     $0.00 Sq Foot
   51    Willow Bend Town Centre                             50.97           96.0        08/05/97                     $0.10 Sq Foot
   52    Coachman Manor                                  16,845.88           87.5        07/01/97                   $200.00 Unit

   53    Avalon Manor Note A
 -----------------------------------------------------------------------------------------------------------------------------------
   54    Avalon Manor Note B
  53&54  Avalon Manor Note A & B - Property Level        41,990.95           97.0        04/25/97                   $300.00 Bed

  55(*)  Mountain View Apartments                        44,444.44          100.0        07/10/97                   $250.00 Unit
   56    FEL Facility                                        19.61          100.0        09/13/97                     $0.15 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   57    Castle Way                                      39,732.14           96.9        07/16/97                   $200.00 Unit
   58    Gateway Shopping Center                             30.77           96.4        06/30/97                     $0.10 Sq Foot
   59    2011 North Soto Street                              30.36          100.0        07/01/97                     $0.15 Sq Foot
   60    Herndon Centre III                                  99.43           89.2        09/25/97                     $0.12 Sq Foot
   61    Yaohan Plaza Costa Mesa                            191.36          100.0        08/14/97                     $0.15 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   62    Brainerd Village                                    38.32           93.2        08/02/97                     $0.15 Sq Foot
   63    Chatsworth Gardens                              37,946.43           82.6        06/30/97                   $225.00 Unit
   64    Sierra Creek                                    24,418.60           96.1        08/29/97                   $175.00 Unit
   65    Shirley Shopping Center                             74.80          100.0        05/05/97                     $0.19 Sq Foot
   66    One Price Distribution Center                       20.06          100.0        06/01/97                     $0.13 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   67    Quail Lakes Center                                  54.20           95.0        08/31/97                     $0.10 Sq Foot
   68    Cedar Run                                       20,887.73           96.3        06/30/97                   $284.00 Unit
   69    Woodmeade South Apartments                      30,991.74           97.5        07/25/97                   $236.00 Unit
   70    Park Tower                                          51.36           90.3        06/30/97                     $0.15 Sq Foot
   71    Brampton Moors                                  33,482.14           95.0        07/05/97                   $317.56 Unit
 -----------------------------------------------------------------------------------------------------------------------------------
   72    Country Place I                                 38,671.88           96.9        07/24/97                   $263.00 Unit
   73    Wal-Mart - Boone                                    60.95          100.0        10/31/97                     $0.00 Sq Foot
   74    Premier Place Shopping Center                       94.52           91.0        06/25/97                     $0.10 Sq Foot
   75    Concordia Shopping Center                           62.75           92.3        10/01/97                     $0.17 Sq Foot
   76    Ten Quivira Plaza Shopping Center                   43.56          100.0        10/03/97                     $0.14 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   77    Grandin Ridge Apartments                        33,209.30           95.8        07/07/97                   $277.00 Unit
   78    Willowick                                       17,974.68           94.4        09/15/97                   $247.00 Unit
   79    Buccaneer Trace Apartments                      33,846.15           91.4        07/05/97                   $321.00 Unit
   80    Euclid Shopping Center                              54.26           95.8        03/27/97                     $0.10 Sq Foot
   81    Overlook Rim Apartments                         23,703.70           92.5        02/19/97                   $200.00 Unit
 -----------------------------------------------------------------------------------------------------------------------------------
   82    Drury Inn - St. Louis Airport                   40,697.67           NAP           NAP          4% of gross revenue Room
   83    Farmington                                      41,666.67          100.0        09/03/97                   $200.00 Unit
   84    Key Biscayne Galeria                               137.55           96.0        08/01/97                     $0.15 Sq Foot
   85    The Crossings Shopping Center                       63.60           88.6        07/31/97                     $0.14 Sq Foot
   86    Scottsdale Park Terrace                         37,234.04           95.2        07/01/97                   $200.00 Unit
 -----------------------------------------------------------------------------------------------------------------------------------
   87    Falls Village                                   21,562.50           98.1        08/15/97                   $220.00 Unit
   88    Holiday Inn -  Catalina Centre                  39,682.35           NAP           NAP          4% of gross revenue Room
   89    Dam Neck Crossings                                  48.53          100.0        08/01/97                     $0.10 Sq Foot
   90    Roger Smith Hotel                               49,629.63           NAP           NAP          4% of gross revenue Room
   91    Main Street Village Apartments                  42,857.14           98.7        08/18/97                   $151.00 Unit
 -----------------------------------------------------------------------------------------------------------------------------------
   92    DFW Air Cargo Complex                               37.95           76.8        09/09/97                     $0.14 Sq Foot
   93    Bayview Apartments                              50,000.00           93.9        06/01/97                   $250.00 Unit
   94    Whiting Shopping Center                             56.83           88.0        09/10/97                     $0.16 Sq Foot
   95    Circuit City - Poughkeepsie                        156.77          100.0        10/31/97                     $0.00 Sq Foot
   96    Reisterstown Business Center                        48.27          100.0        05/28/97                     $0.10 Sq Foot
 -----------------------------------------------------------------------------------------------------------------------------------
   97    Nob Hill Apartments - Madison                   23,345.59           89.9        03/31/97                   $250.00 Unit
   98    Atrium Executive Plaza                              72.43          100.0        09/09/97                     $0.18 Sq Foot
   99    Gardens Park Plaza                                  52.39           79.5        09/10/97                     $0.19 Sq Foot
   100   Plaza Healthcare                                28,280.54           87.0        06/30/97                   $293.00 Bed

 -----------------------------------------------------------------------------------------------------------------------------------
   101   Leisure Living Properties                       29,904.31           91.2                                   $225.00 Bed
                                                                                                                    -----------
  101a   CumberLand Retirement Village                                       89.0        07/31/97                   $225.00 Bed
  101b   Fountain View - Portage                                             97.5        07/31/97                   $225.00 Bed
  101c   Fountain View - Fremont                                             95.0        07/31/97                   $225.00 Bed

 -----------------------------------------------------------------------------------------------------------------------------------
   102   Victoria Village shopping center                    69.17           98.6        08/21/97                     $0.18 Sq Foot
   103   Terraces @ Windy Hill                               82.44           97.3        06/30/97                     $0.18 Sq Foot
   104   Ralphs 67th Street                                 133.07          100.0        05/15/96                     $0.10 Sq Foot
   105   Brywood Shopping Center                             35.68          100.0        10/03/97                     $0.18 Sq Foot
   106   Clarington                                      38,694.27           98.7        09/24/97                   $306.00 Unit
 -----------------------------------------------------------------------------------------------------------------------------------
   107   Tallahasse Residence Inn                        75,858.97           NAP           NAP          4% of gross revenue Room
   108   Bradford Place Apartments                       18,864.65           72.8        07/07/97                   $212.00 Unit
   109   Bellevue Valley Plaza                               70.63           96.2        07/17/97                     $0.12 Sq Foot
   110   Tri State Plaza                                     50.66           63.0        09/01/97                     $0.15 Sq Foot
   111   Chimney Sweep Apartments                       63,888.89           83.2        06/20/97                   $250.00 Unit
 -----------------------------------------------------------------------------------------------------------------------------------


                                                                           Largest Retail Tenant
                                                             -----------------------------------------------
                                                                                           Tenant
 Control                                                                                 Area Leased  Lease    Control
   No.   Property Name                                       Tenant Name                 (Sq. Ft.)   Exp Date    No.
 ===================================================================================================================================

   45    The Deauville                                                                                           45
   46    The NorthCorp Center                                                                                    46
   47    Garden Ridge - Kennesaw                             Garden Ridge                 141,000    07/31/19    47
   48    Holiday Inn Select (Appleton)                                                                           48
   49    Perwinkle Place Shopping Center                     Cricket Shop                   3,393    06/30/98    49
 -----------------------------------------------------------------------------------------------------------------------------------
   50    Garden Ridge - Norcross                             Garden Ridge                 141,000    07/31/19    50
   51    Willow Bend Town Centre                             KMart                         86,479    03/01/16    51
   52    Coachman Manor                                                                                          52

   53    Avalon Manor Note A                                                                                     53
 -----------------------------------------------------------------------------------------------------------------------------------
   54    Avalon Manor Note B                                                                                     54
  53&54  Avalon Manor Note A & B - Property Level                                                               53&54

  55(*)  Mountain View Apartments                                                                                55
   56    FEL Facility                                                                                            56
 -----------------------------------------------------------------------------------------------------------------------------------
   57    Castle Way                                                                                              57
   58    Gateway Shopping Center                             White House                   50,000    04/30/98    58
   59    2011 North Soto Street                                                                                  59
   60    Herndon Centre III                                  Fashion Bug                    9,115    01/01/03    60
   61    Yaohan Plaza Costa Mesa                             Yaohan USA                    44,419    08/22/17    61
 -----------------------------------------------------------------------------------------------------------------------------------
   62    Brainerd Village                                    Sports Authority              44,080    06/30/10    62
   63    Chatsworth Gardens                                                                                      63
   64    Sierra Creek                                                                                            64
   65    Shirley Shopping Center                             Pathmark                      59,778    08/31/16    65
   66    One Price Distribution Center                                                                           66
 -----------------------------------------------------------------------------------------------------------------------------------
   67    Quail Lakes Center                                  S-Mart Foods                  27,968    01/02/05    67
   68    Cedar Run                                                                                               68
   69    Woodmeade South Apartments                                                                              69
   70    Park Tower                                                                                              70
   71    Brampton Moors                                                                                          71
 -----------------------------------------------------------------------------------------------------------------------------------
   72    Country Place I                                                                                         72
   73    Wal-Mart - Boone                                    Wal-Mart                     122,367    12/18/16    73
   74    Premier Place Shopping Center                       Goody's                       25,000    07/31/07    74
   75    Concordia Shopping Center                           Edwards                       34,746    04/01/05    75
   76    Ten Quivira Plaza Shopping Center                   Sun Fresh Grocery             40,223    12/07/00    76
 -----------------------------------------------------------------------------------------------------------------------------------
   77    Grandin Ridge Apartments                                                                                77
   78    Willowick                                                                                               78
   79    Buccaneer Trace Apartments                                                                              79
   80    Euclid Shopping Center                              Food City                     44,334    08/31/12    80
   81    Overlook Rim Apartments                                                                                 81
 -----------------------------------------------------------------------------------------------------------------------------------
   82    Drury Inn - St. Louis Airport                                                                           82
   83    Farmington                                                                                              83
   84    Key Biscayne Galeria                                Eckerd Drugs                   6,225    08/18/00    84
   85    The Crossings Shopping Center                       Food Lion                     29,000    10/05/10    85
   86    Scottsdale Park Terrace                                                                                 86
 -----------------------------------------------------------------------------------------------------------------------------------
   87    Falls Village                                                                                           87
   88    Holiday Inn -  Catalina Centre                                                                          88
   89    Dam Neck Crossings                                  KMart                        104,231    09/30/16    89
   90    Roger Smith Hotel                                                                                       90
   91    Main Street Village Apartments                                                                          91
 -----------------------------------------------------------------------------------------------------------------------------------
   92    DFW Air Cargo Complex                                                                                   92
   93    Bayview Apartments                                                                                      93
   94    Whiting Shopping Center                             Edwards                       31,590    02/23/00    94
   95    Circuit City - Poughkeepsie                         Circuit City                  42,031    05/31/18    95
   96    Reisterstown Business Center                                                                            96
 -----------------------------------------------------------------------------------------------------------------------------------
   97    Nob Hill Apartments - Madison                                                                           97
   98    Atrium Executive Plaza                                                                                  98
   99    Gardens Park Plaza                                  Winn-Dixie Stores             46,491    05/31/99    99
   100   Plaza Healthcare                                                                                        100

 -----------------------------------------------------------------------------------------------------------------------------------
   101   Leisure Living Properties                                                                               101
  101a   CumberLand Retirement Village                                                                          101a
  101b   Fountain View - Portage                                                                                101b
  101c   Fountain View - Fremont                                                                                101c

 -----------------------------------------------------------------------------------------------------------------------------------
   102   Victoria Village shopping center                    Ralphs Grocery                35,862    07/31/02    102
   103   Terraces @ Windy Hill                               Dental One Associates         10,985    12/31/05    103
   104   Ralphs 67th Street                                  Ralphs Grocery Store          46,218    05/15/17    104
   105   Brywood Shopping Center                             Price Chopper                 61,132    01/31/04    105
   106   Clarington                                                                                              106
 -----------------------------------------------------------------------------------------------------------------------------------
   107   Tallahasse Residence Inn                                                                                107
   108   Bradford Place Apartments                                                                               108
   109   Bellevue Valley Plaza                               Freidmans                     15,120    12/31/00    109
   110   Tri State Plaza                                     Big V                         59,000    08/30/22    110
   111   Chimney Sweep Apartments                                                                                111
 -----------------------------------------------------------------------------------------------------------------------------------

         First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2

 Control                                                                                                                     Zip
   No.   Property Name                             Address                                    City                 State     Code
====================================================================================================================================
   112   Forest Brook Apartments                   2921 Forestbrook Drive                      Charlotte              NC    28208
   113   Holiday Inn-Oceanfront                    2605 North A1A                              Melbourne              FL    32903
   114   Nob Hill Apartments - Birmingham          800 Valley Ave.                             Birmingham             AL    35209
   115   Carriage Way Shopping Center              201-235 South Waukegan Road                 Lake Bluff             IL    60044
   116   The Benchmark                             170 Old Country Road                        Mineola                NY    11501
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington         4901 West 80th Street                       Bloomington            MN    55437
   118   Hampton Inn - Daytona                     1715 W. International Speedway              Daytona                FL    32114
   119   The Bradley Building                      1220 West 6th Street                        Cleveland              OH    44113
   120   Lincoln Plaza                             4545 North Lincoln Rd.                      Oklahoma               OK    73105
   121   Oak Ridge Technical Center III            1009 Commerce Park Drive                    Oak Ridge              TN    37830
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                          215 Coles Street                            Jersey City            NJ    07310
   123   Westpark Walk                             100 - 481 Commerce Drive                    Peachtree City         GA    30269
   124   Albertson's, Inc. - Pharr-McAllen         401 North Jackson Road                      Pharr-McAllen          TX    78577
   125   The 535 Plaza                             12444 Highway 535                           Orlando                FL    32821
   126   Vanguard Distribution Building            13900 South Broadway                        Los Angeles            CA    90061
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                      232 Broadway at Circular Street             Saratoga Springs       NY    12866
   128   Courtyard Sarasota                        850 University Parkway                      Sarasota               FL    34234
   129   Barnes & Noble, Inc. - Rockleigh          1 Pond Road                                 Rockleigh              NJ    07647
   130   Best Western Pensacola                    16 Via De Luna Drive                        Pensacola              FL    32561
   131   Royal Garden Apartments                   9352-9372 Holder Street                     Cypress                CA    90620
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                 213, 214 &218 Northern Blvd.                Bayside                NY    11361
   133   Gainesville Courtyard by Marriott         3510 SW 40th Blvd.                          Gainesville            FL    32608
   134   The Shores Apartments                     1100 Lamar Blvd. East                       Arlington              TX    76011
   135   Williamsburg Villas                       3211 S.W. Govenor John Sevier Highway       Knoxville              TN    37920
   136   Dayton's Bluff Community Care Center      324 Johnson Parkway                         St. Paul               MN    55106
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center               1000 & 1080 Kings Highway                   New Bedford            MA    02745
   138   Circuit City - Cincinnati                 5455 Glenway Ave                            Cincinnati             OH    45238
   139   Circuit City - Wilkes Barre               500 Kidder St.                              Wilkes Barre           PA    18702
   140   College Village Shopping Center           SEC College Blvd. & Quivira Road            Overland Park          KS    66204
   141   Berwyn House                              4800 Berwyn House Road                      College Park           MD    20740
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                           12821 126th Way NE                          Kirkland               WA    98034
   143   Sierra Vista Apartments                   710 South Hardy Drive                       Tempe                  AZ    85281
   144   Oak Ridge Technical Center IV             1009 Commerce Park Drive                    Oak Ridge              TN    37830
   145   Cedars Executive Center                   2939 North Monroe St.                       Tallahassee            FL    32303
   146   Midwest Warehouse                         6634 W. 68th Street                         Bedford Park           IL    60638
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                   825-875 Queen Street                        Southington            CT    06489
   148   Best Western - Mystic                     9 Whitehall Avenue                          Mystic                 CT    06355
   149   Plaza 50 Shopping Center                  1936-2270 E. Williams Street                Carson City            NV    89701
   150   Wendover Plaza Shopping Center            931 Wendover Rd.                            Charlotte              NC    28211
   151   University Roost Apartments               700 S. Blackbird Road                       Flagstaff              AZ    86001
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                  4302 Center Street                          Tacoma                 WA    98409
   153   Mountain Creek Park                       4235 Highway 78                             Lilburn                GA    30247
   154   2600 Post Road                            2600 Southport Post Road                    Southport              CT    06490
   155   Westgate Plaza                            SEC US 64/Roller Mill Road                  Franklin               NC    28734
   156   Country Place II                          3918-3930 Blackburn Lane                    Burtonsville           MD    20866
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                   2400 David McLeod Blvd.                     Florence               SC    29501
   158   Eagle Crest Apartments                    1601 Regency Court                          Arlington              TX    76010
   159   Edgewater Trace                           10714 Abercorn Extension                    Savannah               GA    31419
   160   Lafayette Green Apartments                8327 West Tidwell                           Houston                TX    77040
   161   Zinfandel Ranch Apartments                10833 Folsom Boulevard                      Rancho Cordova         CA    95670
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                   2 Driftwood Court                           Baltimore              MD    21221
   163   Mobile Residence Inn                      950 S Beltline Highway                      Mobile                 AL    36609
   164   Village Shopping Center                   3020 N. Main Street                         Hope Mills             NC    28348
   165   Thompson Creek Shopping Center            Thompson Creek Road                         Stevensville           MD    21666
   166   Bally Total Fitness - Cincinnati          3694 Werk Rd.                               Cincinnati             OH    45248
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                          Route 22 East & Terrill Road                Watchung               NJ    07060
   168   Giant Eagle Plaza                         4400 Buffalo Road (US 20)                   Erie                   PA    16510
   169   Courtyard by Marriott - Mobile            1000 South Beltline Hwy.                    Mobile                 AL    36609
   170   National Hills Shopping Center            2701 Washington Rd.                         Augusta                GA    30909
   171   International Outlet Center               5532 International Drive                    Orlando                FL    32819
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                702 West Warrior                            Grand Prairie          TX    75052
   173   Indian Run                                Casarow Drive                               Bridgeton              NJ    08302
   174   Oak Creek Apartments                      8460 Hospital Drive                         Atlanta                GA    30134
   175   South Coast Center                        16261 Highway 101                           Harbor                 OR    97415
   176   The Hampton Inn                           2311 North Shadeland Avenue                 Indianapolis           IN    46219
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                 301 North Central Avenue                    Hapeville              GA    30354
   178   Evergreen Office Center                   200 East Del Mar Blvd.                      Pasadena               CA    91101
   179   Oak Ridge Technical Center VI             1060 Commerce Park Drive                    Oak Ridge              TN    37830
   180   Auburn Chase Apartments                   401 Turlington Drive                        Newport News           VA    23602
   181   Foxwood I & II Apartments                 19920 Foxwood Forest                        Humble                 TX    77338
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                      1808 Australian Avenue                      West Palm Beach        FL    33409
   183   Hunters Glen                              1201 Bacon Ranch Road                       Killeen                TX    76542
   184   Sunset International                      7000 SW 97th Ave.                           Miami                  FL    33173
   185   Bally Total Fitness - Greenwood           517 US Highway 31                           Greenwood              IN    46142
   186   Fort Myers Residence Inn by Marriott      2960 Colonial Boulevard                     Ft. Myers              FL    33912
------------------------------------------------------------------------------------------------------------------------------------




                                                          Crossed Collateralized
 Control                                                      Loans Control             Original             Cut-off Date
   No.   Property Name                                             Nos.                  Balance                Balance
====================================================================================================================================

   112   Forest Brook Apartments                                                       $5,750,000             $5,735,276
   113   Holiday Inn-Oceanfront                                                         5,600,000              5,579,458
   114   Nob Hill Apartments - Birmingham                                               5,500,000              5,497,367
   115   Carriage Way Shopping Center                                                   5,500,000              5,489,244
   116   The Benchmark                                                                  5,500,000              5,488,961
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                                              5,471,920              5,415,475
   118   Hampton Inn - Daytona                                                          5,400,000              5,400,000
   119   The Bradley Building                                                           5,400,000              5,391,697
   120   Lincoln Plaza                                                                  5,300,000              5,280,462
   121   Oak Ridge Technical Center III                     38,144,179,236,274          5,285,000              5,280,416
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                                               5,250,000              5,250,000
   123   Westpark Walk                                                                  5,200,000              5,189,301
   124   Albertson's, Inc. - Pharr-McAllen                                              5,158,009              5,158,009
   125   The 535 Plaza                                                                  5,125,000              5,108,096
   126   Vanguard Distribution Building                                                 5,100,000              5,096,859
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                                                           5,000,000              5,000,000
   128   Courtyard Sarasota                                                             5,003,000              4,998,821
   129   Barnes & Noble, Inc. - Rockleigh                                               5,000,000              4,989,871
   130   Best Western Pensacola                                                         5,000,000              4,978,679
   131   Royal Garden Apartments                                                        4,863,000              4,842,232
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                                                      4,841,680              4,833,642
   133   Gainesville Courtyard by Marriott                                              4,802,000              4,797,989
   134   The Shores Apartments                                                          4,815,000              4,797,258
   135   Williamsburg Villas                                                            4,800,000              4,797,046
   136   Dayton's Bluff Community Care Center                                           4,800,000              4,789,403
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                                                    4,800,000              4,784,004
   138   Circuit City - Cincinnati                                                      4,903,453              4,783,763
   139   Circuit City - Wilkes Barre                                                    4,903,453              4,776,282
   140   College Village Shopping Center                                                4,750,000              4,748,045
   141   Berwyn House                                                                   4,750,000              4,743,859
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                                                4,750,000              4,742,388
   143   Sierra Vista Apartments                                                        4,750,000              4,741,261
   144   Oak Ridge Technical Center IV                      38,121,179,236,274          4,735,000              4,730,893
   145   Cedars Executive Center                                                        4,750,000              4,729,022
   146   Midwest Warehouse                                                              4,749,750              4,699,778
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                                                        4,700,000              4,692,155
   148   Best Western - Mystic                                   238,255                4,683,000              4,683,000
   149   Plaza 50 Shopping Center                                                       4,600,000              4,600,000
   150   Wendover Plaza Shopping Center                            215                  4,600,000              4,597,936
   151   University Roost Apartments                                                    4,600,000              4,597,585
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                                                       4,560,000              4,543,249
   153   Mountain Creek Park                                                            4,550,000              4,538,834
   154   2600 Post Road                                                                 4,510,000              4,501,095
   155   Westgate Plaza                                                                 4,500,000              4,495,259
   156   Country Place II                                                               4,500,000              4,489,869
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                                                        4,596,987              4,484,777
   158   Eagle Crest Apartments                                                         4,475,000              4,465,732
   159   Edgewater Trace                                                                4,463,500              4,461,018
   160   Lafayette Green Apartments                                                     4,450,000              4,440,878
   161   Zinfandel Ranch Apartments                                                     4,450,000              4,438,772
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                                                        4,425,000              4,423,108
   163   Mobile Residence Inn                                                           4,410,000              4,410,000
   164   Village Shopping Center                                                        4,400,000              4,394,466
   165   Thompson Creek Shopping Center                                                 4,350,000              4,345,341
   166   Bally Total Fitness - Cincinnati                                               4,368,323              4,344,815
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                                                               4,323,000              4,323,000
   168   Giant Eagle Plaza                                                              4,300,000              4,297,799
   169   Courtyard by Marriott - Mobile                                                 4,305,000              4,286,443
   170   National Hills Shopping Center                                                 4,100,000              4,095,982
   171   International Outlet Center                                                    4,100,000              4,089,140
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                                219                  4,100,000              4,086,023
   173   Indian Run                                                                     4,075,000              4,067,080
   174   Oak Creek Apartments                                                           4,000,000              4,000,000
   175   South Coast Center                                                             4,000,000              3,997,673
   176   The Hampton Inn                                                                4,000,000              3,993,109
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                                                      4,000,000              3,984,774
   178   Evergreen Office Center                                                        3,990,000              3,977,324
   179   Oak Ridge Technical Center VI                      38,121,144,236,274          3,925,000              3,921,595
   180   Auburn Chase Apartments                                                        3,920,000              3,898,460
   181   Foxwood I & II Apartments                                                      3,920,000              3,898,460
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                                                           3,900,000              3,897,050
   183   Hunters Glen                                                                   3,880,000              3,880,000
   184   Sunset International                                                           3,850,000              3,838,693
   185   Bally Total Fitness - Greenwood                                                3,857,440              3,816,269
   186   Fort Myers Residence Inn by Marriott                                           3,803,000              3,799,824
------------------------------------------------------------------------------------------------------------------------------------



                                                                             Cumulative
                                                         % of Aggregate     % of Initial                                Interest
 Control                                                  Cut-off Date          Pool        Mortgage   Administrative   Accrual
   No.   Property Name                                      Balance           Balance         Rate       Cost Rate       Method
====================================================================================================================================
   112   Forest Brook Apartments                               0.26%            61.80%       8.3000%       0.1275%      Act/360
   113   Holiday Inn-Oceanfront                                0.25             62.05        8.9000        0.1025        30/360
   114   Nob Hill Apartments - Birmingham                      0.24             62.30        7.8200        0.1625       Act/360
   115   Carriage Way Shopping Center                          0.24             62.54        8.2500        0.1025       Act/360
   116   The Benchmark                                         0.24             62.79        9.0100        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                     0.24             63.03       10.1250        0.1025        30/360
   118   Hampton Inn - Daytona                                 0.24             63.27        8.0400        0.1025       Act/360
   119   The Bradley Building                                  0.24             63.51        8.0900        0.1825       Act/360
   120   Lincoln Plaza                                         0.24             63.74        8.8700        0.1525        30/360
   121   Oak Ridge Technical Center III                        0.24             63.98        7.8100        0.1625       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                      0.23             64.21        8.2500        0.1275       Act/360
   123   Westpark Walk                                         0.23             64.44        9.0000        0.1025       Act/360
   124   Albertson's, Inc. - Pharr-McAllen                     0.23             64.67        7.4375        0.1025        30/360
   125   The 535 Plaza                                         0.23             64.90        9.0600        0.1775        30/360
   126   Vanguard Distribution Building                        0.23             65.13        7.7930        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                                  0.22             65.35        8.0000        0.1025       Act/360
   128   Courtyard Sarasota                                    0.22             65.58        7.9700        0.1025       Act/360
   129   Barnes & Noble, Inc. - Rockleigh                      0.22             65.80        8.2500        0.1025        30/360
   130   Best Western Pensacola                                0.22             66.02        9.2400        0.1525        30/360
   131   Royal Garden Apartments                               0.22             66.24        8.5700        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                             0.22             66.45        8.6250        0.1025       Act/360
   133   Gainesville Courtyard by Marriott                     0.21             66.66        7.9700        0.1025       Act/360
   134   The Shores Apartments                                 0.21             66.88        8.5200        0.1775        30/360
   135   Williamsburg Villas                                   0.21             67.09        8.0000        0.1025       Act/360
   136   Dayton's Bluff Community Care Center                  0.21             67.31        8.9700        0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                           0.21             67.52        9.0100        0.1025        30/360
   138   Circuit City - Cincinnati                             0.21             67.73        8.1875        0.1025        30/360
   139   Circuit City - Wilkes Barre                           0.21             67.94        8.1875        0.1025        30/360
   140   College Village Shopping Center                       0.21             68.16        8.2300        0.1775       Act/360
   141   Berwyn House                                          0.21             68.37        8.2000        0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                       0.21             68.58        7.9500        0.1025       Act/360
   143   Sierra Vista Apartments                               0.21             68.79        8.3200        0.1775       Act/360
   144   Oak Ridge Technical Center IV                         0.21             69.00        7.8100        0.1625       Act/360
   145   Cedars Executive Center                               0.21             69.21        9.1500        0.1025        30/360
   146   Midwest Warehouse                                     0.21             69.42        9.1500        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                               0.21             69.63        7.8100        0.1025       Act/360
   148   Best Western - Mystic                                 0.21             69.84        8.2500        0.1025       Act/360
   149   Plaza 50 Shopping Center                              0.21             70.04        7.8750        0.1025        30/360
   150   Wendover Plaza Shopping Center                        0.20             70.25        8.0000        0.1025       Act/360
   151   University Roost Apartments                           0.20             70.45        7.5500        0.1775       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                              0.20             70.66        8.5350        0.1025        30/360
   153   Mountain Creek Park                                   0.20             70.86        8.4900        0.1025        30/360
   154   2600 Post Road                                        0.20             71.06        8.1000        0.1025       Act/360
   155   Westgate Plaza                                        0.20             71.26        8.2400        0.1025       Act/360
   156   Country Place II                                      0.20             71.46        7.6800        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                               0.20             71.66        8.1875        0.1025        30/360
   158   Eagle Crest Apartments                                0.20             71.86        7.5200        0.1025       Act/360
   159   Edgewater Trace                                       0.20             72.06        7.3750        0.1025       Act/360
   160   Lafayette Green Apartments                            0.20             72.26        7.9800        0.1025       Act/360
   161   Zinfandel Ranch Apartments                            0.20             72.45        8.2700        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                               0.20             72.65        8.1300        0.1025       Act/360
   163   Mobile Residence Inn                                  0.20             72.85        8.1500        0.1025       Act/360
   164   Village Shopping Center                               0.20             73.04        7.6250        0.1025       Act/360
   165   Thompson Creek Shopping Center                        0.19             73.24        8.1800        0.1525       Act/360
   166   Bally Total Fitness - Cincinnati                      0.19             73.43        9.8750        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                                      0.19             73.62        7.4700        0.1025        30/360
   168   Giant Eagle Plaza                                     0.19             73.81        7.6250        0.1025       Act/360
   169   Courtyard by Marriott - Mobile                        0.19             74.01        9.1250        0.1025       Act/360
   170   National Hills Shopping Center                        0.18             74.19        8.5000        0.1025       Act/360
   171   International Outlet Center                           0.18             74.37        9.2200        0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                            0.18             74.55        8.9000        0.1775        30/360
   173   Indian Run                                            0.18             74.73        8.1500        0.1025       Act/360
   174   Oak Creek Apartments                                  0.18             74.91        8.3200        0.1025       Act/360
   175   South Coast Center                                    0.18             75.09        8.1880        0.1025       Act/360
   176   The Hampton Inn                                       0.18             75.27        8.4600        0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                             0.18             75.45        9.3500        0.1025       Act/360
   178   Evergreen Office Center                               0.18             75.62        9.2410        0.1775        30/360
   179   Oak Ridge Technical Center VI                         0.17             75.80        7.8100        0.1625       Act/360
   180   Auburn Chase Apartments                               0.17             75.97        8.0000        0.1025        30/360
   181   Foxwood I & II Apartments                             0.17             76.14        8.0000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                                  0.17             76.32        8.3750        0.1025       Act/360
   183   Hunters Glen                                          0.17             76.49        8.1400        0.1025        30/360
   184   Sunset International                                  0.17             76.66        8.7200        0.1025        30/360
   185   Bally Total Fitness - Greenwood                       0.17             76.83       10.1250        0.1025        30/360
   186   Fort Myers Residence Inn by Marriott                  0.17             77.00        7.9700        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------





                                                                                                Original  Remaining
                                                                                                 Term to    Term to      Original
 Control                                                          Amortization                  Maturity   Maturity    Amortization
   No.   Property Name                                               Type                        (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
   112   Forest Brook Apartments                       Amortizing Balloon                         120        117           300
   113   Holiday Inn-Oceanfront                        Amortizing Balloon                          84         80           300
   114   Nob Hill Apartments - Birmingham              Amortizing Balloon                         120        119           360
   115   Carriage Way Shopping Center                  Amortizing Balloon                         120        117           330
   116   The Benchmark                                 Amortizing Balloon                         120        115           360
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington             Step                                       141        137           141
   118   Hampton Inn - Daytona                         Amortizing Balloon                         120        120           300
   119   The Bradley Building                          Amortizing Balloon                          84         81           360
   120   Lincoln Plaza                                 Amortizing Balloon                         120        116           300
   121   Oak Ridge Technical Center III                Amortizing Balloon                         180        179           300
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                              Amortizing Balloon                         120        120           300
   123   Westpark Walk                                 Amortizing Balloon                         120        116           330
   124   Albertson's, Inc. - Pharr-McAllen             Amortizing Balloon                         238        238           298
   125   The 535 Plaza                                 Amortizing Balloon                          84         78           360
   126   Vanguard Distribution Building                Amortizing Balloon                         120        119           336
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                          Amortizing Balloon                         120        120           300
   128   Courtyard Sarasota                            Amortizing Balloon                         120        119           300
   129   Barnes & Noble, Inc. - Rockleigh              Fully Amortizing                           300        298           300
   130   Best Western Pensacola                        Fully Amortizing                           276        272           276
   131   Royal Garden Apartments                       Amortizing Balloon                         120        113           360
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                     Amortizing Balloon                         120        116           360
   133   Gainesville Courtyard by Marriott             Amortizing Balloon                         120        119           300
   134   The Shores Apartments                         Amortizing Balloon                         120        114           360
   135   Williamsburg Villas                           Amortizing Balloon                         120        119           330
   136   Dayton's Bluff Community Care Center          Amortizing Balloon                         120        117           300
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                   Amortizing Balloon                         120        114           360
   138   Circuit City - Cincinnati                     Fully Amortizing                           264        247           264
   139   Circuit City - Wilkes Barre                   Fully Amortizing                           264        246           264
   140   College Village Shopping Center               Amortizing Balloon                         120        119           360
   141   Berwyn House                                  Amortizing Balloon                          84         82           360
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                               Amortizing Balloon                         120        117           360
   143   Sierra Vista Apartments                       Amortizing Balloon                         120        116           360
   144   Oak Ridge Technical Center IV                 Amortizing Balloon                         180        179           300
   145   Cedars Executive Center                       Amortizing Balloon                         120        115           300
   146   Midwest Warehouse                             Amortizing Balloon                          85         78           240
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                       Amortizing Balloon                         120        117           360
   148   Best Western - Mystic                         Fully Amortizing                           264        264           264
   149   Plaza 50 Shopping Center                      Amortizing Balloon                         120        120           300
   150   Wendover Plaza Shopping Center                Amortizing Balloon                         120        119           360
   151   University Roost Apartments                   Amortizing Balloon                         120        119           360
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                      Amortizing Balloon                          84         78           360
   153   Mountain Creek Park                           Amortizing Balloon                         240        236           360
   154   2600 Post Road                                Amortizing Balloon                         120        116           360
   155   Westgate Plaza                                Amortizing Balloon                         120        118           360
   156   Country Place II                              Amortizing Balloon                         120        117           330
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                       Fully Amortizing                           264        247           264
   158   Eagle Crest Apartments                        Amortizing Balloon                          84         82           300
   159   Edgewater Trace                               Amortizing Balloon                         120        119           360
   160   Lafayette Green Apartments                    Amortizing Balloon                         120        116           360
   161   Zinfandel Ranch Apartments                    Amortizing Balloon                         120        115           360
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                       Amortizing Balloon                         120        119           360
   163   Mobile Residence Inn                          Amortizing Balloon                         120        120           300
   164   Village Shopping Center                       Amortizing Balloon                         120        119           264
   165   Thompson Creek Shopping Center                Amortizing Balloon                         120        118           360
   166   Bally Total Fitness - Cincinnati              Step                                       139        137           139
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                              Interest Only then Amortizing Balloon      180        180           312
   168   Giant Eagle Plaza                             Amortizing Balloon                         120        119           360
   169   Courtyard by Marriott - Mobile                Amortizing Balloon                         120        114           300
   170   National Hills Shopping Center                Amortizing Balloon                         120        118           360
   171   International Outlet Center                   Amortizing Balloon                         120        115           360
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                    Amortizing Balloon                         120        114           360
   173   Indian Run                                    Amortizing Balloon                         120        116           360
   174   Oak Creek Apartments                          Interest Only then Hyperamortizing         120        116           360
   175   South Coast Center                            Amortizing Balloon                         120        119           330
   176   The Hampton Inn                               Amortizing Balloon                         120        118           300
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                     Amortizing Balloon                         120        117           240
   178   Evergreen Office Center                       Amortizing Balloon                         120        114           360
   179   Oak Ridge Technical Center VI                 Amortizing Balloon                         180        179           300
   180   Auburn Chase Apartments                       Amortizing Balloon                          84         76           360
   181   Foxwood I & II Apartments                     Amortizing Balloon                          84         76           360
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                          Amortizing Balloon                         180        179           300
   183   Hunters Glen                                  Interest Only then Hyperamortizing         120        116           360
   184   Sunset International                          Amortizing Balloon                         120        115           360
   185   Bally Total Fitness - Greenwood               Step                                       138        134           138
   186   Fort Myers Residence Inn by Marriott          Amortizing Balloon                         120        119           300
------------------------------------------------------------------------------------------------------------------------------------


                                                              Remaining
 Control                                                     Amortization   Origination       Maturity        Balloon
   No.   Property Name                                       Term (Mos.)        Date            Date          Balance
====================================================================================================================================
   112   Forest Brook Apartments                                 297          07/02/97        08/01/07      $4,779,632
   113   Holiday Inn-Oceanfront                                  296          06/30/97        07/01/04       5,010,932
   114   Nob Hill Apartments - Birmingham                        359          09/26/97        10/01/07       4,896,841
   115   Carriage Way Shopping Center                            327          07/07/97        08/01/07       4,780,463
   116   The Benchmark                                           355          05/30/97        06/01/07       5,032,230
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                       137          06/20/97        04/01/09             -
   118   Hampton Inn - Daytona                                   300          10/15/97        11/01/07       4,454,462
   119   The Bradley Building                                    357          07/31/97        08/01/04       5,058,191
   120   Lincoln Plaza                                           296          06/18/97        07/01/07       4,372,027
   121   Oak Ridge Technical Center III                          299          09/18/97        10/01/12       3,487,304
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                        300          10/07/97        11/01/07       4,356,629
   123   Westpark Walk                                           326          06/04/97        07/01/07       4,605,591
   124   Albertson's, Inc. - Pharr-McAllen                       298          10/10/97        09/01/17       1,898,993
   125   The 535 Plaza                                           354          05/01/97        05/01/04       4,802,392
   126   Vanguard Distribution Building                          335          10/01/97        10/01/07       4,414,591
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                                    300          10/09/97        11/01/07       4,119,774
   128   Courtyard Sarasota                                      299          09/22/97        10/01/07       4,119,579
   129   Barnes & Noble, Inc. - Rockleigh                        298          08/28/97        09/01/22             -
   130   Best Western Pensacola                                  272          06/09/97        07/01/20             -
   131   Royal Garden Apartments                                 353          03/19/97        04/01/07       4,314,520
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                               356          06/05/97        07/01/07       4,393,459
   133   Gainesville Courtyard by Marriott                       299          09/22/97        10/01/07       3,954,072
   134   The Shores Apartments                                   354          05/01/97        05/01/07       4,267,852
   135   Williamsburg Villas                                     329          09/26/97        10/01/07       4,144,896
   136   Dayton's Bluff Community Care Center                    297          07/07/97        08/01/07       4,063,836
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                             354          04/14/97        05/01/07       4,293,398
   138   Circuit City - Cincinnati                               247          05/06/96        06/01/18             -
   139   Circuit City - Wilkes Barre                             246          04/30/96        05/01/18             -
   140   College Village Shopping Center                         359          09/15/97        10/01/07       4,270,493
   141   Berwyn House                                            358          08/27/97        09/01/04       4,404,343
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                         357          07/31/97        08/01/07       4,242,558
   143   Sierra Vista Apartments                                 356          06/30/97        07/01/07       4,280,482
   144   Oak Ridge Technical Center IV                           299          09/18/97        10/01/12       3,124,388
   145   Cedars Executive Center                                 295          05/30/97        06/01/07       3,943,560
   146   Midwest Warehouse                                       233          03/27/97        05/01/04       3,919,573
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                                 357          07/28/97        08/01/07       4,183,736
   148   Best Western - Mystic                                   264          10/03/97        11/01/19         269,911
   149   Plaza 50 Shopping Center                                300          10/03/97        11/01/07       3,703,251
   150   Wendover Plaza Shopping Center                          359          09/12/97        10/01/07       4,113,308
   151   University Roost Apartments                             359          09/29/97        10/01/07       4,068,394
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                                354          04/29/97        05/01/04       4,246,256
   153   Mountain Creek Park                                     356          06/24/97        07/01/17       2,820,358
   154   2600 Post Road                                          356          06/24/97        07/01/07       4,043,367
   155   Westgate Plaza                                          358          08/06/97        09/01/07       4,046,049
   156   Country Place II                                        327          08/01/97        08/01/07       3,853,079
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                                 247          05/02/96        06/01/18             -
   158   Eagle Crest Apartments                                  298          08/08/97        09/01/04       3,957,752
   159   Edgewater Trace                                         359          09/16/97        10/01/07       3,930,287
   160   Lafayette Green Apartments                              356          06/26/97        07/01/07       3,978,206
   161   Zinfandel Ranch Apartments                              355          05/23/97        06/01/07       4,004,868
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                                 359          09/02/97        10/01/07       3,969,013
   163   Mobile Residence Inn                                    300          10/03/97        11/01/07       3,649,237
   164   Village Shopping Center                                 263          09/29/97        10/01/07       3,307,234
   165   Thompson Creek Shopping Center                          358          08/28/97        09/01/07       3,905,725
   166   Bally Total Fitness - Cincinnati                        137          08/27/97        04/01/09             -
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                                        312          10/14/97        11/01/12       3,259,649
   168   Giant Eagle Plaza                                       359          10/01/97        10/01/07       3,810,169
   169   Courtyard by Marriott - Mobile                          294          04/22/97        05/01/07       3,661,004
   170   National Hills Shopping Center                          358          08/11/97        09/01/07       3,708,392
   171   International Outlet Center                             355          05/05/97        06/01/07       3,680,899
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                              354          04/18/97        05/01/07       3,660,000
   173   Indian Run                                              356          06/27/97        07/01/07       3,657,684
   174   Oak Creek Apartments                                    360          06/16/97        07/01/07       3,708,126
   175   South Coast Center                                      329          09/16/97        10/01/07       3,470,991
   176   The Hampton Inn                                         298          08/04/97        09/01/07       3,339,051
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                               237          07/02/97        08/01/07       2,950,588
   178   Evergreen Office Center                                 354          04/30/97        05/01/07       3,583,450
   179   Oak Ridge Technical Center VI                           299          09/18/97        10/01/12       2,589,911
   180   Auburn Chase Apartments                                 352          02/24/97        03/01/04       3,625,116
   181   Foxwood I & II Apartments                               352          02/24/97        03/01/04       3,625,116
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                                    299          09/09/97        10/01/12       2,648,163
   183   Hunters Glen                                            360          06/16/97        07/01/07       3,534,357
   184   Sunset International                                    355          05/16/97        06/01/07       3,425,448
   185   Bally Total Fitness - Greenwood                         134          06/20/97        01/01/09             -
   186   Fort Myers Residence Inn by Marriott                    299          09/22/97        10/01/07       3,131,473
 -----------------------------------------------------------------------------------------------------------------------------------



 Control
   No.   Property Name                                 Property Type               Prepayment Provisions
====================================================================================================================================
   112   Forest Brook Apartments                       Multifamily                 YM1%(9.75),O(.25)
   113   Holiday Inn-Oceanfront                        Hospitality                 L(0),YM1%(7) or DEF
   114   Nob Hill Apartments - Birmingham              Multifamily                 L(4),YM1%(5.5),O(.5) or DEF
   115   Carriage Way Shopping Center                  Retail - Anchored           L(4),YM1%(5.75),O(.25)
   116   The Benchmark                                 Office                      L(6),YM1%(3.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington             Health & Fitness - CTL      L(4),YM1%(7.5),O(.25)
   118   Hampton Inn - Daytona                         Hospitality                 L(4),YM1%(5.75),O(.25)
   119   The Bradley Building                          Retail - Unanchored         L(4),YM1%(2.5),O(.5) or DEF
   120   Lincoln Plaza                                 Office                      L(4),YM1%(5.5),O(.5)
   121   Oak Ridge Technical Center III                Office                      L(10),YM1%(4.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                              Industrial                  YM1%(9.75),O(.25)
   123   Westpark Walk                                 Retail - Unanchored         L(4),4(3),2(1),1(1.5),O(.5)
   124   Albertson's, Inc. - Pharr-McAllen             Retail - CTL                L(8),YM1%(11.833)
   125   The 535 Plaza                                 Retail - Unanchored         L(1),YM1%(5.5),O(.5)
   126   Vanguard Distribution Building                Industrial/Retail           L(5),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                          Hospitality                 L(7),YM1%(2.75),O(.25)
   128   Courtyard Sarasota                            Hospitality                 L(4),YM1%(5.75),O(.25)
   129   Barnes & Noble, Inc. - Rockleigh              Mixed Use - CTL             L(8),YM1%(16.75),O(.25)
   130   Best Western Pensacola                        Hospitality                 L(0),YM1%(15),O(8)
   131   Royal Garden Apartments                       Multifamily                 L(4),YM1%(3),3(1),2(1),1(.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                     Retail - Anchored           L(4),YM1%(5.75),O(.25)
   133   Gainesville Courtyard by Marriott             Hospitality                 L(4),YM1%(5.75),O(.25)
   134   The Shores Apartments                         Multifamily                 L(4),YM1%(5.5),O(.5) or DEF
   135   Williamsburg Villas                           Assisted Living             L(3),5(2),3(2),1(2),O(1)
   136   Dayton's Bluff Community Care Center          Skilled Nursing             L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                   Retail - Anchored           L(4),YM1%(5.5),O(.5) or DEF
   138   Circuit City - Cincinnati                     Retail - CTL                L(8),YM1%(13.5),O(.5)
   139   Circuit City - Wilkes Barre                   Retail - CTL                L(8),YM1%(13.5),O(.5)
   140   College Village Shopping Center               Retail - Unanchored         L(4),YM1%(5.5),O(.5)
   141   Berwyn House                                  Multifamily                 L(4),YM1%(2.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                               Multifamily                 L(3),YM1%(1),1(5.5),O(.5)
   143   Sierra Vista Apartments                       Multifamily                 L(4),YM1%(4),YM2%(1),O(1)
   144   Oak Ridge Technical Center IV                 Office                      L(10),YM1%(4.5),O(.5)
   145   Cedars Executive Center                       Office                      L(4),YM1%(5.5),O(.5) or DEF
   146   Midwest Warehouse                             Industrial                  L(5),YM1%(1.583),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                       Retail - Anchored           L(3),YM1%(6.5),O(.5)
   148   Best Western - Mystic                         Hospitality                 L(3),YM1%(18.75),O(.25)
   149   Plaza 50 Shopping Center                      Retail - Anchored           L(4),YM1%(5.75),O(.25)
   150   Wendover Plaza Shopping Center                Retail - Anchored           L(4),YM1%(5.75),O(.25)
   151   University Roost Apartments                   Multifamily                 L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                      Multifamily                 L(4),YM1%(2.5),O(.5)
   153   Mountain Creek Park                           Retail - Anchored           L(4),YM1%(15.5),O(.5)
   154   2600 Post Road                                Retail - Unanchored         L(4),YM1%(5.5),O(.5) or DEF
   155   Westgate Plaza                                Retail - Anchored           L(5),YM1%(4.5),O(.5) or DEF
   156   Country Place II                              Multifamily                 L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                       Retail - CTL                L(8),YM1%(13.5),O(.5)
   158   Eagle Crest Apartments                        Multifamily                 L(4),YM1%(2.5),O(.5) or DEF
   159   Edgewater Trace                               Multifamily                 L(4),YM1%(5.75),O(.25)
   160   Lafayette Green Apartments                    Multifamily                 L(4),YM1%(5.5),O(.5)
   161   Zinfandel Ranch Apartments                    Multifamily                 L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                       Multifamily                 L(5),YM1%(4.5),O(.5)
   163   Mobile Residence Inn                          Hospitality                 L(4),YM1%(5.75),O(.25)
   164   Village Shopping Center                       Retail - Anchored           L(4),YM1%(5.75),O(.25)
   165   Thompson Creek Shopping Center                Retail - Unanchored         L(4),YM1%(5.5),O(.5) or DEF
   166   Bally Total Fitness - Cincinnati              Health & Fitness - CTL      L(4),YM1%(7.083),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                              Retail - Unanchored         L(5),YM1%(5),3(1),2(1),1(2),O(1)
   168   Giant Eagle Plaza                             Retail - Anchored           L(4),YM1%(5),O(1)
   169   Courtyard by Marriott - Mobile                Hospitality                 L(4),YM1%(5.75),O(.25)
   170   National Hills Shopping Center                Retail - Anchored           L(3),YM1%(6.5),O(.5) or DEF
   171   International Outlet Center                   Retail - Unanchored         L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                    Multifamily                 L(4),YM1%(5.5),O(.5) or DEF
   173   Indian Run                                    Multifamily                 L(4),YM1%(4),O(2)
   174   Oak Creek Apartments                          Multifamily                 L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
   175   South Coast Center                            Retail - Anchored           L(1),YM1%(8.5),O(.5)
   176   The Hampton Inn                               Hospitality                 L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                     Hospitality                 L(5),5(1),4(1),3(1),2(1),1(.5),O(.5)
   178   Evergreen Office Center                       Office                      L(4),YM1%(5.5),O(.5)
   179   Oak Ridge Technical Center VI                 Office                      L(10),YM1%(4.5),O(.5)
   180   Auburn Chase Apartments                       Multifamily                 L(2),YM1%(4.5),O(.5) or DEF
   181   Foxwood I & II Apartments                     Multifamily                 L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                          Hospitality                 L(4),YM1%(10.75),O(.25)
   183   Hunters Glen                                  Multifamily                 L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
   184   Sunset International                          Office                      L(4),YM1%(5.5),O(.5) or DEF
   185   Bally Total Fitness - Greenwood               Health & Fitness - CTL      L(4),YM1%(7.25),O(.25)
   186   Fort Myers Residence Inn by Marriott          Hospitality                 L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------



 Control                                                     Annual              Net                          Appraised
   No.   Property Name                                    Debt Service        Cash Flow          DSCR           Value
====================================================================================================================================
   112   Forest Brook Apartments                            $546,338        $  704,096           1.29x      $ 7,525,000
   113   Holiday Inn-Oceanfront                              559,345         1,400,941           2.50        16,000,000
   114   Nob Hill Apartments - Birmingham                    476,029           599,707           1.26         7,000,000
   115   Carriage Way Shopping Center                        506,557           636,235           1.26         8,000,000
   116   The Benchmark                                       531,526           749,090           1.41         8,800,000
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                   721,238           865,485           1.20         7,250,000
   118   Hampton Inn - Daytona                               501,855           741,144           1.48         7,440,000
   119   The Bradley Building                                479,551           626,147           1.31         7,220,000
   120   Lincoln Plaza                                       528,078           739,179           1.40         7,770,000
   121   Oak Ridge Technical Center III                      481,530           586,171           1.22         6,700,000
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                    496,724           672,055           1.35         7,790,000
   123   Westpark Walk                                       511,444           679,806           1.33         7,600,000
   124   Albertson's, Inc. - Pharr-McAllen                   455,947           457,315           1.00         5,400,000
   125   The 535 Plaza                                       497,500           711,597           1.43         7,500,000
   126   Vanguard Distribution Building                      448,384           630,511           1.41         6,800,000
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                                463,090           648,346           1.40         8,880,000
   128   Courtyard Sarasota                                  462,175           671,488           1.45         6,900,000
   129   Barnes & Noble, Inc. - Rockleigh                    473,070           699,930           1.48         6,150,000
   130   Best Western Pensacola                              525,230           835,160           1.59         8,750,000
   131   Royal Garden Apartments                             451,605           563,572           1.25         6,250,000
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                           451,897           565,917           1.25         6,300,000
   133   Gainesville Courtyard by Marriott                   443,607           645,742           1.46         6,860,000
   134   The Shores Apartments                               445,097           623,781           1.40         6,275,000
   135   Williamsburg Villas                                 432,245           573,539           1.33         6,775,000
   136   Dayton's Bluff Community Care Center                482,194           702,712           1.46         6,600,000
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                         463,877           584,346           1.26         6,400,000
   138   Circuit City - Cincinnati                           481,440           481,440           1.00         5,190,000
   139   Circuit City - Wilkes Barre                         481,440           481,440           1.00         5,250,000
   140   College Village Shopping Center                     427,421           590,787           1.38         6,400,000
   141   Berwyn House                                        426,220           582,470           1.37         6,550,000
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                     416,261           576,543           1.39         6,450,000
   143   Sierra Vista Apartments                             431,030           529,954           1.23         6,200,000
   144   Oak Ridge Technical Center IV                       431,418           549,776           1.27         6,000,000
   145   Cedars Executive Center                             484,210           656,269           1.36         7,300,000
   146   Midwest Warehouse                                   518,328           706,092           1.36         6,800,000
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                             406,398           521,943           1.28         6,700,000
   148   Best Western - Mystic                               462,057           677,401           1.47         6,690,000
   149   Plaza 50 Shopping Center                            421,482           540,910           1.28         6,400,000
   150   Wendover Plaza Shopping Center                      405,038           510,086           1.26         6,000,000
   151   University Roost Apartments                         387,858           513,285           1.32         5,800,000
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                            422,108           509,911           1.21         5,945,000
   153   Mountain Creek Park                                 419,440           532,390           1.27         6,100,000
   154   2600 Post Road                                      400,893           534,677           1.33         6,100,000
   155   Westgate Plaza                                      405,304           500,394           1.23         6,050,000
   156   Country Place II                                    393,538           578,537           1.47         6,000,000
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                             451,350           451,350           1.00         4,870,000
   158   Eagle Crest Apartments                              397,537           646,099           1.63         5,900,000
   159   Edgewater Trace                                     369,939           512,484           1.39         5,650,000
   160   Lafayette Green Apartments                          391,086           476,919           1.22         5,610,000
   161   Zinfandel Ranch Apartments                          401,927           564,258           1.40         5,650,000
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                             394,452           607,362           1.54         5,900,000
   163   Mobile Residence Inn                                413,718           587,378           1.42         6,300,000
   164   Village Shopping Center                             413,093           519,335           1.26         5,550,000
   165   Thompson Creek Shopping Center                      389,595           529,836           1.36         5,800,000
   166   Bally Total Fitness - Cincinnati                    571,842           686,211           1.20         5,750,000
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                                    377,364           466,537           1.24         6,175,000
   168   Giant Eagle Plaza                                   365,222           507,747           1.39         6,400,000
   169   Courtyard by Marriott - Mobile                      437,959           613,129           1.40         5,850,000
   170   National Hills Shopping Center                      378,305           502,452           1.33         5,490,000
   171   International Outlet Center                         403,687           546,089           1.35         5,650,000
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                          392,339           477,336           1.22         5,150,000
   173   Indian Run                                          363,937           473,626           1.30         5,200,000
   174   Oak Creek Apartments                                362,973           514,473           1.42         5,500,000
   175   South Coast Center                                  366,365           471,233           1.29         5,500,000
   176   The Hampton Inn                                     385,216           632,200           1.64         6,400,000
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                           442,732           659,707           1.49         8,800,000
   178   Evergreen Office Center                             393,585           498,176           1.27         6,000,000
   179   Oak Ridge Technical Center VI                       357,617           479,175           1.34         5,000,000
   180   Auburn Chase Apartments                             345,163           415,454           1.20         4,900,000
   181   Foxwood I & II Apartments                           345,163           413,195           1.20         4,900,000
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                                372,912           523,749           1.40         5,600,000
   183   Hunters Glen                                        346,196           447,762           1.29         4,850,000
   184   Sunset International                                362,466           560,897           1.55         5,400,000
   185   Bally Total Fitness - Greenwood                     512,527           615,032           1.20         5,200,000
   186   Fort Myers Residence Inn by Marriott                351,320           491,898           1.40         6,050,000
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                                      Loan per
                                                                Cut-off   Scheduled                                  Sq Ft, Unit,
 Control                                             Appraisal    Date    Maturity      Year         Year             Bed, Pad
   No.   Property Name                                  Year      LTV     Date LTV      Built     Renovated            or Room
====================================================================================================================================
   112   Forest Brook Apartments                        1997      76.2%     63.5%       1971                           262 Units
   113   Holiday Inn-Oceanfront                         1997      34.9      31.3       1978,85                         296 Rooms
   114   Nob Hill Apartments - Birmingham               1997      78.5      70.0        1972                           232 Units
   115   Carriage Way Shopping Center                   1997      68.6      59.8        1990                        64,574 Sq Feet
   116   The Benchmark                                  1997      62.4      57.2        1966         1997          109,684 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington              1997      74.7       -          1989                        43,000 Sq Feet
   118   Hampton Inn - Daytona                          1997      72.6      59.9        1985         1993              121 Rooms
   119   The Bradley Building                           1997      74.7      70.1        1884         1985          120,371 Sq Feet
   120   Lincoln Plaza                                  1997      68.0      56.3        1969                       253,403 Sq Feet
   121   Oak Ridge Technical Center III                 1997      78.8      52.0        1992                        65,000 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                               1997      67.4      55.9        1927         1992          787,369 Sq Feet
   123   Westpark Walk                                  1997      68.3      60.6        1986                        86,655 Sq Feet
   124   Albertson's, Inc. - Pharr-McAllen              1997      95.5      35.2        1997                        55,513 Sq Feet
   125   The 535 Plaza                                  1997      68.1      64.0        1990                        30,730 Sq Feet
   126   Vanguard Distribution Building                 1997      75.0      64.9        1966         1988          175,600 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                           1997      56.3      46.4        1964         1996              150 Rooms
   128   Courtyard Sarasota                             1997      72.5      59.7        1995                            81 Rooms
   129   Barnes & Noble, Inc. - Rockleigh               1997      81.1       -          1973         1987           75,750 Sq Feet
   130   Best Western Pensacola                         1997      56.9       -         1991,93       1995              123 Rooms
   131   Royal Garden Apartments                        1996      77.5      69.0        1970                           127 Units
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                      1997      76.7      69.7        1996                        22,632 Sq Feet
   133   Gainesville Courtyard by Marriott              1997      69.9      57.6        1995                            81 Rooms
   134   The Shores Apartments                          1996      76.5      68.0        1976         1990              236 Units
   135   Williamsburg Villas                            1997      70.8      61.2       1990,95                          96 Beds
   136   Dayton's Bluff Community Care Center           1997      72.6      61.6       1960-70                         204 Beds
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                    1997      74.8      67.1        1970         1994          169,234 Sq Feet
   138   Circuit City - Cincinnati                      1996      92.2       -          1995                        33,343 Sq Feet
   139   Circuit City - Wilkes Barre                    1996      91.0       -          1996                        29,660 Sq Feet
   140   College Village Shopping Center                1997      74.2      66.7        1986                        53,588 Sq Feet
   141   Berwyn House                                   1997      72.4      67.2        1965         1996              132 Units
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                1997      73.5      65.8        1978                           160 Units
   143   Sierra Vista Apartments                        1997      76.5      69.0        1980                           239 Units
   144   Oak Ridge Technical Center IV                  1997      78.9      52.1       1992-93                      60,000 Sq Feet
   145   Cedars Executive Center                        1997      64.8      54.0        1974                       117,782 Sq Feet
   146   Midwest Warehouse                              1997      69.1      57.6        1973                       160,318 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                        1997      70.0      62.4        1969                       160,711 Sq Feet
   148   Best Western - Mystic                          1997      70.0       4.0        1973         1994              150 Rooms
   149   Plaza 50 Shopping Center                       1997      71.9      57.9        1973         1986          120,534 Sq Feet
   150   Wendover Plaza Shopping Center                 1997      76.6      68.6        1979         1985           77,589 Sq Feet
   151   University Roost Apartments                    1997      79.3      70.1        1982                           264 Units
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                       1997      76.4      71.4        1980                           168 Units
   153   Mountain Creek Park                            1997      74.4      46.2        1996                        66,925 Sq Feet
   154   2600 Post Road                                 1997      73.8      66.3        1971       1994-97          39,029 Sq Feet
   155   Westgate Plaza                                 1997      74.3      66.9        1987                       157,151 Sq Feet
   156   Country Place II                               1997      74.8      64.2        1979                           120 Units
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                        1996      92.1       -          1996                        33,090 Sq Feet
   158   Eagle Crest Apartments                         1997      75.7      67.1        1970                           280 Units
   159   Edgewater Trace                                1997      79.0      69.6        1969         1995              160 Units
   160   Lafayette Green Apartments                     1997      79.2      70.9        1979                           240 Units
   161   Zinfandel Ranch Apartments                     1997      78.6      70.9        1987                           174 Units
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                        1997      75.0      67.3        1964                           299 Units
   163   Mobile Residence Inn                           1997      70.0      57.9        1996                            66 Rooms
   164   Village Shopping Center                        1997      79.2      59.6        1987                       118,822 Sq Feet
   165   Thompson Creek Shopping Center                 1997      74.9      67.3        1988                        78,485 Sq Feet
   166   Bally Total Fitness - Cincinnati               1997      75.6       -          1989                        36,300 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                               1997      70.0      52.8        1991                        27,698 Sq Feet
   168   Giant Eagle Plaza                              1997      67.2      59.5        1987         1996           85,861 Sq Feet
   169   Courtyard by Marriott - Mobile                 1997      73.3      62.6        1994                            78 Rooms
   170   National Hills Shopping Center                 1997      74.6      67.5       1961,73     1995-96         181,289 Sq Feet
   171   International Outlet Center                    1996      72.4      65.1        1985                        33,025 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                     1996      79.3      71.1        1983         1994              208 Units
   173   Indian Run                                     1997      78.2      70.3        1973                           160 Units
   174   Oak Creek Apartments                           1997      72.7      67.4        1972                           216 Units
   175   South Coast Center                             1997      72.7      63.1     1984,85,89                     81,326 Sq Feet
   176   The Hampton Inn                                1997      62.4      52.2        1989                           125 Rooms
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                      1997      45.3      33.5        1974       1994,95             184 Rooms
   178   Evergreen Office Center                        1997      66.3      59.7        1981                        54,152 Sq Feet
   179   Oak Ridge Technical Center VI                  1997      78.4      51.8        1993                        54,365 Sq Feet
   180   Auburn Chase Apartments                        1997      79.6      74.0        1974                           272 Units
   181   Foxwood I & II Apartments                      1997      79.6      74.0        1983                           184 Units
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                           1997      69.6      47.3        1986         1995              174 Rooms
   183   Hunters Glen                                   1997      80.0      72.9        1985                           152 Units
   184   Sunset International                           1997      71.1      63.4        1982         1997           58,174 Sq Feet
   185   Bally Total Fitness - Greenwood                1997      73.4       -          1989                        36,000 Sq Feet
   186   Fort Myers Residence Inn by Marriott           1997      62.8      51.8        1995                            78 Rooms
------------------------------------------------------------------------------------------------------------------------------------



                                                        Sq Ft, Unit,
 Control                                                 Bed, Pad         Occupancy     Rent Roll              Underwriting
   No.   Property Name                                    or Room         Percentage       Date                  Reserves
==================================================================================================================================

   112   Forest Brook Apartments                         21,946.56           93.5        08/12/97                   $300.00 Unit
   113   Holiday Inn-Oceanfront                          18,918.92           NAP           NAP          4% of gross revenue Room
   114   Nob Hill Apartments - Birmingham                23,706.90           99.0        08/07/97                   $203.00 Unit
   115   Carriage Way Shopping Center                        85.17          100.0        07/01/97                     $0.16 Sq Foot
   116   The Benchmark                                       50.14           89.6        05/01/97                     $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                  127.25          100.0        10/31/97                     $0.15 Sq Foot
   118   Hampton Inn - Daytona                           44,628.10           NAP           NAP          4% of gross revenue Room
   119   The Bradley Building                                44.86          100.0        06/30/97                     $0.28 Sq Foot
   120   Lincoln Plaza                                       20.92           99.0        08/01/97                     $0.15 Sq Foot
   121   Oak Ridge Technical Center III                      81.31          100.0        06/01/97                     $0.19 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                     6.67          100.0        10/01/97                     $0.10 Sq Foot
   123   Westpark Walk                                       60.01           93.8        07/01/97                     $0.25 Sq Foot
   124   Albertson's, Inc. - Pharr-McAllen                   92.92          100.0        10/31/97                     $0.30 Sq Foot
   125   The 535 Plaza                                      166.78          100.0        02/28/97                     $0.16 Sq Foot
   126   Vanguard Distribution Building                      29.04          100.0        09/26/97                     $0.19 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                            33,333.33           NAP           NAP          4% of gross revenue Room
   128   Courtyard Sarasota                              61,765.43           NAP           NAP          4% of gross revenue Room
   129   Barnes & Noble, Inc. - Rockleigh                    66.01          100.0        10/31/97                     $0.00 Sq Foot
   130   Best Western Pensacola                          40,650.41           NAP           NAP          4% of gross revenue Room
   131   Royal Garden Apartments                         38,291.34           98.4        08/29/97                   $292.14 Unit
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                          213.93          100.0        05/01/97                     $0.05 Sq Foot
   133   Gainesville Courtyard by Marriott               59,283.95           NAP           NAP          4% of gross revenue Room
   134   The Shores Apartments                           20,402.54           95.8        04/24/97                   $308.13 Unit
   135   Williamsburg Villas                             50,000.00           97.0        09/04/97                   $200.00 Bed
   136   Dayton's Bluff Community Care Center            23,529.41           85.8        04/04/97                   $246.69 Bed
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                         28.36           99.2        03/05/97                     $0.17 Sq Foot
   138   Circuit City - Cincinnati                          147.06          100.0        10/31/97                     $0.00 Sq Foot
   139   Circuit City - Wilkes Barre                        165.32          100.0        10/31/97                     $0.00 Sq Foot
   140   College Village Shopping Center                     88.64           99.9        08/01/97                     $0.13 Sq Foot
   141   Berwyn House                                    35,984.85           94.0        06/15/97                   $268.43 Unit
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                 29,687.50           96.9        09/24/97                   $232.00 Unit
   143   Sierra Vista Apartments                         19,874.48           82.4        07/25/97                   $249.55 Unit
   144   Oak Ridge Technical Center IV                       78.92          100.0        06/01/97                     $0.15 Sq Foot
   145   Cedars Executive Center                             40.33           98.1        04/01/97                     $0.34 Sq Foot
   146   Midwest Warehouse                                   29.63           91.0            -                        $0.24 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                             29.25           89.8        07/23/97                     $0.15 Sq Foot
   148   Best Western - Mystic                           31,220.00           NAP           NAP          4% of gross revenue Room
   149   Plaza 50 Shopping Center                            38.16           94.6        10/03/97                     $0.17 Sq Foot
   150   Wendover Plaza Shopping Center                      59.29           97.0        06/01/97                     $0.24 Sq Foot
   151   University Roost Apartments                     17,424.24           97.0        07/01/97                   $225.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                        27,142.86           90.0        02/20/97                   $223.00 Unit
   153   Mountain Creek Park                                 67.99          100.0        04/03/97                     $0.05 Sq Foot
   154   2600 Post Road                                     115.56           92.9        06/11/97                     $0.12 Sq Foot
   155   Westgate Plaza                                      28.63           94.9        07/01/97                     $0.16 Sq Foot
   156   Country Place II                                37,500.00           97.5        07/24/97                   $288.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                            138.92          100.0        10/31/97                     $0.00 Sq Foot
   158   Eagle Crest Apartments                          15,982.14           92.9        07/01/97                   $237.00 Unit
   159   Edgewater Trace                                 27,896.88           97.5        08/31/97                   $242.00 Unit
   160   Lafayette Green Apartments                      18,541.67           96.3        05/14/97                   $250.00 Unit
   161   Zinfandel Ranch Apartments                      25,574.71           94.8        05/16/97                   $200.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                         14,799.33           92.4        07/31/97                   $225.00 Unit
   163   Mobile Residence Inn                            66,818.18           NAP           NAP          4% of gross revenue Room
   164   Village Shopping Center                             37.03          100.0        08/01/97                     $0.12 Sq Foot
   165   Thompson Creek Shopping Center                      55.42           83.0        07/24/97                     $0.28 Sq Foot
   166   Bally Total Fitness - Cincinnati                   120.34          100.0        10/31/97                     $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                                   156.08          100.0        09/01/97                     $0.07 Sq Foot
   168   Giant Eagle Plaza                                   50.08          100.0        10/01/97                     $0.10 Sq Foot
   169   Courtyard by Marriott - Mobile                  55,192.31           NAP           NAP          4% of gross revenue Room
   170   National Hills Shopping Center                      22.62           92.0        04/14/97                     $0.30 Sq Foot
   171   International Outlet Center                        124.15          100.0        02/28/97                     $0.21 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                      19,711.54           95.7        06/30/97                   $238.74 Unit
   173   Indian Run                                      25,468.75           93.8        06/01/97                   $250.00 Unit
   174   Oak Creek Apartments                            18,518.52           92.0        05/16/97                   $236.00 Unit
   175   South Coast Center                                  49.18           95.1        08/06/97                     $0.14 Sq Foot
   176   The Hampton Inn                                 32,000.00           NAP           NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                       21,739.13           NAP           NAP          4% of gross revenue Room
   178   Evergreen Office Center                             73.68           94.3        06/01/97                     $0.15 Sq Foot
   179   Oak Ridge Technical Center VI                       72.20          100.0        06/01/97                     $0.15 Sq Foot
   180   Auburn Chase Apartments                         14,411.76           83.8        07/07/97                   $209.10 Unit
   181   Foxwood I & II Apartments                       21,304.35           95.7        07/01/97                   $285.93 Unit
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                            22,413.79           NAP           NAP          4% of gross revenue Room
   183   Hunters Glen                                    25,526.32           94.7        06/05/97                   $175.00 Unit
   184   Sunset International                                66.18          100.0        05/05/97                     $0.32 Sq Foot
   185   Bally Total Fitness - Greenwood                    107.15          100.0        10/31/97                     $0.15 Sq Foot
   186   Fort Myers Residence Inn by Marriott            48,756.41           NAP           NAP          4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------



                                                                        Largest Retail Tenant
                                                       ----------------------------------------------------------
                                                                                          Tenant
 Control                                                                                Area Leased         Lease         Control
   No.   Property Name                                 Tenant Name                       (Sq. Ft.)        Exp Date          No.
====================================================================================================================================
   112   Forest Brook Apartments                                                                                            112
   113   Holiday Inn-Oceanfront                                                                                             113
   114   Nob Hill Apartments - Birmingham                                                                                   114
   115   Carriage Way Shopping Center                  Treasure Island                     40,000         11/30/10          115
   116   The Benchmark                                                                                                      116
------------------------------------------------------------------------------------------------------------------------------------
   117   Bally Total Fitness - Bloomington                                                                                  117
   118   Hampton Inn - Daytona                                                                                              118
   119   The Bradley Building                          Liquid Cafe                          4,075         07/31/00          119
   120   Lincoln Plaza                                                                                                      120
   121   Oak Ridge Technical Center III                                                                                     121
------------------------------------------------------------------------------------------------------------------------------------
   122   215 Coles Street                                                                                                   122
   123   Westpark Walk                                 Carmike Theatres                    14,236         08/31/08          123
   124   Albertson's, Inc. - Pharr-McAllen             Albertson's, Inc.                   55,513         10/31/17          124
   125   The 535 Plaza                                 East Coast Impex, Inc.               8,583         03/31/17          125
   126   Vanguard Distribution Building                                                                                     126
------------------------------------------------------------------------------------------------------------------------------------
   127   Saratoga Holiday Inn                                                                                               127
   128   Courtyard Sarasota                                                                                                 128
   129   Barnes & Noble, Inc. - Rockleigh              Barnes & Noble, Inc.                75,750         07/31/23          129
   130   Best Western Pensacola                                                                                             130
   131   Royal Garden Apartments                                                                                            131
------------------------------------------------------------------------------------------------------------------------------------
   132   CVS Plaza                                     CVS Drugs                           10,000         01/31/12          132
   133   Gainesville Courtyard by Marriott                                                                                  133
   134   The Shores Apartments                                                                                              134
   135   Williamsburg Villas                                                                                                135
   136   Dayton's Bluff Community Care Center                                                                               136
------------------------------------------------------------------------------------------------------------------------------------
   137   Kings Plaza Shopping Center                   Ames                                71,501         02/28/11          137
   138   Circuit City - Cincinnati                     Circuit City                        33,343         05/31/18          138
   139   Circuit City - Wilkes Barre                   Circuit City                        29,660         04/30/18          139
   140   College Village Shopping Center               Flack Decorating                     5,730         03/01/98          140
   141   Berwyn House                                                                                                       141
------------------------------------------------------------------------------------------------------------------------------------
   142   Shawnee Village                                                                                                    142
   143   Sierra Vista Apartments                                                                                            143
   144   Oak Ridge Technical Center IV                                                                                      144
   145   Cedars Executive Center                                                                                            145
   146   Midwest Warehouse                                                                                                  146
------------------------------------------------------------------------------------------------------------------------------------
   147   Southington Queen Plaza                       Ames                                81,550         01/31/00          147
   148   Best Western - Mystic                                                                                              148
   149   Plaza 50 Shopping Center                      Scolari's Market                    40,420         12/01/09          149
   150   Wendover Plaza Shopping Center                Food Lion                           29,000         11/30/14          150
   151   University Roost Apartments                                                                                        151
------------------------------------------------------------------------------------------------------------------------------------
   152   Olympic Ridge Apartments                                                                                           152
   153   Mountain Creek Park                           Sports Authority                    43,393         05/31/16          153
   154   2600 Post Road                                Bridgeport Hospital                 11,785         06/30/06          154
   155   Westgate Plaza                                K-Mart                              86,479         08/13/13          155
   156   Country Place II                                                                                                   156
------------------------------------------------------------------------------------------------------------------------------------
   157   Circuit City - Florence                       Circuit City                        33,090         05/31/18          157
   158   Eagle Crest Apartments                                                                                             158
   159   Edgewater Trace                                                                                                    159
   160   Lafayette Green Apartments                                                                                         160
   161   Zinfandel Ranch Apartments                                                                                         161
------------------------------------------------------------------------------------------------------------------------------------
   162   Cove Village Townhouses                                                                                            162
   163   Mobile Residence Inn                                                                                               163
   164   Village Shopping Center                       Roses                               45,495         08/01/07          164
   165   Thompson Creek Shopping Center                Ritz Cameras/Boaters World           6,600         03/31/98          165
   166   Bally Total Fitness - Cincinnati                                                                                   166
------------------------------------------------------------------------------------------------------------------------------------
   167   Watchung Commons                              Annie Sez                           14,500         01/31/02          167
   168   Giant Eagle Plaza                             Giant Eagle Supermarket             70,453         10/31/12          168
   169   Courtyard by Marriott - Mobile                                                                                     169
   170   National Hills Shopping Center                J.B. White                          85,000         01/31/01          170
   171   International Outlet Center                   Famous Shoes                         8,040         02/15/00          171
------------------------------------------------------------------------------------------------------------------------------------
   172   Wymberly Pointe Apartments                                                                                         172
   173   Indian Run                                                                                                         173
   174   Oak Creek Apartments                                                                                               174
   175   South Coast Center                            Pay Less Drugs                      20,846         06/30/11          175
   176   The Hampton Inn                                                                                                    176
------------------------------------------------------------------------------------------------------------------------------------
   177   Best Western Airport East                                                                                          177
   178   Evergreen Office Center                                                                                            178
   179   Oak Ridge Technical Center VI                                                                                      179
   180   Auburn Chase Apartments                                                                                            180
   181   Foxwood I & II Apartments                                                                                          181
------------------------------------------------------------------------------------------------------------------------------------
   182   Radisson Suite Hotel                                                                                               182
   183   Hunters Glen                                                                                                       183
   184   Sunset International                                                                                               184
   185   Bally Total Fitness - Greenwood                                                                                    185
   186   Fort Myers Residence Inn by Marriott                                                                               186
------------------------------------------------------------------------------------------------------------------------------------




         First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2


Control                                                                                                                         Zip
   No.  Property Name                                      Address                                      City            State  Code
====================================================================================================================================
  187   Moberly Manor                                      Phyllis Drive                                Bentonville       AR   72712

  188   Lakeway Plaza I
  189   Lakeway Plaza II
188&189 Lakeway Plaza I & II - Property Level              1310 Ranch Road 620                          Lakeway           TX   78734
------------------------------------------------------------------------------------------------------------------------------------

  190   Custer Park Shopping Center                        2929 Custer Road                             Plano             TX   75075
  191   Sovereign                                          4829 Sheboygan Avene                         Madison           WI   53705
  192   Corporate Park at Kendall                          12415 SW 136th Avenue                        Miami             FL   33186
  193   Canwood Business Park                              5126-5137-5142 Clareton Drive                Aurora Hills      CA   91301
------------------------------------------------------------------------------------------------------------------------------------
  194   Preston Luther Center                              6131 Luther Lane                             Dallas            TX   75225
  195   Huntington Circle                                  409 W. Highway 304                           Lewisville        TX   75067
  196   Bally Total Fitness - Indianapolis                 5435 Pike Plaza Dr.                          Indianapolis      IN   46254
  197   Planters Walk Shopping Center                      6570 Tara Blvd.                              Jonesboro         GA   30236
  198   Market Square Shopping Center                      WS Gray Highway, N of Shurling Drive         Macon             GA   31298
------------------------------------------------------------------------------------------------------------------------------------
  199   812 San Antonio Street                             812 San Antonio Street                       Austin            TX   78701
  200   Colombus West Park Nursing & Rehabilitation Center 1700 Heinzerling Drive                       Columbus          OH   43223
  201   Nassau Eden Club Apartments                        2100 Sinton, 925-963 Auburnview,
                                                             964 Auburnview, 2116-2142 Gilbert Ave.     Cincinnati        OH   45214
  202   Texas Melody                                       5929-5921 Melody Place                       Dallas            TX   75231
  203   Willow Garden Apartments                           635 Willow Street                            Highspire         PA   17034
------------------------------------------------------------------------------------------------------------------------------------
  204   Best Western Crabtree                              6619 Glenwood Avenue                         Raleigh           NC   27612
  205   3720-3740 Main Street                              3720-3740 Main Street                        Philadelphia      PA   19127
  206   Two Edison Lakes                                   4101 Edison Lakes Parkway                    Mishawaka         IN   46545
  207   Ocean State Plaza                                  361 Reservoir Avenue                         Cranston          RI   02910
  208   Meadows at Central                                 2816 Central Drive                           Bedford           TX   76201
------------------------------------------------------------------------------------------------------------------------------------
  209   Belmont Plaza Retirement Center                    1710 Magnolia Boulevard                      Nashville         TN   37219
  210   1227 Commonwealth Avenue                           1227-1245 Commonwealth Avenue                Boston            MA   02165
  211   Loehmann's Plaza                                   2701 North Federal Hwy.                      Fort Lauderdale   FL   33306
  212   Hopkins Tech Center                                1600 South Second Street                     Hopkins           MN   55343
  213   Mariner's Point                                    15922 Pacific Coast Highway                  Huntington Beach  CA   92649
------------------------------------------------------------------------------------------------------------------------------------
  214   4401 Barclay Downs                                 4401 Barclay Downs Drive                     Charlotte         NC   28209
  215   Lake Hickory Plaza Shopping Center                 1366 Highway 321 North                       Hickory           NC   28601
  216   15625 Kendall Drive                                15625 Kendall Drive                          Kendall           FL   33193
  217   Holiday Inn - Dalton                               515 Holiday Drive                            Dalton            GA   30720
  218   Chase Ridge                                        8050 103rd Street                            Jacksonville      FL   32299
------------------------------------------------------------------------------------------------------------------------------------
  219   Wymberly Crossing Apartments                       3001 South Carrier Parkway                   Grand Prairie     TX   75052
  220   Harwood Village North                              601-735 Harwood Rd. & 2908-2928 Brown Trail  Bedford           TX   76021
  221   Town & Country Villas                              3662-3798 Mill Lake Circle                   Greenacres City   FL   33463
  222   The Shops at Washington Point                      SWC of 120th Avenue & Washington St          Northglenn        CO   80233

  223   Danville Plaza                                     2855 Riverside Drive                         Danville          VA   24540
------------------------------------------------------------------------------------------------------------------------------------
  224   Tarmac-Sentara Building                            1151 Azalea Garden Road                      Norfolk           VA   23502
  225   Four Seasons Apartments                            4443 Ocean Drive                             Corpus Christi    TX   78412
  226   Countrywood East                                   5700 Mack Road                               Sacramento        CA   95823
  227   Sierra Vista Business Park                         100-140 Chaparral Court                      Anaheim           CA   92808
  228   Walgreen Company - San Francisco                   42nd Avenue and Point Lobos Avenue           San Francisco     CA   94121
------------------------------------------------------------------------------------------------------------------------------------
  229   Misty Ridge Apartments                             301 West Hawkins Parkway                     Longview          TX   75605
  230   Woodward Bluffs Mobile Home Park                   9360 North Blackstone                        Fresno            CA   93720
  231   Mallards Landing Apartments                        3260 Justina Road                            Jacksonville      FL   32277
  232   Huntington Oaks Plaza                              Fred George Road at US Highway 27            Tallahassee       FL   32303
  233   Colony Apartments                                  300 Champions Drive                          Lufkin            TX   75901
------------------------------------------------------------------------------------------------------------------------------------
  234   Essex Shopping Center                              435 Hialeah Drive                            Hialeah           FL   33010
  235   3400 West 86th Street                              3400 West 86th Street                        Indianapolis      IN   46268
  236   Oak Ridge Technical Center II                      1093 Commerce Park Drive                     Oak Ridge         TN   37830
  237   CH2M Hill                                          2567 Fairlane Drive                          Montgomery        AL   36116
  238   Best Western - Keene                               401 Winchester Street                        Keene             NH   03431
------------------------------------------------------------------------------------------------------------------------------------
  239   Marriott Fairfield Inn                             2437 South Wildcat Way                       Wood Cross        UT   84011
  240   Tysons Plaza Retail Center                         8032 Leesburg Pike                           Tysons Corner     VA   22182
  241   Holiday Inn College Station                        1503 Texas Avenue                            College Station   TX   77840
  242   Circuit City - Muncy                               Lycoming Mall Ring Rd.                       Muncy             PA   17756
  243   Porterwood Apartments                              24270 FM 1314                                Porter            TX   77365
------------------------------------------------------------------------------------------------------------------------------------
  244   Designer Shoe Warehouse                            Northwest Corner Yosemite and Chester Street Littleton         CO   80124
  245   Eastgate Shopping Center                           578-680 East Boise Avenue                    Boise             ID   83701
  246   8180 NW 36th Street                                8180 NW 36th Street                          Miami             FL   33166
  247   3300 Holcomb Bridge Road                           3300 Holcomb Bridge Road                     Norcross          GA   30092
  248   84 Business Park                                   84 Business Park Drive                       Armonk            NY   10504
------------------------------------------------------------------------------------------------------------------------------------
  249   Apple Creek                                        9905 Locust Street                           Kansas City       MO   64131
  250   Day Hill Village Shoppes                           555 Day Hill Road                            Windsor           CT   06095
  251   Cedar Pointe Apartments                            7610 Fallbrook Drive                         Houston           TX   77086
  252   Lockworks Square Shopping Center                   1208-1236 Main St.                           Branford          CT   06405
  253   Coliseum Self Storage                              5200 Coliseum Way                            Oakland           CA   94601
------------------------------------------------------------------------------------------------------------------------------------
  254   Mission Center                                     4460 Lincoln Avenue                          Cypress           CA   90630
  255   Ramada Inn - Bedford                               340 Great Road                               Bedford           MA   01730
  256   Clearlake Shopping Center                          1068 Clearlake Boulevard                     Cocoa             FL   32922
  257   Westgate Hills                                     3175 Robinson Road                           Jackson           MS   39209
  258   Wheaton Square Apartments                          10866 Bucknell Drive                         Wheaton           MD   20902
------------------------------------------------------------------------------------------------------------------------------------














                                                                      Crossed Collateralized
Control                                                                   Loans Control             Original          Cut-off Date
   No.   Property Name                                                         Nos.                  Balance             Balance
====================================================================================================================================
   187   Moberly Manor                                                                             $3,800,000          $3,795,978

   188   Lakeway Plaza I                                                                            3,350,000           3,342,286
   189   Lakeway Plaza II                                                                             450,000             449,722
                                                                                                   ----------          ----------
 188&189 Lakeway Plaza I & II - Property Level                                                      3,800,000           3,792,008
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                                                                3,775,000           3,771,311
   191   Sovereign                                                                                  3,768,000           3,763,729
   192   Corporate Park at Kendall                                                                  3,720,000           3,718,625
   193   Canwood Business Park                                                                      3,720,000           3,711,291
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                                                      3,700,000           3,688,712
   195   Huntington Circle                                                                          3,670,000           3,668,187
   196   Bally Total Fitness - Indianapolis                                                         3,687,350           3,648,000
   197   Planters Walk Shopping Center                                                              3,620,000           3,614,084
   198   Market Square Shopping Center                                                              3,600,000           3,588,345
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                                                     3,600,000           3,588,272
   200   Colombus West Park Nursing & Rehabilitation Center                                         3,600,000           3,584,657
   201   Nassau Eden Club Apartments                                                                3,550,000           3,548,384

   202   Texas Melody                                                                               3,520,000           3,511,325
   203   Willow Garden Apartments                                                                   3,500,000           3,495,840
 -----------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                                                      3,500,000           3,495,344
   205   3720-3740 Main Street                                                                      3,500,000           3,486,313
   206   Two Edison Lakes                                                                           3,450,000           3,445,183
   207   Ocean State Plaza                                                                          3,400,000           3,398,622
   208   Meadows at Central                                                                         3,400,000           3,396,659
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                                                            3,400,000           3,391,662
   210   1227 Commonwealth Avenue                                                                   3,400,000           3,390,047
   211   Loehmann's Plaza                                                                           3,400,000           3,384,300
   212   Hopkins Tech Center                                                                        3,375,000           3,373,768
   213   Mariner's Point                                                                            3,400,000           3,373,703
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                                                         3,362,000           3,356,836
   215   Lake Hickory Plaza Shopping Center                                    150                  3,354,000           3,351,936
   216   15625 Kendall Drive                                                                        3,300,000           3,297,420
   217   Holiday Inn - Dalton                                                                       3,300,000           3,290,597
   218   Chase Ridge                                                                                3,300,000           3,289,627
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                                          172                  3,300,000           3,288,751
   220   Harwood Village North                                                                      3,300,000           3,281,916
   221   Town & Country Villas                                                                      3,250,000           3,234,030
   222   The Shops at Washington Point                                                              3,250,000           3,230,658

   223   Danville Plaza                                                                             3,100,000           3,100,000
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                                                    3,100,000           3,096,954
   225   Four Seasons Apartments                                                                    3,100,000           3,096,346
   226   Countrywood East                                                                           3,075,000           3,070,666
   227   Sierra Vista Business Park                                                                 3,050,000           3,041,128
   228   Walgreen Company - San Francisco                                                           3,026,068           3,019,414
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                                                     3,000,000           3,000,000
   230   Woodward Bluffs Mobile Home Park                                                           3,000,000           2,998,549
   231   Mallards Landing Apartments                                                                3,000,000           2,998,544
   232   Huntington Oaks Plaza                                                                      3,000,000           2,996,822
   233   Colony Apartments                                                                          2,960,000           2,943,735
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                                                      2,935,500           2,929,205
   235   3400 West 86th Street                                                                      2,925,000           2,919,341
   236   Oak Ridge Technical Center II                                  38,121,144,179,274          2,910,000           2,907,476
   237   CH2M Hill                                                                                  2,850,000           2,850,000
   238   Best Western - Keene                                                148,255                2,848,000           2,848,000
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                                                     2,810,000           2,805,319
   240   Tysons Plaza Retail Center                                                                 2,800,000           2,796,539
   241   Holiday Inn College Station                                                                2,800,000           2,792,139
   242   Circuit City - Muncy                                                                       2,860,347           2,790,528
   243   Porterwood Apartments                                                                      2,800,000           2,784,614
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                                                    2,790,000           2,775,546
   245   Eastgate Shopping Center                                                                   2,763,000           2,760,569
   246   8180 NW 36th Street                                                                        2,750,000           2,736,203
   247   3300 Holcomb Bridge Road                                                                   2,700,000           2,699,026
   248   84 Business Park                                                                           2,700,000           2,697,652
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                                                                2,700,000           2,696,480
   250   Day Hill Village Shoppes                                                                   2,700,000           2,695,400
   251   Cedar Pointe Apartments                                                                    2,700,000           2,695,146
   252   Lockworks Square Shopping Center                                                           2,700,000           2,694,669
   253   Coliseum Self Storage                                                                      2,700,000           2,692,537
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                                                             2,700,000           2,691,259
   255   Ramada Inn - Bedford                                                148,238                2,669,000           2,669,000
   256   Clearlake Shopping Center                                                                  2,600,000           2,600,000
   257   Westgate Hills                                                                             2,600,000           2,598,995
   258   Wheaton Square Apartments                                                                  2,600,000           2,596,570
------------------------------------------------------------------------------------------------------------------------------------


















                                                                                    Cumulative
                                                                 % of Aggregate    % of Initial                             Interest
Control                                                           Cut-off Date         Pool      Mortgage  Administrative   Accrual
   No.   Property Name                                              Balance          Balance      Rate       Cost Rate       Method
====================================================================================================================================
   187   Moberly Manor                                               0.17%           77.17%      7.9600%       0.1625%       30/360

   188   Lakeway Plaza I                                             0.15            77.32       8.8000        0.1025        30/360
   189   Lakeway Plaza II                                            0.02            77.34       8.5200        0.1025        30/360
 188&189 Lakeway Plaza I & II - Property Level
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                                 0.17            77.51       8.5100        0.1025       Act/360
   191   Sovereign                                                   0.17            77.68       7.9700        0.1025       Act/360
   192   Corporate Park at Kendall                                   0.17            77.84       8.5000        0.1025       Act/360
   193   Canwood Business Park                                       0.17            78.01       8.7200        0.1525        30/360
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                       0.16            78.17       8.7100        0.1025       Act/360
   195   Huntington Circle                                           0.16            78.33       7.7300        0.1025       Act/360
   196   Bally Total Fitness - Indianapolis                          0.16            78.50      10.1250        0.1025        30/360
   197   Planters Walk Shopping Center                               0.16            78.66       8.6700        0.1025       Act/360
   198   Market Square Shopping Center                               0.16            78.82       9.1500        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                      0.16            78.98       9.1200        0.1025        30/360
   200   Colombus West Park Nursing & Rehabilitation Center          0.16            79.14       8.6250        0.1025       Act/360
   201   Nassau Eden Club Apartments                                 0.16            79.30       7.9600        0.1825       Act/360

   202   Texas Melody                                                0.16            79.45       8.3500        0.1025       Act/360
   203   Willow Garden Apartments                                    0.16            79.61       7.7900        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                       0.16            79.76       8.6250        0.1025       Act/360
   205   3720-3740 Main Street                                       0.16            79.92       9.0000        0.1025        30/360
   206   Two Edison Lakes                                            0.15            80.07       7.8200        0.1625        30/360
   207   Ocean State Plaza                                           0.15            80.22       8.2700        0.1025       Act/360
   208   Meadows at Central                                          0.15            80.38       8.4900        0.1525       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                             0.15            80.53       8.5000        0.1025       Act/360
   210   1227 Commonwealth Avenue                                    0.15            80.68       8.5000        0.1025        30/360
   211   Loehmann's Plaza                                            0.15            80.83       8.8800        0.1025        30/360
   212   Hopkins Tech Center                                         0.15            80.98       8.5300        0.1775       Act/360
   213   Mariner's Point                                             0.15            81.13       8.6800        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                          0.15            81.28       7.7500        0.1025       Act/360
   215   Lake Hickory Plaza Shopping Center                          0.15            81.43       8.0000        0.1025       Act/360
   216   15625 Kendall Drive                                         0.15            81.58       8.3750        0.1025        30/360
   217   Holiday Inn - Dalton                                        0.15            81.72       9.0000        0.1025       Act/360
   218   Chase Ridge                                                 0.15            81.87       8.5800        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                                0.15            82.02       8.9000        0.1775        30/360
   220   Harwood Village North                                       0.15            82.16       8.9700        0.1025        30/360
   221   Town & Country Villas                                       0.14            82.31       8.5000        0.1025        30/360
   222   The Shops at Washington Point                               0.14            82.45       7.7050        0.1525        30/360

   223   Danville Plaza                                              0.14            82.59       7.8750        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                     0.14            82.73       8.4900        0.1525       Act/360
   225   Four Seasons Apartments                                     0.14            82.86       7.8220        0.1025       Act/360
   226   Countrywood East                                            0.14            83.00       8.3750        0.1025       Act/360
   227   Sierra Vista Business Park                                  0.14            83.14       9.3750        0.1025       Act/360
   228   Walgreen Company - San Francisco                            0.13            83.27       7.6600        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                      0.13            83.40       8.1400        0.1025        30/360
   230   Woodward Bluffs Mobile Home Park                            0.13            83.54       7.7900        0.1025       Act/360
   231   Mallards Landing Apartments                                 0.13            83.67       7.7800        0.1625       Act/360
   232   Huntington Oaks Plaza                                       0.13            83.81       8.2200        0.1625       Act/360
   233   Colony Apartments                                           0.13            83.94       8.0000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                       0.13            84.07       7.9000        0.1775        30/360
   235   3400 West 86th Street                                       0.13            84.20       7.8750        0.1025       Act/360
   236   Oak Ridge Technical Center II                               0.13            84.33       7.8100        0.1625       Act/360
   237   CH2M Hill                                                   0.13            84.45       8.1250        0.1025       Act/360
   238   Best Western - Keene                                        0.13            84.58       8.2500        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                      0.13            84.71       8.6250        0.1025       Act/360
   240   Tysons Plaza Retail Center                                  0.12            84.83       8.4200        0.1525        30/360
   241   Holiday Inn College Station                                 0.12            84.95       8.8750        0.1025       Act/360
   242   Circuit City - Muncy                                        0.12            85.08       8.1875        0.1025        30/360
   243   Porterwood Apartments                                       0.12            85.20       8.0000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                     0.12            85.33       9.1400        0.1025       Act/360
   245   Eastgate Shopping Center                                    0.12            85.45       7.7500        0.1025       Act/360
   246   8180 NW 36th Street                                         0.12            85.57       9.5040        0.1025        30/360
   247   3300 Holcomb Bridge Road                                    0.12            85.69       8.5600        0.1025       Act/360
   248   84 Business Park                                            0.12            85.81       7.8000        0.1625       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                                 0.12            85.93       8.6200        0.1025       Act/360
   250   Day Hill Village Shoppes                                    0.12            86.05       8.5500        0.1025       Act/360
   251   Cedar Pointe Apartments                                     0.12            86.17       8.3900        0.1025       Act/360
   252   Lockworks Square Shopping Center                            0.12            86.29       8.1000        0.1025       Act/360
   253   Coliseum Self Storage                                       0.12            86.41       8.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                              0.12            86.53       9.1500        0.1025        30/360
   255   Ramada Inn - Bedford                                        0.12            86.65       8.2500        0.1025       Act/360
   256   Clearlake Shopping Center                                   0.12            86.77       7.9900        0.1025       Act/360
   257   Westgate Hills                                              0.12            86.88       8.3900        0.1025       Act/360
   258   Wheaton Square Apartments                                   0.12            87.00       8.1000        0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------


                                                                                               Original   Remaining
                                                                                                Term to    Term to       Original
 Control                                                           Amortization                 Maturity   Maturity    Amortization
   No.   Property Name                                                 Type                      (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
   187   Moberly Manor                                         Fully Amortizing                   300        299           300

   188   Lakeway Plaza I                                       Amortizing Balloon                  84         80           360
   189   Lakeway Plaza II                                      Amortizing Balloon                  81         80           357
 188&189 Lakeway Plaza I & II - Property Level
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                           Amortizing Balloon                 120        118           360
   191   Sovereign                                             Amortizing Balloon                 120        118           360
   192   Corporate Park at Kendall                             Amortizing Balloon                 120        119           360
   193   Canwood Business Park                                 Amortizing Balloon                 120        116           360
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                 Fully Amortizing                   300        296           300
   195   Huntington Circle                                     Amortizing Balloon                 120        119           360
   196   Bally Total Fitness - Indianapolis                    Step                               138        134           138
   197   Planters Walk Shopping Center                         Amortizing Balloon                 120        116           360
   198   Market Square Shopping Center                         Amortizing Balloon                 120        114           360
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                Amortizing Balloon                  84         78           360
   200   Colombus West Park Nursing & Rehabilitation Center    Fully Amortizing                   240        237           240
   201   Nassau Eden Club Apartments                           Amortizing Balloon                 180        179           360

   202   Texas Melody                                          Amortizing Balloon                 300        295           360
   203   Willow Garden Apartments                              Amortizing Balloon                 120        118           360
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                 Fully Amortizing                   240        239           240
   205   3720-3740 Main Street                                 Amortizing Balloon                 120        113           360
   206   Two Edison Lakes                                      Amortizing Balloon                 120        118           360
   207   Ocean State Plaza                                     Amortizing Balloon                  84         83           360
   208   Meadows at Central                                    Amortizing Balloon                 120        118           360
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                       Amortizing Balloon                 120        117           300
   210   1227 Commonwealth Avenue                              Amortizing Balloon                  84         81           300
   211   Loehmann's Plaza                                      Amortizing Balloon                 120        115           300
   212   Hopkins Tech Center                                   Amortizing Balloon                 120        119           360
   213   Mariner's Point                                       Fully Amortizing                   180        177           180
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                    Amortizing Balloon                 120        119           240
   215   Lake Hickory Plaza Shopping Center                    Amortizing Balloon                 120        119           330
   216   15625 Kendall Drive                                   Amortizing Balloon                 126        125           330
   217   Holiday Inn - Dalton                                  Amortizing Balloon                 120        116           300
   218   Chase Ridge                                           Amortizing Balloon                 120        116           300
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                          Amortizing Balloon                 120        114           360
   220   Harwood Village North                                 Amortizing Balloon                  84         78           300
   221   Town & Country Villas                                 Amortizing Balloon                 120        115           300
   222   The Shops at Washington Point                         Fully Amortizing                   180        178           180

   223   Danville Plaza                                        Amortizing Balloon                 180        180           300
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                               Amortizing Balloon                 120        118           360
   225   Four Seasons Apartments                               Amortizing Balloon                 120        118           360
   226   Countrywood East                                      Amortizing Balloon                  84         81           360
   227   Sierra Vista Business Park                            Amortizing Balloon                 120        114           330
   228   Walgreen Company - San Francisco                      Fully Amortizing                   214        213           214
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                Interest Only then Hyperamortizing 120        116           360
   230   Woodward Bluffs Mobile Home Park                      Amortizing Balloon                 120        119           360
   231   Mallards Landing Apartments                           Amortizing Balloon                 120        119           360
   232   Huntington Oaks Plaza                                 Amortizing Balloon                 120        118           360
   233   Colony Apartments                                     Amortizing Balloon                  84         76           360
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                 Amortizing Balloon                 120        118           300
   235   3400 West 86th Street                                 Amortizing Balloon                 156        154           300
   236   Oak Ridge Technical Center II                         Amortizing Balloon                 180        179           300
   237   CH2M Hill                                             Fully Amortizing                   240        240           240
   238   Best Western - Keene                                  Fully Amortizing                   264        264           264
 -----------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                Amortizing Balloon                 120        118           300
   240   Tysons Plaza Retail Center                            Amortizing Balloon                 120        118           360
   241   Holiday Inn College Station                           Amortizing Balloon                 120        118           240
   242   Circuit City - Muncy                                  Fully Amortizing                   264        247           264
   243   Porterwood Apartments                                 Amortizing Balloon                  84         76           360
 -----------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                               Fully Amortizing                   240        236           240
   245   Eastgate Shopping Center                              Amortizing Balloon                 120        119           300
   246   8180 NW 36th Street                                   Amortizing Balloon                 120        114           300
   247   3300 Holcomb Bridge Road                              Amortizing Balloon                 120        119           360
   248   84 Business Park                                      Amortizing Balloon                 120        119           300
 -----------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                           Amortizing Balloon                 120        117           360
   250   Day Hill Village Shoppes                              Amortizing Balloon                 120        116           360
   251   Cedar Pointe Apartments                               Amortizing Balloon                  84         80           360
   252   Lockworks Square Shopping Center                      Amortizing Balloon                 120        116           360
   253   Coliseum Self Storage                                 Fully Amortizing                   180        179           180
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                        Amortizing Balloon                 120        114           360
   255   Ramada Inn - Bedford                                  Fully Amortizing                   264        264           264
   256   Clearlake Shopping Center                             Amortizing Balloon                 120        120           360
   257   Westgate Hills                                        Fully Amortizing                   360        359           360
   258   Wheaton Square Apartments                             Amortizing Balloon                  84         82           360
------------------------------------------------------------------------------------------------------------------------------------

















                                                                            Remaining
 Control                                                                   Amortization   Origination   Maturity          Balloon
   No.   Property Name                                                     Term (Mos.)        Date        Date            Balance
====================================================================================================================================
   187   Moberly Manor                                                         299          09/16/97    10/01/22               -

   188   Lakeway Plaza I                                                       356          06/24/97    07/01/04        $3,129,591
   189   Lakeway Plaza II                                                      356          09/23/97    07/01/04           419,725
 188&189 Lakeway Plaza I & II - Property Level
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                                           358          08/18/97    09/01/07         3,415,204
   191   Sovereign                                                             358          08/29/97    09/01/07         3,366,441
   192   Corporate Park at Kendall                                             359          09/08/97    10/01/07         3,365,238
   193   Canwood Business Park                                                 356          06/05/97    07/01/07         3,309,784
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                                 296          06/10/97    07/01/22           352,961
   195   Huntington Circle                                                     359          09/11/97    10/01/07         3,260,361
   196   Bally Total Fitness - Indianapolis                                    134          06/20/97    01/01/09               -
   197   Planters Walk Shopping Center                                         356          06/25/97    07/01/07         3,288,179
   198   Market Square Shopping Center                                         354          04/09/97    05/01/07         3,228,056
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                                354          04/03/97    05/01/04         3,375,698
   200   Colombus West Park Nursing & Rehabilitation Center                    237          07/30/97    08/01/17           186,506
   201   Nassau Eden Club Apartments                                           359          09/05/97    10/01/12         2,832,883

   202   Texas Melody                                                          355          05/19/97    06/01/22         1,628,377
   203   Willow Garden Apartments                                              358          08/07/97    09/01/07         3,113,472
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                                 239          09/26/97    10/01/17           180,710
   205   3720-3740 Main Street                                                 353          03/13/97    04/01/07         3,130,041
   206   Two Edison Lakes                                                      358          08/28/97    09/01/07         3,015,164
   207   Ocean State Plaza                                                     359          09/09/97    10/01/04         3,193,282
   208   Meadows at Central                                                    358          08/26/97    09/01/07         3,074,557
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                                       297          07/14/97    08/01/07         2,842,028
   210   1227 Commonwealth Avenue                                              297          07/07/97    08/01/04         3,023,634
   211   Loehmann's Plaza                                                      295          05/15/97    06/01/07         2,805,350
   212   Hopkins Tech Center                                                   359          09/11/97    10/01/07         3,055,207
   213   Mariner's Point                                                       177          07/11/97    08/01/12            94,423
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                                    239          09/24/97    10/01/07         2,350,174
   215   Lake Hickory Plaza Shopping Center                                    329          09/12/97    10/01/07         2,896,246
   216   15625 Kendall Drive                                                   329          09/08/97    04/01/08         2,781,637
   217   Holiday Inn - Dalton                                                  296          06/19/97    07/01/07         2,796,878
   218   Chase Ridge                                                           296          06/02/97    07/01/07         2,765,213
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                                          354          04/18/97    05/01/07         2,945,854
   220   Harwood Village North                                                 294          04/16/97    05/01/04         2,955,976
   221   Town & Country Villas                                                 295          05/30/97    06/01/07         2,657,543
   222   The Shops at Washington Point                                         178          08/25/97    09/01/12               -

   223   Danville Plaza                                                        300          10/08/97    11/01/12         2,051,360
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                               358          08/25/97    09/01/07         2,803,273
   225   Four Seasons Apartments                                               358          08/25/97    09/01/07         2,759,789
   226   Countrywood East                                                      357          07/03/97    08/01/04         2,892,559
   227   Sierra Vista Business Park                                            324          04/10/97    05/01/07         2,725,519
   228   Walgreen Company - San Francisco                                      213          09/11/97    08/01/15               -
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                                360          06/16/97    07/01/07         2,732,751
   230   Woodward Bluffs Mobile Home Park                                      359          09/17/97    10/01/07         2,669,056
   231   Mallards Landing Apartments                                           359          09/19/97    10/01/07         2,668,406
   232   Huntington Oaks Plaza                                                 358          08/12/97    09/01/07         2,696,114
   233   Colony Apartments                                                     352          02/24/97    03/01/04         2,737,333
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                                 298          08/05/97    09/01/07         2,364,758
   235   3400 West 86th Street                                                 298          08/08/97    09/01/10         2,144,501
   236   Oak Ridge Technical Center II                                         299          09/17/97    10/01/12         1,920,163
   237   CH2M Hill                                                             240          10/14/97    11/01/17           126,067
   238   Best Western - Keene                                                  264          10/03/97    11/01/19           164,144
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                                298          08/22/97    09/01/07         2,356,361
   240   Tysons Plaza Retail Center                                            358          08/08/97    09/01/07         2,477,035
   241   Holiday Inn College Station                                           238          08/21/97    09/01/07         2,033,043
   242   Circuit City - Muncy                                                  247          05/07/96    06/01/18               -
   243   Porterwood Apartments                                                 352          02/24/97    03/01/04         2,589,368
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                               236          06/11/97    07/01/17           168,859
   245   Eastgate Shopping Center                                              299          09/26/97    10/01/07         2,260,598
   246   8180 NW 36th Street                                                   294          04/09/97    05/01/07         2,301,110
   247   3300 Holcomb Bridge Road                                              359          09/04/97    10/01/07         2,445,817
   248   84 Business Park                                                      299          09/24/97    10/01/07         2,212,290
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                                           357          07/14/97    08/01/07         2,449,234
   250   Day Hill Village Shoppes                                              356          06/13/97    07/01/07         2,445,921
   251   Cedar Pointe Apartments                                               356          06/05/97    07/01/04         2,540,665
   252   Lockworks Square Shopping Center                                      356          06/24/97    07/01/07         2,420,643
   253   Coliseum Self Storage                                                 179          09/11/97    10/01/12               -
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                                        354          04/08/97    05/01/07         2,421,042
   255   Ramada Inn - Bedford                                                  264          10/03/97    11/01/19           153,828
   256   Clearlake Shopping Center                                             360          10/09/97    11/01/07         2,323,917
   257   Westgate Hills                                                        359          09/04/97    10/01/27           371,328
   258   Wheaton Square Apartments                                             358          08/29/97    09/01/04         2,407,627
------------------------------------------------------------------------------------------------------------------------------------




















 Control
   No.   Property Name                                        Property Type             Prepayment Provisions
====================================================================================================================================
   187   Moberly Manor                                        Multifamily               L(10),YM1%(10),1(4.5),O(.5) or DEF

   188   Lakeway Plaza I                                                                L(3),YM1%(3.5),O(.5) or DEF
   189   Lakeway Plaza II                                                               L(3),YM1%(3.25),O(.5) or DEF
 188&189 Lakeway Plaza I & II - Property Level                Retail - Unanchored
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                          Retail - Unanchored       L(4),YM1%(5.5),O(.5) or DEF
   191   Sovereign                                            Multifamily               L(4),YM1%(5.5),O(.5)
   192   Corporate Park at Kendall                            Office                    L(4),YM1%(5.5),O(.5) or DEF
   193   Canwood Business Park                                Office                    L(3),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                Retail - Unanchored       L(10),YM1%(14.5),O(.5) or DEF
   195   Huntington Circle                                    Multifamily               L(3),YM1%(6.5),O(.5) or DEF
   196   Bally Total Fitness - Indianapolis                   Health & Fitness - CTL    L(4),YM1%(7),O(.5)
   197   Planters Walk Shopping Center                        Retail - Anchored         L(4),YM1%(5.5),O(.5) or DEF
   198   Market Square Shopping Center                        Retail - Anchored         L(3),YM1%(6.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                               Office                    L(4),YM1%(2.5),O(.5) or DEF
   200   Colombus West Park Nursing & Rehabilitation Center   Skilled Nursing           L(5),YM1%(5),O(10)
   201   Nassau Eden Club Apartments                          Multifamily               L(5),YM1%(9.5),O(.5) or DEF

   202   Texas Melody                                         Multifamily - Section 42  L(15),O(10)
   203   Willow Garden Apartments                             Multifamily               L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                Hospitality               L(4),YM1%(15.75),O(.25)
   205   3720-3740 Main Street                                Retail - Anchored         L(4),YM1%(5.5),O(.5) or DEF
   206   Two Edison Lakes                                     Office                    L(4),YM1%(5.5),O(.5) or DEF
   207   Ocean State Plaza                                    Retail - Unanchored       L(3),YM1%(3.5),O(.5) or DEF
   208   Meadows at Central                                   Retail - Unanchored       L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                      Congregate Care           L(3),5(2),3(2),1(2),O(1)
   210   1227 Commonwealth Avenue                             Retail - Unanchored       L(4),YM1%(2),O(1)
   211   Loehmann's Plaza                                     Retail - Anchored         L(4),YM1%(5.5),O(.5) or DEF
   212   Hopkins Tech Center                                  Industrial                L(4),YM1%(5.5),O(.5)
   213   Mariner's Point                                      Office                    L(4),YM1%(10.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                   Office                    YM1%(9.75),O(.25)
   215   Lake Hickory Plaza Shopping Center                   Retail - Anchored         L(4),YM1%(5.75),O(.25)
   216   15625 Kendall Drive                                  Retail - Anchored         L(4),YM1%(6.25),O(.25)
   217   Holiday Inn - Dalton                                 Hospitality               L(4),YM1%(5.5),O(.5)
   218   Chase Ridge                                          Multifamily               L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                         Multifamily               L(4),YM1%(5.5),O(.5) or DEF
   220   Harwood Village North                                Retail - Anchored         L(4),YM1%(2.5),O(.5) or DEF
   221   Town & Country Villas                                Multifamily               L(4),YM1%(5.5),O(.5)
   222   The Shops at Washington Point                        Retail - Anchored         L(4),YM1%(10.5),O(.5)-May prepay 10% of UPB
                                                                                          every year w/o penalty after lockout
   223   Danville Plaza                                       Retail - Anchored         L(4),YM5%(2),YM1%(7),2.5(1.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                              Office                    L(5),YM1%(4.5),O(.5) or DEF
   225   Four Seasons Apartments                              Multifamily               L(4),YM1%(5.5),O(.5) or DEF
   226   Countrywood East                                     Multifamily               L(2),YM1%(4.75),O(.25)
   227   Sierra Vista Business Park                           Office                    L(4),YM1%(5.75),O(.25)
   228   Walgreen Company - San Francisco                     Retail - CTL              L(8),YM1%(9.58),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                               Multifamily               L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
   230   Woodward Bluffs Mobile Home Park                     Mobile Home Park          L(4),YM1%(5.5),O(.5) or DEF
   231   Mallards Landing Apartments                          Multifamily               L(4),YM1%(5.5),O(.5)
   232   Huntington Oaks Plaza                                Retail - Anchored         L(4),YM1%(5.5),O(.5) or DEF
   233   Colony Apartments                                    Multifamily               L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                Retail - Unanchored       L(3),YM1%(6.5),O(.5) or DEF
   235   3400 West 86th Street                                Retail - Anchored         L(4),YM1%(8.75),O(.25)
   236   Oak Ridge Technical Center II                        Office                    L(10),YM1%(4.5),O(.5)
   237   CH2M Hill                                            Office                    L(5),YM1%(10),1(4),O(1)
   238   Best Western - Keene                                 Hospitality               L(3),YM1%(18.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                               Hospitality               L(4),YM1%(5.75),O(.25)
   240   Tysons Plaza Retail Center                           Retail - Unanchored       L(4),YM1%(5.5),O(.5) or DEF
   241   Holiday Inn College Station                          Hospitality               L(4),YM1%(5.75),O(.25)
   242   Circuit City - Muncy                                 Retail - CTL              L(8),YM1%(13.5),O(.5)
   243   Porterwood Apartments                                Multifamily               L(2),YM1%(4.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                              Retail - Anchored         L(5),YM1%(14.5),O(.5)
   245   Eastgate Shopping Center                             Retail - Anchored         L(4),YM1%(5.75),O(.25)
   246   8180 NW 36th Street                                  Office                    L(4),YM1%(5.5),O(.5) or DEF
   247   3300 Holcomb Bridge Road                             Office                    L(4),YM1%(5.5),O(.5) or DEF
   248   84 Business Park                                     Office                    L(4),5(1),4(1),3(1),2(1),1(1.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                          Multifamily               L(1),YM1%(8.75),O(.25)
   250   Day Hill Village Shoppes                             Retail - Unanchored       L(4),YM1%(5.5),O(.5) or DEF
   251   Cedar Pointe Apartments                              Multifamily               L(3),YM1%(3.5),O(.5) or DEF
   252   Lockworks Square Shopping Center                     Retail - Unanchored       L(4),YM1%(5.5),O(.5) or DEF
   253   Coliseum Self Storage                                Self Storage              L(7),YM1%(7.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                       Retail - Unanchored       L(9.5),O(.5)
   255   Ramada Inn - Bedford                                 Hospitality               L(3),YM1%(18.75),O(.25)
   256   Clearlake Shopping Center                            Retail - Anchored         L(5),YM1%(4.5),O(.5) or DEF
   257   Westgate Hills                                       Multifamily - Section 42  YM1%(15),O(15)
   258   Wheaton Square Apartments                            Multifamily               L(4),YM1%(2.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------


















Control                                                                        Annual            Net                   Appraised
   No.   Property Name                                                       Debt Service      Cash Flow     DSCR         Value
====================================================================================================================================
   187   Moberly Manor                                                         $350,741        $429,886      1.23x     $5,300,000

   188   Lakeway Plaza I                                                        317,690
   189   Lakeway Plaza II                                                        41,674
 188&189 Lakeway Plaza I & II - Property Level                                                  469,450      1.31       5,100,000
------------------------------------------------------------------------------------------------------------------------------------
   190   Custer Park Shopping Center                                            348,639         457,265      1.31       6,500,000
   191   Sovereign                                                              330,834         416,627      1.26       4,800,000
   192   Corporate Park at Kendall                                              343,243         434,155      1.26       5,200,000
   193   Canwood Business Park                                                  350,227         522,328      1.49       5,850,000
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                                  363,826         480,384      1.32       5,200,000
   195   Huntington Circle                                                      314,900         390,710      1.24       4,740,000
   196   Bally Total Fitness - Indianapolis                                     489,909         587,891      1.20       4,950,000
   197   Planters Walk Shopping Center                                          339,264         449,836      1.33       4,840,000
   198   Market Square Shopping Center                                          352,270         461,805      1.31       4,800,000
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                                 351,333         457,615      1.30       5,000,000
   200   Colombus West Park Nursing & Rehabilitation Center                     378,324         531,901      1.41       4,800,000
   201   Nassau Eden Club Apartments                                            311,397         377,889      1.21       4,450,000

   202   Texas Melody                                                           320,309         404,276      1.26       4,400,000
   203   Willow Garden Apartments                                               302,055         365,457      1.21       4,600,000
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                                  367,815         614,532      1.67       4,770,000
   205   3720-3740 Main Street                                                  337,941         432,392      1.28       5,100,000
   206   Two Edison Lakes                                                       298,600         386,989      1.30       4,610,000
   207   Ocean State Plaza                                                      307,091         421,193      1.37       4,750,000
   208   Meadows at Central                                                     313,428         400,398      1.28       4,550,000
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                                        328,533         508,479      1.55       5,400,000
   210   1227 Commonwealth Avenue                                               328,533         515,812      1.57       5,300,000
   211   Loehmann's Plaza                                                       339,046         447,882      1.32       5,000,000
   212   Hopkins Tech Center                                                    312,271         416,674      1.33       4,500,000
   213   Mariner's Point                                                        406,090         527,883      1.30       5,550,000
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                                     331,203         430,626      1.30       4,650,000
   215   Lake Hickory Plaza Shopping Center                                     302,031         381,201      1.26       4,200,000
   216   15625 Kendall Drive                                                    307,339         390,185      1.27       4,400,000
   217   Holiday Inn - Dalton                                                   332,322         470,096      1.41       5,700,000
   218   Chase Ridge                                                            321,008         411,295      1.28       4,500,000
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                                           315,785         380,975      1.21       4,450,000
   220   Harwood Village North                                                  331,509         535,805      1.62       5,310,000
   221   Town & Country Villas                                                  314,039         436,902      1.39       4,350,000
   222   The Shops at Washington Point                                          366,093         484,143      1.32       4,900,000

   223   Danville Plaza                                                         284,042         373,321      1.31       4,610,000
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                                285,772         361,795      1.27       4,400,000
   225   Four Seasons Apartments                                                268,359         335,102      1.25       3,975,000
   226   Countrywood East                                                       280,467         355,287      1.27       4,100,000
   227   Sierra Vista Business Park                                             309,684         415,477      1.34       5,400,000
   228   Walgreen Company - San Francisco                                       311,650         321,000      1.03       3,900,000
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                                 267,677         387,564      1.45       3,750,000
   230   Woodward Bluffs Mobile Home Park                                       258,904         335,767      1.30       4,000,000
   231   Mallards Landing Apartments                                            258,655         332,384      1.29       3,910,000
   232   Huntington Oaks Plaza                                                  269,697         338,329      1.25       4,100,000
   233   Colony Apartments                                                      260,633         346,399      1.33       3,700,000
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                                  269,551         447,798      1.66       4,660,000
   235   3400 West 86th Street                                                  268,007         350,097      1.31       3,900,000
   236   Oak Ridge Technical Center II                                          265,138         364,456      1.37       3,700,000
   237   CH2M Hill                                                              288,729         388,140      1.34       4,250,000
   238   Best Western - Keene                                                   281,003         399,089      1.42       4,120,000
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                                 274,369         400,432      1.46       3,950,000
   240   Tysons Plaza Retail Center                                             256,452         366,858      1.43       4,350,000
   241   Holiday Inn College Station                                            299,612         439,074      1.47       4,500,000
   242   Circuit City - Muncy                                                   280,840         280,840      1.00       3,040,000
   243   Porterwood Apartments                                                  246,545         307,825      1.25       3,500,000
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                                304,249         380,812      1.25       3,950,000
   245   Eastgate Shopping Center                                               250,437         318,569      1.27       3,700,000
   246   8180 NW 36th Street                                                    288,412         388,560      1.35       4,200,000
   247   3300 Holcomb Bridge Road                                               250,507         331,759      1.32       3,600,000
   248   84 Business Park                                                       245,791         388,850      1.58       5,300,000
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                                            251,889         313,607      1.25       3,750,000
   250   Day Hill Village Shoppes                                               250,277         350,568      1.40       3,600,000
   251   Cedar Pointe Apartments                                                246,607         312,626      1.27       3,400,000
   252   Lockworks Square Shopping Center                                       240,002         321,652      1.34       3,600,000
   253   Coliseum Self Storage                                                  319,056         515,683      1.62       4,910,000
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                                         264,202         338,294      1.28       3,700,000
   255   Ramada Inn - Bedford                                                   263,342         368,740      1.40       4,130,000
   256   Clearlake Shopping Center                                              228,717         317,031      1.39       3,500,000
   257   Westgate Hills                                                         237,473         296,819      1.25       3,600,000
   258   Wheaton Square Apartments                                              231,113         281,305      1.22       3,700,000
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                                      Loan per
                                                                         Cut-off Scheduled                          Sq Ft, Unit,
 Control                                                      Appraisal    Date   Maturity     Year       Year        Bed, Pad
   No.   Property Name                                           Year      LTV    Date LTV     Built   Renovated       or Room
====================================================================================================================================
   187   Moberly Manor                                           1997     71.6%       -         1996                   144 Units

   188   Lakeway Plaza I                                                  74.3       69.6%
   189   Lakeway Plaza II                                                 74.5       69.5
 188&189 Lakeway Plaza I & II - Property Level                   1997                           1985                85,225 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                             1997     58.0       52.5     1975-85              131,214 Sq Feet
   191   Sovereign                                               1997     78.4       70.1       1970                   114 Units
   192   Corporate Park at Kendall                               1997     71.5       64.7       1997                72,470 Sq Feet
   193   Canwood Business Park                                   1997     63.4       56.6       1984                98,206 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                   1997     70.9        6.8       1951      1986      39,165 Sq Feet
   195   Huntington Circle                                       1997     77.4       68.8       1982                   126 Units
   196   Bally Total Fitness - Indianapolis                      1997     73.7        -         1989                36,000 Sq Feet
   197   Planters Walk Shopping Center                           1997     74.7       67.9       1985                69,756 Sq Feet
   198   Market Square Shopping Center                           1996     74.8       67.3       1982               116,290 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                  1997     71.8       67.5       1974      1987      58,074 Sq Feet
   200   Colombus West Park Nursing & Rehabilitation Center      1997     74.7        3.9       1984                   100 Beds
   201   Nassau Eden Club Apartments                             1997     79.7       63.7    1880,1987    1989          81 Units

   202   Texas Melody                                            1997     79.8       37.0       1996                   262 Units
   203   Willow Garden Apartments                                1997     76.0       67.7     1973-75                  176 Units
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                   1997     73.3        3.8     1984,88     1994          88 Rooms
   205   3720-3740 Main Street                                   1997     68.4       61.4       1997                32,000 Sq Feet
   206   Two Edison Lakes                                        1997     74.7       65.4       1989                40,286 Sq Feet
   207   Ocean State Plaza                                       1997     71.6       67.2       1988                60,580 Sq Feet
   208   Meadows at Central                                      1997     74.7       67.6       1986                58,796 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                         1997     62.8       52.6       1980                   124 Units
   210   1227 Commonwealth Avenue                                1997     64.0       57.1       1899      1989      30,831 Sq Feet
   211   Loehmann's Plaza                                        1997     67.7       56.1       1997                25,000 Sq Feet
   212   Hopkins Tech Center                                     1997     75.0       67.9       1951               344,976 Sq Feet
   213   Mariner's Point                                         1996     60.8        1.7       1984                22,808 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                      1997     72.2       50.5       1987                39,152 Sq Feet
   215   Lake Hickory Plaza Shopping Center                      1997     79.8       69.0       1987                55,375 Sq Feet
   216   15625 Kendall Drive                                     1997     74.9       63.2       1996                42,341 Sq Feet
   217   Holiday Inn - Dalton                                    1997     57.7       49.1       1968      1993         199 Rooms
   218   Chase Ridge                                             1997     73.1       61.5       1969      1996         172 Units
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                            1996     73.9       66.2       1975      1991         212 Units
   220   Harwood Village North                                   1997     61.8       55.7       1981                85,956 Sq Feet
   221   Town & Country Villas                                   1997     74.4       61.1       1984                   113 Units
   222   The Shops at Washington Point                           1997     65.9        -         1996                45,200 Sq Feet

   223   Danville Plaza                                          1997     67.3       44.5       1971    1995-96    146,288 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                 1997     70.4       63.7       1987                52,178 Sq Feet
   225   Four Seasons Apartments                                 1997     77.9       69.4      1960's     1996          99 Units
   226   Countrywood East                                        1997     74.9       70.6       1980                   168 Units
   227   Sierra Vista Business Park                              1997     56.3       50.5       1986                97,906 Sq Feet
   228   Walgreen Company - San Francisco                        1997     77.4        -         1953      1994      10,420 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                  1997     80.0       72.9       1981                   176 Units
   230   Woodward Bluffs Mobile Home Park                        1997     75.0       66.7       1974                   169 Pads
   231   Mallards Landing Apartments                             1997     76.7       68.2       1963                   200 Units
   232   Huntington Oaks Plaza                                   1997     73.1       65.8       1990                69,262 Sq Feet
   233   Colony Apartments                                       1997     79.6       74.0       1984                   128 Units
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                   1997     62.9       50.7       1948      1995      65,642 Sq Feet
   235   3400 West 86th Street                                   1997     74.9       55.0       1997                30,000 Sq Feet
   236   Oak Ridge Technical Center II                           1997     78.6       51.9       1992                40,499 Sq Feet
   237   CH2M Hill                                               1997     67.1        3.0       1988                46,775 Sq Feet
   238   Best Western - Keene                                    1997     69.1        4.0       1975      1989         131 Rooms
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                  1997     71.0       59.7       1995                    80 Rooms
   240   Tysons Plaza Retail Center                              1997     64.3       56.9       1984                23,460 Sq Feet
   241   Holiday Inn College Station                             1997     62.1       45.2       1974      1995         126 Rooms
   242   Circuit City - Muncy                                    1996     91.8        -         1995                18,980 Sq Feet
   243   Porterwood Apartments                                   1997     79.6       74.0       1984                   136 Units
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                 1997     70.3        4.3       1997                25,000 Sq Feet
   245   Eastgate Shopping Center                                1997     74.6       61.1       1978                95,072 Sq Feet
   246   8180 NW 36th Street                                     1996     65.2       54.8       1985                57,489 Sq Feet
   247   3300 Holcomb Bridge Road                                1997     75.0       67.9       1974                59,509 Sq Feet
   248   84 Business Park                                        1997     50.9       41.7       1986                61,757 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                             1997     71.9       65.3       1984                   103 Units
   250   Day Hill Village Shoppes                                1997     74.9       67.9       1989                34,384 Sq Feet
   251   Cedar Pointe Apartments                                 1997     79.3       74.7       1983                   144 Units
   252   Lockworks Square Shopping Center                        1997     74.9       67.2       1870      1995      34,852 Sq Feet
   253   Coliseum Self Storage                                   1997     54.8        -         1979      1994      67,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                          1997     72.7       65.4       1979                40,550 Sq Feet
   255   Ramada Inn - Bedford                                    1997     64.6        3.7       1968      1990          99 Rooms
   256   Clearlake Shopping Center                               1997     74.3       66.4       1983      1995      82,522 Sq Feet
   257   Westgate Hills                                          1997     72.2       10.3       1974      1989         296 Units
   258   Wheaton Square Apartments                               1997     70.2       65.1       1970      1990          64 Units
------------------------------------------------------------------------------------------------------------------------------------

                                                             Sq Ft, Unit,
 Control                                                      Bed, Pad      Occupancy     Rent Roll         Underwriting
   No.   Property Name                                         or Room      Percentage       Date             Reserves
====================================================================================================================================
   187   Moberly Manor                                       $26,388.89       100.0%       05/01/97                $205.00 Unit

   188   Lakeway Plaza I
   189   Lakeway Plaza II
 188&189 Lakeway Plaza I & II - Property Level                    44.59        87.4        03/11/97                  $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                              28.77        88.2        06/01/97                  $0.16 Sq Foot
   191   Sovereign                                            33,052.63        98.2        07/31/97                $263.00 Unit
   192   Corporate Park at Kendall                                51.33       100.0        08/01/97                  $0.10 Sq Foot
   193   Canwood Business Park                                    37.88       100.0        04/04/97                  $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                    94.47       100.0        06/09/97                  $0.20 Sq Foot
   195   Huntington Circle                                    29,126.98        98.0        09/01/97                $227.54 Unit
   196   Bally Total Fitness - Indianapolis                      102.43       100.0        10/31/97                  $0.15 Sq Foot
   197   Planters Walk Shopping Center                            51.90        88.7        04/03/97                  $0.32 Sq Foot
   198   Market Square Shopping Center                            30.96       100.0        06/30/97                  $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                   61.99        92.0        03/18/97                  $0.28 Sq Foot
   200   Colombus West Park Nursing & Rehabilitation Center   36,000.00        94.0        07/03/97                $250.00 Bed
   201   Nassau Eden Club Apartments                          43,827.16        97.5        07/01/97                $249.00 Unit

   202   Texas Melody                                         13,435.11        96.6        05/01/97                $196.18 Unit
   203   Willow Garden Apartments                             19,886.36        98.3        07/17/97                $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                39,772.73        NAP           NAP       4% of gross revenue Room
   205   3720-3740 Main Street                                   109.38       100.0        09/22/97                  $0.12 Sq Foot
   206   Two Edison Lakes                                         85.64        92.0        09/26/97                  $0.25 Sq Foot
   207   Ocean State Plaza                                        56.12       100.0        03/25/97                  $0.17 Sq Foot
   208   Meadows at Central                                       57.83        90.9        06/18/97                  $0.17 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                      27,419.35        95.0        06/30/97                $223.19 Unit
   210   1227 Commonwealth Avenue                                110.28       100.0        09/12/97                  $0.18 Sq Foot
   211   Loehmann's Plaza                                        136.00       100.0            -                     $0.15 Sq Foot
   212   Hopkins Tech Center                                       9.78        99.4        06/09/97                  $0.15 Sq Foot
   213   Mariner's Point                                         149.07       100.0        06/30/97                  $0.40 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                       85.87       100.0            -                     $0.24 Sq Foot
   215   Lake Hickory Plaza Shopping Center                       60.57       100.0        06/01/97                  $0.15 Sq Foot
   216   15625 Kendall Drive                                      77.94       100.0        07/01/97                  $0.13 Sq Foot
   217   Holiday Inn - Dalton                                 16,582.91        NAP           NAP       4% of gross revenue Room
   218   Chase Ridge                                          19,186.05        95.9        05/23/97                $295.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                         15,566.04        94.8        06/30/97                $262.64 Unit
   220   Harwood Village North                                    38.39        98.0        02/03/97                  $0.15 Sq Foot
   221   Town & Country Villas                                28,761.06        97.4        09/30/97                $248.85 Unit
   222   The Shops at Washington Point                            71.90       100.0        06/26/97                  $0.10 Sq Foot

   223   Danville Plaza                                           21.19        90.5        09/08/97                  $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                  59.41       100.0        07/22/97                  $0.15 Sq Foot
   225   Four Seasons Apartments                              31,313.13        95.0        08/12/97                $225.00 Unit
   226   Countrywood East                                     18,303.57        94.0        06/18/97                $264.00 Unit
   227   Sierra Vista Business Park                               31.15        87.7        06/30/97                  $0.22 Sq Foot
   228   Walgreen Company - San Francisco                        290.41       100.0        10/31/97                  $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                               17,045.45        96.0        06/05/97                $175.00 Unit
   230   Woodward Bluffs Mobile Home Park                     17,751.48        96.4        08/18/97                 $50.00 Pad
   231   Mallards Landing Apartments                          15,000.00        98.7        09/01/97                $252.00 Unit
   232   Huntington Oaks Plaza                                    43.31        97.7        06/26/97                  $0.23 Sq Foot
   233   Colony Apartments                                    23,125.00        94.5        07/03/97                $363.82 Unit
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                    44.72        91.0        06/15/97                  $0.21 Sq Foot
   235   3400 West 86th Street                                    97.50       100.0        08/01/97                  $0.10 Sq Foot
   236   Oak Ridge Technical Center II                            71.85        98.0        06/01/97                  $0.15 Sq Foot
   237   CH2M Hill                                                60.93       100.0        10/10/97                  $0.10 Sq Foot
   238   Best Western - Keene                                 21,740.46        NAP           NAP       4% of gross revenue Room
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                               35,125.00        NAP           NAP       4% of gross revenue Room
   240   Tysons Plaza Retail Center                              119.35       100.0        03/12/97                  $0.22 Sq Foot
   241   Holiday Inn College Station                          22,222.22        NAP           NAP       4% of gross revenue Room
   242   Circuit City - Muncy                                    150.70       100.0        10/31/97                  $0.00 Sq Foot
   243   Porterwood Apartments                                20,588.24        94.9        07/08/97                $320.53 Unit
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                 111.60       100.0        05/21/97                  $0.10 Sq Foot
   245   Eastgate Shopping Center                                 29.06       100.0        09/10/97                  $0.16 Sq Foot
   246   8180 NW 36th Street                                      47.84        95.7        02/01/97                  $0.16 Sq Foot
   247   3300 Holcomb Bridge Road                                 45.37       100.0        08/22/97                  $0.17 Sq Foot
   248   84 Business Park                                         43.72       100.0        09/10/97                  $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                          26,213.59        87.4        05/14/97                $277.00 Unit
   250   Day Hill Village Shoppes                                 78.52        97.6        08/02/97                  $0.15 Sq Foot
   251   Cedar Pointe Apartments                              18,750.00        97.9        05/31/97                $200.00 Unit
   252   Lockworks Square Shopping Center                         77.47       100.0        06/11/97                  $0.15 Sq Foot
   253   Coliseum Self Storage                                    40.19        90.9        04/01/97                  $0.19 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                           66.58        95.8        03/14/97                  $0.15 Sq Foot
   255   Ramada Inn - Bedford                                 26,959.60        NAP           NAP       4% of gross revenue Room
   256   Clearlake Shopping Center                                31.51        93.0        09/19/97                  $0.17 Sq Foot
   257   Westgate Hills                                        8,783.78        89.5        08/01/97                $236.00 Unit
   258   Wheaton Square Apartments                            40,625.00        96.9        06/11/97                $283.00 Unit
------------------------------------------------------------------------------------------------------------------------------------


                                                                                  Largest Retail Tenant
                                                                  ---------------------------------------------------
                                                                                               Tenant
 Control                                                                                     Area Leased      Lease         Control
   No.   Property Name                                            Tenant Name                 (Sq. Ft.)      Exp Date         No.
====================================================================================================================================
   187   Moberly Manor                                                                                                        187

   188   Lakeway Plaza I                                                                                                      188
   189   Lakeway Plaza II                                                                                                     189
 188&189 Lakeway Plaza I & II - Property Level                    Independent Golf Research      9,920       03/31/00      188 & 189
------------------------------------------------------------------------------------------------------------------------------------

   190   Custer Park Shopping Center                              Western Auto                  14,510       11/30/99         190
   191   Sovereign                                                                                                            191
   192   Corporate Park at Kendall                                                                                            192
   193   Canwood Business Park                                                                                                193
------------------------------------------------------------------------------------------------------------------------------------
   194   Preston Luther Center                                    Fagadau and Hawk               5,156       09/01/99         194
   195   Huntington Circle                                                                                                    195
   196   Bally Total Fitness - Indianapolis                                                                                   196
   197   Planters Walk Shopping Center                            Eckerd Drugs                   8,504       01/31/05         197
   198   Market Square Shopping Center                            Wal-Mart                      60,000       06/30/02         198
------------------------------------------------------------------------------------------------------------------------------------
   199   812 San Antonio Street                                                                                               199
   200   Colombus West Park Nursing & Rehabilitation Center                                                                   200
   201   Nassau Eden Club Apartments                                                                                          201

   202   Texas Melody                                                                                                         202
   203   Willow Garden Apartments                                                                                             203
------------------------------------------------------------------------------------------------------------------------------------
   204   Best Western Crabtree                                                                                                204
   205   3720-3740 Main Street                                    United Artists                22,000       02/28/17         205
   206   Two Edison Lakes                                                                                                     206
   207   Ocean State Plaza                                        Ocean State Job Lot           28,480       03/31/98         207
   208   Meadows at Central                                       Fitness Forever III           15,526       10/31/03         208
------------------------------------------------------------------------------------------------------------------------------------
   209   Belmont Plaza Retirement Center                                                                                      209
   210   1227 Commonwealth Avenue                                 Marty's Liquor                20,672       03/31/99         210
   211   Loehmann's Plaza                                         Loehmann's, Inc               25,000       02/28/17         211
   212   Hopkins Tech Center                                                                                                  212
   213   Mariner's Point                                                                                                      213
------------------------------------------------------------------------------------------------------------------------------------
   214   4401 Barclay Downs                                                                                                   214
   215   Lake Hickory Plaza Shopping Center                       Lowe's Food Store             35,775       03/31/08         215
   216   15625 Kendall Drive                                      Babies R Us                   42,341       02/01/08         216
   217   Holiday Inn - Dalton                                                                                                 217
   218   Chase Ridge                                                                                                          218
------------------------------------------------------------------------------------------------------------------------------------
   219   Wymberly Crossing Apartments                                                                                         219
   220   Harwood Village North                                    Minyard Food Stores           26,166       04/30/11         220
   221   Town & Country Villas                                                                                                221
   222   The Shops at Washington Point                            Petco                         14,000       07/31/06         222

   223   Danville Plaza                                           Value City                    75,600       11/30/06         223
------------------------------------------------------------------------------------------------------------------------------------
   224   Tarmac-Sentara Building                                                                                              224
   225   Four Seasons Apartments                                                                                              225
   226   Countrywood East                                                                                                     226
   227   Sierra Vista Business Park                                                                                           227
   228   Walgreen Company - San Francisco                         Walgreen Company              10,420       08/31/15         228
------------------------------------------------------------------------------------------------------------------------------------
   229   Misty Ridge Apartments                                                                                               229
   230   Woodward Bluffs Mobile Home Park                                                                                     230
   231   Mallards Landing Apartments                                                                                          231
   232   Huntington Oaks Plaza                                    Food Lion                     29,000       08/31/10         232
   233   Colony Apartments                                                                                                    233
------------------------------------------------------------------------------------------------------------------------------------
   234   Essex Shopping Center                                    Igiesio Cristo Rompe          10,485       06/30/00         234
   235   3400 West 86th Street                                    Staples, Inc.                 30,000       07/01/11         235
   236   Oak Ridge Technical Center II                                                                                        236
   237   CH2M Hill                                                                                                            237
   238   Best Western - Keene                                                                                                 238
------------------------------------------------------------------------------------------------------------------------------------
   239   Marriott Fairfield Inn                                                                                               239
   240   Tysons Plaza Retail Center                               Yi's Interiors                 5,500       02/01/00         240
   241   Holiday Inn College Station                                                                                          241
   242   Circuit City - Muncy                                     Circuit City                  18,980       05/31/18         242
   243   Porterwood Apartments                                                                                                243
------------------------------------------------------------------------------------------------------------------------------------
   244   Designer Shoe Warehouse                                  Designer Shoe Warehouse       25,000       08/30/18         244
   245   Eastgate Shopping Center                                 Albertsons Grocery            36,996       05/31/07         245
   246   8180 NW 36th Street                                                                                                  246
   247   3300 Holcomb Bridge Road                                                                                             247
   248   84 Business Park                                                                                                     248
------------------------------------------------------------------------------------------------------------------------------------
   249   Apple Creek                                                                                                          249
   250   Day Hill Village Shoppes                                 Tutor Time Child Care          8,690       07/31/12         250
   251   Cedar Pointe Apartments                                                                                              251
   252   Lockworks Square Shopping Center                         Bailey, Schaefer & Errato      5,511       04/30/99         252
   253   Coliseum Self Storage                                                                                                253
------------------------------------------------------------------------------------------------------------------------------------
   254   Mission Center                                           Genghiskhan                    6,101       10/31/00         254
   255   Ramada Inn - Bedford                                                                                                 255
   256   Clearlake Shopping Center                                Winn Dixie                    46,616       04/11/04         256
   257   Westgate Hills                                                                                                       257
   258   Wheaton Square Apartments                                                                                            258
------------------------------------------------------------------------------------------------------------------------------------





         First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2


 Control                                                                                                                        Zip
   No.   Property Name                             Address                                           City               State  Code
====================================================================================================================================
   259   Ridgeview                                 710 North Washington Boulevard                    Ogden               UT    84404
   260   North Park Plaza                          NW Corner Arizona Ave. & Ray Rd.                  Chandler            AZ    85224
   261   South Oak SC                              809 Arrowood Road                                 Charlotte           NC    28217
   262   Homelife Center                           8780 Central Avenue                               Montclair           CA    91763
   263   Highpoint Village Shopping Center         12101 North Greenville Ave.                       Dallas              SC    75243
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                 208 W. 62nd St.                                   Minneapolis         MN    55419
   265   Shoppes of Cooper City                    12125-12397 Sheridan St.                          Cooper City         FL    33026
   266   Pep Boys  - Miami                         10660 SW 40TH Street                              Miami               FL    33165
   267   Willow Glenn Apartments                   7474 La Mancha Way                                Sacramento          CA    95823
   268   Hempstead Road Apartments                 5615-5645 Hempstead Road                          Pittsburgh          PA    15217
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments              780 Highway 61 North Bypass                       Vicksburg           MS    39180
   270   Auto/Retail (2450 S. Military Trail)      2450 S. Military Trail                            West Palm Beach     FL    33046
   271   Wood Creek Apartments                     202 North Garnett Road                            Tulsa               OK    74166
   272   Latimer Brook Commons S.C.                339 Flanders Rd.                                  East Lyme           CT    06333
   273   Nob Hill Apartments                       3502 South Mason Avenue                           Tacoma              WA    98409
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I              1055 Commerce Park Drive                          Oak Ridge           TN    37830
   275   Capital Plaza                             545,551 & 555 Washington Street                   Weymouth            MA    02188
   276   Mountain Park Square                      4206 East Chandler Blvd.                          Phoenix             AZ    85044
   277   St. Mary's                                551 4th St. North                                 Winsted             MN    55395
   278   Tuscany Apartments                        1221 North Orange Ave.                            Los Angeles         CA    90038
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                       2610 West Erie Avenue                             Lorain              OH    44052
   280   Devonshire Shopping Center                SEC 127th St. & Mur-Len Rd.                       Olathe              KS    66061
   281   Georgetown Apartments                     751 E. Northside Drive                            Greenwood           SC    29649
   282   Shamrock Park Apartments                  1440 College Way                                  Olathe              KS    66062
   283   Thrifty-Payless - Corona del Mar          3141 East Pacific Coast Highway                   Corona del Mar      CA    92625
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                        1751 Bonaventure Blvd                             Weston              FL    33326
   285   Summit at Woodhaven Apartments            6100 Oakland Hills Drive                          Fort Worth          TX    76112
   286   MCL Center                                1331-1337 West Fullerton Ave.                     Chicago             IL    60614
   287   Hibiscus Center                           2950 Tamiami Trail                                Naples              FL    33940
   288   Towers Garden Apartments                  4015 Covington Highway                            Decatur             GA    30032
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center          7041-7181 North Pecos Street                      Denver              CO    80221
   290   Point Place II                            443 Donelson Pike                                 Nashville           TN    37214
   291   Babcock                                   222-230 Babcock Street                            Brookline           MA    02134
   292   Stoneridge Apartments                     1000 South Danville Road                          Kilgore             TX    75662
   293   Rivers Edge Business Park                 19017, 19039, 19201 62nd Avenue South             Kent                WA    98032
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                    1700 Enterprise Drive                             Wichita Falls       TX    76306
   295   2105-2109 First Avenue                    2102-2109 First Avenue                            New York            NY    10029
   296   North Pointe Plaza Shopping Center        5420-5430 North Tryon Street                      Charlotte           NC    28213
   297   French Quarter Apartments                 6643 Abrego Road                                  Isla Vista          CA    93117
   298   Rite-Aid - Bay City                       3880 E. Wilder Road                               Bay City            MI    48706
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                             3230 East Roosevelt Street                        Phoenix             AZ    85008
   300   Sherwood Arms Apartments                  3909 Baker Plaza                                  Columbus            GA    31903
   301   Irongate Village Shopping Center          6401-25 Iron Bridge Road                          Richmond            VA    23234
   302   Conway Club Apartments                    1900 South Conway Rd.                             Orlando             FL    32812
   303   Rite-Aid - Essexville                     1490 W. Center Avenue                             Essexville          MI    48732
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor
  304a   Taylor County Health Care Center          South Broad Street                                Butler              GA    31006
  304b   Four County Health Care Center            99 Overby Drive                                   Richland            GA    31825

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                           4400 Bluemel Rd.                                  San Antonio         TX    78240
   306   El Mercado Apartments                     10480 El Mercado Drive                            Rancho Cordova      CA    95670
   307   Greentree                                 6103 Manor Road                                   Austin              TX    78723
   308   Santa Rosa Plaza Shopping Center          2800 Gulf Breeze Parkway                          Gulf Breeze         FL    32561
   309   The Hermitage                             219 Monastery Court                               Valrico             FL    33594
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.     810 Manhattan Blvd.                               Toldeo              OH    43608
   311   Fowler Plaza                              2540 East Fowler Plaza                            Tampa               FL    33612
   312   Countrywood Village                       5500 Mack Road                                    Sacramento          CA    95023
   313   Sun Club Apartments                       1701 North Central Avenue                         Kissimmee           FL    32741
   314   A Rite-Aid Pharmacy - Sylvania Ave.       1012 Sylvania Ave.                                Toledo              OH    43612
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                220 S. Home Ave.                                  Avalon              PA    15202
   316   Colonial Village                          9500 103rd Street                                 Jacksonville        FL    32210
   317   54 South Commerce Way                     54 South Commerce Way                             Hanover Township    PA    18017
   318   Mac Frugal's Plaza                        303 E Southern Avenue                             Mesa                AZ    85210
   319   1250 South Vermont Avenue                 1250 South Vermont Avenue                         Los Angeles         CA    90006
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                             5200 Annapolis Road                               Bladensburg         MD    20710
   321   Commerce Center                           1975 E. Sunrise Blvd.                             Ft. Lauderdale      FL    33304
   322   Lakecrest Shopping Center                 28855 Military Road South                         Federal Way         WA    98003
   323   Bridgestone Apartments                    1272 Bridgestone Avenue                           Springdale          AR    72764
   324   Rite-Aid - Jenison                        2739 Port Sheldon Road                            Jenison             MI    49428
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street         212 Main Street                                   Toledo              OH    43605
   326   First Union National Bank Building        205 Front Street                                  Wilmington          NC    28403
   327   Auto/Retail (2501 Sample Road)            2501-2525 W. Sample Road                          Pompano Beach       FL    33073
   328   Rite-Aid - Wilkes-Barre                   Wilkes-Barre Blvd & East Northampton Street       Wilkes-Barre        PA    18702
   329   Villa Gardens Apartments                  3734 West El Segundo Blvd.                        Hawthorne           CA    90250
------------------------------------------------------------------------------------------------------------------------------------



                                                            Crossed Collateralized
 Control                                                        Loans Control             Original         Cut-off Date
   No.   Property Name                                               Nos.                 Balance            Balance
====================================================================================================================================
   259   Ridgeview                                                                    $  2,595,000       $  2,593,835
   260   North Park Plaza                                                                2,600,000          2,592,807
   261   South Oak SC                                                                    2,500,000          2,500,000
   262   Homelife Center                                                                 2,494,000          2,494,000
   263   Highpoint Village Shopping Center                                               2,500,000          2,492,741
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                                                       2,500,000          2,491,906
   265   Shoppes of Cooper City                                                          2,500,000          2,491,161
   266   Pep Boys  - Miami                                                               2,447,077          2,447,077
   267   Willow Glenn Apartments                                                         2,445,000          2,441,908
   268   Hempstead Road Apartments                                                       2,445,000          2,437,864
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                                                    2,425,750          2,412,421
   270   Auto/Retail (2450 S. Military Trail)                                            2,400,000          2,400,000
   271   Wood Creek Apartments                                                           2,400,000          2,396,142
   272   Latimer Brook Commons S.C.                                                      2,400,000          2,395,261
   273   Nob Hill Apartments                                                             2,400,000          2,391,184
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                         38,121,144,179,236         2,365,000          2,362,949
   275   Capital Plaza                                                                   2,350,000          2,329,478
   276   Mountain Park Square                                                            2,325,000          2,319,928
   277   St. Mary's                                                                      2,325,000          2,319,749
   278   Tuscany Apartments                                                              2,320,000          2,313,214
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                                             2,300,000          2,300,000
   280   Devonshire Shopping Center                               76,105,408             2,295,000          2,293,509
   281   Georgetown Apartments                                                           2,275,000          2,272,933
   282   Shamrock Park Apartments                                                        2,275,000          2,272,469
   283   Thrifty-Payless - Corona del Mar                                                2,270,098          2,262,166
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                                                              2,257,604          2,257,604
   285   Summit at Woodhaven Apartments                                                  2,260,000          2,254,104
   286   MCL Center                                                                      2,250,000          2,250,000
   287   Hibiscus Center                                                                 2,250,000          2,248,944
   288   Towers Garden Apartments                                                        2,250,000          2,245,357
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                                                2,250,000          2,244,275
   290   Point Place II                                                                  2,240,000          2,234,690
   291   Babcock                                                                         2,225,000          2,215,083
   292   Stoneridge Apartments                                                           2,200,000          2,200,000
   293   Rivers Edge Business Park                                                       2,200,000          2,199,079
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                                                          2,200,000          2,197,608
   295   2105-2109 First Avenue                                                          2,200,000          2,197,179
   296   North Pointe Plaza Shopping Center                                              2,175,000          2,171,313
   297   French Quarter Apartments                                                       2,169,000          2,165,115
   298   Rite-Aid - Bay City                                                             2,159,314          2,159,314
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                                                   2,160,000          2,156,589
   300   Sherwood Arms Apartments                                                        2,160,000          2,155,702
   301   Irongate Village Shopping Center                                                2,128,000          2,121,737
   302   Conway Club Apartments                                                          2,125,000          2,118,577
   303   Rite-Aid - Essexville                                                           2,114,985          2,114,985
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                                                      2,100,000          2,100,000
  304a   Taylor County Health Care Center                            304b
  304b   Four County Health Care Center                              304a

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                                                 2,100,000          2,097,344
   306   El Mercado Apartments                                                           2,100,000          2,097,344
   307   Greentree                                                                       2,100,000          2,094,179
   308   Santa Rosa Plaza Shopping Center                                                2,100,000          2,091,703
   309   The Hermitage                                                                   2,050,000          2,047,557
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.                                           2,044,000          2,039,470
   311   Fowler Plaza                                                                    2,025,000          2,022,355
   312   Countrywood Village                                                             2,025,000          2,022,146
   313   Sun Club Apartments                                                             2,025,000          2,017,331
   314   A Rite-Aid Pharmacy - Sylvania Ave.                                             2,008,000          2,003,550
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                                                      2,006,000          2,000,084
   316   Colonial Village                                                                2,000,000          2,000,000
   317   54 South Commerce Way                                                           2,000,000          1,998,995
   318   Mac Frugal's Plaza                                                              2,000,000          1,998,732
   319   1250 South Vermont Avenue                                                       2,000,000          1,997,260
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                                                   2,000,000          1,995,287
   321   Commerce Center                                                                 2,000,000          1,994,444
   322   Lakecrest Shopping Center                                                       2,000,000          1,989,549
   323   Bridgestone Apartments                                                          1,990,000          1,987,894
   324   Rite-Aid - Jenison                                                              1,974,110          1,974,110
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street                                               1,956,000          1,953,856
   326   First Union National Bank Building                                              1,960,000          1,951,883
   327   Auto/Retail (2501 Sample Road)                                                  1,950,000          1,950,000
   328   Rite-Aid - Wilkes-Barre                                                         1,948,066          1,940,888
   329   Villa Gardens Apartments                                                        1,950,000          1,938,977
------------------------------------------------------------------------------------------------------------------------------------



                                                            Cumulative
                                                           % of Aggregate         % of Initial                              Interest
 Control                                                    Cut-off Date              Pool      Mortgage   Administrative   Accrual
   No.   Property Name                                        Balance               Balance       Rate       Cost Rate       Method
====================================================================================================================================
   259   Ridgeview                                             0.12%                 87.11%      8.0000%       0.1025%      Act/360
   260   North Park Plaza                                      0.12                  87.23       9.0100        0.1775        30/360
   261   South Oak SC                                          0.11                  87.34       7.7500        0.1025        30/360
   262   Homelife Center                                       0.11                  87.45       7.6200        0.1025       Act/360
   263   Highpoint Village Shopping Center                     0.11                  87.56       8.5500        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                             0.11                  87.68       8.4500        0.1525       Act/360
   265   Shoppes of Cooper City                                0.11                  87.79       8.7220        0.1025        30/360
   266   Pep Boys  - Miami                                     0.11                  87.90       7.9600        0.1025        30/360
   267   Willow Glenn Apartments                               0.11                  88.00       7.5500        0.1025       Act/360
   268   Hempstead Road Apartments                             0.11                  88.11       8.7500        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                          0.11                  88.22       8.0000        0.1025        30/360
   270   Auto/Retail (2450 S. Military Trail)                  0.11                  88.33       8.0800        0.1025       Act/360
   271   Wood Creek Apartments                                 0.11                  88.43       7.9400        0.1025       Act/360
   272   Latimer Brook Commons S.C.                            0.11                  88.54       8.1000        0.1025       Act/360
   273   Nob Hill Apartments                                   0.11                  88.65       8.5350        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                          0.11                  88.75       7.8100        0.1625       Act/360
   275   Capital Plaza                                         0.10                  88.86       9.3750        0.1025        30/360
   276   Mountain Park Square                                  0.10                  88.96       8.7500        0.1025       Act/360
   277   St. Mary's                                            0.10                  89.06       8.8700        0.1525       Act/360
   278   Tuscany Apartments                                    0.10                  89.17       8.7400        0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                   0.10                  89.27       7.5100        0.1025       Act/360
   280   Devonshire Shopping Center                            0.10                  89.37       8.1600        0.1775        30/360
   281   Georgetown Apartments                                 0.10                  89.47       7.6100        0.1625       Act/360
   282   Shamrock Park Apartments                              0.10                  89.57       8.0400        0.1775       Act/360
   283   Thrifty-Payless - Corona del Mar                      0.10                  89.67       7.9300        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                                    0.10                  89.77       7.3750        0.1025        30/360
   285   Summit at Woodhaven Apartments                        0.10                  89.88       8.1900        0.1825        30/360
   286   MCL Center                                            0.10                  89.98       7.6300        0.1025       Act/360
   287   Hibiscus Center                                       0.10                  90.08       7.8760        0.1625       Act/360
   288   Towers Garden Apartments                              0.10                  90.18       7.9100        0.1825        30/360
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                      0.10                  90.28       8.3300        0.1775       Act/360
   290   Point Place II                                        0.10                  90.38       8.7300        0.1775       Act/360
   291   Babcock                                               0.10                  90.47       8.7500        0.1025        30/360
   292   Stoneridge Apartments                                 0.10                  90.57       8.1400        0.1025        30/360
   293   Rivers Edge Business Park                             0.10                  90.67       8.1875        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                                0.10                  90.77       8.1250        0.1025       Act/360
   295   2105-2109 First Avenue                                0.10                  90.87       8.8400        0.1025       Act/360
   296   North Pointe Plaza Shopping Center                    0.10                  90.96       8.5400        0.1525       Act/360
   297   French Quarter Apartments                             0.10                  91.06       7.5600        0.1025       Act/360
   298   Rite-Aid - Bay City                                   0.10                  91.16       7.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                         0.10                  91.25       8.0000        0.1025       Act/360
   300   Sherwood Arms Apartments                              0.10                  91.35       8.0900        0.1825        30/360
   301   Irongate Village Shopping Center                      0.09                  91.44       8.7100        0.1825        30/360
   302   Conway Club Apartments                                0.09                  91.54       8.5800        0.1825        30/360
   303   Rite-Aid - Essexville                                 0.09                  91.63       7.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                            0.09                  91.72       8.1500        0.1025       Act/360
  304a   Taylor County Health Care Center
  304b   Four County Health Care Center

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                       0.09                  91.82       7.5500        0.1025       Act/360
   306   El Mercado Apartments                                 0.09                  91.91       7.5500        0.1025       Act/360
   307   Greentree                                             0.09                  92.00       9.0000        0.1025        30/360
   308   Santa Rosa Plaza Shopping Center                      0.09                  92.10       8.9500        0.1025        30/360
   309   The Hermitage                                         0.09                  92.19       7.7800        0.1625       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.                 0.09                  92.28       7.7900        0.1025        30/360
   311   Fowler Plaza                                          0.09                  92.37       8.1500        0.1025        30/360
   312   Countrywood Village                                   0.09                  92.46       8.3750        0.1025       Act/360
   313   Sun Club Apartments                                   0.09                  92.55       8.6250        0.1025        30/360
   314   A Rite-Aid Pharmacy - Sylvania Ave.                   0.09                  92.64       7.7900        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                            0.09                  92.73       8.7000        0.1025        30/360
   316   Colonial Village                                      0.09                  92.82       7.8750        0.1025       Act/360
   317   54 South Commerce Way                                 0.09                  92.91       7.6800        0.1625       Act/360
   318   Mac Frugal's Plaza                                    0.09                  93.00       8.2800        0.1775        30/360
   319   1250 South Vermont Avenue                             0.09                  93.09       9.1500        0.1775       Act/360
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                         0.09                  93.17       8.5000        0.1025       Act/360
   321   Commerce Center                                       0.09                  93.26       8.9900        0.1825        30/360
   322   Lakecrest Shopping Center                             0.09                  93.35       9.1250        0.1025       Act/360
   323   Bridgestone Apartments                                0.09                  93.44       7.9600        0.1625        30/360
   324   Rite-Aid - Jenison                                    0.09                  93.53       7.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street                     0.09                  93.62       7.7900        0.1025        30/360
   326   First Union National Bank Building                    0.09                  93.70       8.8125        0.1025       Act/360
   327   Auto/Retail (2501 Sample Road)                        0.09                  93.79       8.0800        0.1025       Act/360
   328   Rite-Aid - Wilkes-Barre                               0.09                  93.88       7.7650        0.1025        30/360
   329   Villa Gardens Apartments                              0.09                  93.96       8.5900        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------



         First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2

                                                                                               Original  Remaining
                                                                                               Term to    Term to       Original
 Control                                                                 Amortization          Maturity   Maturity    Amortization
   No.   Property Name                                                       Type               (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
   259   Ridgeview                                       Fully Amortizing                        360        359           360
   260   North Park Plaza                                Amortizing Balloon                      120        115           360
   261   South Oak SC                                    Amortizing Balloon                      180        180           360
   262   Homelife Center                                 Amortizing Balloon                      120        120           330
   263   Highpoint Village Shopping Center               Amortizing Balloon                      120        117           300
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                       Fully Amortizing                        300        296           300
   265   Shoppes of Cooper City                          Amortizing Balloon                       84         78           360
   266   Pep Boys  - Miami                               Step                                    234        234           234
   267   Willow Glenn Apartments                         Amortizing Balloon                      120        118           360
   268   Hempstead Road Apartments                       Amortizing Balloon                      120        115           360
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                    Amortizing Balloon                       84         76           360
   270   Auto/Retail (2450 S. Military Trail)            Amortizing Balloon                      180        180           300
   271   Wood Creek Apartments                           Amortizing Balloon                      120        117           360
   272   Latimer Brook Commons S.C.                      Amortizing Balloon                      120        116           360
   273   Nob Hill Apartments                             Amortizing Balloon                       84         78           360
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                    Amortizing Balloon                      180        179           300
   275   Capital Plaza                                   Amortizing Balloon                      120        114           240
   276   Mountain Park Square                            Amortizing Balloon                      240        235           360
   277   St. Mary's                                      Amortizing Balloon                      120        117           300
   278   Tuscany Apartments                              Amortizing Balloon                      120        115           360
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                             Amortizing Balloon                      120        120           360
   280   Devonshire Shopping Center                      Amortizing Balloon                      120        119           360
   281   Georgetown Apartments                           Amortizing Balloon                      120        119           300
   282   Shamrock Park Apartments                        Amortizing Balloon                      120        118           360
   283   Thrifty-Payless - Corona del Mar                Fully Amortizing                        238        236           238
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                              Fully Amortizing                        235        235           235
   285   Summit at Woodhaven Apartments                  Amortizing Balloon                      120        116           360
   286   MCL Center                                      Amortizing Balloon                      120        120           360
   287   Hibiscus Center                                 Amortizing Balloon                       84         83           360
   288   Towers Garden Apartments                        Amortizing Balloon                      120        117           360
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                Amortizing Balloon                      120        117           300
   290   Point Place II                                  Amortizing Balloon                      120        116           324
   291   Babcock                                         Amortizing Balloon                      120        114           330
   292   Stoneridge Apartments                           Interest Only then Hyperamortizing      120        116           360
   293   Rivers Edge Business Park                       Amortizing Balloon                      120        119           360
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                          Amortizing Balloon                      120        118           360
   295   2105-2109 First Avenue                          Amortizing Balloon                      120        119           240
   296   North Pointe Plaza Shopping Center              Amortizing Balloon                      120        118           300
   297   French Quarter Apartments                       Amortizing Balloon                      120        117           360
   298   Rite-Aid - Bay City                             Amortizing Balloon                      240        240           296
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                   Amortizing Balloon                      336        333           360
   300   Sherwood Arms Apartments                        Amortizing Balloon                      120        117           360
   301   Irongate Village Shopping Center                Amortizing Balloon                      120        115           360
   302   Conway Club Apartments                          Amortizing Balloon                      120        115           360
   303   Rite-Aid - Essexville                           Amortizing Balloon                      240        240           296
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                      Fully Amortizing                        120        120           120
  304a   Taylor County Health Care Center
  304b   Four County Health Care Center
------------------------------------------------------------------------------------------------------------------------------------

   305   Mission Station                                 Amortizing Balloon                      120        118           360
   306   El Mercado Apartments                           Amortizing Balloon                      120        118           360
   307   Greentree                                       Fully Amortizing                        360        355           360
   308   Santa Rosa Plaza Shopping Center                Amortizing Balloon                       84         77           360
   309   The Hermitage                                   Amortizing Balloon                      120        118           360
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.           Amortizing Balloon                      238        236           298
   311   Fowler Plaza                                    Amortizing Balloon                      120        118           360
   312   Countrywood Village                             Amortizing Balloon                       84         81           360
   313   Sun Club Apartments                             Amortizing Balloon                      120        115           330
   314   A Rite-Aid Pharmacy - Sylvania Ave.             Amortizing Balloon                      238        236           298
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                      Amortizing Balloon                      120        115           360
   316   Colonial Village                                Amortizing Balloon                      120        120           360
   317   54 South Commerce Way                           Amortizing Balloon                      120        119           360
   318   Mac Frugal's Plaza                              Amortizing Balloon                      120        119           360
   319   1250 South Vermont Avenue                       Amortizing Balloon                      120        116           360
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                   Amortizing Balloon                      120        115           360
   321   Commerce Center                                 Amortizing Balloon                       84         79           360
   322   Lakecrest Shopping Center                       Amortizing Balloon                      120        113           300
   323   Bridgestone Apartments                          Fully Amortizing                        300        299           300
   324   Rite-Aid - Jenison                              Amortizing Balloon                      240        240           296
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street               Amortizing Balloon                      239        238           299
   326   First Union National Bank Building              Amortizing Balloon                      180        177           240
   327   Auto/Retail (2501 Sample Road)                  Amortizing Balloon                      180        180           192
   328   Rite-Aid - Wilkes-Barre                         Fully Amortizing                        234        232           234
   329   Villa Gardens Apartments                        Fully Amortizing                        240        236           240
------------------------------------------------------------------------------------------------------------------------------------



                                                            Remaining
 Control                                                   Amortization   Origination   Maturity        Balloon
   No.   Property Name                                     Term (Mos.)        Date        Date          Balance
====================================================================================================================================
   259   Ridgeview                                             359          09/30/97    10/01/27     $     321,720
   260   North Park Plaza                                      355          05/14/97    06/01/07         2,325,590
   261   South Oak SC                                          360          10/10/97    11/01/12         1,902,770
   262   Homelife Center                                       330          10/10/97    11/01/07         2,131,512
   263   Highpoint Village Shopping Center                     297          07/18/97    08/01/07         2,046,729
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                             296          06/30/97    07/01/22           219,583
   265   Shoppes of Cooper City                                354          04/25/97    05/01/04         2,333,330
   266   Pep Boys  - Miami                                     234          10/15/97    05/01/17               -
   267   Willow Glenn Apartments                               358          08/25/97    09/01/07         2,162,162
   268   Hempstead Road Apartments                             355          05/19/97    06/01/07         2,176,598
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                          352          02/24/97    03/01/04         2,243,272
   270   Auto/Retail (2450 S. Military Trail)                  300          10/06/97    11/01/12         1,604,785
   271   Wood Creek Apartments                                 357          07/18/97    08/01/07         2,143,094
   272   Latimer Brook Commons S.C.                            356          06/24/97    07/01/07         2,151,682
   273   Nob Hill Apartments                                   354          04/29/97    05/01/04         2,234,872
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                          299          09/18/97    10/01/12         1,560,547
   275   Capital Plaza                                         234          04/14/97    05/01/07         1,686,964
   276   Mountain Park Square                                  355          05/28/97    06/01/17         1,608,231
   277   St. Mary's                                            297          07/07/97    08/01/07         1,963,157
   278   Tuscany Apartments                                    355          05/05/97    06/01/07         2,064,935
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                   360          10/07/97    11/01/07         2,031,820
   280   Devonshire Shopping Center                            359          09/26/97    10/01/07         2,019,857
   281   Georgetown Apartments                                 299          09/19/97    10/01/07         1,853,656
   282   Shamrock Park Apartments                              358          08/27/97    09/01/07         2,035,936
   283   Thrifty-Payless - Corona del Mar                      236          08/29/97    07/01/17               -
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                                    235          10/10/97    06/01/17               -
   285   Summit at Woodhaven Apartments                        356          06/23/97    07/01/07         1,990,255
   286   MCL Center                                            360          10/09/97    11/01/07         1,993,595
   287   Hibiscus Center                                       359          09/25/97    10/01/04         2,100,676
   288   Towers Garden Apartments                              357          07/28/97    08/01/07         1,970,128
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                      297          07/25/97    08/01/07         1,871,866
   290   Point Place II                                        320          06/19/97    07/01/07         1,955,517
   291   Babcock                                               324          04/18/97    05/01/07         1,915,315
   292   Stoneridge Apartments                                 360          06/16/97    07/01/07         2,004,017
   293   Rivers Edge Business Park                             359          09/05/97    10/01/07         1,975,955
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                                358          08/27/97    09/01/07         1,972,768
   295   2105-2109 First Avenue                                239          09/10/97    10/01/07         1,595,951
   296   North Pointe Plaza Shopping Center                    298          08/21/97    09/01/07         1,819,624
   297   French Quarter Apartments                             357          07/25/97    08/01/07         1,918,903
   298   Rite-Aid - Bay City                                   296          10/10/97    11/01/17           755,487
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                         357          07/31/97    08/01/25           578,446
   300   Sherwood Arms Apartments                              357          07/15/97    08/01/07         1,898,348
   301   Irongate Village Shopping Center                      355          05/22/97    06/01/07         1,892,985
   302   Conway Club Apartments                                355          05/21/97    06/01/07         1,885,689
   303   Rite-Aid - Essexville                                 296          10/10/97    11/01/17           739,976
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                            120          10/14/97    11/01/07            23,825
  304a   Taylor County Health Care Center
  304b   Four County Health Care Center

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                       358          08/22/97    09/01/07         1,857,071
   306   El Mercado Apartments                                 358          08/25/97    09/01/07         1,857,071
   307   Greentree                                             355          05/06/97    06/01/27               -
   308   Santa Rosa Plaza Shopping Center                      353          03/26/97    04/01/04         1,965,308
   309   The Hermitage                                         358          08/27/97    09/01/07         1,823,162
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.                 296          08/27/97    07/01/17           769,553
   311   Fowler Plaza                                          358          08/21/97    09/01/07         1,781,867
   312   Countrywood Village                                   357          07/03/97    08/01/04         1,904,856
   313   Sun Club Apartments                                   325          05/12/97    06/01/07         1,738,554
   314   A Rite-Aid Pharmacy - Sylvania Ave.                   296          08/22/97    07/01/17           755,999
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                            355          05/24/97    06/01/07         1,784,125
   316   Colonial Village                                      360          10/06/97    11/01/07         1,782,713
   317   54 South Commerce Way                                 359          09/23/97    10/01/07         1,774,582
   318   Mac Frugal's Plaza                                    359          09/05/97    10/01/07         1,764,453
   319   1250 South Vermont Avenue                             356          05/28/97    07/01/07         1,835,725
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                         355          05/27/97    06/01/07         1,809,447
   321   Commerce Center                                       355          05/23/97    06/01/04         1,872,593
   322   Lakecrest Shopping Center                             293          03/19/97    04/01/07         1,700,448
   323   Bridgestone Apartments                                299          09/16/97    10/01/22               -
   324   Rite-Aid - Jenison                                    296          10/10/97    11/01/17           690,691
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street                     298          09/26/97    09/01/17           735,615
   326   First Union National Bank Building                    237          07/03/97    08/01/12           907,861
   327   Auto/Retail (2501 Sample Road)                        192          10/06/97    11/01/12           256,399
   328   Rite-Aid - Wilkes-Barre                               232          08/21/97    03/01/17               -
   329   Villa Gardens Apartments                              236          06/03/97    07/01/17           101,514
------------------------------------------------------------------------------------------------------------------------------------



 Control
   No.   Property Name                                 Property Type                  Prepayment Provisions
====================================================================================================================================
   259   Ridgeview                                     Multifamily - Section 42       L(5),YM1%(10),O(15)
   260   North Park Plaza                              Retail - Anchored              L(5),YM1%(1),4(1),3(1),2(1),1(.5),O(.5)
   261   South Oak SC                                  Retail - Anchored              L(4),YM1%(6),5(1),4(1),3(1),2(1),1(.75),O(.25)
   262   Homelife Center                               Retail - Unanchored            L(4),YM1%(5.75),O(.25)
   263   Highpoint Village Shopping Center             Retail - Unanchored            L(2),YM1%(7.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                     Multifamily                    L(11),YM1%(13.5),O(.5)
   265   Shoppes of Cooper City                        Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
   266   Pep Boys  - Miami                             Ground Lease - CTL             L(8),YM1%(11.5)
   267   Willow Glenn Apartments                       Multifamily                    L(3),YM1%(6.5),O(.5)
   268   Hempstead Road Apartments                     Multifamily                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                  Multifamily                    L(2),YM1%(4.5),O(.5) or DEF
   270   Auto/Retail (2450 S. Military Trail)          Retail - Unanchored            L(5),YM2%(9.5),O(.5)
   271   Wood Creek Apartments                         Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
   272   Latimer Brook Commons S.C.                    Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   273   Nob Hill Apartments                           Multifamily                    L(4),YM1%(2.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                  Office                         L(10),YM1%(4.5),O(.5)
   275   Capital Plaza                                 Retail - Unanchored            L(4),YM1%(5),O(1)
   276   Mountain Park Square                          Retail - Unanchored            L(4),YM1%(15.75),O(.25)
   277   St. Mary's                                    Skilled Nursing                L(4),YM1%(5.5),O(.5)
   278   Tuscany Apartments                            Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                           Multifamily                    L(4),5(1),4(1),3(1),2(1),1(1),O(1)
   280   Devonshire Shopping Center                    Retail - Anchored              L(4),YM1%(5.5),O(.5)
   281   Georgetown Apartments                         Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
   282   Shamrock Park Apartments                      Multifamily                    L(4),YM1%(5.5),O(.5)
   283   Thrifty-Payless - Corona del Mar              Retail - CTL                   L(8),YM1%(11.58),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                            Retail - CTL                   L(8),YM1%(11.33),O(.25)
   285   Summit at Woodhaven Apartments                Multifamily                    L(4),YM1%(5.5),O(.5)
   286   MCL Center                                    Retail - Unanchored            L(4),YM1%(5.75),O(.25)
   287   Hibiscus Center                               Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
   288   Towers Garden Apartments                      Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center              Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
   290   Point Place II                                Office                         L(4),YM1%(5.5),O(.5) or DEF
   291   Babcock                                       Multifamily                    L(4),YM1%(5),O(1)
   292   Stoneridge Apartments                         Multifamily                    L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.5),O(.5)
   293   Rivers Edge Business Park                     Industrial                     L(2),YM1%(3),5(1),4(1),3(1),2(1),1(.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                        Multifamily                    L(4),YM1%(5.5),O(.5)
   295   2105-2109 First Avenue                        Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
   296   North Pointe Plaza Shopping Center            Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
   297   French Quarter Apartments                     Multifamily                    L(3),YM1%(6.5),O(.5)
   298   Rite-Aid - Bay City                           Retail - CTL                   L(10),YM1%(10)
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                 Multifamily - Section 42       L(15),O(13)
   300   Sherwood Arms Apartments                      Multifamily                    L(4),YM1%(5.5),O(.5)
   301   Irongate Village Shopping Center              Retail - Anchored              L(4),YM1%(5.5),O(.5)
   302   Conway Club Apartments                        Multifamily                    L(4),YM1%(5.5),O(.5)
   303   Rite-Aid - Essexville                         Retail - CTL                   L(10),YM1%(10)
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                                                   L(3),4(3),3(1),2(1),1(1),O(1)
  304a   Taylor County Health Care Center              Skilled Nursing
  304b   Four County Health Care Center                Skilled Nursing

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                               Multifamily                    L(3),YM1%(6.5),O(.5)
   306   El Mercado Apartments                         Multifamily                    L(3),YM1%(6.5),O(.5)
   307   Greentree                                     Multifamily - Section 42       L(10),YM1%(5),O(15)
   308   Santa Rosa Plaza Shopping Center              Retail - Anchored              L(2),YM1%(4.5),O(.5) or DEF
   309   The Hermitage                                 Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.         Retail - CTL                   L(10),YM1%(9.833) or DEF
   311   Fowler Plaza                                  Retail - Unanchored            L(9.5),O(.5)
   312   Countrywood Village                           Multifamily                    L(2),YM1%(4.75),O(.25)
   313   Sun Club Apartments                           Multifamily                    L(5),YM1%(4.75),O(.25)
   314   A Rite-Aid Pharmacy - Sylvania Ave.           Retail - CTL                   L(10),YM1%(9.833) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                    Multifamily                    L(4),YM1%(5.75),O(.25)
   316   Colonial Village                              Multifamily                    L(4),YM1%(5.75),O(.25)
   317   54 South Commerce Way                         Office                         L(4),YM1%(5.5),O(.5) or DEF
   318   Mac Frugal's Plaza                            Retail - Anchored              L(4),YM1%(5.5),O(.5)
   319   1250 South Vermont Avenue                     Retail - Unanchored            L(3),YM1%(6.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                 Multifamily                    L(4),YM1%(5.75),O(.25)
   321   Commerce Center                               Office                         L(4),YM1%(2.5),O(.5)
   322   Lakecrest Shopping Center                     Retail - Unanchored            L(4),YM1%(5.75),O(.25)
   323   Bridgestone Apartments                        Multifamily                    L(10),YM1%(10),1(4.5),O(.5) or DEF
   324   Rite-Aid - Jenison                            Retail - CTL                   L(10),YM1%(10)
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street             Retail - CTL                   L(10),YM1%(9.917) or DEF
   326   First Union National Bank Building            Office                         L(4),YM1%(10.5),O(.5)
   327   Auto/Retail (2501 Sample Road)                Retail - Unanchored            L(5),YM2%(9.5),O(.5)
   328   Rite-Aid - Wilkes-Barre                       Retail - CTL                   L(8),YM1%(11.25),O(.25)
   329   Villa Gardens Apartments                      Multifamily                    L(4),YM1%(15.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------


 Control                                                       Annual            Net                  Appraised
   No.   Property Name                                      Debt Service      Cash Flow     DSCR        Value
====================================================================================================================================
   259   Ridgeview                                          $  228,494     $   268,323      1.17x  $  3,200,000
   260   North Park Plaza                                      251,267         310,852      1.24      3,520,000
   261   South Oak SC                                          214,924         267,724      1.25      3,400,000
   262   Homelife Center                                       216,901         283,440      1.31      3,325,000
   263   Highpoint Village Shopping Center                     242,580         362,744      1.50      3,570,000
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                             240,558         300,218      1.25      3,500,000
   265   Shoppes of Cooper City                                235,410         360,147      1.53      3,400,000
   266   Pep Boys  - Miami                                     227,019         227,700      1.00      2,530,000
   267   Willow Glenn Apartments                               206,155         256,657      1.24      3,100,000
   268   Hempstead Road Apartments                             230,818         289,421      1.25      3,180,000
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                          213,592         288,325      1.35      3,100,000
   270   Auto/Retail (2450 S. Military Trail)                  223,812         298,671      1.33      3,200,000
   271   Wood Creek Apartments                                 210,121         273,263      1.30      3,300,000
   272   Latimer Brook Commons S.C.                            213,335         286,662      1.34      3,200,000
   273   Nob Hill Apartments                                   222,162         272,594      1.23      3,000,000
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                          215,481         288,419      1.34      3,000,000
   275   Capital Plaza                                         260,563         355,839      1.37      4,200,000
   276   Mountain Park Square                                  219,489         285,362      1.30      3,100,000
   277   St. Mary's                                            231,657         322,744      1.39      3,100,000
   278   Tuscany Apartments                                    218,819         275,127      1.26      3,350,000
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                   193,172         253,783      1.31      2,930,000
   280   Devonshire Shopping Center                            205,159         295,535      1.44      2,900,000
   281   Georgetown Apartments                                 203,702         273,519      1.34      2,970,000
   282   Shamrock Park Apartments                              201,080         260,468      1.30      2,900,000
   283   Thrifty-Payless - Corona del Mar                      227,453         232,002      1.02      2,600,000
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                                    218,205         240,025      1.10      2,800,000
   285   Summit at Woodhaven Apartments                        202,601         266,900      1.32      2,850,000
   286   MCL Center                                            191,197         249,888      1.31      3,000,000
   287   Hibiscus Center                                       195,787         250,405      1.28      3,125,000
   288   Towers Garden Apartments                              196,425         267,928      1.36      3,100,000
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                      214,327         302,970      1.41      3,500,000
   290   Point Place II                                        216,200         317,729      1.47      3,200,000
   291   Babcock                                               214,164         328,477      1.53      4,350,000
   292   Stoneridge Apartments                                 196,297         265,638      1.35      2,750,000
   293   Rivers Edge Business Park                             197,176         265,069      1.34      3,100,000
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                                196,019         254,024      1.30      3,150,000
   295   2105-2109 First Avenue                                234,818         473,540      2.02      3,600,000
   296   North Pointe Plaza Shopping Center                    210,868         324,799      1.54      2,900,000
   297   French Quarter Apartments                             183,061         253,999      1.39      3,000,000
   298   Rite-Aid - Bay City                                   192,371         194,102      1.01      2,160,000
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                         190,192         234,810      1.23      2,850,000
   300   Sherwood Arms Apartments                              191,820         261,784      1.36      2,900,000
   301   Irongate Village Shopping Center                      200,163         267,368      1.34      2,900,000
   302   Conway Club Apartments                                197,521         252,156      1.28      2,660,000
   303   Rite-Aid - Essexville                                 188,422         190,118      1.01      2,120,000
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                            307,747         635,820      2.07      7,241,000
                                                                               -------                ---------
  304a   Taylor County Health Care Center                                      341,877                3,512,000
  304b   Four County Health Care Center                                        293,943                3,729,000

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                       177,066         236,158      1.33      2,700,000
   306   El Mercado Apartments                                 177,066         222,778      1.26      2,850,000
   307   Greentree                                             202,765         274,179      1.35      2,600,000
   308   Santa Rosa Plaza Shopping Center                      201,859         297,427      1.47      2,825,000
   309   The Hermitage                                         176,748         233,618      1.32      2,600,000
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.                 186,318         191,513      1.03      2,060,000
   311   Fowler Plaza                                          180,852         240,947      1.33      2,700,000
   312   Countrywood Village                                   184,698         232,008      1.26      3,000,000
   313   Sun Club Apartments                                   192,799         244,344      1.27      2,700,000
   314   A Rite-Aid Pharmacy - Sylvania Ave.                   183,037         188,159      1.03      2,025,000
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                            188,516         235,701      1.25      2,550,000
   316   Colonial Village                                      174,017         231,523      1.33      2,600,000
   317   54 South Commerce Way                                 170,779         227,848      1.33      2,695,000
   318   Mac Frugal's Plaza                                    180,810         298,418      1.65      3,400,000
   319   1250 South Vermont Avenue                             195,705         267,387      1.37      2,800,000
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                         184,539         230,473      1.25      2,800,000
   321   Commerce Center                                       192,937         262,416      1.36      2,885,000
   322   Lakecrest Shopping Center                             203,465         255,160      1.25      3,100,000
   323   Bridgestone Apartments                                183,677         239,857      1.31      3,000,000
   324   Rite-Aid - Jenison                                    175,871         177,278      1.01      1,975,000
   325   A Rite-Aid Pharmacy - Main Street                     178,101         183,330      1.03      1,975,000
   326   First Union National Bank Building                    208,788         315,736      1.51      2,740,000
   327   Auto/Retail (2501 Sample Road)                        217,532         285,923      1.31      3,030,000
   328   Rite-Aid - Wilkes-Barre                               194,198         194,780      1.00      2,125,000
   329   Villa Gardens Apartments                              204,405         318,669      1.56      2,600,000
------------------------------------------------------------------------------------------------------------------------------------



             First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2

                                                                                                                      Loan per
                                                                  Cut-off     Scheduled                              Sq Ft, Unit,
    Control                                           Apraisal      Date      Maturity     Year        Year           Bed, Pad
      No.    Property Name                              Year        LTV       Date LTV     Built     Renovated        or Room
====================================================================================================================================
     259     Ridgeview                                  1996        81.1%       10.1%      1995                        79 Units
     260     North Park Plaza                           1997        73.7        66.1       1966                    59,990 Sq Feet
     261     South Oak SC                               1997        73.5        56.0       1990                    36,746 Sq Feet
     262     Homelife Center                            1997        75.0        64.1       1992                    37,773 Sq Feet
     263     Highpoint Village Shopping Center          1997        69.8        57.3       1984                    38,413 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     264     Wexford Square Apartments                  1997        71.2         6.3       1967       1995-96         119 Units
     265     Shoppes of Cooper City                     1997        73.3        68.6       1987                    28,847 Sq Feet
     266     Pep Boys  - Miami                          1997        96.7         -         1997                       -   Sq Feet
     267     Willow Glenn Apartments                    1997        78.8        69.7       1989                        94 Units
     268     Hempstead Road Apartments                  1997        76.7        68.5       1925                        90 Units
------------------------------------------------------------------------------------------------------------------------------------
     269     Confederate Ridge Apartments               1997        77.8        72.4       1974         1994          162 Units
     270     Auto/Retail (2450 S. Military Trail)       1997        75.0        50.1       1985                    30,510 Sq Feet
     271     Wood Creek Apartments                      1997        72.6        64.9       1975         1996          160 Units
     272     Latimer Brook Commons S.C.                 1997        74.9        67.2       1989                    33,781 Sq Feet
     273     Nob Hill Apartments                        1997        79.7        74.5       1986                        88 Units
------------------------------------------------------------------------------------------------------------------------------------
     274     Oak Ridge Technical Center I               1997        78.8        52.0       1991                    35,100 Sq Feet
     275     Capital Plaza                              1996        55.5        40.2      1950,80                  43,140 Sq Feet
     276     Mountain Park Square                       1997        74.8        51.9       1997                    23,885 Sq Feet
     277     St. Mary's                                 1997        74.8        63.3       1960         1994           95 Beds
     278     Tuscany Apartments                         1996        69.1        61.6       1990                        54 Units
------------------------------------------------------------------------------------------------------------------------------------
     279     Lakeview Apartments                        1997        78.5        69.3       1972                        96 Units
     280     Devonshire Shopping Center                 1997        79.1        69.7       1987                    45,907 Sq Feet
     281     Georgetown Apartments                      1997        76.5        62.4       1972                       100 Units
     282     Shamrock Park Apartments                   1997        78.4        70.2      1980-82       1997          113 Units
     283     Thrifty-Payless - Corona del Mar           1997        87.0         -         1959         1997        9,563 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     284     Walgreen  - Weston                         1996        80.6         -         1997                    15,930 Sq Feet
     285     Summit at Woodhaven Apartments             1997        79.1        69.8       1984                       140 Units
     286     MCL Center                                 1997        75.0        66.5       1986                    16,685 Sq Feet
     287     Hibiscus Center                            1997        72.0        67.2       1986                    29,932 Sq Feet
     288     Towers Garden Apartments                   1997        72.4        63.6      1965-72                     118 Units
------------------------------------------------------------------------------------------------------------------------------------
     289     Greenbriar Plaza Shopping Center           1997        64.1        53.5      1956-62       1986      114,506 Sq Feet
     290     Point Place II                             1997        69.8        61.1       1985                    48,957 Sq Feet
     291     Babcock                                    1997        50.9        44.0       1962                        62 Units
     292     Stoneridge Apartments                      1997        80.0        72.9       1982                       136 Units
     293     Rivers Edge Business Park                  1997        70.9        63.7       1987                    49,200 Sq Feet
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     294     Summit                                     1997        69.8        62.6       1972                       148 Units
     295     2105-2109 First Avenue                     1997        61.0        44.3       1900         1991           66 Units
     296     North Pointe Plaza Shopping Center         1997        74.9        62.7      1979-80                  79,300 Sq Feet
     297     French Quarter Apartments                  1997        72.2        64.0       1966                        36 Units
     298     Rite-Aid - Bay City                        1997       100.0        35.0       1997                    11,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     299     Coral Gardens                              1997        75.7        20.3       1961         1996          118 Units
     300     Sherwood Arms Apartments                   1997        74.3        65.5       1972                       165 Units
     301     Irongate Village Shopping Center           1997        73.2        65.3       1985                    51,050 Sq Feet
     302     Conway Club Apartments                     1997        79.7        70.9       1968                        98 Units
     303     Rite-Aid - Essexville                      1997        99.8        34.9       1997                    11,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------

     304     Golden Age Four and Taylor                             29.0         0.3                                  163 Beds
                                                                                                                      --------
    304a     Taylor County Health Care Center           1997                               1990                        78 Beds
    304b     Four County Health Care Center             1997                               1989                        85 Beds

------------------------------------------------------------------------------------------------------------------------------------
     305     Mission Station                            1997        77.7        68.8       1983                        76 Units
     306     El Mercado Apartments                      1997        73.6        65.2       1978       1995-96         104 Units
     307     Greentree                                  1996        80.6         -         1973         1995          124 Units
     308     Santa Rosa Plaza Shopping Center           1997        74.0        69.6       1984                    53,227 Sq Feet
     309     The Hermitage                              1997        78.8        70.1       1985                        82 Units
------------------------------------------------------------------------------------------------------------------------------------
     310     A Rite-Aid Pharmacy - Manhattan Blvd.      1997        99.0        37.4       1997                    11,180 Sq Feet
     311     Fowler Plaza                               1997        74.9        66.0       1980         1989       25,619 Sq Feet
     312     Countrywood Village                        1997        67.4        63.5       1980                       124 Units
     313     Sun Club Apartments                        1996        74.7        64.4       1973                       128 Units
     314     A Rite-Aid Pharmacy - Sylvania Ave.        1997        98.9        37.3       1997                    11,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     315     Queensbury                                 1997        78.4        70.0       1970                        51 Units
     316     Colonial Village                           1997        76.9        68.6       1981                       101 Units
     317     54 South Commerce Way                      1997        74.2        65.8       1989                    36,897 Sq Feet
     318     Mac Frugal's Plaza                         1997        58.8        51.9       1986                    51,849 Sq Feet
     319     1250 South Vermont Avenue                  1997        71.3        65.6       1996                    12,815 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     320     Hilltop Manor                              1997        71.3        64.6       1942                       149 Units
     321     Commerce Center                            1997        69.1        64.9       1968         1991       46,913 Sq Feet
     322     Lakecrest Shopping Center                  1997        64.2        54.9      1960,90                  47,755 Sq Feet
     323     Bridgestone Apartments                     1997        66.3         -         1996                        84 Units
     324     Rite-Aid - Jenison                         1997       100.0        35.0       1996                    11,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     325     A Rite-Aid Pharmacy - Main Street          1997        98.9        37.2       1997                    11,180 Sq Feet
     326     First Union National Bank Building         1997        71.2        33.1       1914         1985       61,854 Sq Feet
     327     Auto/Retail (2501 Sample Road)             1997        64.4         8.5       1989                    21,002 Sq Feet
     328     Rite-Aid - Wilkes-Barre                    1997        91.3         -         1997                    11,288 Sq Feet
     329     Villa Gardens Apartments                   1997        74.6         3.9       1961         1997          130 Units
------------------------------------------------------------------------------------------------------------------------------------



                                                            Sq Ft, Unit,
 Control                                                      Bed, Pad         Occupancy     Rent Roll     Underwriting
   No.   Property Name                                         or Room         Percentage       Date         Reserves
==================================================================================================================================
   259   Ridgeview                                        $   32,848.10           98.7%       06/01/97            $150.00 Unit
   260   North Park Plaza                                         43.34           98.5        07/17/97              $0.15 Sq Foot
   261   South Oak SC                                             68.03           88.1        10/01/97              $0.19 Sq Foot
   262   Homelife Center                                          66.03          100.0        09/30/97              $0.15 Sq Foot
   263   Highpoint Village Shopping Center                        65.08           94.7        06/26/97              $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                            21,008.40           98.3        04/28/97            $265.75 Unit
   265   Shoppes of Cooper City                                   86.66           96.5        03/20/97              $0.15 Sq Foot
   266   Pep Boys  - Miami                                          -            100.0        10/31/97              $0.00 Sq Foot
   267   Willow Glenn Apartments                              26,010.64           97.9        06/30/97            $349.00 Unit
   268   Hempstead Road Apartments                            27,166.67           99.0        03/31/97            $269.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                         14,973.77           87.0        07/05/97            $361.20 Unit
   270   Auto/Retail (2450 S. Military Trail)                     78.66          100.0        09/23/97              $0.15 Sq Foot
   271   Wood Creek Apartments                                15,000.00           99.4        05/01/97            $261.00 Unit
   272   Latimer Brook Commons S.C.                               71.05          100.0        06/11/97              $0.18 Sq Foot
   273   Nob Hill Apartments                                  27,272.73           93.2        02/20/97            $225.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                             67.38          100.0        06/01/97              $0.17 Sq Foot
   275   Capital Plaza                                            54.47          100.0        09/01/97              $0.24 Sq Foot
   276   Mountain Park Square                                     97.34          100.0        08/29/97              $0.28 Sq Foot
   277   St. Mary's                                           24,473.68           90.0        04/15/97            $275.00 Bed
   278   Tuscany Apartments                                   42,962.96          100.0        04/22/97            $307.83 Unit
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                  23,958.33           85.4        08/31/97            $225.00 Unit
   280   Devonshire Shopping Center                               49.99           91.3        10/03/97              $0.15 Sq Foot
   281   Georgetown Apartments                                22,750.00           98.0        07/01/97            $372.00 Unit
   282   Shamrock Park Apartments                             20,132.74          100.0        06/30/97            $215.00 Unit
   283   Thrifty-Payless - Corona del Mar                        237.38          100.0        10/31/97              $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                                      141.72          100.0        10/31/97              $0.20 Sq Foot
   285   Summit at Woodhaven Apartments                       16,142.86           91.4        05/12/97            $263.30 Unit
   286   MCL Center                                              134.85          100.0        06/01/97              $0.15 Sq Foot
   287   Hibiscus Center                                          75.17          100.0        09/03/97              $0.23 Sq Foot
   288   Towers Garden Apartments                             19,067.80           95.8        04/25/97            $306.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                         19.65           98.7        07/21/97              $0.26 Sq Foot
   290   Point Place II                                           45.75          100.0        05/31/97              $0.34 Sq Foot
   291   Babcock                                              35,887.10           99.0        03/07/97            $266.00 Unit
   292   Stoneridge Apartments                                16,176.47           94.9        05/27/97            $175.00 Unit
   293   Rivers Edge Business Park                                44.72          100.0        07/21/97              $0.14 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                               14,864.86          100.0        08/01/97            $278.00 Unit
   295   2105-2109 First Avenue                               33,333.33          100.0        09/03/97            $315.80 Unit
   296   North Pointe Plaza Shopping Center                       27.43          100.0        09/01/97              $0.16 Sq Foot
   297   French Quarter Apartments                            60,250.00           86.1        07/01/97            $250.00 Unit
   298   Rite-Aid - Bay City                                     193.14          100.0        10/31/97              $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                        18,305.08           94.1        07/02/97            $150.00 Unit
   300   Sherwood Arms Apartments                             13,090.91           94.0        05/30/97            $241.92 Unit
   301   Irongate Village Shopping Center                         41.68           89.9        08/06/97              $0.22 Sq Foot
   302   Conway Club Apartments                               21,683.67           97.0        06/30/97            $283.68 Unit
   303   Rite-Aid - Essexville                                   189.18          100.0        10/31/97              $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                           12,883.44           99.5                            $250.00 Bed
                                                                                                                  -----------
  304a   Taylor County Health Care Center                                         99.0        07/31/97            $250.00 Bed
  304b   Four County Health Care Center                                          100.0        07/31/97            $250.00 Bed

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                      27,631.58           94.7        04/30/97            $271.00 Unit
   306   El Mercado Apartments                                20,192.31           91.3        06/30/97            $286.00 Unit
   307   Greentree                                            16,935.48           96.8        04/01/97            $200.00 Unit
   308   Santa Rosa Plaza Shopping Center                         39.45           97.4        02/07/97              $0.18 Sq Foot
   309   The Hermitage                                        25,000.00           98.0        07/01/97            $200.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.                   182.83          100.0        02/12/96              $0.25 Sq Foot
   311   Fowler Plaza                                             79.04          100.0        08/21/97              $0.16 Sq Foot
   312   Countrywood Village                                  16,330.65           92.0        06/18/97            $296.00 Unit
   313   Sun Club Apartments                                  15,820.31           97.8        04/18/97            $250.00 Unit
   314   A Rite-Aid Pharmacy - Sylvania Ave.                     179.61          100.0        09/26/96              $0.25 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                           39,333.33           98.0        03/31/97            $288.00 Unit
   316   Colonial Village                                     19,801.98          100.0        09/26/97            $223.00 Unit
   317   54 South Commerce Way                                    54.20          100.0        09/09/97              $0.12 Sq Foot
   318   Mac Frugal's Plaza                                       38.57           98.1        03/03/97              $0.15 Sq Foot
   319   1250 South Vermont Avenue                               156.07          100.0        06/30/97              $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                        13,422.82           93.3        04/01/97            $250.00 Unit
   321   Commerce Center                                          42.63           95.0        07/15/97              $0.29 Sq Foot
   322   Lakecrest Shopping Center                                41.88           92.5        06/01/97              $0.22 Sq Foot
   323   Bridgestone Apartments                               23,690.48          100.0        05/01/97            $179.00 Unit
   324   Rite-Aid - Jenison                                      176.58          100.0        10/31/97              $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street                       174.96          100.0        02/12/96              $0.25 Sq Foot
   326   First Union National Bank Building                       31.69           89.4        09/30/97              $0.26 Sq Foot
   327   Auto/Retail (2501 Sample Road)                           92.85          100.0        09/23/97              $0.23 Sq Foot
   328   Rite-Aid - Wilkes-Barre                                 172.58          100.0        10/31/97              $0.28 Sq Foot
   329   Villa Gardens Apartments                             15,000.00           97.0        05/31/97            $188.68 Unit
------------------------------------------------------------------------------------------------------------------------------------



                                                                         Largest Retail Tenant
                                                         --------------------------------------------------------
                                                                                                Tenant
 Control                                                                                       Area Leas  Lease    Control
   No.   Property Name                                   Tenant Name                          (Sq. Ft.)  Exp Date    No.
====================================================================================================================================
   259   Ridgeview                                                                                                   259
   260   North Park Plaza                                Southwest Supermarkets                 15,900   05/31/98    260
   261   South Oak SC                                    Plej's                                  6,000   04/30/00    261
   262   Homelife Center                                 Sears Homelife                         29,980   08/27/02    262
   263   Highpoint Village Shopping Center               The Point                               3,979   03/31/07    263
------------------------------------------------------------------------------------------------------------------------------------
   264   Wexford Square Apartments                                                                                   264
   265   Shoppes of Cooper City                          Robert B. Schultz, M.D., P.A.           3,637   11/14/97    265
   266   Pep Boys  - Miami                                                                                           266
   267   Willow Glenn Apartments                                                                                     267
   268   Hempstead Road Apartments                                                                                   268
------------------------------------------------------------------------------------------------------------------------------------
   269   Confederate Ridge Apartments                                                                                269
   270   Auto/Retail (2450 S. Military Trail)            Maaco Auto Paint & Body                 7,500   10/31/05    270
   271   Wood Creek Apartments                                                                                       271
   272   Latimer Brook Commons S.C.                      Lawrence & Memorial Hospital            8,407   02/28/04    272
   273   Nob Hill Apartments                                                                                         273
------------------------------------------------------------------------------------------------------------------------------------
   274   Oak Ridge Technical Center I                                                                                274
   275   Capital Plaza                                   Highroad Adventure Sports              21,280   11/13/01    275
   276   Mountain Park Square                            Strength Training, Inc.                 7,000   03/01/02    276
   277   St. Mary's                                                                                                  277
   278   Tuscany Apartments                                                                                          278
------------------------------------------------------------------------------------------------------------------------------------
   279   Lakeview Apartments                                                                                         279
   280   Devonshire Shopping Center                      Le Petite Acadamy                       5,400   07/31/03    280
   281   Georgetown Apartments                                                                                       281
   282   Shamrock Park Apartments                                                                                    282
   283   Thrifty-Payless - Corona del Mar                Thrifty-Payless, Inc.                   9,563   08/27/17    283
------------------------------------------------------------------------------------------------------------------------------------
   284   Walgreen  - Weston                              Walgreen Company                       15,930   07/04/17    284
   285   Summit at Woodhaven Apartments                                                                              285
   286   MCL Center                                      MCL Construction                        5,976      0        286
   287   Hibiscus Center                                 Za Zou                                  8,554   07/31/02    287
   288   Towers Garden Apartments                                                                                    288
------------------------------------------------------------------------------------------------------------------------------------
   289   Greenbriar Plaza Shopping Center                Aqua Pools                             15,748   01/31/00    289
   290   Point Place II                                                                                              290
   291   Babcock                                                                                                     291
   292   Stoneridge Apartments                                                                                       292
   293   Rivers Edge Business Park                                                                                   293
------------------------------------------------------------------------------------------------------------------------------------
   294   Summit                                                                                                      294
   295   2105-2109 First Avenue                                                                                      295
   296   North Pointe Plaza Shopping Center              Big Lots                               28,465   01/31/06    296
   297   French Quarter Apartments                                                                                   297
   298   Rite-Aid - Bay City                             Rite-Aid of Michigan, Inc.             11,180   08/09/17    298
------------------------------------------------------------------------------------------------------------------------------------
   299   Coral Gardens                                                                                               299
   300   Sherwood Arms Apartments                                                                                    300
   301   Irongate Village Shopping Center                Food Lion                              25,000   06/08/10    301
   302   Conway Club Apartments                                                                                      302
   303   Rite-Aid - Essexville                           Rite-Aid of Michigan, Inc.             11,180   06/24/17    303
------------------------------------------------------------------------------------------------------------------------------------

   304   Golden Age Four and Taylor                                                                                  304
  304a   Taylor County Health Care Center                                                                           304a
  304b   Four County Health Care Center                                                                             304b

------------------------------------------------------------------------------------------------------------------------------------
   305   Mission Station                                                                                             305
   306   El Mercado Apartments                                                                                       306
   307   Greentree                                                                                                   307
   308   Santa Rosa Plaza Shopping Center                DelChamps                              33,387   06/30/01    308
   309   The Hermitage                                                                                               309
------------------------------------------------------------------------------------------------------------------------------------
   310   A Rite-Aid Pharmacy - Manhattan Blvd.           Rite-Aid                               11,180      0        310
   311   Fowler Plaza                                    Blockbuster                            13,379   12/01/99    311
   312   Countrywood Village                                                                                         312
   313   Sun Club Apartments                                                                                         313
   314   A Rite-Aid Pharmacy - Sylvania Ave.             Rite-Aid                               11,180      0        314
------------------------------------------------------------------------------------------------------------------------------------
   315   Queensbury                                                                                                  315
   316   Colonial Village                                                                                            316
   317   54 South Commerce Way                                                                                       317
   318   Mac Frugal's Plaza                              Riccardo's Pizza & Spirits              8,026   12/31/99    318
   319   1250 South Vermont Avenue                       Chief Auto Parts                        5,400   09/30/06    319
------------------------------------------------------------------------------------------------------------------------------------
   320   Hilltop Manor                                                                                               320
   321   Commerce Center                                                                                             321
   322   Lakecrest Shopping Center                       Valley Harvest Produce                 17,992   05/31/04    322
   323   Bridgestone Apartments                                                                                      323
   324   Rite-Aid - Jenison                              Rite-Aid of Michigan, Inc.             11,180   08/08/17    324
------------------------------------------------------------------------------------------------------------------------------------
   325   A Rite-Aid Pharmacy - Main Street               Rite-Aid                               11,180      0        325
   326   First Union National Bank Building                                                                          326
   327   Auto/Retail (2501 Sample Road)                  Tire Kingdom, Inc.                      7,104   08/31/14    327
   328   Rite-Aid - Wilkes-Barre                         Rite-Aid of Pennsylvania               11,288   03/31/17    328
   329   Villa Gardens Apartments                                                                                    329
------------------------------------------------------------------------------------------------------------------------------------



             First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2

   Control                                                                                                                    Zip
     No.     Property Name                               Address                                  City               State   Code
====================================================================================================================================
     330     Rite-Aid - Cleveland                        15105 St Clair Ave & 152nd St.           Cleveland            OH    44110
     331     Holiday Inn & Suites                        300 East Washington Blvd.                Fort Wayne           IN    46802
     332     Rancho San Manuel Mobile Home Park          402 San Carlos Street                    San Manuel           AZ    85631
     333     Moonlight Townhomes                         211 North Evergreen                      Gardner              KS    66030
     334     Rite-Aid - Saginaw                          812 Williams Street                      Saginaw              MI    49602
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                      1466 Rock Cut Road                       Forest Park          GA    30050
     336     Rite-Aid - Cartersville                     954 Joe Frank Harris Pkwy                Cartersville         GA    30120
     337     Crestwood Apartments                        2100 North 57th Street                   Kansas City          KS    66104
     338     French Embassy Apartments                   9920 Quail Boulevard                     Austin               TX    78758
     339     Beehive Retirement Center                   401 Maple Street                         McCleary             WA    98557
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                      501 E. Houghton                          West Branch          MI    48661
     341     Dairy Ashford Village                       1570 Dairy Ashford Road                  Houston              TX    77477
     342     Rite-Aid - Liberty Township                 2704 Belmont Ave                         Liberty Township     OH    44505
     343     Eckerd - Stockton                           441 Country Club Drive                   Stockton             GA    30281
     344     Englewood Apartments                        5432 N.W. Waukomis Drive                 Kansas City          MO    64151
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                 4300 Meyers Lane                         Waco                 TX    76705
     346     Rite-Aid - Ashtabula (2)                    1127 West Prospect Ave                   Ashtabula            OH    44004
     347     Revco - Norfolk (2)                         3214-3216 Tidewater Drive                Norfolk              VA    23505
     348     Rite-Aid - Jefferson                        224 N Chesnut St                         Jefferson            OH    44047
     349     Rite-Aid - Ashtabula (1)                    2120 Lake Ave                            Ashtabula            OH    44004
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments              413 Williamsburg Avenue                  Victoria             TX    77904
     351     Woodland Terrace Apartments                 Armstrong Street                         Auburn               AL    36830
     352     Eckerd - Oneco                              1505 Oneco Boulevard                     Oneco                FL    34203
     353     Franklin Row                                32-40 North Dean Street                  Englewood            NJ    07631
     354     Southwood Village Shopping Center           Northwest Side of Timberlake Road        Lynchburg            VA    24502
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                         1633 Chicago Avenue                      Evanston             IL    60201
     356     Su Casa                                     109 & 203 W. 39th Street                 Austin               TX    78751
     357     Buckner Square Office Park                  3650 North Buckner Blvd.                 Dallas               TX    75228
     358     Allen's Creek Center                        17900-17964 U.S. Highway 19 North        Tampa                FL    34624
     359     Revco - Norfolk (1)                         2330 Azalea Garden Road                  Norfolk              VA    23513
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center               5004 - 5068 N. Oracle Road               Tucson               AZ    85704
     361     Eckerd - Monroe                             703 West Spring Street                   Monroe               GA    30655
     362     Revco - Dundalk                             7845 Wise Avenue                         Dundalk              MD    21222
     363     Northridge & Quail Hollow Apartments        640 Taylor Road & 901-907 Liberty Manor  Hinesville           GA    31313
     364     Eckerd - Sharpsburg                         3055 Highway 34 East                     Sharpsburg           GA    30265
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,     Barnegat Blvd and West Bay Ave.          Barnegat Twp.        NJ    08005
     366     Comfort Inn - Elkton                        2625 State Road 207                      St. Augustine        FL    32033
     367     McKellips Shopping Center                   NEC of McKellips Rd & Center Street      Mesa                 AZ    85201
     368     Trinity Oaks Shopping Center                821-829 NE Green Oaks Boulevard          Arlington            TX    76006
     369     Holbrook Plaza Shopping Center              1501 - 1613 Navajo Boulevard             Holbrook             AZ    86025
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                       9202 North 19th Ave.                     Phoenix              AZ    85021
     371     Sentinel Square                             70-76 Main Street                        Lake Placid          NY    12946
     372     Eckerd - Lady Lake                          860 Avenida Central                      Lady Lake            FL    32159
     373     Oakwood Homes                               3802 Damon Street                        Eau Claire           WI    54701
     374     Southwest Oaks Apartments                   4651 Oakwood Dr.                         Odessa               TX    79761
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                2800 Crystal Street                      Anderson             IN    46012
     376     Ocean Mews                                  31 Cedar Avenue                          Long Branch          NJ    07740
     377     Rite-Aid - Newton Falls                     325 West Broad St                        Newton Falls         OH    44444
     378     Camden Corners Shopping Center              GA Highway 40 & Haddock Road             Kingsland            GA    31548
     379     Silverfield Condominiums                    6001 Reims Road                          Houston              TX    77036
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                              901 Alton Road                           Miami Beach          FL    33139
     381     Alfa-Laval Separators, Inc.                 3944 Holland Boulevard                   Chesapeake           VA    23323
     382     Revco - Portsmouth (2)                      2004 Victory Boulevard                   Portsmouth           VA    23702
     383     151-169 Nagle Avenue                        151-169 Nagle Avenue                     New York             NY    10040
     384     Rite-Aid - Perry                            102 North Main Street                    Perry                MI    48872
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                      5015 Virginia Beach Blvd.                Virginia Beach       VA    23462
     386     Revco - Akron                               1140 Portage Trail Rd                    Akron                OH    44321
     387     Revco - Portsmouth (1)                      3531 Airline Boulevard                   Portsmouth           VA    23701
     388     Revco - Newport News                        10453 Jefferson Avenue                   Newport News         VA    23606
     389     12701 Executive Drive                       12071 Executive Drive                    Stafford             TX    77477
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                            1102-1121 North 48th Street              Omaha                NE    68114
     391     Sunset Court                                4415 S. 28th St.                         Phoenix              AZ    85040
     392     Royal Manor                                 3900 Memorial Drive                      Decatur              GA    30032
     393     Parkway Square                              4111 Fairmont Parkway                    Pasadena             TX    77504
     394     Rite-Aid - Portage                          614 Main Street                          Portage              PA    15946
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                    18601 Longs Way                          Parker               CO    80134
     396     4840-4860 Northfield Road                   4840-4860 Northfield Rd.                 Northfield           OH    44067
     397     Rite-Aid - New Bethlehem                    610 Broad St                             New Bethlehem        PA    16242
     398     Rite-Aid - Folkston                         200 N 2nd St.                            Folkston             GA    31537
     399     Park Terrace                                105 N. Kendall                           Kalamazoo            MI    49006
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center            4118-4130 Fairmont Parkway               Pasadena             TX    77504
     401     Flagler Inn                                 3700 Poinsettia Avenue                   West Palm Beach      FL    33407
     402     Rite-Aid - Craigville                       Route 55 & Route 20                      Craigville           WV    25535
     403     Orleans CVS, Inc. - Orleans                 108-122 Cranberry Highway                Orleans              MA    02653
     404     Rite-Aid - Latrobe                          NEC Depot St & Ligonier St               Latrobe              PA    15650
------------------------------------------------------------------------------------------------------------------------------------

                                                           Crossed Collateralized
   Control                                                      Loans Control                 Original            Cut-off Date
     No.     Property Name                                          Nos.                       Balance               Balance
====================================================================================================================================
     330     Rite-Aid - Cleveland                                                            $1,961,817            $1,925,202
     331     Holiday Inn & Suites                                                             1,900,000             1,893,030
     332     Rancho San Manuel Mobile Home Park                                               1,900,000             1,892,273
     333     Moonlight Townhomes                                                              1,850,000             1,847,592
     334     Rite-Aid - Saginaw                                                               1,839,795             1,839,795
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                                                           1,830,000             1,826,425
     336     Rite-Aid - Cartersville                                                          1,835,631             1,807,387
     337     Crestwood Apartments                                                             1,800,000             1,798,719
     338     French Embassy Apartments                                                        1,800,000             1,796,233
     339     Beehive Retirement Center                                                        1,800,000             1,784,056
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                                                           1,754,680             1,754,680
     341     Dairy Ashford Village                                                            1,730,000             1,724,585
     342     Rite-Aid - Liberty Township                                                      1,748,804             1,713,889
     343     Eckerd - Stockton                                                                1,723,331             1,710,960
     344     Englewood Apartments                                                             1,700,000             1,696,548
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                                                      1,700,000             1,693,198
     346     Rite-Aid - Ashtabula (2)                                                         1,707,479             1,673,378
     347     Revco - Norfolk (2)                                                              1,695,212             1,673,105
     348     Rite-Aid - Jefferson                                                             1,702,049             1,668,057
     349     Rite-Aid - Ashtabula (1)                                                         1,676,936             1,641,993
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                                                   1,640,000             1,637,406
     351     Woodland Terrace Apartments                                                      1,625,000             1,620,382
     352     Eckerd - Oneco                                                                   1,622,868             1,617,476
     353     Franklin Row                                                                     1,610,000             1,610,000
     354     Southwood Village Shopping Center                                                1,600,000             1,599,330
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                                                              1,600,000             1,597,872
     356     Su Casa                                                                          1,600,000             1,587,810
     357     Buckner Square Office Park                                                       1,575,000             1,574,401
     358     Allen's Creek Center                                                             1,575,000             1,571,263
     359     Revco - Norfolk (1)                                                              1,597,003             1,564,682
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                                                    1,540,000             1,538,798
     361     Eckerd - Monroe                                                                  1,533,030             1,522,289
     362     Revco - Dundalk                                                                  1,531,796             1,521,433
     363     Northridge & Quail Hollow Apartments                                             1,520,000             1,517,357
     364     Eckerd - Sharpsburg                                                              1,513,702             1,513,702
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,                                          1,543,168             1,512,548
     366     Comfort Inn - Elkton                                                             1,505,000             1,502,493
     367     McKellips Shopping Center                                                        1,500,000             1,498,832
     368     Trinity Oaks Shopping Center                                                     1,500,000             1,497,796
     369     Holbrook Plaza Shopping Center                                                   1,500,000             1,496,101
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                                                            1,500,000             1,492,533
     371     Sentinel Square                                                                  1,500,000             1,485,209
     372     Eckerd - Lady Lake                                                               1,486,408             1,481,593
     373     Oakwood Homes                                                                    1,472,000             1,471,674
     374     Southwest Oaks Apartments                                                        1,450,000             1,448,165
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                                                     1,450,000             1,447,916
     376     Ocean Mews                                                                       1,450,000             1,445,334
     377     Rite-Aid - Newton Falls                                                          1,454,665             1,428,350
     378     Camden Corners Shopping Center                                                   1,425,000             1,424,361
     379     Silverfield Condominiums                                                         1,400,000             1,400,000
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                                                   1,400,000             1,398,924
     381     Alfa-Laval Separators, Inc.                                                      1,400,000             1,398,463
     382     Revco - Portsmouth (2)                                                           1,418,084             1,389,123
     383     151-169 Nagle Avenue                                                             1,370,000             1,364,049
     384     Rite-Aid - Perry                                                                 1,364,026             1,361,668
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                                                           1,373,132             1,358,280
     386     Revco - Akron                                                                    1,352,498             1,350,090
     387     Revco - Portsmouth (1)                                                           1,352,057             1,341,130
     388     Revco - Newport News                                                             1,348,886             1,334,164
     389     12701 Executive Drive                                                            1,325,000             1,321,379
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                                                 1,300,000             1,299,431
     391     Sunset Court                                                                     1,300,000             1,299,194
     392     Royal Manor                                                                      1,300,000             1,297,521
     393     Parkway Square                                          400                      1,300,000             1,292,923
     394     Rite-Aid - Portage                                                               1,291,741             1,264,848
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                                                         1,250,000             1,248,118
     396     4840-4860 Northfield Road                                                        1,235,000             1,234,127
     397     Rite-Aid - New Bethlehem                                                         1,240,338             1,214,515
     398     Rite-Aid - Folkston                                                              1,233,982             1,214,497
     399     Park Terrace                                            430                      1,200,000             1,200,000
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                        393                      1,200,000             1,193,467
     401     Flagler Inn                                                                      1,173,000             1,168,597
     402     Rite-Aid - Craigville                                                            1,181,635             1,156,200
     403     Orleans CVS, Inc. - Orleans                                                      1,160,219             1,153,040
     404     Rite-Aid - Latrobe                                                               1,160,344             1,136,187
------------------------------------------------------------------------------------------------------------------------------------


                                                                               Cumulative
                                                           % of Aggregate     % of Initial                              Interest
   Control                                                  Cut-off Date          Pool      Mortgage   Administrative   Accrual
     No.     Property Name                                    Balance           Balance       Rate       Cost Rate       Method
====================================================================================================================================
     330     Rite-Aid - Cleveland                              0.09%             94.05%      8.1700%       0.1025%       30/360
     331     Holiday Inn & Suites                              0.08              94.13       8.9000        0.1025        30/360
     332     Rancho San Manuel Mobile Home Park                0.08              94.22       8.2500        0.1775       Act/360
     333     Moonlight Townhomes                               0.08              94.30       8.6250        0.1025       Act/360
     334     Rite-Aid - Saginaw                                0.08              94.38       7.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                            0.08              94.46       8.1800        0.1825        30/360
     336     Rite-Aid - Cartersville                           0.08              94.54       8.3750        0.1025        30/360
     337     Crestwood Apartments                              0.08              94.62       7.7100        0.1775        30/360
     338     French Embassy Apartments                         0.08              94.70       7.8400        0.1775        30/360
     339     Beehive Retirement Center                         0.08              94.78       9.2500        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                            0.08              94.86       7.5000        0.1025        30/360
     341     Dairy Ashford Village                             0.08              94.94       9.3130        0.1025        30/360
     342     Rite-Aid - Liberty Township                       0.08              95.01       7.9300        0.1025        30/360
     343     Eckerd - Stockton                                 0.08              95.09       8.5000        0.1025        30/360
     344     Englewood Apartments                              0.08              95.17       7.9900        0.1775        30/360
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                       0.08              95.24       8.3700        0.1525        30/360
     346     Rite-Aid - Ashtabula (2)                          0.07              95.32       8.0700        0.1025        30/360
     347     Revco - Norfolk (2)                               0.07              95.39       8.8125        0.1025        30/360
     348     Rite-Aid - Jefferson                              0.07              95.46       8.0700        0.1025        30/360
     349     Rite-Aid - Ashtabula (1)                          0.07              95.54       8.0700        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                    0.07              95.61       7.9950        0.1025       Act/360
     351     Woodland Terrace Apartments                       0.07              95.68       8.8800        0.1025        30/360
     352     Eckerd - Oneco                                    0.07              95.76       7.5900        0.1025        30/360
     353     Franklin Row                                      0.07              95.83       7.4700        0.1025        30/360
     354     Southwood Village Shopping Center                 0.07              95.90       8.0300        0.1625       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                               0.07              95.97       8.0600        0.1025        30/360
     356     Su Casa                                           0.07              96.04       8.9800        0.1825        30/360
     357     Buckner Square Office Park                        0.07              96.11       8.4300        0.1825       Act/360
     358     Allen's Creek Center                              0.07              96.18       8.5000        0.1025       Act/360
     359     Revco - Norfolk (1)                               0.07              96.25       9.1250        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                     0.07              96.32       8.2500        0.1025       Act/360
     361     Eckerd - Monroe                                   0.07              96.39       8.5000        0.1025        30/360
     362     Revco - Dundalk                                   0.07              96.45       8.2500        0.1025        30/360
     363     Northridge & Quail Hollow Apartments              0.07              96.52       8.4900        0.1025       Act/360
     364     Eckerd - Sharpsburg                               0.07              96.59       7.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,           0.07              96.66       8.8750        0.1025        30/360
     366     Comfort Inn - Elkton                              0.07              96.72       8.6250        0.1025       Act/360
     367     McKellips Shopping Center                         0.07              96.79       8.2600        0.1775       Act/360
     368     Trinity Oaks Shopping Center                      0.07              96.86       8.2400        0.1825       Act/360
     369     Holbrook Plaza Shopping Center                    0.07              96.92       9.3750        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                             0.07              96.99       8.4200        0.1525        30/360
     371     Sentinel Square                                   0.07              97.06       9.0700        0.1775       Act/360
     372     Eckerd - Lady Lake                                0.07              97.12       7.6250        0.1025        30/360
     373     Oakwood Homes                                     0.07              97.19       9.5500        0.1025       Act/360
     374     Southwest Oaks Apartments                         0.06              97.25       8.7100        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                      0.06              97.32       8.3125        0.1025       Act/360
     376     Ocean Mews                                        0.06              97.38       9.1800        0.1475        30/360
     377     Rite-Aid - Newton Falls                           0.06              97.45       7.9300        0.1025        30/360
     378     Camden Corners Shopping Center                    0.06              97.51       8.0000        0.1025       Act/360
     379     Silverfield Condominiums                          0.06              97.57       7.9000        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                    0.06              97.63       8.3100        0.1025       Act/360
     381     Alfa-Laval Separators, Inc.                       0.06              97.70       8.0900        0.1525       Act/360
     382     Revco - Portsmouth (2)                            0.06              97.76       9.1250        0.1025        30/360
     383     151-169 Nagle Avenue                              0.06              97.82       9.2500        0.1025        30/360
     384     Rite-Aid - Perry                                  0.06              97.88       7.9200        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                            0.06              97.94       9.0000        0.1025        30/360
     386     Revco - Akron                                     0.06              98.00       7.7500        0.1025        30/360
     387     Revco - Portsmouth (1)                            0.06              98.06       8.7910        0.1025        30/360
     388     Revco - Newport News                              0.06              98.12       9.0000        0.1025        30/360
     389     12701 Executive Drive                             0.06              98.18       7.9830        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                  0.06              98.24       8.0700        0.1025       Act/360
     391     Sunset Court                                      0.06              98.29       9.1250        0.1025       Act/360
     392     Royal Manor                                       0.06              98.35       7.9500        0.1025       Act/360
     393     Parkway Square                                    0.06              98.41       9.0100        0.1025        30/360
     394     Rite-Aid - Portage                                0.06              98.47       8.3400        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                          0.06              98.52       8.1600        0.1325       Act/360
     396     4840-4860 Northfield Road                         0.05              98.58       8.6400        0.1775       Act/360
     397     Rite-Aid - New Bethlehem                          0.05              98.63       8.3400        0.1025        30/360
     398     Rite-Aid - Folkston                               0.05              98.68       8.3750        0.1025        30/360
     399     Park Terrace                                      0.05              98.74       8.1600        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                  0.05              98.79       9.0100        0.1025        30/360
     401     Flagler Inn                                       0.05              98.84       8.7600        0.1775        30/360
     402     Rite-Aid - Craigville                             0.05              98.90       8.5000        0.1025        30/360
     403     Orleans CVS, Inc. - Orleans                       0.05              98.95       8.7500        0.1025        30/360
     404     Rite-Aid - Latrobe                                0.05              99.00       8.3400        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                 Original  Remaining
                                                                                                 Term to    Term to       Original
   Control                                                          Amortization                 Maturity   Maturity    Amortization
     No.     Property Name                                              Type                      (Mos.)     (Mos.)     Term (Mos.)
====================================================================================================================================
     330     Rite-Aid - Cleveland                        Fully Amortizing                          230        220           230
     331     Holiday Inn & Suites                        Amortizing Balloon                         84         80           300
     332     Rancho San Manuel Mobile Home Park          Fully Amortizing                          216        214           216
     333     Moonlight Townhomes                         Fully Amortizing                          360        357           360
     334     Rite-Aid - Saginaw                          Amortizing Balloon                        240        240           296
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                      Amortizing Balloon                        120        117           360
     336     Rite-Aid - Cartersville                     Fully Amortizing                          237        228           237
     337     Crestwood Apartments                        Amortizing Balloon                        108        107           360
     338     French Embassy Apartments                   Amortizing Balloon                         84         81           360
     339     Beehive Retirement Center                   Amortizing Balloon                        120        110           300
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                      Amortizing Balloon                        240        240           296
     341     Dairy Ashford Village                       Amortizing Balloon                        120        114           360
     342     Rite-Aid - Liberty Township                 Fully Amortizing                          237        226           237
     343     Eckerd - Stockton                           Step                                      234        229           234
     344     Englewood Apartments                        Amortizing Balloon                         84         81           360
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                 Amortizing Balloon                         84         80           300
     346     Rite-Aid - Ashtabula (2)                    Fully Amortizing                          235        224           235
     347     Revco - Norfolk (2)                         Fully Amortizing                          236        228           236
     348     Rite-Aid - Jefferson                        Fully Amortizing                          235        224           235
     349     Rite-Aid - Ashtabula (1)                    Fully Amortizing                          230        219           230
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments              Amortizing Balloon                         84         81           360
     351     Woodland Terrace Apartments                 Amortizing Balloon                        120        115           360
     352     Eckerd - Oneco                              Step                                      233        231           233
     353     Franklin Row                                Interest Only then Amortizing Balloon     180        180           312
     354     Southwood Village Shopping Center           Amortizing Balloon                        120        119           360
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                         Amortizing Balloon                        120        118           360
     356     Su Casa                                     Fully Amortizing                          240        235           240
     357     Buckner Square Office Park                  Amortizing Balloon                        120        119           360
     358     Allen's Creek Center                        Amortizing Balloon                        120        116           330
     359     Revco - Norfolk (1)                         Fully Amortizing                          239        226           239
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center               Amortizing Balloon                        120        119           300
     361     Eckerd - Monroe                             Step                                      234        229           234
     362     Revco - Dundalk                             Fully Amortizing                          238        234           238
     363     Northridge & Quail Hollow Apartments        Amortizing Balloon                        120        116           360
     364     Eckerd - Sharpsburg                         Step                                      227        227           227
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,     Step                                      240        225           240
     366     Comfort Inn - Elkton                        Amortizing Balloon                        120        118           300
     367     McKellips Shopping Center                   Amortizing Balloon                         84         83           300
     368     Trinity Oaks Shopping Center                Amortizing Balloon                        120        117           360
     369     Holbrook Plaza Shopping Center              Amortizing Balloon                        120        116           300
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                       Amortizing Balloon                        120        115           300
     371     Sentinel Square                             Amortizing Balloon                        120        116           180
     372     Eckerd - Lady Lake                          Step                                      232        230           232
     373     Oakwood Homes                               Amortizing Balloon                        300        299           360
     374     Southwest Oaks Apartments                   Amortizing Balloon                        120        117           360
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                Amortizing Balloon                        120        117           360
     376     Ocean Mews                                  Amortizing Balloon                        120        114           360
     377     Rite-Aid - Newton Falls                     Fully Amortizing                          237        227           237
     378     Camden Corners Shopping Center              Amortizing Balloon                        120        119           360
     379     Silverfield Condominiums                    Amortizing Balloon                        120        120           300
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                              Amortizing Balloon                        120        119           300
     381     Alfa-Laval Separators, Inc.                 Amortizing Balloon                        120        118           360
     382     Revco - Portsmouth (2)                      Fully Amortizing                          238        225           238
     383     151-169 Nagle Avenue                        Amortizing Balloon                        120        115           300
     384     Rite-Aid - Perry                            Fully Amortizing                          239        238           239
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                      Fully Amortizing                          239        232           239
     386     Revco - Akron                               Fully Amortizing                          238        237           238
     387     Revco - Portsmouth (1)                      Fully Amortizing                          236        231           236
     388     Revco - Newport News                        Fully Amortizing                          238        231           238
     389     12701 Executive Drive                       Amortizing Balloon                        120        117           300
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                            Amortizing Balloon                        120        119           360
     391     Sunset Court                                Amortizing Balloon                        120        119           300
     392     Royal Manor                                 Fully Amortizing                          300        298           300
     393     Parkway Square                              Amortizing Balloon                        120        114           300
     394     Rite-Aid - Portage                          Fully Amortizing                          237        225           237
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                    Amortizing Balloon                        120        117           360
     396     4840-4860 Northfield Road                   Amortizing Balloon                        120        119           300
     397     Rite-Aid - New Bethlehem                    Fully Amortizing                          237        225           237
     398     Rite-Aid - Folkston                         Fully Amortizing                          234        225           234
     399     Park Terrace                                Amortizing Balloon                        120        120           300
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center            Amortizing Balloon                        120        114           300
     401     Flagler Inn                                 Amortizing Balloon                        120        116           300
     402     Rite-Aid - Craigville                       Fully Amortizing                          231        219           231
     403     Orleans CVS, Inc. - Orleans                 Step                                      248        242           248
     404     Rite-Aid - Latrobe                          Fully Amortizing                          237        225           237
------------------------------------------------------------------------------------------------------------------------------------

                                                                        Remaining
   Control                                                             Amortization   Origination   Maturity        Balloon
     No.     Property Name                                             Term (Mos.)        Date        Date          Balance
====================================================================================================================================
     330     Rite-Aid - Cleveland                                          220          12/31/96    03/01/16               -
     331     Holiday Inn & Suites                                          296          06/30/97    07/01/04        $1,700,137
     332     Rancho San Manuel Mobile Home Park                            214          08/19/97    09/01/15               -
     333     Moonlight Townhomes                                           357          07/10/97    08/01/27           288,194
     334     Rite-Aid - Saginaw                                            296          10/10/97    11/01/17           643,696
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                                        357          07/08/97    08/01/07         1,611,254
     336     Rite-Aid - Cartersville                                       228          01/03/97    11/01/16               -
     337     Crestwood Apartments                                          359          09/29/97    10/01/06         1,601,253
     338     French Embassy Apartments                                     357          07/30/97    08/01/04         1,660,971
     339     Beehive Retirement Center                                     290          12/12/96    01/01/07         1,497,764
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                                        296          10/10/97    11/01/17           613,916
     341     Dairy Ashford Village                                         354          04/14/97    05/01/07         1,555,658
     342     Rite-Aid - Liberty Township                                   226          11/25/96    09/01/16               -
     343     Eckerd - Stockton                                             229          05/19/97    12/01/16               -
     344     Englewood Apartments                                          357          07/24/97    08/01/04         1,571,905
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                                   296          06/25/97    07/01/04         1,508,695
     346     Rite-Aid - Ashtabula (2)                                      224          11/08/96    07/01/16                 2
     347     Revco - Norfolk (2)                                           228          02/19/97    11/01/16                 1
     348     Rite-Aid - Jefferson                                          224          11/08/96    07/01/16               -
     349     Rite-Aid - Ashtabula (1)                                      219          11/08/96    02/01/16               -
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                                357          07/25/97    08/01/04         1,533,996
     351     Woodland Terrace Apartments                                   355          05/06/97    06/01/07         1,450,081
     352     Eckerd - Oneco                                                231          08/29/97    02/01/17               -
     353     Franklin Row                                                  312          10/14/97    11/01/12         1,213,980
     354     Southwood Village Shopping Center                             359          09/18/97    10/01/07         1,431,737
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                                           358          08/14/97    09/01/07         1,405,325
     356     Su Casa                                                       235          05/01/97    06/01/17               -
     357     Buckner Square Office Park                                    359          09/09/97    10/01/07         1,422,537
     358     Allen's Creek Center                                          326          06/30/97    07/01/07         1,377,958
     359     Revco - Norfolk (1)                                           226          09/30/96    09/01/16                 0
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                                 299          09/30/97    10/01/07         1,278,239
     361     Eckerd - Monroe                                               229          05/19/97    12/01/16               -
     362     Revco - Dundalk                                               234          06/27/97    05/01/17               -
     363     Northridge & Quail Hollow Apartments                          356          06/26/97    07/01/07         1,375,094
     364     Eckerd - Sharpsburg                                           227          10/09/97    10/01/16               -
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,                       225          07/09/96    08/01/16               -
     366     Comfort Inn - Elkton                                          298          08/26/97    09/01/07         1,262,036
     367     McKellips Shopping Center                                     299          09/22/97    10/01/04         1,345,213
     368     Trinity Oaks Shopping Center                                  357          07/31/97    08/01/07         1,348,954
     369     Holbrook Plaza Shopping Center                                296          06/04/97    07/01/07         1,283,901
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                                         295          05/29/97    06/01/07         1,224,180
     371     Sentinel Square                                               176          06/19/97    07/01/07           761,632
     372     Eckerd - Lady Lake                                            230          08/06/97    01/01/17               -
     373     Oakwood Homes                                                 359          09/29/97    10/01/22           784,592
     374     Southwest Oaks Apartments                                     357          07/01/97    08/01/07         1,317,963
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                                  357          07/02/97    08/01/07         1,306,181
     376     Ocean Mews                                                    354          04/14/97    05/01/07         1,300,873
     377     Rite-Aid - Newton Falls                                       227          11/25/96    10/01/16                 0
     378     Camden Corners Shopping Center                                359          09/30/97    10/01/07         1,274,230
     379     Silverfield Condominiums                                      300          10/10/97    11/01/07         1,150,215
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                                299          09/04/97    10/01/07         1,163,999
     381     Alfa-Laval Separators, Inc.                                   358          08/25/97    09/01/07         1,254,364
     382     Revco - Portsmouth (2)                                        225          09/30/96    08/01/16               -
     383     151-169 Nagle Avenue                                          295          05/16/97    06/01/07         1,139,965
     384     Rite-Aid - Perry                                              238          09/16/97    09/01/17               -
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                                        232          03/31/97    03/01/17               -
     386     Revco - Akron                                                 237          09/25/97    08/01/17               -
     387     Revco - Portsmouth (1)                                        231          05/16/97    02/01/17               -
     388     Revco - Newport News                                          231          03/31/97    02/01/17               -
     389     12701 Executive Drive                                         297          07/30/97    08/01/07         1,091,498
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                              359          09/22/97    10/01/07         1,164,390
     391     Sunset Court                                                  299          09/30/97    10/01/07         1,105,079
     392     Royal Manor                                                   298          08/06/97    09/01/22            94,764
     393     Parkway Square                                                294          04/17/97    05/01/07         1,075,857
     394     Rite-Aid - Portage                                            225          10/16/96    08/01/16               -
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                                      357          07/31/97    08/01/07         1,122,033
     396     4840-4860 Northfield Road                                     299          10/01/97    10/01/07         1,036,248
     397     Rite-Aid - New Bethlehem                                      225          10/16/96    08/01/16                 0
     398     Rite-Aid - Folkston                                           225          01/03/97    08/01/16               -
     399     Park Terrace                                                  300          10/06/97    11/01/07           993,272
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                              294          04/17/97    05/01/07           993,099
     401     Flagler Inn                                                   296          06/27/97    07/01/07           965,134
     402     Rite-Aid - Craigville                                         219          10/08/96    02/01/16               -
     403     Orleans CVS, Inc. - Orleans                                   242          04/10/97    01/01/18               -
     404     Rite-Aid - Latrobe                                            225          10/16/96    08/01/16                 2
------------------------------------------------------------------------------------------------------------------------------------


   Control
     No.     Property Name                               Property Type                  Prepayment Provisions
====================================================================================================================================
     330     Rite-Aid - Cleveland                        Retail - CTL                   L(8),YM1%(10.67),O(.5)
     331     Holiday Inn & Suites                        Hospitality                    L(0),YM1%(6.5),O(.5) or DEF
     332     Rancho San Manuel Mobile Home Park          Mobile Home Park               L(7),YM1%(10.5),O(.5)
     333     Moonlight Townhomes                         Multifamily - Section 42       L(15),O(15)
     334     Rite-Aid - Saginaw                          Retail - CTL                   L(10),YM1%(10)
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                      Multifamily                    L(4),YM1%(5.5),O(.5)
     336     Rite-Aid - Cartersville                     Retail - CTL                   L(8),YM1%(11.5),O(.25)
     337     Crestwood Apartments                        Multifamily                    L(4),YM1%(4),O(1)
     338     French Embassy Apartments                   Multifamily                    L(4),YM1%(2),O(1)
     339     Beehive Retirement Center                   Assisted Living                L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                      Retail - CTL                   L(10),YM1%(10)
     341     Dairy Ashford Village                       Retail - Unanchored            L(4),YM1%(5.5),O(.5)
     342     Rite-Aid - Liberty Township                 Retail - CTL                   L(8),YM(11.25),O(.5)
     343     Eckerd - Stockton                           Retail - CTL                   L(8),YM1%(11.25),O(.25)
     344     Englewood Apartments                        Multifamily                    L(4),YM1%(2),O(1)
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                 Multifamily                    L(4),5(1),4(1),3(.5),O(.5)
     346     Rite-Aid - Ashtabula (2)                    Retail - CTL                   L(8),YM(11.08),O(.5)
     347     Revco - Norfolk (2)                         Retail - CTL                   L(8),YM1%(11.42),O(.25)
     348     Rite-Aid - Jefferson                        Retail - CTL                   L(8),YM1%(11.08),O(.5)
     349     Rite-Aid - Ashtabula (1)                    Retail - CTL                   L(8),YM(10.67),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments              Multifamily                    L(3),YM1%(3.5),O(.5) or DEF
     351     Woodland Terrace Apartments                 Multifamily                    L(4),YM1%(5.5),O(.5)
     352     Eckerd - Oneco                              Retail - CTL                   L(8),YM1%(11.17),O(.25)
     353     Franklin Row                                Mixed Use                      L(5),YM1%(5),3(1),2(1),1(2),O(1)
     354     Southwood Village Shopping Center           Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                         Retail - Anchored              L(5),YM1%(4.5),O(.5)
     356     Su Casa                                     Multifamily                    L(7),YM1%(8),1(4.5),O(.5)
     357     Buckner Square Office Park                  Office                         L(4),YM1%(5.5),O(.5) or DEF
     358     Allen's Creek Center                        Retail - Unanchored            L(4),YM1%(5.75),O(.25)
     359     Revco - Norfolk (1)                         Retail - CTL                   L(8),YM1%(6.5),O(5.42)
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center               Retail - Unanchored            L(4),YM1%(5.75),O(.25)
     361     Eckerd - Monroe                             Retail - CTL                   L(8),YM1%(11.25),O(.25)
     362     Revco - Dundalk                             Retail - CTL                   L(8),YM1%(11.58),O(.25)
     363     Northridge & Quail Hollow Apartments        Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
     364     Eckerd - Sharpsburg                         Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(10),3(.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,     Retail - CTL                   L(8),YM1%(11.5),O(.5)
     366     Comfort Inn - Elkton                        Hospitality                    L(4),YM1%(5.75),O(.25)
     367     McKellips Shopping Center                   Retail - Unanchored            L(4),YM1%(2.5),O(.5) or DEF
     368     Trinity Oaks Shopping Center                Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
     369     Holbrook Plaza Shopping Center              Retail - Anchored              L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                       Multifamily                    L(4),YM1%(5.5),O(.5)
     371     Sentinel Square                             Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
     372     Eckerd - Lady Lake                          Retail - CTL                   L(6),YM5%(1),YM3%(1),YM1%(11),3(.08),O(.25)
     373     Oakwood Homes                               Multifamily - Section 42       L(15),O(10)
     374     Southwest Oaks Apartments                   Multifamily                    L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                Multifamily                    L(1),YM1%(6),O(3)
     376     Ocean Mews                                  Multifamily                    L(5),YM1%(4.75),O(.25)
     377     Rite-Aid - Newton Falls                     Retail - CTL                   L(8),YM1%(11.25),O(.5)
     378     Camden Corners Shopping Center              Retail - Anchored              L(4),YM1%(5.5),O(.5) or DEF
     379     Silverfield Condominiums                    Multifamily                    L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                              Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
     381     Alfa-Laval Separators, Inc.                 Industrial                     L(5),YM1%(4.5),O(.5) or DEF
     382     Revco - Portsmouth (2)                      Retail - CTL                   L(8),YM1%(6.5),O(5.33)
     383     151-169 Nagle Avenue                        Multifamily                    L(5),YM1%(4.75),O(.25)
     384     Rite-Aid - Perry                            Retail - CTL                   L(10),YM1%(9.67),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                      Retail - CTL                   L(8),YM1%(11.67),O(.25)
     386     Revco - Akron                               Retail - CTL                   L(8),YM1%(11.83)
     387     Revco - Portsmouth (1)                      Retail - CTL                   L(8),YM1%(11.42),O(.25)
     388     Revco - Newport News                        Retail - CTL                   L(8),YM1%(11.58),O(.25)
     389     12701 Executive Drive                       Industrial                     L(4),YM1%(5.5),O(.5) or DEF
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                            Multifamily                    L(4),YM1%(5.5),O(.5)
     391     Sunset Court                                Multifamily                    L(5),YM1%(4.5),O(.5)
     392     Royal Manor                                 Multifamily                    L(15),O(10)
     393     Parkway Square                              Retail - Unanchored            L(4),5(2),4(1),3(1),2(1),1(.5),O(.5) or DEF
     394     Rite-Aid - Portage                          Retail - CTL                   L(8),YM(11.25),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                    Self Storage                   L(4),YM1%(5.5),O(.5)
     396     4840-4860 Northfield Road                   Retail - Unanchored            L(4),YM1%(5.5),O(.5) or DEF
     397     Rite-Aid - New Bethlehem                    Retail - CTL                   L(8),YM(11.25),O(.5)
     398     Rite-Aid - Folkston                         Retail - CTL                   L(8),YM(11.25),O(.25)
     399     Park Terrace                                Multifamily                    L(4),YM1%(5.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center            Retail - Anchored              L(4),5(2),4(1),3(1),2(1),1(.5),O(.5) or DEF
     401     Flagler Inn                                 Assisted Living                L(4),YM1%(5.5),O(.5)
     402     Rite-Aid - Craigville                       Retail - CTL                   L(8),YM1%(10.75),O(.5)
     403     Orleans CVS, Inc. - Orleans                 Retail - CTL                   L(8),YM(12.42),O(.25)
     404     Rite-Aid - Latrobe                          Retail - CTL                   L(8),YM1%(11.25),O(.5)
------------------------------------------------------------------------------------------------------------------------------------



   Control                                                           Annual            Net                        Appraised
     No.     Property Name                                        Debt Service      Cash Flow       DSCR            Value
====================================================================================================================================
     330     Rite-Aid - Cleveland                                   $202,889        $213,033        1.05x        $2,125,000
     331     Holiday Inn & Suites                                    189,778         323,377        1.70          5,100,000
     332     Rancho San Manuel Mobile Home Park                      202,954         335,083        1.65          2,900,000
     333     Moonlight Townhomes                                     172,669         199,306        1.15          2,225,000
     334     Rite-Aid - Saginaw                                      163,905         165,053        1.01          1,840,000
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                                  163,899         256,909        1.57          2,350,000
     336     Rite-Aid - Cartersville                                 190,353         199,871        1.05          2,200,000
     337     Crestwood Apartments                                    154,148         206,573        1.34          2,400,000
     338     French Embassy Apartments                               156,091         206,627        1.32          2,450,000
     339     Beehive Retirement Center                               184,978         250,651        1.36          3,040,000
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                                  156,323         157,339        1.01          1,755,000
     341     Dairy Ashford Village                                   171,736         240,154        1.40          2,400,000
     342     Rite-Aid - Liberty Township                             175,527         184,303        1.05          1,850,000
     343     Eckerd - Stockton                                       175,755         181,027        1.03          1,980,000
     344     Englewood Apartments                                    149,546         204,986        1.37          3,425,000
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                             162,483         238,708        1.47          3,800,000
     346     Rite-Aid - Ashtabula (2)                                173,760         182,448        1.05          1,800,000
     347     Revco - Norfolk (2)                                     181,708         182,254        1.00          1,960,000
     348     Rite-Aid - Jefferson                                    173,208         181,868        1.05          1,800,000
     349     Rite-Aid - Ashtabula (1)                                172,184         180,793        1.05          1,800,000
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                          144,336         180,616        1.25          2,062,000
     351     Woodland Terrace Apartments                             155,221         205,487        1.32          2,100,000
     352     Eckerd - Oneco                                          155,424         202,051        1.30          2,350,000
     353     Franklin Row                                            140,541         202,397        1.44          2,300,000
     354     Southwood Village Shopping Center                       141,285         184,325        1.30          2,175,000
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                                     141,687         194,255        1.37          2,235,000
     356     Su Casa                                                 172,501         231,323        1.34          2,500,000
     357     Buckner Square Office Park                              144,388         196,210        1.36          2,200,000
     358     Allen's Creek Center                                    148,316         193,230        1.30          2,200,000
     359     Revco - Norfolk (1)                                     174,224         174,747        1.00          1,870,000
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                           145,706         202,728        1.39          2,175,000
     361     Eckerd - Monroe                                         155,723         160,395        1.03          1,750,000
     362     Revco - Dundalk                                         157,142         157,613        1.00          1,830,000
     363     Northridge & Quail Hollow Apartments                    140,121         184,331        1.32          2,004,000
     364     Eckerd - Sharpsburg                                     144,258         158,684        1.10          1,820,000
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,                 160,209         160,690        1.00          1,700,000
     366     Comfort Inn - Elkton                                    146,949         214,600        1.46          2,200,000
     367     McKellips Shopping Center                               142,041         227,056        1.60          2,800,000
     368     Trinity Oaks Shopping Center                            135,102         217,493        1.61          2,200,000
     369     Holbrook Plaza Shopping Center                          155,704         206,392        1.33          3,100,000
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                                   143,972         200,076        1.39          2,990,000
     371     Sentinel Square                                         183,318         273,156        1.49          2,800,000
     372     Eckerd - Lady Lake                                      142,138         170,566        1.20          2,000,000
     373     Oakwood Homes                                           149,173         171,587        1.15          1,850,000
     374     Southwest Oaks Apartments                               136,389         179,285        1.31          2,025,000
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                            131,486         164,063        1.25          2,000,000
     376     Ocean Mews                                              142,264         173,831        1.22          2,150,000
     377     Rite-Aid - Newton Falls                                 146,004         153,305        1.05          1,550,000
     378     Camden Corners Shopping Center                          125,474         188,063        1.50          1,900,000
     379     Silverfield Condominiums                                128,554         189,858        1.48          1,900,000
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                          133,134         180,787        1.36          1,910,000
     381     Alfa-Laval Separators, Inc.                             124,328         178,101        1.43          1,900,000
     382     Revco - Portsmouth (2)                                  154,935         155,400        1.00          1,660,000
     383     151-169 Nagle Avenue                                    140,789         180,949        1.29          2,100,000
     384     Rite-Aid - Perry                                        136,331         140,421        1.03          1,520,000
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                                  148,475         155,899        1.05          1,690,000
     386     Revco - Akron                                           133,710         136,384        1.02          1,360,000
     387     Revco - Portsmouth (1)                                  144,704         151,939        1.05          1,650,000
     388     Revco - Newport News                                    146,074         153,378        1.05          1,670,000
     389     12701 Executive Drive                                   122,540         159,547        1.30          1,770,000
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                        115,229         144,469        1.25          1,625,000
     391     Sunset Court                                            132,253         171,074        1.29          2,000,000
     392     Royal Manor                                             119,887         155,905        1.30          1,800,000
     393     Parkway Square                                          131,022         170,643        1.30          2,180,000
     394     Rite-Aid - Portage                                      133,612         140,292        1.05          1,400,000
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                                111,742         166,038        1.49          1,700,000
     396     4840-4860 Northfield Road                               120,736         164,233        1.36          1,650,000
     397     Rite-Aid - New Bethlehem                                128,295         134,709        1.05          1,350,000
     398     Rite-Aid - Folkston                                     128,609         135,039        1.05          1,475,000
     399     Park Terrace                                            112,672         153,211        1.36          1,550,000
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                        120,943         153,587        1.27          1,660,000
     401     Flagler Inn                                             115,821         163,983        1.42          2,000,000
     402     Rite-Aid - Craigville                                   124,899         131,143        1.05          1,400,000
     403     Orleans CVS, Inc. - Orleans                             115,618         121,399        1.05          1,300,000
     404     Rite-Aid - Latrobe                                      120,020         126,021        1.05          1,275,000
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     Loan per
                                                                       Cut-off Scheduled                            Sq Ft, Unit,
   Control                                                Appraisal      Date   Maturity    Year         Year        Bed, Pad
     No.     Property Name                                   Year        LTV    Date LTV    Built     Renovated       or Room
====================================================================================================================================
     330     Rite-Aid - Cleveland                            1996        90.6%    -          1995                 11,325 Sq Feet
     331     Holiday Inn & Suites                            1997        37.1    33.3%       1968        1996        208 Rooms
     332     Rancho San Manuel Mobile Home Park              1997        65.3     -          1974                    383 Pads
     333     Moonlight Townhomes                             1997        83.0    13.0        1996                     57 Units
     334     Rite-Aid - Saginaw                              1997       100.0    35.0        1997                 11,180 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                          1997        77.7    68.6        1970                    108 Units
     336     Rite-Aid - Cartersville                         1996        82.2     -          1996                 11,325 Sq Feet
     337     Crestwood Apartments                            1997        75.0    66.7        1972                    135 Units
     338     French Embassy Apartments                       1997        73.3    67.8        1973                    142 Units
     339     Beehive Retirement Center                       1996        58.7    49.3       1968,94                  114 Beds
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                          1997       100.0    35.0        1997                 11,180 Sq Feet
     341     Dairy Ashford Village                           1997        71.9    64.8        1986                 43,798 Sq Feet
     342     Rite-Aid - Liberty Township                     1996        92.6     -          1996                 11,325 Sq Feet
     343     Eckerd - Stockton                               1997        86.4     -          1997                 11,310 Sq Feet
     344     Englewood Apartments                            1997        49.5    45.9        1969                    151 Units
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                     1997        44.6    39.7        1984                    210 Units
     346     Rite-Aid - Ashtabula (2)                        1996        93.0     -          1996                 11,325 Sq Feet
     347     Revco - Norfolk (2)                             1996        85.4     -          1996                 12,608 Sq Feet
     348     Rite-Aid - Jefferson                            1996        92.7     -          1996                 11,325 Sq Feet
     349     Rite-Aid - Ashtabula (1)                        1996        91.2     -          1996                 11,325 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                  1997        79.4    74.4        1983                     66 Units
     351     Woodland Terrace Apartments                     1997        77.2    69.1        1960                     93 Units
     352     Eckerd - Oneco                                  1997        68.8     -          1997                 10,880 Sq Feet
     353     Franklin Row                                    1997        70.0    52.8        1900        1994      9,544 Sq Feet
     354     Southwood Village Shopping Center               1997        73.5    65.8        1982                 41,000 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                             1997        71.5    62.9       1940,50      1996     16,680 Sq Feet
     356     Su Casa                                         1997        63.5     -          1970                     71 Units
     357     Buckner Square Office Park                      1997        71.6    64.7        1986                 54,525 Sq Feet
     358     Allen's Creek Center                            1997        71.4    62.6        1984                 28,788 Sq Feet
     359     Revco - Norfolk (1)                             1996        83.7     -          1996                 12,608 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                   1997        70.8    58.8        1979        1996     21,900 Sq Feet
     361     Eckerd - Monroe                                 1997        87.0     -          1996                 11,294 Sq Feet
     362     Revco - Dundalk                                 1997        83.1     -          1997                 12,608 Sq Feet
     363     Northridge & Quail Hollow Apartments            1997        75.7    68.6        1980                     68 Units
     364     Eckerd - Sharpsburg                             1997        83.2     -          1996                 10,908 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,         1995        89.0     -          1996                 10,209 Sq Feet
     366     Comfort Inn - Elkton                            1997        68.3    57.4        1987                     62 Rooms
     367     McKellips Shopping Center                       1997        53.5    48.0        1986                 60,140 Sq Feet
     368     Trinity Oaks Shopping Center                    1997        68.1    61.3        1985                 25,999 Sq Feet
     369     Holbrook Plaza Shopping Center                  1996        48.3    41.4        1979                 80,631 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                           1997        49.9    40.9        1979                    137 Units
     371     Sentinel Square                                 1997        53.0    27.2        1994                 18,205 Sq Feet
     372     Eckerd - Lady Lake                              1997        74.1     -          1996                 11,200 Sq Feet
     373     Oakwood Homes                                   1997        79.6    42.4        1995                     63 Units
     374     Southwest Oaks Apartments                       1997        71.5    65.1       1975-76      1993        103 Units
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                    1997        72.4    65.3        1965        1990         72 Units
     376     Ocean Mews                                      1996        67.2    60.5        1942        1990         42 Units
     377     Rite-Aid - Newton Falls                         1996        92.2     -          1996                 11,325 Sq Feet
     378     Camden Corners Shopping Center                  1997        75.0    67.1        1989                 68,424 Sq Feet
     379     Silverfield Condominiums                        1997        73.7    60.5        1979                     92 Units
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                  1997        73.2    60.9        1930s       1994      9,373 Sq Feet
     381     Alfa-Laval Separators, Inc.                     1997        73.6    66.0        1990                 40,000 Sq Feet
     382     Revco - Portsmouth (2)                          1997        83.7     -          1995                 12,608 Sq Feet
     383     151-169 Nagle Avenue                            1997        65.0    54.3        1910                     55 Units
     384     Rite-Aid - Perry                                1997        89.6     -          1997                  9,600 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                          1997        80.4     -          1997                 10,722 Sq Feet
     386     Revco - Akron                                   1997        99.3     -          1997                 10,722 Sq Feet
     387     Revco - Portsmouth (1)                          1997        81.3     -          1997                 12,608 Sq Feet
     388     Revco - Newport News                            1997        79.9     -          1997                 10,722 Sq Feet
     389     12701 Executive Drive                           1997        74.7    61.7        1980                 37,950 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                1997        80.0    71.7        1960                     69 Units
     391     Sunset Court                                    1997        65.0    55.3        1985                    128 Units
     392     Royal Manor                                     1997        72.1     5.3        1971        1996         76 Units
     393     Parkway Square                                  1997        59.3    49.4        1981                 35,170 Sq Feet
     394     Rite-Aid - Portage                              1996        90.4     -          1995                 10,258 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                        1997        73.4    66.0        1996                 49,550 Sq Feet
     396     4840-4860 Northfield Road                       1997        74.8    62.8        1980                 15,950 Sq Feet
     397     Rite-Aid - New Bethlehem                        1996        90.0     -          1995                 10,167 Sq Feet
     398     Rite-Aid - Folkston                             1996        82.3     -          1996                 11,325 Sq Feet
     399     Park Terrace                                    1997        77.4    64.1        1969                     51 Units
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                1997        71.9    59.8        1981        1990     27,580 Sq Feet
     401     Flagler Inn                                     1997        58.4    48.3       1939,70      1996         48 Units
     402     Rite-Aid - Craigville                           1996        82.6     -          1996                 10,141 Sq Feet
     403     Orleans CVS, Inc. - Orleans                     1997        88.7     -          1930        1989     10,900 Sq Feet
     404     Rite-Aid - Latrobe                              1996        89.1     -          1995                 10,209 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------


                                                         Sq Ft, Unit,
   Control                                                 Bed, Pad         Occupancy     Rent Roll           Underwriting
     No.     Property Name                                  or Room         Percentage       Date               Reserves
====================================================================================================================================
     330     Rite-Aid - Cleveland                         $   173.23          100.0%       10/31/97                   $0.10 Sq Foot
     331     Holiday Inn & Suites                           9,134.62           NAP           NAP        4% of gross revenue Room
     332     Rancho San Manuel Mobile Home Park             4,960.84           82.0        04/01/97                  $22.91 Pad
     333     Moonlight Townhomes                           32,456.14           93.0        07/08/97                 $175.00 Unit
     334     Rite-Aid - Saginaw                               164.56          100.0        10/31/97                   $0.30 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                        16,944.44           94.4        06/13/97                 $215.55 Unit
     336     Rite-Aid - Cartersville                          162.09          100.0        10/31/97                   $0.15 Sq Foot
     337     Crestwood Apartments                          13,333.33           99.0        08/29/97                 $275.02 Unit
     338     French Embassy Apartments                     12,676.06           93.0        07/31/97                 $210.00 Unit
     339     Beehive Retirement Center                     15,789.47           95.0        08/01/97                 $225.00 Bed
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                           156.95          100.0        10/31/97                   $0.30 Sq Foot
     341     Dairy Ashford Village                             39.50           72.5        01/01/97                   $0.10 Sq Foot
     342     Rite-Aid - Liberty Township                      154.42          100.0        10/31/97                   $0.10 Sq Foot
     343     Eckerd - Stockton                                152.37          100.0        10/31/97                   $0.00 Sq Foot
     344     Englewood Apartments                          11,258.28           95.4        07/31/97                 $287.75 Unit
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                    8,095.24           93.3        03/31/97                 $210.00 Unit
     346     Rite-Aid - Ashtabula (2)                         150.77          100.0        10/31/97                   $0.10 Sq Foot
     347     Revco - Norfolk (2)                              134.46          100.0        10/31/97                   $0.15 Sq Foot
     348     Rite-Aid - Jefferson                             150.29          100.0        10/31/97                   $0.10 Sq Foot
     349     Rite-Aid - Ashtabula (1)                         148.07          100.0        10/31/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                24,848.48           97.0        06/30/97                 $266.53 Unit
     351     Woodland Terrace Apartments                   17,473.12           97.9        04/23/97                 $200.00 Unit
     352     Eckerd - Oneco                                   149.16          100.0        10/31/97                   $0.00 Sq Foot
     353     Franklin Row                                     168.69           87.1        09/01/97                   $0.14 Sq Foot
     354     Southwood Village Shopping Center                 39.02          100.0        09/15/97                   $0.28 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                               95.92          100.0        07/01/97                   $0.11 Sq Foot
     356     Su Casa                                       22,535.21           97.0        03/17/97                 $264.00 Unit
     357     Buckner Square Office Park                        28.89           96.0        06/30/97                   $0.25 Sq Foot
     358     Allen's Creek Center                              54.71          100.0        06/01/97                   $0.23 Sq Foot
     359     Revco - Norfolk (1)                              126.67          100.0        10/31/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                     70.32          100.0        07/21/97                   $0.15 Sq Foot
     361     Eckerd - Monroe                                  135.74          100.0        10/31/97                   $0.00 Sq Foot
     362     Revco - Dundalk                                  121.49          100.0        10/31/97                   $0.15 Sq Foot
     363     Northridge & Quail Hollow Apartments          22,352.94           94.2        05/27/97                 $241.41 Unit
     364     Eckerd - Sharpsburg                              138.77          100.0        10/31/97                   $0.20 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,          151.16          100.0        10/31/97                   $0.10 Sq Foot
     366     Comfort Inn - Elkton                          24,274.19           NAP           NAP                    $500.49 Room
     367     McKellips Shopping Center                         24.94           84.7        05/01/97                   $0.18 Sq Foot
     368     Trinity Oaks Shopping Center                      57.69           90.0        06/01/97                   $0.19 Sq Foot
     369     Holbrook Plaza Shopping Center                    18.60           99.5        09/01/97                   $0.19 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                         10,948.91           91.9        08/12/97                 $250.00 Unit
     371     Sentinel Square                                   82.39          100.0        08/10/97                   $0.15 Sq Foot
     372     Eckerd - Lady Lake                               132.72          100.0        10/31/97                   $0.00 Sq Foot
     373     Oakwood Homes                                 23,365.08           96.8        09/03/97                 $175.00 Unit
     374     Southwest Oaks Apartments                     14,077.67           94.2        05/31/97                 $368.78 Unit
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                  20,138.89           98.6        04/25/97                 $208.00 Unit
     376     Ocean Mews                                    34,523.81           97.3        03/19/97                 $256.00 Unit
     377     Rite-Aid - Newton Falls                          128.45          100.0        10/31/97                   $0.10 Sq Foot
     378     Camden Corners Shopping Center                    20.83           97.4        07/03/97                   $0.07 Sq Foot
     379     Silverfield Condominiums                      15,217.39           95.6        07/07/97                 $230.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                                   149.37           92.5        07/04/97                   $0.15 Sq Foot
     381     Alfa-Laval Separators, Inc.                       35.00          100.0        07/22/97                   $0.10 Sq Foot
     382     Revco - Portsmouth (2)                           112.47          100.0        10/31/97                   $0.15 Sq Foot
     383     151-169 Nagle Avenue                          24,909.09          100.0        07/01/97                 $271.00 Unit
     384     Rite-Aid - Perry                                 142.09          100.0        10/31/97                   $0.15 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                           128.07          100.0        10/31/97                   $0.15 Sq Foot
     386     Revco - Akron                                    126.14          100.0        10/31/97                   $0.15 Sq Foot
     387     Revco - Portsmouth (1)                           107.24          100.0        10/31/97                   $0.15 Sq Foot
     388     Revco - Newport News                             125.81          100.0        10/31/97                   $0.15 Sq Foot
     389     12701 Executive Drive                             34.91          100.0        07/31/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                              18,840.58           94.2        07/31/97                 $200.00 Unit
     391     Sunset Court                                  10,156.25           96.9        07/31/97                 $257.00 Unit
     392     Royal Manor                                   17,105.26           96.1        07/16/97                 $282.00 Unit
     393     Parkway Square                                    36.96          100.0        06/01/97                   $0.26 Sq Foot
     394     Rite-Aid - Portage                               125.93          100.0        10/31/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                          25.23           92.5        06/30/97                   $0.10 Sq Foot
     396     4840-4860 Northfield Road                         77.43          100.0        08/21/97                   $0.27 Sq Foot
     397     Rite-Aid - New Bethlehem                         122.00          100.0        10/31/97                   $0.10 Sq Foot
     398     Rite-Aid - Folkston                              108.96          100.0        10/31/97                   $0.15 Sq Foot
     399     Park Terrace                                  23,529.41           98.0        09/01/97                 $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center                  43.51           88.6        06/01/97                   $0.15 Sq Foot
     401     Flagler Inn                                   24,437.50           93.0        04/01/97                 $443.75 Unit
     402     Rite-Aid - Craigville                            116.52          100.0        10/31/97                   $0.20 Sq Foot
     403     Orleans CVS, Inc. - Orleans                      106.44          100.0        10/31/97                   $0.00 Sq Foot
     404     Rite-Aid - Latrobe                               113.66          100.0        10/31/97                   $0.10 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------



                                                                            Largest Retail Tenant
                                                          ------------------------------------------------------------
                                                                                                   Tenant
   Control                                                                                       Area Leased   Lease     Control
     No.     Property Name                                Tenant Name                             (Sq. Ft.)   Exp Date     No.
====================================================================================================================================
     330     Rite-Aid - Cleveland                         Rite-Aid of Ohio                          11,325    04/28/16     330
     331     Holiday Inn & Suites                                                                                          331
     332     Rancho San Manuel Mobile Home Park                                                                            332
     333     Moonlight Townhomes                                                                                           333
     334     Rite-Aid - Saginaw                           Rite-Aid of Michigan, Inc.                11,180    09/25/17     334
------------------------------------------------------------------------------------------------------------------------------------
     335     Willow Park Apartments                                                                                        335
     336     Rite-Aid - Cartersville                      Rite-Aid of Georgia                       11,325    12/13/16     336
     337     Crestwood Apartments                                                                                          337
     338     French Embassy Apartments                                                                                     338
     339     Beehive Retirement Center                                                                                     339
------------------------------------------------------------------------------------------------------------------------------------
     340     Rite-Aid - West Branch                       Rite-Aid of Michigan, Inc.                11,180    09/04/17     340
     341     Dairy Ashford Village                        Westside                                   6,196    07/31/97     341
     342     Rite-Aid - Liberty Township                  Rite-Aid of Ohio                          11,325    10/25/16     342
     343     Eckerd - Stockton                            Eckerd Corporation                        11,310    01/20/17     343
     344     Englewood Apartments                                                                                          344
------------------------------------------------------------------------------------------------------------------------------------
     345     The Meadows                                                                                                   345
     346     Rite-Aid - Ashtabula (2)                     Rite-Aid of Ohio                          11,325    08/23/16     346
     347     Revco - Norfolk (2)                          Revco Discount Drug Centers, Inc.         12,608    10/31/16     347
     348     Rite-Aid - Jefferson                         Rite-Aid of Ohio                          11,325    08/13/16     348
     349     Rite-Aid - Ashtabula (1)                     Rite-Aid of Ohio                          11,325    03/01/16     349
------------------------------------------------------------------------------------------------------------------------------------
     350     Gardens of Victoria Apartments                                                                                350
     351     Woodland Terrace Apartments                                                                                   351
     352     Eckerd - Oneco                               Eckerd Corporation                        10,880    03/31/17     352
     353     Franklin Row                                 Marcia's Attic                             5,039    05/31/02     353
     354     Southwood Village Shopping Center            Food Lion                                 29,000    10/12/07     354
------------------------------------------------------------------------------------------------------------------------------------
     355     1633 Chicago Avenue                          Super Crown Bookstore                     16,680    12/31/07     355
     356     Su Casa                                                                                                       356
     357     Buckner Square Office Park                                                                                    357
     358     Allen's Creek Center                         GTE Mobil                                  8,362    12/01/99     358
     359     Revco - Norfolk (1)                          Revco Discount Drug Centers, Inc.         12,608    08/31/16     359
------------------------------------------------------------------------------------------------------------------------------------
     360     River Village Shopping Center                The Wherehouse                             6,000    01/01/05     360
     361     Eckerd - Monroe                              Eckerd Corporation                        11,294    12/31/17     361
     362     Revco - Dundalk                              Revco Discount Drug Centers, Inc.         12,608    04/30/17     362
     363     Northridge & Quail Hollow Apartments                                                                          363
     364     Eckerd - Sharpsburg                          Eckerd Corporation                        10,908    12/06/16     364
------------------------------------------------------------------------------------------------------------------------------------
     365     Rite-Aid - Barnegat Twp., Ocean County,      Rite-Aid of New Jersey                    10,209    08/31/16     365
     366     Comfort Inn - Elkton                                                                                          366
     367     McKellips Shopping Center                    Treasures from the Past                   22,000    10/14/04     367
     368     Trinity Oaks Shopping Center                 Swif-T-Foods                               2,695    07/31/01     368
     369     Holbrook Plaza Shopping Center               ALCO                                      27,071    10/31/05     369
------------------------------------------------------------------------------------------------------------------------------------
     370     Carob Tree Apartments                                                                                         370
     371     Sentinel Square                              G.H. Bass                                  6,593    06/09/99     371
     372     Eckerd - Lady Lake                           Eckerd Corporation                        11,200    01/31/17     372
     373     Oakwood Homes                                                                                                 373
     374     Southwest Oaks Apartments                                                                                     374
------------------------------------------------------------------------------------------------------------------------------------
     375     Crystal Glen                                                                                                  375
     376     Ocean Mews                                                                                                    376
     377     Rite-Aid - Newton Falls                      Rite-Aid of Ohio                          11,325    04/28/16     377
     378     Camden Corners Shopping Center               Revco                                      8,450    12/31/03     378
     379     Silverfield Condominiums                                                                                      379
------------------------------------------------------------------------------------------------------------------------------------
     380     901 Alton Road                               Kamay International                        2,300    06/30/07     380
     381     Alfa-Laval Separators, Inc.                                                                                   381
     382     Revco - Portsmouth (2)                       Revco Discount Drug Centers, Inc.         12,608    07/31/16     382
     383     151-169 Nagle Avenue                                                                                          383
     384     Rite-Aid - Perry                             Rite-Aid of Michigan                       9,600    10/03/17     384
------------------------------------------------------------------------------------------------------------------------------------
     385     Revco - Virginia Beach                       Revco Discount Drug Centers, Inc.         10,722    02/28/17     385
     386     Revco - Akron                                Revco Discount Drug Center, Inc           10,722    09/30/17     386
     387     Revco - Portsmouth (1)                       Revco Discount Drug Centers, Inc.         12,608    01/31/17     387
     388     Revco - Newport News                         Revco Discount Drug Centers, Inc.         10,722    01/31/17     388
     389     12701 Executive Drive                                                                                         389
------------------------------------------------------------------------------------------------------------------------------------
     390     Nicholas Venture                                                                                              390
     391     Sunset Court                                                                                                  391
     392     Royal Manor                                                                                                   392
     393     Parkway Square                               TRC                                        4,500    02/28/00     393
     394     Rite-Aid - Portage                           Rite-Aid of Ohio                          10,258    08/31/16     394
------------------------------------------------------------------------------------------------------------------------------------
     395     Twenty Mile Mini-Storage                                                                                      395
     396     4840-4860 Northfield Road                    PS Plus Sizes                              5,530    08/31/00     396
     397     Rite-Aid - New Bethlehem                     Rite-Aid of Pennsylvania                  10,167    08/31/16     397
     398     Rite-Aid - Folkston                          Rite-Aid of Georgia                       11,325    08/13/16     398
     399     Park Terrace                                                                                                  399
------------------------------------------------------------------------------------------------------------------------------------
     400     Fairmont Central Shopping Center             Eckerd's                                   8,640    11/14/99     400
     401     Flagler Inn                                                                                                   401
     402     Rite-Aid - Craigville                        Rite-Aid of West Virginia                 10,141    03/24/16     402
     403     Orleans CVS, Inc. - Orleans                  Orleans CVS, Inc.                         10,900    01/31/18     403
     404     Rite-Aid - Latrobe                           Rite-Aid of Pennsylvania                  10,209    08/31/16     404
------------------------------------------------------------------------------------------------------------------------------------



             First Union - Lehman Brothers Commercial Mortgage Trust 1997-C2

   Control                                                                                                                      Zip
     No.    Property Name                              Address                                        City              State  Code
====================================================================================================================================
    405     Rite-Aid - Homerville                      400 N Church Street                            Homerville         GA    31634
    406     Berkshire Terrace Apartments               900-909, 911-913 Berkshire Terrace             Hinesville         GA    31313
    407     Shops at Merchants Walk                    4235 Merchants Walk Drive                      Marietta           GA    30068
    408     Ten Quivira Outparcel Building             NWQ Shawnee Mission Pkwy & Quivira Rd.         Shawnee            KS    66216
    409     Rite-Aid - Glenville                       902 North Lewis St.                            Glenville          WV    26351
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                1150-1156 East Florence Boulevard              Casa Grande        AZ    85230
    411     Braesforest                                8100 Creekbend                                 Houston            TX    77071
    412     Sunbelt Rentals - Savannah                 Bourne Aveand State Road 21                    Savannah           GA    31408
    413     Fountain Court Plaza                       1001 Tower Way                                 Bakersfield        CA    93309
    414     Tower Gardens                              4707 West Alabama                              Houston            TX    77027
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                         610 North Main Street                          Chase City         VA    23924
    416     Sunbelt Rentals - Kennesaw                 2750 McCollum Parkway                          Kennesaw           GA    30144
    417     Revco - Holly Hill                         8517 Old State Road                            Holly Hill         SC    29059
    418     Country Hearth Inn Columbus                2436 Highway 71 South                          Columbus           TX    78934
    419     Davie Village Assisted Living Facility     191 Crestview Drive                            Mocksville         NC    27028
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)           2530 West Commercial Boulevard                 Tamarac            FL    33309
    421     1500 Alton Road                            1500 Alton Road                                Miami Beach        FL    33139
    422     2800 University Avenue                     2800 University Avenue                         Bronx              NY    10462
    423     Country Hearth West Columbia               714 Columbia Drive                             West Columbia      TX    77846
    424     530 West 136th Street                      530 West 136th Street                          New York           NY    10031
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                   1588 Highway 35                                Alvin              TX    77511
    426     Towering Pines                             1200-1222 Towering Pines Lane & 2119-2123
                                                         Beachview Drive                              Albany             GA    31705
    427     Auto/Retail (1000-1050 Commercial)         1000-1050 Commercial Boulevard                 Fort Lauderdale    FL    33309
    428     Benson Terrace                             5127 Maple Street                              Omaha              NE    68114
    429     1225 Morris Avenue                         1225 Morris Avenue                             Bronx              NY    10462
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                       1619-1625 Fraternity Village                   Kalamazoo          MI    49006

         *   Control No. 55 is a COFI index adjustable rate mortgage loan. The Mortgage Rate for this Mortgage Loan is its interest rate floor. A retained yield interest (not part of the trust) is entitled to any interest in excess of the Mortgage
             Rate, if any.

                                                             Crossed Collateralized
   Control                                                        Loans Control                Original           Cut-off Date
     No.     Property Name                                            Nos.                      Balance              Balance
====================================================================================================================================
    405     Rite-Aid - Homerville                                                              1,147,105        $    1,128,992
    406     Berkshire Terrace Apartments                                                       1,100,000             1,098,088
    407     Shops at Merchants Walk                                                            1,035,000             1,035,000
    408     Ten Quivira Outparcel Building                        76,105,280                   1,030,000             1,029,331
    409     Rite-Aid - Glenville                                                               1,043,258             1,019,996
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                                                        1,010,000             1,008,078
    411     Braesforest                                                                        1,000,000               997,986
    412     Sunbelt Rentals - Savannah                                                           975,307               974,025
    413     Fountain Court Plaza                                                                 950,000               945,897
    414     Tower Gardens                                                                        930,000               929,642
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                                                                   933,486               920,048
    416     Sunbelt Rentals - Kennesaw                                                           918,245               917,220
    417     Revco - Holly Hill                                                                   923,436               916,074
    418     Country Hearth Inn Columbus                             423,425                      917,000               915,881
    419     Davie Village Assisted Living Facility                                               900,000               897,379
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)                                                     850,000               850,000
    421     1500 Alton Road                                                                      850,000               849,347
    422     2800 University Avenue                                                               760,000               757,893
    423     Country Hearth West Columbia                            418,425                      758,000               757,075
    424     530 West 136th Street                                                                750,000               745,994
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                                418,423                      725,000               724,115
    426     Towering Pines                                                                       706,000               705,142

    427     Auto/Retail (1000-1050 Commercial)                                                   700,000               700,000
    428     Benson Terrace                                                                       684,000               683,649
    429     1225 Morris Avenue                                                                   600,000               597,500
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                                      399                        400,000               400,000
                                                                                         $2,249,891,l846        $2,243,878,856

                                                                                   Cumulative
                                                          % of Aggregate          % of Initial                              Interest
   Control                                                 Cut-off Date               Pool       Mortgage   Administrative   Accrual
     No.    Property Name                                     Balance                Balance       Rate       Cost Rate      Method
====================================================================================================================================
    405     Rite-Aid - Homerville                               0.05%                 99.05%      8.3750%       0.1025%       30/360
    406     Berkshire Terrace Apartments                        0.05                  99.10       8.4900        0.1025       Act/360
    407     Shops at Merchants Walk                             0.05                  99.14       8.0100        0.1025       Act/360
    408     Ten Quivira Outparcel Building                      0.05                  99.19       8.1600        0.1775        30/360
    409     Rite-Aid - Glenville                                0.05                  99.23       8.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                         0.04                  99.28       8.3100        0.1775        30/360
    411     Braesforest                                         0.04                  99.32       9.0000        0.1025       Act/360
    412     Sunbelt Rentals - Savannah                          0.04                  99.37       8.1250        0.1025        30/360
    413     Fountain Court Plaza                                0.04                  99.41       9.1900        0.1525        30/360
    414     Tower Gardens                                       0.04                  99.45       8.4000        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                                  0.04                  99.49       9.0000        0.1025        30/360
    416     Sunbelt Rentals - Kennesaw                          0.04                  99.53       8.1250        0.1025        30/360
    417     Revco - Holly Hill                                  0.04                  99.57       8.8300        0.1025        30/360
    418     Country Hearth Inn Columbus                         0.04                  99.61       9.1250        0.1025       Act/360
    419     Davie Village Assisted Living Facility              0.04                  99.65       8.6250        0.1025       Act/360
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)                    0.04                  99.69       8.0800        0.1025       Act/360
    421     1500 Alton Road                                     0.04                  99.73       8.3100        0.1025       Act/360
    422     2800 University Avenue                              0.03                  99.76       9.0000        0.1025        30/360
    423     Country Hearth West Columbia                        0.03                  99.80       9.1250        0.1025       Act/360
    424     530 West 136th Street                               0.03                  99.83       9.1250        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                            0.03                  99.86       9.1250        0.1025       Act/360
    426     Towering Pines                                      0.03                  99.89       8.5000        0.1025        30/360

    427     Auto/Retail (1000-1050 Commercial)                  0.03                  99.93       8.0800        0.1025       Act/360
    428     Benson Terrace                                      0.03                  99.96       7.6200        0.1025       Act/360
    429     1225 Morris Avenue                                  0.03                  99.98       9.5000        0.1025        30/360
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                                0.02                 100.00       8.1600        0.1025       Act/360

                                                                                                Original   Remaining
                                                                                                 Term to     Term to     Original
   Control                                                       Amortization                    Maturity   Maturity    Amortization
     No.    Property Name                                           Type                          (Mos.)     (Mos.)      Term (Mos.)
====================================================================================================================================
    405     Rite-Aid - Homerville                          Fully Amortizing                        234        225           234
    406     Berkshire Terrace Apartments                   Amortizing Balloon                      120        116           360
    407     Shops at Merchants Walk                        Amortizing Balloon                      120        120           240
    408     Ten Quivira Outparcel Building                 Amortizing Balloon                      120        119           360
    409     Rite-Aid - Glenville                           Fully Amortizing                        227        215           227
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                    Amortizing Balloon                       84         81           360
    411     Braesforest                                    Amortizing Balloon                      120        115           360
    412     Sunbelt Rentals - Savannah                     Step                                    238        237           238
    413     Fountain Court Plaza                           Amortizing Balloon                      120        114           324
    414     Tower Gardens                                  Fully Amortizing                        360        359           360
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                             Fully Amortizing                        236        227           236
    416     Sunbelt Rentals - Kennesaw                     Step                                    233        232           233
    417     Revco - Holly Hill                             Fully Amortizing                        237        232           237
    418     Country Hearth Inn Columbus                    Amortizing Balloon                      120        119           240
    419     Davie Village Assisted Living Facility         Amortizing Balloon                      120        118           240
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)               Amortizing Balloon                      180        180           192
    421     1500 Alton Road                                Amortizing Balloon                      120        119           300
    422     2800 University Avenue                         Amortizing Balloon                      120        115           360
    423     Country Hearth West Columbia                   Amortizing Balloon                      120        119           240
    424     530 West 136th Street                          Amortizing Balloon                      120        114           300
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                       Amortizing Balloon                      120        119           240
    426     Towering Pines                                 Fully Amortizing                        360        358           360

    427     Auto/Retail (1000-1050 Commercial)             Amortizing Balloon                      180        180           192
    428     Benson Terrace                                 Amortizing Balloon                      120        119           360
    429     1225 Morris Avenue                             Amortizing Balloon                      120        115           300
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                           Amortizing Balloon                      120        120           300

                                                                           Remaining
   Control                                                                Amortization   Origination   Maturity        Balloon
     No.    Property Name                                                 Term (Mos.)        Date        Date          Balance
====================================================================================================================================
    405     Rite-Aid - Homerville                                             225          01/03/97    08/01/16               -
    406     Berkshire Terrace Apartments                                      356          06/26/97    07/01/07      $    995,136
    407     Shops at Merchants Walk                                           240          10/02/97    11/01/07           729,874
    408     Ten Quivira Outparcel Building                                    359          09/26/97    10/01/07           906,515
    409     Rite-Aid - Glenville                                              215          10/08/96    10/01/15               -
-----------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                                       357          07/10/97    08/01/04           937,838
    411     Braesforest                                                       355          05/02/97    06/01/07           914,754
    412     Sunbelt Rentals - Savannah                                        237          09/30/97    08/01/17               -
    413     Fountain Court Plaza                                              318          04/29/97    05/01/07           818,768
    414     Tower Gardens                                                     359          09/10/97    10/01/27           133,298
-----------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                                                227          01/30/97    10/01/16               -
    416     Sunbelt Rentals - Kennesaw                                        232          09/30/97    03/01/17               -
    417     Revco - Holly Hill                                                232          05/19/97    03/01/17               -
    418     Country Hearth Inn Columbus                                       239          09/10/97    10/01/07           671,462
    419     Davie Village Assisted Living Facility                            238          08/29/97    09/01/07           648,089
-----------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)                                  192          10/06/97    11/01/12           111,762
    421     1500 Alton Road                                                   299          09/04/97    10/01/07           706,714
    422     2800 University Avenue                                            355          05/16/97    06/01/07           679,666
    423     Country Hearth West Columbia                                      239          09/10/97    10/01/07           555,036
    424     530 West 136th Street                                             294          04/30/97    05/01/07           622,316
-----------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                                          239          09/10/97    10/01/07           530,873
    426     Towering Pines                                                    358          08/14/97    09/01/27               -

    427     Auto/Retail (1000-1050 Commercial)                                192          10/06/97    11/01/12            92,040
    428     Benson Terrace                                                    359          09/22/97    10/01/07           606,007
    429     1225 Morris Avenue                                                295          05/16/97    06/01/07           502,016
-----------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                                              300          10/06/97    11/01/07           331,091


   Control
     No.    Property Name                                Property Type               Prepayment Provisions
====================================================================================================================================
    405     Rite-Aid - Homerville                        Retail - CTL                L(8),YM(11.25),O(.25)
    406     Berkshire Terrace Apartments                 Multifamily                 L(4),YM1%(5.5),O(.5) or DEF
    407     Shops at Merchants Walk                      Retail - Unanchored         L(4),YM1%(5.5),O(.5) or DEF
    408     Ten Quivira Outparcel Building               Retail - Unanchored         L(4),YM1%(5.5),O(.5)
    409     Rite-Aid - Glenville                         Retail - CTL                L(8),YM1%(10.42),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                  Retail - Unanchored         L(4),YM1%(2.5),O(.5)
    411     Braesforest                                  Multifamily                 L(5),YM1%(4.75),O(.25)
    412     Sunbelt Rentals - Savannah                   Retail - CTL                L(6),YM5%(1),YM3%(1),YM1%(11),YM3%(.583),O(.25)
    413     Fountain Court Plaza                         Office                      L(4),YM1%(5.5),O(.5)
    414     Tower Gardens                                Multifamily                 L(4),YM1%(10),O(16)
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                           Retail - CTL                L(8),YM1%(11.42),O(.25)
    416     Sunbelt Rentals - Kennesaw                   Retail - CTL                L(6),YM5%(1),YM3%(1),YM1%(11),YM3%(.167),O(.25)
    417     Revco - Holly Hill                           Retail - CTL                L(8),YM1%(11.5),O(.25)
    418     Country Hearth Inn Columbus                  Hospitality                 L(4),YM1%(5.75),O(.25)
    419     Davie Village Assisted Living Facility       Assisted Living             L(5),YM1%(4.5),O(.5)
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)             Retail - Unanchored         L(5),YM2%(9.5),O(.5)
    421     1500 Alton Road                              Retail - Unanchored         L(4),YM1%(5.5),O(.5) or DEF
    422     2800 University Avenue                       Multifamily                 L(5),YM1%(4.75),O(.25)
    423     Country Hearth West Columbia                 Hospitality                 L(4),YM1%(5.75),O(.25)
    424     530 West 136th Street                        Multifamily                 L(4),YM1%(5.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                     Hospitality                 L(4),YM1%(5.75),O(.25)
    426     Towering Pines                               Multifamily - Section 42    L(15),O(15)

    427     Auto/Retail (1000-1050 Commercial)           Retail - Unanchored         L(5),YM2%(9.5),O(.5)
    428     Benson Terrace                               Multifamily                 L(4),YM1%(5.5),O(.5)
    429     1225 Morris Avenue                           Multifamily                 L(5),YM1%(4.75),O(.25)
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                         Multifamily                 L(4),YM1%(5.5),O(.5)


   Control                                                                  Annual            Net                        Appraised
     No.     Property Name                                               Debt Service      Cash Flow       DSCR             Value
====================================================================================================================================
    405     Rite-Aid - Homerville                                   $      119,554     $   125,532        1.05x    $    1,375,000
    406     Berkshire Terrace Apartments                                   101,403         143,306        1.41          1,540,000
    407     Shops at Merchants Walk                                        103,963         135,673        1.31          1,485,000
    408     Ten Quivira Outparcel Building                                  92,076         113,249        1.23          1,430,000
    409     Rite-Aid - Glenville                                           111,046         116,599        1.05          1,250,000
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                                     91,565         119,727        1.31          1,350,000
    411     Braesforest                                                     96,555         125,063        1.30          1,500,000
    412     Sunbelt Rentals - Savannah                                      94,622         103,138        1.09          1,100,000
    413     Fountain Court Plaza                                            95,356         122,324        1.28          2,050,000
    414     Tower Gardens                                                   85,021         105,968        1.25          1,200,000
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                                             101,400         106,470        1.05          1,160,000
    416     Sunbelt Rentals - Kennesaw                                      86,913          95,604        1.10          1,140,000
    417     Revco - Holly Hill                                              98,950         103,898        1.05          1,130,000
    418     Country Hearth Inn Columbus                                     99,892         147,342        1.48          1,310,000
    419     Davie Village Assisted Living Facility                          94,581         131,050        1.39          1,300,000
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)                                94,822         122,994        1.30          1,400,000
    421     1500 Alton Road                                                 80,831         114,337        1.41          1,175,000
    422     2800 University Avenue                                          73,382          97,901        1.33          1,400,000
    423     Country Hearth West Columbia                                    82,572         123,730        1.50          1,270,000
    424     530 West 136th Street                                           76,300         102,166        1.34          1,200,000
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                                        78,977         114,156        1.45          1,300,000
    426     Towering Pines                                                  65,142          76,587        1.18            882,600

    427     Auto/Retail (1000-1050 Commercial)                              78,088         116,307        1.49          1,200,000
    428     Benson Terrace                                                  58,068          72,818        1.25            910,000
    429     1225 Morris Avenue                                              62,906          80,541        1.28            940,000
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                                            37,557          53,991        1.44            545,000


                                                                                                                         Loan per
                                                                     Cut-off    Scheduled                              Sq Ft, Unit,
   Control                                            Appraisal       Date      Maturity      Year        Year           Bed, Pad
     No.     Property Name                               Year          LTV      Date LTV      Built     Renovated        or Room
====================================================================================================================================
    405     Rite-Aid - Homerville                       1996          82.1%          -        1996                    11,325 Sq Feet
    406     Berkshire Terrace Apartments                1997          71.3        64.6%       1982                        52 Units
    407     Shops at Merchants Walk                     1997          69.7        49.1        1996                    10,545 Sq Feet
    408     Ten Quivira Outparcel Building              1997          72.0        63.4        1993                    12,000 Sq Feet
    409     Rite-Aid - Glenville                        1996          81.6         -          1995                    10,004 Sq Feet
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                 1997          74.7        69.5        1970       1995-96      27,000 Sq Feet
    411     Braesforest                                 1997          66.5        61.0        1979                        94 Units
    412     Sunbelt Rentals - Savannah                  1997          88.6         -          1997                    10,000 Sq Feet
    413     Fountain Court Plaza                        1997          46.1        39.9        1983                    31,507 Sq Feet
    414     Tower Gardens                               1997          77.5        11.1        1965                        23 Units
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                          1996          79.3         -          1996                    10,500 Sq Feet
    416     Sunbelt Rentals - Kennesaw                  1997          80.5         -          1985         1997       21,000 Sq Feet
    417     Revco - Holly Hill                          1997          81.1         -          1997                    10,500 Sq Feet
    418     Country Hearth Inn Columbus                 1996          69.9        51.3        1986                        40 Rooms
    419     Davie Village Assisted Living Facility      1997          69.0        49.9       1986,92                      32 Beds
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)            1997          60.7         8.0        1988                    11,004 Sq Feet
    421     1500 Alton Road                             1997          72.3        60.1        1939         1994        5,050 Sq Feet
    422     2800 University Avenue                      1997          54.1        48.6        1926                        59 Units
    423     Country Hearth West Columbia                1996          59.6        43.7        1986                        40 Rooms
    424     530 West 136th Street                       1997          62.2        51.9        1926                        37 Units
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                    1996          55.7        40.8        1986                        40 Rooms
    426     Towering Pines                              1996          79.9         -          1994                        30 Units

    427     Auto/Retail (1000-1050 Commercial)          1997          58.3         7.7        1988                     7,772 Sq Feet
    428     Benson Terrace                              1997          75.1        66.6        1950                        40 Units
    429     1225 Morris Avenue                          1997          63.6        53.4        1937                        43 Units
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                        1997          73.4        60.8        1984                        24 Units

                                                          Sq Ft, Unit,
   Control                                                 Bed, Pad         Occupancy     Rent Roll         Underwriting
     No.    Property Name                                  or Room          Percentage       Date             Reserves
====================================================================================================================================
    405     Rite-Aid - Homerville                        $    101.29          100.0%       10/31/97                 $0.15 Sq Foot
    406     Berkshire Terrace Apartments                   21,153.85           96.5        05/28/97                 $276.00 Unit
    407     Shops at Merchants Walk                            98.15          100.0        10/15/97                   $0.16 Sq Foot
    408     Ten Quivira Outparcel Building                     85.83          100.0        10/03/97                   $0.15 Sq Foot
    409     Rite-Aid - Glenville                              104.28          100.0        10/31/97                   $0.20 Sq Foot
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                        37.41          100.0        08/01/97                   $0.15 Sq Foot
    411     Braesforest                                    10,638.30           95.0        02/28/97                 $250.00 Unit
    412     Sunbelt Rentals - Savannah                         97.53          100.0        10/31/97                   $0.20 Sq Foot
    413     Fountain Court Plaza                               30.15           90.0        03/19/97                   $0.66 Sq Foot
    414     Tower Gardens                                  40,434.78           99.0        08/01/97                 $225.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                                 88.90          100.0        10/31/97                   $0.15 Sq Foot
    416     Sunbelt Rentals - Kennesaw                         43.73          100.0        10/31/97                   $0.20 Sq Foot
    417     Revco - Holly Hill                                 87.95          100.0        10/31/97                   $0.15 Sq Foot
    418     Country Hearth Inn Columbus                    22,925.00           NAP           NAP                    $521.39 Room
    419     Davie Village Assisted Living Facility         28,125.00           93.8        05/01/97                 $271.88 Bed
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)                   77.24          100.0        09/25/97                   $0.19 Sq Foot
    421     1500 Alton Road                                   168.32          100.0        07/04/97                   $0.15 Sq Foot
    422     2800 University Avenue                         12,881.36           93.2        04/15/97                 $250.00 Unit
    423     Country Hearth West Columbia                   18,950.00           NAP           NAP        4% of gross revenue Room
    424     530 West 136th Street                          20,270.27           95.2        04/21/97                 $348.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                       18,125.00           NAP           NAP        4% of gross revenue Room
    426     Towering Pines                                 23,533.33          100.0        05/01/97                 $200.00 Unit

    427     Auto/Retail (1000-1050 Commercial)                 90.07          100.0        09/23/97                   $0.20 Sq Foot
    428     Benson Terrace                                 17,100.00          100.0        07/31/97                 $229.00 Unit
    429     1225 Morris Avenue                             13,953.49           97.7        04/15/97                 $250.00 Unit
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                           16,666.67          100.0        09/01/97                 $223.00 Unit

                                                                              Largest Retail Tenant
                                                           -------------------------------------------------------------
                                                                                                     Tenant
   Control                                                                                         Area Leased   Lease     Control
     No.    Property Name                                  Tenant Name                              (Sq. Ft.)   Exp Date      No.
====================================================================================================================================
    405     Rite-Aid - Homerville                          Rite-Aid of Georgia                        11,325    08/13/16     405
    406     Berkshire Terrace Apartments                                                                                     406
    407     Shops at Merchants Walk                        Mattress Firm                               4,975    07/05/01     407
    408     Ten Quivira Outparcel Building                 The Italian Oven                            5,300    11/30/13     408
    409     Rite-Aid - Glenville                           Rite-Aid of West Virginia                  10,004    11/10/15     409
------------------------------------------------------------------------------------------------------------------------------------
    410     Casa Grande                                    Fashion Furniture                          21,000    11/30/05     410
    411     Braesforest                                                                                                      411
    412     Sunbelt Rentals - Savannah                     Sunbelt Rentals                            10,000    09/02/17     412
    413     Fountain Court Plaza                                                                                             413
    414     Tower Gardens                                                                                                    414
------------------------------------------------------------------------------------------------------------------------------------
    415     Revco - Chase City                             Revco Discount Drug Centers, Inc.          10,500    09/30/16     415
    416     Sunbelt Rentals - Kennesaw                     Sunbelt Rentals                            21,000    05/31/17     416
    417     Revco - Holly Hill                             Revco Discount Drug Centers, Inc.          10,500    02/28/17     417
    418     Country Hearth Inn Columbus                                                                                      418
    419     Davie Village Assisted Living Facility                                                                           419
------------------------------------------------------------------------------------------------------------------------------------
    420     Auto/Retail (2530 W. Commercial)               Benjosh Transmission                        3,472    05/31/05     420
    421     1500 Alton Road                                Offerdalhl's Bagel Gourmet                  2,400    06/30/00     421
    422     2800 University Avenue                                                                                           422
    423     Country Hearth West Columbia                                                                                     423
    424     530 West 136th Street                                                                                            424
------------------------------------------------------------------------------------------------------------------------------------
    425     Country Hearth Inn Alvin                                                                                         425
    426     Towering Pines                                                                                                   426

    427     Auto/Retail (1000-1050 Commercial)             Southern Express                            3,192    08/31/02     427
    428     Benson Terrace                                                                                                   428
    429     1225 Morris Avenue                                                                                               429
------------------------------------------------------------------------------------------------------------------------------------
    430     Abbington Apartments                                                                                             430


                                     ANNEX B

           FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1997-C2

                                 $1,997,052,000
                                  (APPROXIMATE)
                              OFFERED CERTIFICATES

          [GRAPHIC OMITTED--MAP OF UNITED STATES REFLECTING PERCENTAGES
                           OF MORTGAGE POOL BY STATE]

                   % OF MORTGAGE POOL BY CUT-OFF DATE BALANCE


LEHMAN BROTHERS                                FIRST UNION CAPITAL MARKETS CORP.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES ARE ADVISED TO CAREFULLY READ, AND SHOULD RELY SOLELY UPON THE DETAILED INFORMATION APPEARING IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS ANNEX B DOES NOT INCLUDE ALL RELEVANT INFORMATION RELATING TO THE SECURITIES AND THE UNDERLYING ASSETS DESCRIBED HEREIN, PARTICULARLY WITH RESPECT TO THE RISKS AND SPECIAL CONSIDERATIONS INVOLVED WITH AN INVESTMENT IN SUCH SECURITIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION SET FORTH IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. CERTAIN CAPITLIZED TERMS USED HEREIN MAY BE DEFINED IN THE PROSPECTUS OR PROSPECTUS SUPPLEMENT.

            FIRST UNION-LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C2
                                 (FU-LB 1997-C2)

--------------------------------------------------------------------------------
                                                            % CREDIT
                                            % OF DEAL      ENHANCEMENT
--------------------------------------
CLASS A-1                                    9.80%            28.00%
AAA/Aaa/AAA
-----------------------
CLASS A-2                                   17.83%            28.00%
AAA/Aaa/AAA
-----------------------
CLASS A-3               CLASS IO            44.37%            28.00%
AAA/Aaa/AAA            --/Aaa/AAA
-----------------------
CLASS B                                      5.00%            23.00%
AA/Aa2/AA
-----------------------
CLASS C                                      5.00%            18.00%
A/A2/A
-----------------------
CLASS D                                      5.50%            12.50%
BBB/Baa2/BBB
-----------------------
CLASS E                                      1.50%            11.00%
BBB-/Baa3/BBB-
-----------------------
CLASS F                                      5.25%             5.75%
-----------------------
CLASS G                                      0.75%             5.00%
-----------------------
CLASS H                                      2.00%             3.00%
-----------------------
CLASS J                                      1.00%             2.00%
-----------------------
CLASS K                                      1.25%             0.75%
-----------------------
CLASS L                                      0.75%
--------------------------------------
--------------------------------------------------------------------------------

====================================================================================================================================
              ORIGINAL                 RATING                                          AVG            PRINCIPAL            LEGAL
CLASS           FACE                  (S/M/D)          DESCRIPTION       COUPON       LIFE (1)        WINDOW (1)           STATUS
------------------------------------------------------------------------------------------------------------------------------------
 A-1         220,000,000            AAA/Aaa/AAA           Fixed                       3.68            12/97-3/04           Public
------------------------------------------------------------------------------------------------------------------------------------
 A-2         400,000,000            AAA/Aaa/AAA           Fixed                       7.79            3/04-5/07            Public
------------------------------------------------------------------------------------------------------------------------------------
 A-3         995,592,000            AAA/Aaa/AAA           Fixed                       9.77            5/07-6/08            Public
------------------------------------------------------------------------------------------------------------------------------------
 IO       2,243,878,854 (2)          NR/Aaa/AAA           WAC IO                     10.71 (3)     12/97-11/27 (3)         Public
------------------------------------------------------------------------------------------------------------------------------------
  B          112,194,000             AA/Aa2/AA            Fixed                      12.50            6/08-3/12            Public
------------------------------------------------------------------------------------------------------------------------------------
  C          112,194,000               A/A2/A             Fixed                      14.69            3/12-9/12            Public
------------------------------------------------------------------------------------------------------------------------------------
  D          123,413,000            BBB/Baa2/BBB          Fixed                      14.93            9/12-11/12           Public
------------------------------------------------------------------------------------------------------------------------------------
  E          33,659,000            BBB-/Baa3/BBB-         Fixed                      14.98           11/12-11/12           Public
------------------------------------------------------------------------------------------------------------------------------------
  F          117,803,818            Not Offered            WAC           (4)         17.32            11/12-6/17       Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
  G          16,829,091             Not Offered            WAC           (4)         19.60            6/17-8/17        Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
  H          44,877,577             Not Offered            WAC           (4)         20.76            8/17-12/19       Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
  J          22,438,788             Not Offered            WAC           (4)         23.14            12/19-2/22       Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
  K          28,048,485             Not Offered            WAC           (4)         24.71            2/22-2/23        Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
  L          16,829,095             Not Offered            WAC           (4)         28.08            2/23-11/27       Private, 144A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL       2,243,878,854
====================================================================================================================================

(1)   Assuming among other things, 0% CPR and no losses.

(2)   Represents notional amount on Class IO.

(3)   Represents average life of related principal notional amounts on Class IO.

(4) Pass-through Rate will equal the lesser of the applicable rate set forth above and the Weighted Average Net Mortgage Rate.

RATING AGENCIES:                  Standard & Poors, Moody's and Duff & Phelps
TRUSTEE:                          LaSalle National Bank
FISCAL AGENT:                     ABN AMRO Bank N.V.
MASTER SERVICER:                  First Union National Bank ("First Union")
SPECIAL SERVICER:                 CRIIMI MAE Services Limited Partnership
CLOSING DATE:                     On or about November 25, 1997

CUT-OFF DATE:           November 1, 1997

ERISA: Classes A-1, A-2, A-3 and IO are expected to be eligible for each of the Underwriters' individual prohibited transaction exemptions with respect to ERISA.

SMMEA: Classes A-1, A-2, A-3, B and IO are "mortgage related securities" for purposes of SMMEA.

PAYMENT: Pays on 18th of each month or, if such date is not a business day, then the following business day.

THE CLASS IO:           The Class IO is comprised of thirteen components, one
                        relating to each class of Principal Balance
                        Certificates.

OPTIONAL CALL:          1% Clean-up Call.

COLLATERAL:             The Certificates are backed by 430 mortgage loans
                        secured by first liens on 449 commercial and multifamily properties, such mortgage loans having been originated by an affiliate of Lehman Brothers, or its approved conduit originators, or by First Union, or its approved conduit originators.

o NEWLY ORIGINATED COLLATERAL. The collateral consists of 430 Mortgage Loans with a principal balance (as of November 1, 1997) of approximately $2.24 billion. 50.3%* of the Mortgage Loans were contributed by an affiliate of Lehman Brothers and 49.7% of the Mortgage Loans were contributed by First Union.

o     CALL PROTECTION.

            99.6% of the loans have call protection: 94.6% of Mortgage Loans have lockout initially then yield maintenance and/or declining penalties (or have option to require Defeasance collateral in lieu of Prepayment Premiums) and/or open periods.


====================================================================================================================================
                         TYPE OF CALL PROTECTION                                        # OF LOANS                 % OF BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  Lockout (weighted average 61 months), then yield maintenance ("YM")*                     242                        44.4
------------------------------------------------------------------------------------------------------------------------------------
          Defeasance or Lockout then Defeasance (Lender Option)                            121                        31.1
------------------------------------------------------------------------------------------------------------------------------------
Lockout (weighted average 52 months), then YM*, then declining penalties                    33                        14.2
------------------------------------------------------------------------------------------------------------------------------------
     Lockout (weighted average 51 months), then declining penalties                         14                         4.9
------------------------------------------------------------------------------------------------------------------------------------
                                YM * only                                                    8                         2.9
------------------------------------------------------------------------------------------------------------------------------------
            Lockout (weighted average 133 months), then open                                10                         1.7
------------------------------------------------------------------------------------------------------------------------------------
                        Declining penalties only                                             1                         0.4
------------------------------------------------------------------------------------------------------------------------------------
                                  None                                                       1                         0.4
====================================================================================================================================
*     93.6% of Mortgage Loans provide for yield maintenance prepayment premiums that are calculated at a discount rate of Treasuries flat.

o     NO LOAN DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

o     $5.2MM AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE.

o 1.36X WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO ("DSCR") AS OF THE CUT-OFF DATE (EXCLUDING CREDIT TENANT LEASE ("CTL") LOANS).

o 72.2% WEIGHTED AVERAGE LOAN TO VALUE ("LTV") AS OF THE CUT-OFF DATE (EXCLUDING CTL LOANS).

o PROPERTY TYPES. 30.5% Multifamily concentration, 30.4% Retail concentration. Less than 11% concentrations in Office (10.5%) and Hotel (8.7%) (excluding CTLs).

o GEOGRAPHIC DIVERSIFICATION. FL (14.2%), NY (11.1%), TX (10.6%), CA (9.4%), GA (5.0%); all other states less than 5% each.

o     10.6% CTLS. 6.2% Retail, 3.3% Office, 0.8% Health & Fitness, 0.3% Other.

o     CASH FLOWS WILL BE MODELED ON BLOOMBERG.

* Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance")

                       PRIORITY AND TIMING OF CASH FLOWS *

   [GRAPHIC OMITTED IN THE PRINTED MATERIAL A BAR CHART DEPICTS THE PRINCIPAL AND INTEREST CASH FLOWS TO WHICH EACH CLASS OF OFFERED CERTIFICATES GENERALLY
                WOULD BE ENTITLED, ASSUMING 0% CPR AND NO LOSSES]

                          * Assuming 0% CPR, no losses.

MORTGAGE LOANS:         The collateral consists of an approximately $2.24
                        billion pool of 430 fixed rate mortgage loans secured by first liens (and by first and second liens on the same
                        Mortgaged Property) on commercial and multifamily properties in 38 different states. As of the Cut-off
                        Date, the Mortgage Loans have a weighted average coupon
                        ("WAC") of 8.203% and a weighted average maturity
                        ("WAM") of 151 months. See the Collateral Summary tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:          Principal and interest payments will generally be made
                        to Certificateholders in the following order:

                        1) Interest to the Senior Classes: Class A-1, Class A-2, Class A-3 and Class IO, pro rata,

                        2) Principal to Class A-1 until such Class is retired,*

                        3) Principal to Class A-2 until such Class is retired,*

                        4) Principal to Class A-3 until such Class is retired,*

                        5) Interest to Class B, then Principal to Class B until such Class is retired,

                        6) Interest to Class C, then Principal to Class C until such Class is retired,

                        7) Interest to Class D, then Principal to Class D until such Class is retired,

                        8) Interest to Class E, then Principal to Class E until such Class is retired,

                        9) Interest and Principal to the Private Classes, sequentially.

                        *     Pro rata if Classes B through L are retired.

REALIZED LOSSES:        Realized Losses from any Mortgage Loan will be allocated
                        in reverse sequential order (i.e. Classes L, K, J, H, G,
                        F, E, D, C, B and then pro-rata to Classes A-1, A-2, and
                        A-3).

APPRAISAL REDUCTIONS:   With respect to certain Mortgage Loans as to which an
                        appraisal is required (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction
                        Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related Mortgaged Property. The
                        Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for three months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be made whole.

PREPAYMENT PREMIUMS (% represents % of Cut-off Date Balance):
====================================================================================================================================
PREPAYMENT     11/97      11/98      11/99      11/00      11/01      11/02      11/03      11/04      11/05      11/06      11/07
  PREMIUM
====================================================================================================================================
 LOCK-OUT       94.6%      93.6%      84.9%      77.2%      36.7%      23.7%      23.2%      19.8%      11.9%       9.8%       1.2%
------------------------------------------------------------------------------------------------------------------------------------
DEFEASANCE       1.7        1.7        4.1        7.0       20.0       21.7       20.0       17.4       19.6       18.3        8.1
------------------------------------------------------------------------------------------------------------------------------------
    YM           2.9        3.9        9.5       13.9       39.7       44.1       43.1       41.2       45.2       45.5       20.6
------------------------------------------------------------------------------------------------------------------------------------
    5%                                            0.4        0.9        5.6        0.3                                         0.4
------------------------------------------------------------------------------------------------------------------------------------
    4%                                            0.1        0.3        0.9        5.7        0.3        0.3                   2.4
------------------------------------------------------------------------------------------------------------------------------------
    3%           0.4        0.4        1.1                              0.4        1.0        5.7                   0.3        3.0
------------------------------------------------------------------------------------------------------------------------------------
    2%                                            1.1        0.8        0.4                   0.8        5.7        2.0
------------------------------------------------------------------------------------------------------------------------------------
    1%                                                       1.1        1.2        1.2        2.4        3.2        5.7
------------------------------------------------------------------------------------------------------------------------------------
   OPEN          0.4        0.4        0.4        0.4                   0.3        3.9        2.6        4.2        8.5        0.4
====================================================================================================================================
  MATURED                                                    0.4        1.7        1.7        9.8        9.8        9.9       63.9
====================================================================================================================================
   TOTAL       100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
====================================================================================================================================

* Note that Prepayment Premiums generally end prior to the last six months before the Mortgage Loan's maturity date.

ALLOCATION OF PREPAYMENT PREMIUMS:

                        All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Classes A through F, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction." However, only the Class(es) entitled to principal payments on a given Distribution Date will be eligible to receive a portion of the Prepayment Premiums and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Any excess amounts will be distributed to Class IO.

                        The Discount Rate Fraction for Classes A through F is defined as: (Coupon on Class - Reinvestment Yield) / (Coupon on Mortgage Loan - Reinvestment Yield)

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

                        The Yield Maintenance formulas for the Mortgage Loans are calculated based upon various methods. Under one method, the Yield Maintenance prepayment premium will be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                        GENERAL YIELD MAINTENANCE EXAMPLE:

                        Assuming the structure presented on pages 3 and 4 of this memo and the following assumptions:

                        Mortgage Loan Characteristics of loan being prepaid*:

                              Balance                  $10,000,000
                              Coupon                   9.0%
                              Maturity                 10 yrs (November 1, 2007)
                              Amortization Term        30 yrs
                              Prepayment Date          12/1/97
                              Prepayment Premium Type  Yield Maintenance
                                                        (Treasuries flat)

                        Certificate Characteristics

                              Class A-1 Coupon         7.00%

* The Yield Maintenance formula for certain Mortgage Loans may result in a lower Yield Maintenance prepayment premium than set forth in this example.

====================================================================================================================================
                                                                  MORTGAGE                  CLASS A-1                    CLASS IO
                                                                    LOAN                  CERTIFICATES                CERTIFICATES
====================================================================================================================================
AMOUNT OF PRINCIPAL PREPAYMENT                                    $10,000,000             $10,000,000                      N/A
------------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE OF THE MORTGAGE LOAN                                    11/1/07
NUMBER OF PAYMENTS (1)                                                    120
------------------------------------------------------------------------------------------------------------------------------------
TREASURY NOTE USED FOR REINVESTMENT YIELD(2)                      6.125% 8/07
TREASURY YIELD (CBE)                                                    6.075%
REINVESTMENT YIELD (MTG) (3)                                            6.000%
------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE RATE                                                            9.00%
PAYMENT DIFFERENTIAL ($ PER MONTH) (4)                                $25,000
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE PASS-THROUGH RATE                                                                    7.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PREPAYMENT PREMIUM                                           $2,251,836
------------------------------------------------------------------------------------------------------------------------------------
DISCOUNT RATE FRACTION CALCULATION                                                     (7.00% - 6.000%) /               excess
(CLASS A-1 COUPON - REINVESTMENT YIELD) /                                              (9.00% - 6.000%) =               prepayment
(GROSS MORTGAGE RATE - REINVESTMENT YIELD) =                                              1.000/3.000   =               premiums
% OF PREMIUM ALLOCATED TO CLASSES (DISCOUNT RATE FRACTION)                                     33.333%
------------------------------------------------------------------------------------------------------------------------------------
$ PREMIUM ALLOCATED TO EACH CLASS                                                            $750,612                   $1,501,224
====================================================================================================================================

(1) The number of payments to discount for yield maintenance prepayment premium computation.

(2) The yield on the treasury note with a maturity date closest to the maturity date of the loan.

(3) The Reinvestment Yield used is the mortgage equivalent of the CBE treasury yield.

(4) (Mortgage Rate - Reinvestment Yield) x (amount of Principal Prepayment) / 12 used for 120 payments.

CREDIT LEASE LOANS:     Credit Lease Loans are secured by Mortgages on Mortgaged
                        Properties leased, pursuant to a lease (each a "Credit
                        Lease"), to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the table below.
                        Scheduled monthly rent payments under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans.

                        The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, (i) the Tenant is obligated to continue making payments; (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                        Approximately 10.6% of the Mortgage Loans are Credit Lease Loans.

====================================================================================================================================
                                           # LOANS      INITIAL         PROPERTY               LEASE                 CREDIT
           TENANT / GUARANTOR                           BALANCE           TYPE                TYPE (1)              RATING (2)
====================================================================================================================================
Rite Aid Pharmacy / Rite Aid Corp.           25       40,648,355         Retail                  NN                  BBB+/Baa1
------------------------------------------------------------------------------------------------------------------------------------
Blue Cross Blue Shield of Utah                1       30,000,000         Office                  B                     A (3)
------------------------------------------------------------------------------------------------------------------------------------
Office Depot                                  1       24,140,144         Office                  NNN                  BB+/Baa2
------------------------------------------------------------------------------------------------------------------------------------
Circuit City                                  5       23,263,531         Retail                  B                     NAIC 2
------------------------------------------------------------------------------------------------------------------------------------
Hartford Fire                                 1       20,078,226         Office                  NN                  AA/Aa3 (3)
------------------------------------------------------------------------------------------------------------------------------------
Garden Ridge                                  2       19,223,363         Retail                  NNN                    (4)
------------------------------------------------------------------------------------------------------------------------------------
Bally Total Fitness                           4       17,224,559         Other                   NNN                   B+/B3
------------------------------------------------------------------------------------------------------------------------------------
Revco / Revco D.S. Inc.                      10       13,368,129         Retail                  NN                  N.A./Baa1
------------------------------------------------------------------------------------------------------------------------------------
K Mart                                        1       11,673,663         Retail                  NNN                   B+/Ba3
------------------------------------------------------------------------------------------------------------------------------------
Walmart                                       1        7,341,749         Retail                  NNN                   AA/Aa2
------------------------------------------------------------------------------------------------------------------------------------
Eckerd                                        4        6,332,318         Retail                  NNN                   A/Baa1
------------------------------------------------------------------------------------------------------------------------------------
Eckerd                                        1        1,513,702         Retail                  NN                    A/Baa1
------------------------------------------------------------------------------------------------------------------------------------
Walgreen                                      2        5,277,018         Retail                  NN                    A+/Aa3
------------------------------------------------------------------------------------------------------------------------------------
Albertson's, Inc.                             1        5,158,010         Retail                  NN                    A+/Aa3
------------------------------------------------------------------------------------------------------------------------------------
Barnes & Noble, Inc.                          1        4,989,871         Mixed Use               NNN                   BB/Ba2
------------------------------------------------------------------------------------------------------------------------------------
Pep Boys                                      1        2,447,077         Ground Lease            NNN                 BBB+/Baa2
------------------------------------------------------------------------------------------------------------------------------------
Thrifty-Payless                               1        2,262,166         Retail                  NN                  N.A./Baa2
------------------------------------------------------------------------------------------------------------------------------------
Sunbelt Rentals / Ashtead Group, PLC          2        1,891,245         Retail                  NN                     (4)
------------------------------------------------------------------------------------------------------------------------------------
Orleans CVS, Inc.  / CVS Corp.                1        1,153,040         Retail                  NNN                   A-/A3
====================================================================================================================================
TOTAL CTLS                                   65       237,986,165
====================================================================================================================================

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond-type lease.

(2) Unless otherwise indicated, Such rating was the highest rating assigned to a security of the applicable tenant or guarantor, as applicable, assigned by Standard & Poor's and Moody's, respectively. See "Description of the Mortgage Pool--Credit Lease Loans" in the Prospectus Supplement.

(3)   Claims paying ability rating.

(4)   Private rating; disclosure not available.

ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and Appraisal Reduction Amounts) and certain servicing expenses ("Advances"), to the extent that such Advances are deemed to be recoverable. If the Master Servicer fails to make a required Advance, the Trustee or Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS REPRESENTATIVE:

                        A Controlling Class Representative will be appointed by a majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. The Controlling Class Representative will, subject to certain limitations, be entitled to direct the Special Servicer on how to resolve delinquent or defaulted loans.

SPECIAL SERVICER FLEXIBILITY:

                        The Pooling and Servicing Agreement will generally permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) such modification, waiver or amendment will not:

                        (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

                        (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;

                        (iii) except as expressly provided by the related
                              Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;

                        (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

SPECIAL SERVICER:       CRIIMI MAE Services Limited Partnership ("CRIIMI"), a
                        Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc.

                        As of July 31, 1997, CRIIMI had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $9 billion.

MASTER SERVICER:        First Union. As of March 31, 1997, First Union had a
                        total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $4 billion.

MINIMUM DENOMINATIONS:

                                                        MINIMUM                       INCREMENTS
                 CLASSES                              DENOMINATION                    THEREAFTER                      DELIVERY
------------------------------------------------------------------------------------------------------------------------------------
      A-1, A-2, A-3, B, C, D, and E                      $10,000                          $1                            DTC
------------------------------------------------------------------------------------------------------------------------------------
                    IO                                  $100,000                          $1                            DTC


DETAILED MONTHLY INVESTOR REPORTING:

                        Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

     NAME OF REPORT                                   DESCRIPTION (INFORMATION PROVIDED)
-----------------------------------------------------------------------------------------------------------------
1    Remittance Report                                principal and interest distributions, principal balances
-----------------------------------------------------------------------------------------------------------------
2    Mortgage Loan Status Report                      portfolio stratifications
-----------------------------------------------------------------------------------------------------------------
3    Comparative Financial Status Report              revenue, NOI, DSCR to the extent available
-----------------------------------------------------------------------------------------------------------------
4    Delinquent Loan Status Report                    listing of delinquent mortgage loans
-----------------------------------------------------------------------------------------------------------------
5    Historical Loan Modification Report              information on modified mortgage loans
-----------------------------------------------------------------------------------------------------------------
6    Historical Loss Estimate Report                  liquidation proceeds, expenses, and realized losses
-----------------------------------------------------------------------------------------------------------------
7    REO Status Report                                NOI and value of REO
-----------------------------------------------------------------------------------------------------------------
8    Watch List                                       listing of loans in jeopardy of becoming Specially Serviced
-----------------------------------------------------------------------------------------------------------------
9    Loan Payoff Notification Report                  listing of loans that have given notice of intent to payoff
-----------------------------------------------------------------------------------------------------------------

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

                             GENERAL CHARACTERISTICS
================================================================================
            CHARACTERISTICS
--------------------------------------------------------------------------------
            AMOUNT                             $2,243,878,854
--------------------------------------------------------------------------------
            # OF LOANS                                    430
--------------------------------------------------------------------------------
            GROSS WAC                                   8.203%
--------------------------------------------------------------------------------
            ORIGINAL WAM                                  154(mos)
--------------------------------------------------------------------------------
            REMAINING WAM                                 151(mos)
--------------------------------------------------------------------------------
            AVG. LOAN BALANCE                  $    5,218,323
--------------------------------------------------------------------------------
            WA DSCR (1)                                 1.36X
--------------------------------------------------------------------------------
            WA CUT-OFF DATE LTV RATIO (1)                72.2%
--------------------------------------------------------------------------------
            BALLOON LOANS                                83.2%
--------------------------------------------------------------------------------
            ARD LOANS                                     2.5%
================================================================================
            (1)   Excluding CTL Loans.


                                 PROPERTY TYPES

================================================================================
                  PROPERTY                           % OF INITIAL POOL
                  TYPES                                    BALANCE
--------------------------------------------------------------------------------
                  Multifamily                               30.5
--------------------------------------------------------------------------------
                  Retail                                    30.4
--------------------------------------------------------------------------------
                  Office                                    10.5
--------------------------------------------------------------------------------
                  Hotel                                      8.7
--------------------------------------------------------------------------------
                  Health Care                                4.0
--------------------------------------------------------------------------------
                  Industrial/Retail                          2.7
--------------------------------------------------------------------------------
                  Industrial                                 2.1
--------------------------------------------------------------------------------
                  Self Storage                               0.2
--------------------------------------------------------------------------------
                  Mobile Home Park                           0.2
--------------------------------------------------------------------------------
                  Mixed Use                                  0.1
--------------------------------------------------------------------------------
                  Credit Lease Loans                        10.6
================================================================================


DEAL SUMMARY BY PROPERTY TYPE:
====================================================================================================================================
                                      AGGREGATE      % OF      AVERAGE              REM     WA                WA
                           # OF      INITIAL POOL   INITIAL  INITIAL POOL  GROSS    WAM     LTV       WA     OCCUP.     %       %
PROPERTY TYPE              LOANS       BALANCE       POOL      BALANCE      WAC    (MOS)   RATIO     DSCR     RATE      CA   BALLOON
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                 137      684,244,715     30.5     4,994,487     8.05    140     76.7     1.30     95.6      2.8     25.6
------------------------------------------------------------------------------------------------------------------------------------
Conventional                129      667,265,384     29.7     5,172,600     8.04    135     76.6     1.30     95.6      2.8     25.2
------------------------------------------------------------------------------------------------------------------------------------
Sec. 42                       8       16,979,331      0.8     2,122,416     8.48    337     78.7     1.23     95.3     --        0.3
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                      123      682,166,412     30.4     5,546,068     8.15    132     72.4     1.32     95.7      3.1     30.0
------------------------------------------------------------------------------------------------------------------------------------
Anchored                     72      503,770,521     22.5     6,996,813     8.08    133     72.7     1.31     95.3      2.8     22.2
------------------------------------------------------------------------------------------------------------------------------------
Unanchored                   51      178,395,892      8.0     3,497,959     8.35    130     71.7     1.33     96.6      0.3      7.8
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                       38      235,562,040     10.5     6,199,001     8.33    154     69.1     1.47     95.4      1.5      8.5
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                        33      195,779,045      8.7     5,932,698     8.37    147     63.9     1.54      N/A     --        7.9
------------------------------------------------------------------------------------------------------------------------------------
Full Service                 11       64,280,525      2.9     5,843,684     8.73    136     61.2     1.56      N/A     --        2.4
------------------------------------------------------------------------------------------------------------------------------------
Limited Service              22      131,498,520      5.9     5,977,205     8.19    152     65.2     1.53      N/A     --        5.5
------------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE                  16       90,158,951      4.0     5,634,934     8.63    173     68.5     1.41     93.4      0.9      3.5
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living               5       14,864,373      0.7     2,972,875     8.77    116     67.6     1.33     93.8     --        0.7
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing               7       28,265,885      1.3     4,037,984     8.84    145     66.6     1.51     92.1     --        0.7
------------------------------------------------------------------------------------------------------------------------------------
Congregate Care               3       23,656,389      1.1     7,885,463     8.30    118     72.7     1.47     93.0      0.9      1.1
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing/Cong Care     1       23,372,304      1.0    23,372,304     8.63    298     67.2     1.29     95.0     --        1.0
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/RETAIL             3       59,513,700      2.7    19,837,900     8.30    126     66.0     1.34    100.0      0.2      2.3
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                   10       48,026,349      2.1     4,802,635     8.65    151     68.8     1.36     95.9      0.4      1.5
------------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK              2        4,890,822      0.2     2,445,411     7.97    156     71.2     1.43     90.8      0.1      0.1
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE                  2        3,940,655      0.2     1,970,328     8.39    159     60.7     1.57     91.4      0.1      0.1
------------------------------------------------------------------------------------------------------------------------------------
MIXED USE                     1        1,610,000      0.1     1,610,000     7.47    180     70.0     1.44     87.1     --        0.1
====================================================================================================================================
CTLs                         65      237,986,165     10.6     3,661,326     8.24    235      N/A      N/A    100.0      0.2      3.8
------------------------------------------------------------------------------------------------------------------------------------
Retail                       56      139,106,288      6.2     2,484,041     8.39    239      N/A      N/A    100.0      0.2      1.8
------------------------------------------------------------------------------------------------------------------------------------
Office                        3       74,218,370      3.3    24,739,457     7.55    245      N/A      N/A    100.0     --        2.0
------------------------------------------------------------------------------------------------------------------------------------
Other                         6       24,661,507      1.1     4,110,251     9.49    178      N/A      N/A    100.0     --       --
====================================================================================================================================
TOTAL/AVG/MIN/MAX/          430    2,243,878,854    100.0     5,218,323     8.20    151     72.2     1.36     96.1      9.4     83.2
WTD.AVG.:                                                                                    (1)      (1)      (2)
====================================================================================================================================

(1) Excluding CTLs.
(2) Excluding Hotels.

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

DEAL SUMMARY BY PROPERTY TYPE (CONTINUED):
====================================================================================================================================
                                        AGGREGATE       % OF      AVERAGE       MINIMUM       MAXIMUM     GROSS     MIN      MAX
   PROPERTY                  # OF      INITAL POOL     INITIAL  INITIAL POOL  INITIAL POOL  INITIAL POOL   WAC      WAC      WAC
     TYPE                    LOANS       BALANCE        POOL      BALANCE       BALANCE       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY                    137      684,244,715     30.5     4,994,487       400,000    33,449,419     8.05     7.36     9.55
------------------------------------------------------------------------------------------------------------------------------------
Conventional                   129      667,265,384     29.7     5,172,600       400,000    33,449,419     8.04     7.36     9.50
------------------------------------------------------------------------------------------------------------------------------------
Sec. 42                          8       16,979,331      0.8     2,122,416       705,142     3,511,325     8.48     8.00     9.55
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                         123      682,166.412     30.4     5,546,068       449,722    38,206,000     8.15     7.24     9.38
------------------------------------------------------------------------------------------------------------------------------------
Anchored                        72      503,770,521     22.5     6,996,813     1,193,467    38,206,000     8.08     7.24     9.38
------------------------------------------------------------------------------------------------------------------------------------
Unanchored                      51      178,395,892      8.0     3,497,959       449,722    28,773,665     8.35     7.47     9.38
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                          38      235,562,040     10.5     6,199,001       945,897    22,901,796     8.33     7.68     9.50
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                           33      195,779,045      8.7     5,932,698       724,115    29,000,000     8.37     7.67     9.40
------------------------------------------------------------------------------------------------------------------------------------
Full Service                    11       64,280,525      2.9     5,843,684     1,893,030    17,970,413     8.73     8.00     9.40
------------------------------------------------------------------------------------------------------------------------------------
Limited Service                 22      131,498,520      5.9     5,977,205       724,115    29,000,000     8.19     7.67     9.35
------------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE                     16       90,158,951      4.0     5,634,934       897,379    23,372,304     8.63     7.60    10.50
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing                  7       28,265,885      1.3     4,037,984     2,100,000     6,234,626     8.84     7.60    10.50
------------------------------------------------------------------------------------------------------------------------------------
Assisted Living                  5       14,864,373      0.7     2,972,875       897,379     6,217,295     8.77     8.00     9.25
------------------------------------------------------------------------------------------------------------------------------------
Congregate Care                  3       23,656,389      1.1     7,885,463     3,391,662    11,773,564     8.30     8.07     8.50
------------------------------------------------------------------------------------------------------------------------------------
Skilled Nursing/Cong Care        1       23,372,304      1.0    23,372,304    23,372,304    23,372,304     8.63     8.63     8.63
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/RETAIL                3       59,513,700      2.7    19,837,900     5,096,859    45,416,841     8.30     7.79     8.38
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                      10       48,026,349      2.1     4,802,635     1,321,379     8,783,677     8.65     7.98     9.38
------------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK                 2        4,890,822      0.2     2,445,411     1,892,273     2,998,549     7.97     7.79     8.25
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE                     2        3,940,655      0.2     1,970,328     1,248,118     2,692,537     8.39     8.16     8.50
------------------------------------------------------------------------------------------------------------------------------------
MIXED USE                        1        1,610,000      0.1     1,610,000     1,610,000     1,610,000     7.47     7.47     7.47
====================================================================================================================================

====================================================================================================================================
CTLs                            65      237,986,165     10.6     3,661,326       916,074    30,000,000     8.24     7.07    10.13
------------------------------------------------------------------------------------------------------------------------------------
Retail                          56      139,106,288      6.2     2,484,041       916,074    11,673,663     8.39     7.31    10.13
------------------------------------------------------------------------------------------------------------------------------------
Office                           3       74,218,370      3.3    24,739,457    20,078,226    30,000,000     7.55     7.07     8.41
------------------------------------------------------------------------------------------------------------------------------------
Other                            6       24,661,507      1.1     4,110,251     2,447,077     5,415,475     9.49     7.96    10.13
====================================================================================================================================
TOTAL/AVG/MIN/MAX/             430    2,243,878,854    100.0     5,218,323       400,000    45,416,841     8.20     7.07    10.50
====================================================================================================================================

====================================================================================================
                              MIN      MAX       WA      MIN      MAX      WA       MIN      MAX
   PROPERTY                   WAM      WAM      DSCR     DSCR     DSCR     LTV      LTV      LTV
     TYPE                                                                 RATIO    RATIO    RATIO
----------------------------------------------------------------------------------------------------
MULTIFAMILY                     45      360     1.30     1.15     2.02     76.7     44.6     83.0
----------------------------------------------------------------------------------------------------
Conventional                    45      360     1.30     1.18     2.02     76.6     44.6     81.4
----------------------------------------------------------------------------------------------------
Sec. 42                        295      359     1.23     1.15     1.35     78.7     72.2     83.0
----------------------------------------------------------------------------------------------------
RETAIL                          60      296     1.32     1.20     1.66     72.4     48.3     80.0
----------------------------------------------------------------------------------------------------
Anchored                        60      236     1.31     1.20     1.65     72.7     48.3     80.0
----------------------------------------------------------------------------------------------------
Unanchored                      78      296     1.33     1.23     1.66     71.7     53.5     77.3
----------------------------------------------------------------------------------------------------
OFFICE                          78      295     1.47     1.22     2.00     69.1     46.1     78.9
----------------------------------------------------------------------------------------------------
HOTEL                           80      272     1.54     1.40     2.50     63.9     34.9     73.3
----------------------------------------------------------------------------------------------------
Full Service                    80      264     1.56     1.40     2.50     61.2     34.9     70.5
----------------------------------------------------------------------------------------------------
Limited Service                114      272     1.53     1.40     2.08     65.2     45.3     73.3
----------------------------------------------------------------------------------------------------
HEALTH CARE                    110      298     1.41     1.29     2.07     68.5     29.0     74.9
----------------------------------------------------------------------------------------------------
Skilled Nursing                115      237     1.51     1.39     2.07     66.6     29.0     74.8
----------------------------------------------------------------------------------------------------
Assisted Living                110      119     1.33     1.30     1.42     67.6     58.4     70.8
----------------------------------------------------------------------------------------------------
Congregate Care                117      119     1.47     1.32     1.64     72.7     62.8     74.9
----------------------------------------------------------------------------------------------------
Skilled Nursing/Cong Care      298      298     1.29     1.29     1.29     67.2     67.2     67.2
----------------------------------------------------------------------------------------------------
INDUSTRIAL/RETAIL              116      180     1.34     1.31     1.45     66.0     64.9     75.0
----------------------------------------------------------------------------------------------------
INDUSTRIAL                      78      295     1.36     1.30     1.52     68.8     54.4     75.0
----------------------------------------------------------------------------------------------------
MOBILE HOME PARK               119      214     1.43     1.30     1.65     71.2     65.3     75.0
----------------------------------------------------------------------------------------------------
SELF STORAGE                   117      179     1.57     1.49     1.62     60.7     54.8     73.4
----------------------------------------------------------------------------------------------------
MIXED USE                      180      180     1.44     1.44     1.44     70.0     70.0     70.0
====================================================================================================

====================================================================================================
CTLs                           134      299      N/A      N/A      N/A      N/A      N/A      N/A
----------------------------------------------------------------------------------------------------
Retail                         213      260      N/A      N/A      N/A      N/A      N/A      N/A
----------------------------------------------------------------------------------------------------
Office                         177      299      N/A      N/A      N/A      N/A      N/A      N/A
----------------------------------------------------------------------------------------------------
Other                          134      298      N/A      N/A      N/A      N/A      N/A      N/A
====================================================================================================
TOTAL/AVG/MIN/MAX/              45      360     1.36     1.15     2.50     72.2     29.0     83.0
WTD.AVG.:                                        (1)      (1)      (1)      (1)      (1)      (1)
====================================================================================================

(1) Excluding CTLs.

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

                             LOAN SIZE DISTRIBUTION
================================================================================
                                                         % OF INITIAL
       BALANCE RANGE ($)          # OF LOANS             POOL BALANCE
--------------------------------------------------------------------------------
         1 -  2,000,000              116                     7.29
--------------------------------------------------------------------------------
 2,000,001 -  4,000,000              141                    17.98
--------------------------------------------------------------------------------
 4,000,001 -  6,000,000               69                    14.89
--------------------------------------------------------------------------------
 6,000,001 -  8,000,000               40                    12.16
--------------------------------------------------------------------------------
 8,000,001 - 10,000,000               20                     8.05
--------------------------------------------------------------------------------
10,000,001 - 12,000,000                5                     2.50
--------------------------------------------------------------------------------
12,000,001 - 14,000,000                7                     4.01
--------------------------------------------------------------------------------
14,000,001 - 16,000,000                2                     1.32
--------------------------------------------------------------------------------
16,000,001 - 18,000,000                8                     6.04
--------------------------------------------------------------------------------
18,000,001 - 20,000,000                6                     5.18
--------------------------------------------------------------------------------
20,000,001 - 22,000,000                2                     1.84
--------------------------------------------------------------------------------
22,000,001 - 24,000,000                3                     3.09
--------------------------------------------------------------------------------
24,000,001 - 26,000,000                1                     1.08
--------------------------------------------------------------------------------
28,000,001 - 30,000,000                6                     7.78
--------------------------------------------------------------------------------
32,000,001 - 34,000,000                1                     1.49
--------------------------------------------------------------------------------
34,000,001 - 36,000,000                1                     1.57
--------------------------------------------------------------------------------
38,000,001 - 40,000,000                1                     1.70
--------------------------------------------------------------------------------
44,000,001 - 46,000,000                1                     2.02
================================================================================

                             GROSS RATE DISTRIBUTION

================================================================================
                GROSS RATE                   % OF INITIAL
                   (%)                       POOL BALANCE
--------------------------------------------------------------------------------
               7.000 -  7.249%                   3.51
--------------------------------------------------------------------------------
               7.250 -  7.499%                   6.72
--------------------------------------------------------------------------------
               7.500 -  7.749%                  10.94
--------------------------------------------------------------------------------
               7.750 -  7.999%                  15.86
--------------------------------------------------------------------------------
               8.000 -  8.249%                  16.31
--------------------------------------------------------------------------------
               8.250 -  8.499%                  18.31
--------------------------------------------------------------------------------
               8.500 -  8.749%                  14.21
--------------------------------------------------------------------------------
               8.750 -  8.999%                   5.51
--------------------------------------------------------------------------------
               9.000 -  9.249%                   4.87
--------------------------------------------------------------------------------
               9.250 -  9.499%                   1.70
--------------------------------------------------------------------------------
               9.500 -  9.749%                   0.21
--------------------------------------------------------------------------------
               9.750 -  9.999%                   0.19
--------------------------------------------------------------------------------
              10.000 - 10.249%                   1.43
--------------------------------------------------------------------------------
              10.500 - 10.749%                   0.21
================================================================================


                           REMAINING TERMS TO MATURITY

================================================================================
                     MONTHS                      % OF INITIAL
                                                  POOL BALANCE
--------------------------------------------------------------------------------
                    25 -  48                         0.40
--------------------------------------------------------------------------------
                    49 -  72                         1.28
--------------------------------------------------------------------------------
                    73 -  96                         8.16
--------------------------------------------------------------------------------
                    97 - 120                        54.09
--------------------------------------------------------------------------------
                   121 - 144                         0.91
--------------------------------------------------------------------------------
                   145 - 168                         0.13
--------------------------------------------------------------------------------
                   169 - 192                        17.16
--------------------------------------------------------------------------------
                   193 - 216                         0.26
--------------------------------------------------------------------------------
                   217 - 240                         7.13
--------------------------------------------------------------------------------
                   241 - 264                         2.92
--------------------------------------------------------------------------------
                   265 - 288                         0.22
--------------------------------------------------------------------------------
                   289 - 312                         5.38
--------------------------------------------------------------------------------
                   313 - 336                         0.10
--------------------------------------------------------------------------------
                   337 - 360                         1.84
================================================================================


                           REMAINING AMORTIZATION TERM

================================================================================
                         MONTHS             % OF INITIAL
                                            POOL BALANCE
--------------------------------------------------------------------------------
                        97 - 120                0.09
--------------------------------------------------------------------------------
                       121 - 144                0.77
--------------------------------------------------------------------------------
                       169 - 192                1.32
--------------------------------------------------------------------------------
                       193 - 216                1.16
--------------------------------------------------------------------------------
                       217 - 240                6.08
--------------------------------------------------------------------------------
                       241 - 264                2.26
--------------------------------------------------------------------------------
                       265 - 288                2.15
--------------------------------------------------------------------------------
                       289 - 312               25.56
--------------------------------------------------------------------------------
                       313 - 336                4.50
--------------------------------------------------------------------------------
                       337 - 360               56.11
================================================================================

FU-LB 97-C2 COLLATERAL OVERVIEW (AS OF THE CUT-OFF DATE - NOVEMBER 1, 1997):

                          DEBT SERVICE COVERAGE RATIOS

================================================================================
                                              % OF INITIAL
              DSCR RANGE (X) (1)              POOL BALANCE
--------------------------------------------------------------------------------
                 1.15 - 1.19 (2)                  1.15
--------------------------------------------------------------------------------
                 1.20 - 1.24                     11.93
--------------------------------------------------------------------------------
                 1.25 - 1.29                     24.05
--------------------------------------------------------------------------------
                 1.30 - 1.34                     23.60
--------------------------------------------------------------------------------
                 1.35 - 1.39                     12.78
--------------------------------------------------------------------------------
                 1.40 - 1.44                      7.43
--------------------------------------------------------------------------------
                 1.45 - 1.49                      8.29
--------------------------------------------------------------------------------
                 1.50 - 1.54                      1.56
--------------------------------------------------------------------------------
                 1.55 - 1.59                      1.27
--------------------------------------------------------------------------------
                 1.60 - 1.64                      1.25
--------------------------------------------------------------------------------
                 1.65 - 1.69                      2.09
--------------------------------------------------------------------------------
                 1.70 - 1.74                      1.44
--------------------------------------------------------------------------------
                 1.75 - 1.79                      1.17
--------------------------------------------------------------------------------
                 2.00 - 2.04                      1.25
--------------------------------------------------------------------------------
                 2.05 - 2.50                      0.73
================================================================================
      (1)   Excluding CTL Loans.

      (2) With exception to one loan, or 0.7%, the Mortgage Loans with DSC Ratios below 1.20x are loans secured by Section 42 properties.


                              LOAN TO VALUE % (LTV)

================================================================================
                                                   % OF INITIAL
                      LTV RANGES 1                 POOL BALANCE
--------------------------------------------------------------------------------
                      25.01 - 30.00                    0.10
--------------------------------------------------------------------------------
                      30.01 - 35.00                    0.28
--------------------------------------------------------------------------------
                      35.01 - 40.00                    0.09
--------------------------------------------------------------------------------
                      40.01 - 45.00                    0.42
--------------------------------------------------------------------------------
                      45.01 - 50.00                    0.48
--------------------------------------------------------------------------------
                      50.01 - 55.00                    1.74
--------------------------------------------------------------------------------
                      55.01 - 60.00                    4.21
--------------------------------------------------------------------------------
                      60.01 - 65.00                    9.64
--------------------------------------------------------------------------------
                      65.01 - 70.00                   11.89
--------------------------------------------------------------------------------
                      70.01 - 75.00                   35.72
--------------------------------------------------------------------------------
                      75.01 - 80.00                   34.09
--------------------------------------------------------------------------------
                      80.01 - 83.04                    1.35
================================================================================
      (1)   Excluding CTL Loans


                               STATE DISTRIBUTION

================================================================================
                       STATE                       % OF INITIAL
                                                   POOL BALANCE
--------------------------------------------------------------------------------
                        FL                            14.17
--------------------------------------------------------------------------------
                        NY                            11.09
--------------------------------------------------------------------------------
                        TX                            10.64
--------------------------------------------------------------------------------
                        CA                             9.44
--------------------------------------------------------------------------------
                        GA                             4.98
--------------------------------------------------------------------------------
                        VA                             3.79
--------------------------------------------------------------------------------
                        AZ                             3.73
--------------------------------------------------------------------------------
                        PA                             3.47
--------------------------------------------------------------------------------
                        NJ                             3.45
--------------------------------------------------------------------------------
                        TN                             3.15
--------------------------------------------------------------------------------
                      Other                           32.09
================================================================================

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A1 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
       100.04           6.520%      3.10     6.519%      3.08     6.518%      3.05     6.517%      3.04     6.516%      3.00
       100.06           6.500%      3.10     6.499%      3.08     6.498%      3.06     6.497%      3.04     6.495%      3.01
       100.08           6.480%      3.10     6.479%      3.08     6.478%      3.06     6.477%      3.04     6.475%      3.01
       100.10           6.460%      3.10     6.459%      3.08     6.457%      3.06     6.456%      3.04     6.454%      3.01
       100.12           6.440%      3.10     6.439%      3.08     6.437%      3.06     6.436%      3.04     6.433%      3.01
       100.14           6.420%      3.11     6.419%      3.08     6.417%      3.06     6.415%      3.04     6.413%      3.01
       100.16           6.401%      3.11     6.398%      3.08     6.397%      3.06     6.395%      3.04     6.392%      3.01
       100.18           6.381%      3.11     6.378%      3.08     6.376%      3.06     6.375%      3.04     6.372%      3.01
       100.20           6.361%      3.11     6.358%      3.08     6.356%      3.06     6.354%      3.04     6.351%      3.01
       100.22           6.341%      3.11     6.338%      3.08     6.336%      3.06     6.334%      3.04     6.331%      3.01
       100.24           6.321%      3.11     6.318%      3.09     6.316%      3.06     6.314%      3.04     6.310%      3.01
       100.26           6.301%      3.11     6.298%      3.09     6.296%      3.06     6.293%      3.05     6.290%      3.01
       100.28           6.281%      3.11     6.278%      3.09     6.275%      3.07     6.273%      3.05     6.269%      3.02


Weighted Average
Life (yrs.)               3.68                 3.65                 3.62                 3.60                 3.56

First Principal
Payment Date         18-Dec-97            18-Dec-97            18-Dec-97            18-Dec-97            18-Dec-97

Last Principal
Payment Date       18-Mar-2004          18-Feb-2004          18-Jan-2004          18-Jan-2004          18-Dec-2003

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A2 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
       100.04           6.668%      5.87     6.668%      5.82     6.667%      5.78     6.667%      5.74     6.666%      5.68
       100.06           6.658%      5.87     6.657%      5.82     6.656%      5.78     6.656%      5.74     6.655%      5.68
       100.08           6.647%      5.87     6.646%      5.83     6.646%      5.78     6.645%      5.74     6.644%      5.68
       100.10           6.636%      5.87     6.636%      5.83     6.635%      5.78     6.634%      5.74     6.633%      5.68
       100.12           6.626%      5.87     6.625%      5.83     6.624%      5.79     6.623%      5.75     6.622%      5.68
       100.14           6.615%      5.87     6.614%      5.83     6.613%      5.79     6.613%      5.75     6.611%      5.68
       100 16           6.605%      5.88     6.604%      5.83     6.603%      5.79     6.602%      5.75     6.600%      5.68
       100.18           6.594%      5.88     6.593%      5.83     6.592%      5.79     6.591%      5.75     6.589%      5.68
       100.20           6.584%      5.88     6.582%      5.83     6.581%      5.79     6.580%      5.75     6.578%      5.68
       100.22           6.573%      5.88     6.572%      5.83     6.571%      5.79     6.569%      5.75     6.567%      5.68
       100.24           6.563%      5.88     6.561%      5.83     6.560%      5.79     6.559%      5.75     6.557%      5.69
       100.26           6.552%      5.88     6.551%      5.83     6.549%      5.79     6.548%      5.75     6.546%      5.69
       100.28           6.542%      5.68     6.540%      5.84     6.539%      5.79     6.537%      5.75     6.535%      5.69


Weighted Average
Life (yrs.)               7.79                 7.70                 7.63                 7.56                 7.44

First Principal
Payment Date       18-Mar-2004          18-Feb-2004          18-Jan-2004          18-Jan-2004          18-Dec-2003

Last Principal
Payment Date       18-May-2007          18-May-2007          18-May-2007          18-Apr-2007          18-Mar-2007

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
    Pre-Tax Yield to Maturity and Modified Duration of Class A3 Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        99.24           6.836%      6.93     6.836%      6.93     6.836%      6.92     6.836%      6.92     6.836%      6.91
        99.28           6.818%      6.94     6.818%      6.93     6.818%      6.93     6.818%      6.92     6.818%      6.91
       100.00           6.800%      6.94     6.800%      6.93     6.800%      6.93     6.800%      6.92     6.800%      6.91
       100.04           6.782%      6.94     6.782%      6.94     6.782%      6.93     6.782%      6.93     6.762%      6.91
       100.08           6.764%      6.94     6.764%      6.94     6.764%      6.93     6.764%      6.93     6.764%      6.92
       100.12           6.746%      6.95     6.746%      6.94     6.746%      6.94     6.746%      6.93     6.746%      6.92
       100.16           6.728%      6.95     6.728%      6.94     6.728%      6.94     6.728%      6.93     6.728%      6.92
       100.20           6.710%      6.95     6.710%      6.95     6.710%      6.94     6.710%      6.94     6.710%      6.92
       100.24           6.693%      6.95     6.693%      6.95     6.692%      6.94     6.692%      6.94     6.692%      6.92
       100.28           6.675%      6.95     6.675%      6.95     6.675%      6.95     6.675%      6.94     6.674%      6.93
       101.00           6.657%      6.96     6.657%      6.95     6.657%      6.95     6.657%      6.94     6.656%      6.93
       101.04           6.639%      6.96     6.639%      6.96     6.639%      6.95     6.639%      6.95     6.639%      6.93
       101.08           6.622%      6.96     6.622%      6.96     6.622%      6.95     6.621%      6.95     6.621%      6.93


Weighted Average
Life (yrs.)               9.77                 9.76                 9.75                 9.74                 9 71

First Principal
Payment Date       18-May-2007          18-May-2007          18-May-2007          18-Apr-2007          18-Mar-2007

Last Principal
Payment Date       18-Jun-2008          18-May-2008          18-May-2008          18-May-2008          18-May-2008

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        99.24           6.965%      8.11     6.965%      8.10     6.965%      8.09     6.965%      8.08     6.965%      8.07
        99.28           6.950%      8.11     6.950%      8.10     6.950%      8.09     6.950%      8.08     6.949%      8.07
       100.00           6.934%      8.12     6.934%      8.10     6.934%      8.09     6.934%      8.08     6.934%      8.07
       100.04           6.919%      8.12     6.919%      8.11     6.919%      8.10     6.919%      8.09     6.919%      8.08
       100.08           6.904%      8.12     6.904%      8.11     6.903%      8.10     6.903%      8.09     6.903%      8.08
       100.12           6.888%      8.13     6.888%      8.11     6.888%      8.10     6.888%      8.10     6.888%      8.08
       100.16           6.873%      8.13     6.873%      8.12     6.873%      8.11     6.873%      8.10     6.873%      8.09
       100.20           6.858%      8.13     6.858%      8.12     8.858%      8.11     6.857%      8.10     6.857%      8.09
       100.24           6.843%      8.14     6.843%      8.12     6.842%      8.11     6.842%      8.11     6.842%      8.09
       100.28           6.828%      8.14     6.827%      8.13     6.827%      8.12     6 827%      8.11     6.827%      8.10
       101.00           6.812%      8.14     6.812%      8.13     6.812%      8.12     6.812%      8.11     6.812%      8.10
       101.04           6.797%      8.15     6.797%      8.13     6.797%      8.12     6.797%      8.12     6.796%      8.10
       101.08           6.782%      8.15     6.782%      8.14     6.782%      8.13     6.781%      8.12     6.781%      8.11


Weighted Average
Life (yrs.)              12.50                12.47                12.44                12.42                12.39

First Principal
Payment Date       18-Jun-2008          18-May-2008          18-May-2008          18-May-2008          18-May-2008

Last Principal
Payment Date       18-Mar-2012          18-Feb-2012          18-Jan-2012          18-Jan-2012          18-Dec-2011

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        99.00           7.178%      8.86     7.179%      8.85     7.179%      8.83     7.179%      8.82     7.179%      8.79
        99.08           7.150%      8.87     7.150%      8.86     7.150%      8.84     7.150%      8.83     7.151%      8.80
        99.16           7.122%      8.88     7.122%      8.87     7.122%      8.85     7.122%      8.83     7.122%      8.80
        99.24           7.094%      8.89     7.094%      8.87     7.094%      8.86     7.094%      8.84     7.094%      8.81
       100.00           7.066%      8.90     7.066%      8.88     7.066%      8.87     7.066%      8.85     7.065%      8.82
       100.08           7.038%      8.91     7.038%      8.89     7.038%      8.87     7.038%      8.86     7.037%      8.83
       100.16           7.010%      8.91     7.010%      8.90     7.010%      8.88     7.010%      8.87     7.009%      8.84
       100.24           6.982%      8.92     6.982%      8.91     6.982%      8.89     6.982%      8.88     6.981%      8.85
       101.00           6.955%      8.93     6.954%      8.92     6.954%      8.90     8.954%      8.88     6.953%      8.85
       101.08           6.927%      8.94     6.927%      8.92     6.927%      8.91     6.926%      8.89     6.926%      8.86
       101.16           6.900%      8.95     6.899%      8.93     6.899%      8.92     6.899%      8.90     6.898%      8.87
       101.24           6.872%      8.96     6.872%      8.94     6.872%      8.92     6.871%      8.91     6.870%      8.88
       102.00           6.845%      8.96     6.845%      8.95     6.844%      8.93     6.844%      8.92     6.843%      8.89


Weighted Average
Life(yrs.)               14.69                14.64                14.60                14.56                14.47

First Principal
Payment Date       18-Mar-2012          18-Feb-2012          18-Jan-2012          18-Jan-2012          18-Dec-2011

Last Principal
Payment Date       18-Sep-2012          18-Sep-2012          18-Sep-2012          18-Aug-2012          18-Aug-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        98.16           7.358%      8.86     7.358%      8.85     7.358%      8.85     7.358%      8.84     7.359%      8.82
        98.24           7.330%      8.87     7.330%      8.86     7.330%      8.88     7.330%      8.85     7.330%      8.83
        99.00           7.301%      8.87     7.301%      8.87     7.301%      8.86     7.301%      8.86     7.302%      8.84
        99.08           7.273%      8.88     7.273%      8.88     7.273%      8.87     7.273%      8.87     7.273%      8.85
        99.16           7.245%      8.89     7.245%      8.89     7.245%      8.88     7.245%      8.68     7.245%      8.86
        99.24           7.217%      8.90     7.217%      8.90     7.217%      8.89     7.217%      8.88     7.217%      8.87
       100.00           7.189%      8.91     7.189%      8.90     7.189%      8.90     7.189%      8.89     7.189%      8.88
       100.08           7.161%      8.92     7.151%      8.91     7.161%      8.91     7.161%      8.90     7.161%      8.89
       100.18           7.133%      8.93     7.133%      8.92     7.133%      8.92     7.133%      8.91     7.133%      8.89
       100.24           7.105%      8.94     7.105%      8.93     7.105%      8.93     7.105%      8.92     7.105%      8.90
       101.00           7.078%      8.94     7.078%      8.94     7.078%      8.93     7.078%      8.93     7.077%      8.91
       101.08           7.050%      8.95     7.050%      8.95     7.050%      8.94     7.050%      8.94     7.050%      8.92
       101.16           7.023%      8.96     7.023%      8.96     7.023%      8.95     7.023%      8.94     7.022%      8.93


Weighted Average
Life(yrs.)               14.93                14.91                14.90                14.88                14.83

First Principal
Payment Date       18-Sep-2012          18-Sep-2012          18-Sep-2012          18-Aug-2012          18-Aug-2012

Last Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
     Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

Price (32nds)           0% CPR               10% CPR              20% CPR               30% CPR             50% CPR
-------------        -------------------   ------------------   ------------------   ------------------   ------------------
                           CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified        CBE  Modified
                         Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration      Yield  Duration
                           (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)        (%)    (yrs.)
        95.16           7.707%      8.77     7.707%      8.77     7.707%      8.77     7.707%      8.77     7.707%      8.77
        95.24           7.677%      8.77     7.677%      8.77     7.677%      8.77     7.677%      8.77     7.677%      8.77
        96.00           7.648%      8.78     7.648%      8.78     7.648%      8.78     7.648%      8.78     7.648%      8.78
        96.08           7.618%      8.79     7.618%      8.79     7.618%      8.79     7.618%      8.79     7.618%      8.79
        96.16           7.589%      8.80     7.589%      8.80     7.589%      8.80     7.589%      8.80     7.589%      8.80
        96.24           7.560%      8.81     7.560%      8.81     7.560%      8.81     7.560%      8.81     7.560%      8.81
        97.00           7.530%      8.82     7.530%      8.82     7.530%      8.62     7.530%      8.82     7.530%      8.82
        97.08           7.501%      8.83     7.501%      8.83     7.501%      8.83     7.501%      8.83     7.501%      8.83
        97.16           7.472%      8.84     7.472%      8.84     7.472%      8.84     7.472%      8.84     7.472%      8.84
        97.24           7.444%      8.85     7.444%      8.85     7.444%      8.85     7.444%      8.85     7.444%      8.85
        98.00           7.415%      8.86     7.415%      8.86     7.415%      8.86     7.415%      8.86     7.415%      8.86
        98.08           7.386%      8.87     7.386%      8.87     7.386%      8.87     7.386%      8.87     7.386%      8.87
        98.16           7.358%      8.87     7.358%      8.87     7.358%      8.87     7.358%      8.87     7.358%      8.87


Weighted Average
Life (yrs.)              14.98                14.98                14.98                14.98                14.98

First Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

Last Principal
Payment Date       18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012          18-Nov-2012

              Weighted Average Life, First Principal Payment Date,
                          Last Principal Payment Date,
             and Pre-Tax Yield to Maturity of Class IO Certificates

Price (32nds)        0% CPR       10% CPR      20% CPR      30% CPR      50% CPR
-------------     ---------     ---------    ---------    ---------    ---------
                        CBE           CBE          CBE          CBE          CBE
                      Yield         Yield        Yield        Yield        Yield
                        (%)           (%)          (%)          (%)          (%)

         8.24        9.245%        9.179%       9.127%       9.083%       9.005%
         8.26        9.089%        9.022%       8.970%       8.926%       8.848%
         8.28        8.934%        8.867%       8.814%       8.770%       8.692%
         8.30        8.781%        8.714%       8.661%       8.616%       8.538%
         9.00        8.630%        8.562%       8.509%       8.464%       8.386%
         9.02        8.481%        8.412%       8.359%       8.314%       8.236%
         9.04        8.334%        8.265%       8.211%       8.166%       8.087%
         9.06        8.188%        8.118%       8.064%       8.019%       7.940%
         9.08        8.044%        7.974%       7.920%       7.874%       7.795%
         9.10        7.902%        7.831%       7.777%       7.731%       7.652%
         9.12        7.761%        7.690%       7.635%       7.589%       7.510%
         9.14        7.622%        7.550%       7.495%       7.449%       7.370%
         9.16        7.485%        7.412%       7.357%       7.311%       7.232%

Weighted Average
Life (yrs.)           10.71         10.64        10.59        10.55        10.49

First Principal
Payment Date      18-Dec-97     18-Dec-97    18-Dec-97    18-Dec-97    18-Dec-97

Last Principal
Payment Date    18-Nov-2027   18-Nov-2027  18-Nov-2027  18-Nov-2027  18-Nov-2027

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9                   WAC:
Chicago, IL 60603                                                                    WAMM:

                                                  Number Of Pages
                                                  ---------------
      Table Of Contents                                 1
      REMIC Certificate Report                          1
      Other Related Information                         1
      Asset Backed Facts Sheets                         1
      Delinquency Loan Detail                           1
      Mortgage Loan Characteristics                     2

      TOTAL PAGES INCLUDED IN THIS PACKAGE              2

      Specially Serviced Loan Detail              Appendix A
      Modified Loan Detail                        Appendix B
      Realized Loss Detail                        Appendix C

================================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
       LaSalle Web Site                             www.1nbabs.com
       First Union Web Site                     www.firstunion.com
       LaSalle Bulletin Board                       (714) 282-3990
       LaSalle ASAP Fax System                      (312) 904-2200
       Bloomberg                                     User Terminal

       ASAP #:                                                 295
       Monthly Data File Name:                            0777MMYY.EXE
================================================================================


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9                   WAC:
Chicago, IL 60603                                                                    WAMM:

====================================================================================================================================
           ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE       CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)     BALANCE      PAYMENT    ADJ. OR LOSS  AMORTIZATION     BALANCE      PAYMENT    ADJUSTMENT      RATE(2)
CUSIP     PER $1,000    PER $1,000   PER $1,000    PER $1,000    PER $1,000    PER $1,000   PER $1,000   PER $1,000   NEXT RATE(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                0.00          0.00         0.00          0.00          0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                           Total P&I Payment      0.00
                                                                           ===========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                       OTHER RELATED INFORMATION

====================================================================================================================================

================================================================================================================
            ACCRUED                        EXCESS          INTEREST        PRIOR       ENDING         ACTUAL
          CERTIFICATE     DEFERRED       PREPAYMENT        REDUCTION      UNPAID       UNPAID      DISTRIBUTION
CLASS       INTEREST      INTEREST     INT. SHORTFALLS      AMOUNTS      INTEREST     INTEREST      OF INTEREST
================================================================================================================




================================================================================================================
                                             COLLATERAL INFORMATION
----------------------------------------------------------------------------------------------------------------
Component                                             Sub-Pool I     Sub-Pool II     Sub-Pool III    Pool Total
================================================================================================================

Beginning Loan Count:
Ending Loan Count:

Beginning Scheduled Balance of the Mortgage Loans:
Ending Scheduled Balance of the Mortgage Loans:

Weighted Average Remaining Term to Maturity

====================================================================================================================================

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:     NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/26/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

============================================================================================
Distribution   Delinq 1 Months   Delinq 2 Months   Delinq 3+ Months Foreclosure/Bankruptcy
             -------------------------------------------------------------------------------
    Date       #       Balance   #       Balance   #        Balance      #        Balance
============================================================================================
  12/18/97        0         0       0         0       0          0          0          0

               0.00%     0.00%   0.00%     0.00%   0.00%      0.00%      0.00%      0.00%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

============================================================================================

================================================================================
Distribution       REO          Modifications   Prepayments   Curr Weighted Avg
             -------------------------------------------------------------------
    Date      #       Balance   #     Balance   #   Balance   Coupon      Remit
================================================================================
  12/18/97       0         0       0       0       0      0

              0.00%     0.00%   0.00%   0.00%   0.00%  0.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date: 12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment: NA
Administrator:                                SERIES 1997-C2                         Record Date: 11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                                                       DELINQUENT LOAN DETAIL
P
====================================================================================================================================
                 Paid                 Outstanding   Out. Property                       Special
Disclosure Doc   Thru   Current P&I       P&I        Protection        Advance          Servicer    Foreclosure   Benkruptcy    REO
  Control #      Date     Advance      Advances**     Advances      Description(1)   Transfer Date     Date           Date     Date
====================================================================================================================================
















====================================================================================================================================

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
================================================================================

** Outstanding P&I Advances include the current period P&I Advance

AMN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: ########
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   ########
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    ########

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                               POOL TOTAL

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------
     (2) Current Scheduled                Number    (2) Scheduled    Based on
           Balances                       of Loans     Balance       Balance
================================================================================
         $0   to      $500,000
   $500,000   to    $1,000,000
 $1,000,000   to    $1,500,000
 $1,500,000   to    $2,000,000
 $2,000,000   to    $2,500,000
 $2,500,000   to    $3,000,000
 $3,000,000   to    $3,500,000
 $3,500,000   to    $4,000,000
 $4,000,000   to    $5,000,000
 $5,000,000   to    $6,000,000
 $6,000,000   to    $7,000,000
 $7,000,000   to    $8,000,000
 $8,000,000   to    $9,000,000
 $9,000,000   to   $10,000,000
$10,000,000   to   $11,000,000
$11,000,000   to   $12,000,000
$12,000,000   to   $13,000,000
$13,000,000   to   $14,000,000
$14,000,000   to   $15,000,000
$15,000,000   &        Above
================================================================================
             Total                        0                  0        0.00%
--------------------------------------------------------------------------------
               Average Scheduled Balance is                                   0
               Maximum Scheduled Balance is                                   0
               Minimum Scheduled Balance is                                   0



                         DISTIRBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
Property Types           of Loans               Balance              Balance
================================================================================










================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------



                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
Current Mortgage         Number             (2) Scheduled            Based on
  Interest Rate          of Loans                Balance              Balance


###### to less
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to ######
###### to Above

================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------

       W/Avg Mortgage Interest Rate is                                 0.0000%

       Minimum Mortgage Interest Rate is                               0.0000%

       Maximum Mortgage Interest Rate is                               0.0000%



                         Geographic Distribution
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
Geographic Location      of Loans                Balance              Balance
================================================================================






















================================================================================
     Total                 0                           0               0.00%
--------------------------------------------------------------------------------

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: ########
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   ########
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    ########

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603                               POOL TOTAL

                                 LOAN SEASONING
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
     Number of Years     of Loans                Balance              Balance
================================================================================











================================================================================

--------------------------------------------------------------------------------
                      Weighted Average Seasoning is                      0.0



                       DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
    Amortization Type    of Loans                Balance              Balance
================================================================================











================================================================================
         Total                 0                       0                0.00%
--------------------------------------------------------------------------------



                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Fully Amortizing      Number             (2) Scheduled            Based on
    Mortgage Loans       of Loans                Balance              Balance
================================================================================
60 months or less

6l to l20 months

121 to 180 months

181 to 240 months

241 to 36O months
================================================================================
       Total                    0                       0               0.00%
--------------------------------------------------------------------------------
     Weighted Average Months to Maturity is                                   0



                         DISTRIBUTION OF REMAINING TERM
                                 BALLOON LOANS
--------------------------------------------------------------------------------
        Balloon          Number             (2) Scheduled            Based on
    Mortgage Loans       of Loans                Balance              Balance
================================================================================
12 months or less

13 to 24 months

25 to 36 months

37 to 48 months

49 to 60 months

61 to 120 months

121 to 130 months

181 to 240 months
================================================================================
       Total                    0                       0               0.00%
--------------------------------------------------------------------------------
    WeightedAverage Months to Maturity is                                     0



                              DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
     Debt Service        Number             (2) Scheduled            Based on
  Coverage Ratio(1)      of Loans                Balance              Balance
================================================================================
  0.500   or        less

  0.500   to        0.625

  0.625   to        0.750

  0.750   to        0.875

  0.875   to        1.000

  1.000   to        1.125

  1.125   to        1.250

  1.250   to        1.375

  1.375   to        1.500

  1.500   to        1.625

  1.625   to        1.750

  1.750   to        1.875

  1.875   to        2.000

  2.000   to        2.125

  2.125   &         above

       Unknown
================================================================================
        Total                   0                       0               0.00%
--------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is                            0.000



                                   NOI AGING
--------------------------------------------------------------------------------
                         Number             (2) Scheduled            Based on
       NOI Date          of Loans                Balance              Balance
================================================================================

 1 year or less
  l to 2 years
  1 to 2 Years
2 Years or More
     Unknown
================================================================================
     Total                      0                       0               0.00%
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

    Neither the Trustee, Servicer, Special Servicer or Underwriter makes my representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                                               SPECIALLY SERVICED LOAN DETAIL
==========================================================================================================================
                  Beginning                                               Specialty
   Disclosure     Scheduled      Interest     Maturity     Property       Serviced
   Control #       Balance         Rate         Date         Type       Status Code(1)             Comments
==========================================================================================================================

















==========================================================================================================================

(1) Legend:
    1) Request for waiver of Prepayment Penalty
    2) Payment default
    3) Request for Loan Modification or Workout
    4) Loan with Borrower Bankruptcy
    5) Loan in Process of Foreclosure
    6) Loan now REO Property
    7) Loans Paid Off
    8) Loans Returned to Master Servicer
================================================================================


                                                                      APPENDIX A


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                              MODIFIED LOAN DETAIL
================================================================================
    Disclosure     Modification                      Modification
    Control#           Date                           Description
--------------------------------------------------------------------------------




















================================================================================


                                                                      APPENDIX B


ABN AMRO                FIRST UNION - LEHMAN BROTHERS COMMERCIAL MORTGAGE TRUST II   Statement Date: 12/18/97
LaSalle National Bank          FIRST UNION NATIONAL BANK AS MASTER SERVICER          Payment Date:   12/18/97
                                    MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:        NA
Administrator:                                SERIES 1997-C2                         Record Date:    11/28/97

Brian Ames (800) 246-5761
135 S. LaSalle Street Suite 1740       ABN AMRO ACCT: 99-9999-99-9
Chicago, IL 60603

                              REALIZED LOSS DETAIL
======================================================================================
                                             Beginning              Gross Proceeds
Dist.   Disclosure   Appraisal   Appraisal   Scheduled     Gross      as a % of
Date     Control #     Date        Value      Balance    Proceeds   Sched Principal
--------------------------------------------------------------------------------------























--------------------------------------------------------------------------------------
Current Total                         0.00                   0.00
Cumulative                            0.00                   0.00
======================================================================================

==============================================================
         Aggregate        Net       Net Proceeds
Dist.   Liquidation   Liquidation     as a % of      Realized
Date    Expenses *      Proceeds    Sched. Balance     Loss
--------------------------------------------------------------























--------------------------------------------------------------
Current        0.00          0.00                        0.00
Cumulative     0.00          0.00                        0.00
==============================================================


                                                                      APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 OR S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (A)           (B)            (C)
------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55     P81                       P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                           (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                                       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    S4         P75                                  P35       P77         P79        P42       P82         P76
-----------------------------------------------------------------------------------------------------------------------------
                      (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------
            APPRAISAL                              TOTAL
              BPO OR   LOSS USING    ESTIMATED   APPRAISAL                           FCL      EXPECTED
PROSPECTUS  INTERNAL    92% APPR.    RECOVERY    REDUCTION  TRANSFER   RESOLUTION    START    FCL SALE   WORKOUT
    ID       VALUE**   OR BPO (F)       %        REALIZED     DATE        DATE       DATE      DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
----------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
----------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
----------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
----------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
----------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E

                      HISTORICAL LOAN MODIFICATION REPORT
                            AS OF _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE    BALANCE AT
                                                             WHEN          THE
                                       MOD /                SENT TO     EFFECTIVE              # MTHS
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL      DATE OF       OLD    FOR RATE     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER   REHABILITATION  RATE     CHANGE     RATE      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $    REDUCTION)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F

        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              LATEST
                                                             APPRAISAL
             SHORT NAME                              %          OR       EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS   DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I     TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION    SALE     PRICE    FROM SALE  BALANCE    ADVANCED   EXPENSE
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       DATE               MINOR
                                                       LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS     SERVICING                ACTUAL LOSSES PASSED  MINOR ADJ   PASSED      WITH     SCHEDULED
    ID        FEES EXPENSE NET PROCEEDS  PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G

                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS      SHORT NAME     PROPE   CITY    STATE    SQ FT    PAID   SCHEDULED      TOTAL        TOTAL       OTHER
      ID             (WHEN        RTY                       OR     THRU      LOAN         P&I       EXPENSES     ADVANCES
                 APPROPRIATE)    TYPE                     UNITS    DATE    BALANCE      ADVANCES     TO DATE     (TAXES &
                                                                                        TO DATE                  ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54       P81        P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                      (k)       (j)                    (f)=(k/j)    (g)
---------------------------------------------------------------------------------------------------------------------
  PROSPECTUS         TOTAL     CURRENT    MATURITY      LTM       LTM       CAP     VALUATION     VALUE     APPRAISAL
      ID           EXPOSURE    MONTHLY      DATE        NOI      NOI /     RATE        DATE       USING       BPO OR
                                 P&I                   DATE       DSC     ASSIGN                  NOI &      INTERNAL
                                                                                                 CAP RATE    VALUE**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      S4                                      P35         P77        P82          P79
-----------------------------------------------------------------------------------------------------
               (h)=(.92*g)     (i)=(g/e)
-----------------------------------------------------------------------------------------------------
  PROSPECTUS         LOSS      ESTIMATED      TOTAL    TRANSFER      REO         PENDING
      ID             USING      RECOVERY    APPRAISAL    DATE     AQUISITION   RESOLUTION  COMMENTS
                      92%          %        REDUCTION                DATE        DATE
                   APPR. OR                 REALIZED
                    BPO (f)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H

                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
PROSPECTUS SHORT NAME   PROPERTY   CITY  STATE SCHEDULED PAID  MATURITY   LTM                COMMENT / REASON ON WATCH LIST
    ID        (WHEN       TYPE                   LOAN    THRU    DATE     DSCR
           APPROPRIATE)                         BALANCE  DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

                   Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                     --------------
      LB Control Number
                                     --------------
                                     -------------------------
      Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
      Property Name
                                     -----------------------------------------------------------------------------------------------
      Property Type
                                     -----------------------------------------------------------------------------------------------
      Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     -----------------------------------------------------------------
      Year of Operations              UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
      Occupancy Rate *
                                     -----------------------------------------------------------------
      Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
  INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
      Number of Mos.                                             PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING      1994         1995        1996    97 TRAILING**  1996-BASE   1996-1995
                                                                                        --------------
      Statement Classification         BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF / /97  VARIANCE     VARIANCE
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
      Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                       $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
      Property Insurance
                                     ------------------------------------------------------------------------------------------
      Utilities
                                     ------------------------------------------------------------------------------------------
      General & Administration
                                     ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
      Management Fees
                                     ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
      Professional Fees
                                     ------------------------------------------------------------------------------------------
      Other Expenses
                                     ------------------------------------------------------------------------------------------
      Ground Rent
                                     ------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                     $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   NET OPERATING INCOME                         $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
      Leasing Commissions
                                     ------------------------------------------------------------------------------------------
      Tenant Improvements
                                     ------------------------------------------------------------------------------------------
      Replacement Reserve
                                     ------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                          $0.00        $0.00        $0.00      $0.00         $0.00                  $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                     $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                    $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
Notes and  Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage  Nursing Home: 1) Private  2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex J

                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     -------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     --------------------------------------------
      Year of Operations                 BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
      Occupancy Rate *
                                     --------------------------------------------
      Average Rental Rate
                                     --------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING
                                     DATE OF THE FINANCIAL STATEMENT FOR THE
                                     PERIOD.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                      $0.00               $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   NET OPERATING INCOME                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

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

                                                                         ANNEX K

                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                    INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                    BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total                                   $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                LOANS                BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                   PRECEDING ANNUAL OPERATING
------------------------------------------------------------------------------------------------
                          INFORMATION                                INFORMATION
------------------------------------------------------------------------------------------------
             AS OF ___________            NORMALIZED      AS OF ___________          NORMALIZED
------------------------------------------------------------------------------------------------

                                      Financial                                    Financial
Prospectus                            Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID                                   Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
                                      yy/mm                                        yy/mm
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                              WA    $         $      WA                  WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                           REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                       LOANS          BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                        #          %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                  TRAILING FINANCIAL                      NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
                       MONTH REPORTED    ACTUAL           PRECEDING & BASIS
-------------------------------------------------------------------------------

                                                                     %
Prospectus   FS Start  FS End     Total     $     (%)       %      Total     (1)
    ID         Date      Date    Revenue   NOI    DSC      Occ    Revenue    DSC
             yy/mm     yy/mm
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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